As filed with the U.S. Securities and Exchange Commission on August 1
1
, 2021.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OppFi Inc.
(Exact name of registrant as specified in its charter)

Delaware	6199	85-1648122
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
130 E. Randolph Street, Suite 3400
Chicago, Illinois 60601
(312) 212-8079
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jared Kaplan
Chief Executive Officer
OppFi Inc.
130 E. Randolph Street, Suite 3400
Chicago, Illinois 60601
(312) 212-8079
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shiven Shah Chief Financial Officer OppFi Inc. 130 E. Randolph Street, Suite 3400 Chicago, Illinois 60601 (312) 212-8079	Joshua M. Samek, Esq. Penny J. Minna, Esq. DLA Piper LLP (US) 200 South Biscayne Boulevard, Suite 2500 Miami, Florida (305) 423-8500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a
post-effective
amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a
post-effective
amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered (1)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Class A common stock, par value $0.0001 per share	116,304,132 (2)	$9.33 (3)	$1,085,117,551.56	$118,386.33
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	3,451,964 (4)	— (5)	— (5)	— (5)
Total	119,756,096		$1,085,117,551.56	$118,386.33

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of the Registrant’s Class A Common Stock, as applicable.

(2)
Consists of (i) 100,964,668 shares of Class A Common Stock registered for sale by the selling securityholders named in this registration statement (excluding the shares referred to in the following clauses (ii)-(iv)), (ii) 3,451,964 shares of Class A Common Stock issuable upon exercise of 3,451,964 Private Placement Warrants (as defined below) being registered hereunder, (iii) 11,887,500 shares of Class A Common Stock issuable upon the exercise of 11,887,500 Public Warrants (as defined below).

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Class A Common Stock on August 4, 2021, as reported on The New York Stock Exchange.

(4)	Represents the resale of 3,451,964 Private Placement Warrants being registered hereunder.
(5)
In accordance with Rule 457(i), the entire registration fee for the Private Placement Warrants is allocated to the shares of Class A Common Stock underlying such Private Placement Warrants, and no separate fee is payable for the Private Placement Warrants.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS—SUBJECT TO COMPLETION, DATED AUGUST 1
1
, 2021

OppFi Inc.
Up to 100,964,668 Shares of Class A Common Stock
Up to 15,339,464 Shares of Class A Common Stock Issuable Upon Exercise of Warrants
and Up to 3,451,964 Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to (A) 104,416,632 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), which consists of (i) an aggregate of 3,443,750 shares of Class A Common Stock that were converted into shares of Class A Common Stock from shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”), on a one-for-one
basis at the Closing (as defined below), (ii) 462,500 shares of Class A Common Stock and 231,250 shares of Class A Common Stock underlying warrants (“Private Placement Unit Warrants”) that were previously part of 462,500 private placement units (“Private Placement Units”) purchased by FG New America Investors LLC (the “Sponsor”) in connection with the initial public offering of FG New America Acquisition Corp. (the “IPO”), (iii) 71,325 shares of Class A Common Stock (the “Underwriter Shares”) and 59,464 shares of Class A Common Stock underlying warrants (“Underwriter Warrants”) that were previously part of 118,875 Underwriter Units (as defined below) issued to underwriters in IPO, (iv) 96,500,243 shares of Class A Common Stock issuable to the Members (as defined below) upon exercise of the Retained OppFi Units (as defined below) pursuant to the Exchange Rights (as defined below), (v) 486,850 shares of Class A Common Stock held by certain Members, (vi) 2,248,750 shares of Class A Common Stock underlying warrants issued to the Sponsor in a private placement concurrently with the IPO (the “Founder Warrants”) and (vii) 912,500 shares of Class A Common Stock underlying warrants to purchase Class A Common Stock at $15.00 per share issued to the Sponsor (the “$15 Exercise Price Warrants” and together with the Private Placement Unit Warrants, the Underwriter Warrants and the Founder Warrants, the “Private Placement Warrants”) in a private placement concurrently with the IPO and (B) up to 3,451,964 Private Placement Warrants.
In addition, this prospectus relates to the offer and sale of up to 11,887,500 shares of Class A Common Stock that are issuable by us upon the exercise of 11,887,500 warrants originally issued in the IPO at an exercise price of $11.50 per share of Class A Common Stock (the “Public Warrants” and together with the Private Placement Warrants, the “Warrants”). None of the Warrants are exercisable for twelve (12) months from the date of the closing of the offering in which such Warrants were purchased.
The Selling Securityholders may offer, sell, or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Class A Common Stock or any Warrants, except with respect to amounts received by us upon the exercise of any such Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Class A Common Stock or warrants. See “Plan of Distribution” beginning on page 178 of this prospectus.
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders, will issue, offer, or sell any of the securities. With the exception of the Underwriter Shares and shares of Class A Common Stock underlying the Underwriter Warrants, all other shares of Class A Common Stock registered hereunder are subject to lock-up
agreements prohibiting the sale of such shares for a period of up to twenty-four months after the Closing. For more details, please see page 16
5
 of this prospectus under the caption “Selling Securityholders - Certain Relationships with Selling Securityholders - Investor Rights Agreement”
.
Our Class A Common Stock and Public Warrants are listed on The New York Stock Exchange (the “NYSE”) under the symbols “OPFI” and “OPFI WS,” respectively. On August 9, 2021, the last reported sales price of our Class A Common Stock was $8.28 per share and the last reported sales price of our Public Warrants was $1.64 per warrant.

We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. See “Risk Factors” beginning on page 5.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                    , 2021.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement
on Form S-1 that
we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “
Where You Can Find More Information
.”
On July 20, 2021 (the “Closing Date”), FG New America Acquisition Corp., a Delaware corporation (“FGNA”), completed the transactions contemplated by that certain Business Combination Agreement, dated as of February 9, 2021 (the “Business Combination Agreement”), by and among FGNA, Opportunity Financial, LLC, a Delaware limited liability company (“OppFi”), OppFi Shares, LLC, a Delaware limited liability company (“OFS”), and Todd Schwartz, in his capacity as the representative (the “Members’ Representative”) of the members of OppFi immediately prior to the closing (the “Closing”) of the transactions contemplated by the Business Combination Agreement (the “Members”). At the Closing, (i) OppFi transferred to the Company (as defined below) 12,977,690 Class A common units of OppFi (“OppFi Units”), which was equal to the number of shares of FGNA’s Class A Common Stock issued and outstanding as of immediately prior to the Closing (after giving effect to redemptions by FGNA’s public stockholders prior to the Closing and the conversion of FGNA’s Class B Common Stock), (ii) FGNA contributed the Cash Consideration (as defined below) to OppFi in accordance with the Business Combination Agreement, which was distributed to the Members, and (iii) FGNA issued 96,987,093 shares of newly authorized Class V common stock, par value $0.0001 per share (“Class V Voting Stock”), which number of shares of Class V Voting Stock was equal to the number of OppFi Units retained by the Members immediately following the Closing (the “Retained OppFi Units”), and which shares of Class V Voting Stock were distributed to OFS, resulting in the combined company being organized in an “Up-C” structure. The
transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.”
Upon the Closing, FGNA as the registrant changed its name to “OppFi Inc.”
Unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” refers to OppFi Inc. and its consolidated subsidiaries, including OppFi, following the Closing and references to “FGNA” refer to FG New America Acquisition Corp. at or prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.

CERTAIN DEFINED TERMS
Unless the context indicates otherwise, the following terms have the following meanings when used in this prospectus:
“Affiliate” of any particular Person means any other Person controlling, controlled by, or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, its capacity as a sole or managing member, or otherwise.
“Amended and Restated Bylaws” means the amended and restated bylaws of the Company, dated as of the Closing Date.
“Cash Consideration” means cash consideration in the amount of $91,646,050 paid to the Members at the Closing, which was equal to the cash remaining in FGNA’s trust account as of immediately prior to the Closing.
“Charter” means the second amended and restated certificate of incorporation of the Company, dated as of the Closing Date.
“Common Stock” means the Class A Common Stock and Class V Voting Stock.
“Earnout Units” means the 25,500,000 Retained OppFi Units held by the Members at the Closing.
“Exchange Rights” means the rights of the Members, beginning on the nine month anniversary of the Closing (unless otherwise waived by the Company, or, with respect to the Initial Shares, following the registration under the Securities Act of such shares), to exchange each Retained OppFi Unit held by the Members, subject to certain conditions, for either one share of Class A Common Stock or, at the election of the Company in its capacity as the sole manager of OppFi, the cash equivalent of the market value of one share of Class A Common Stock provided that, the Earnout Units may not be so exchanged prior to the date that such Earnout Units are earned in accordance with the Business Combination Agreement.
“Initial Shares” means shares of Class A Common Stock issuable upon the exchange of 11,600,000 OppFi Units held by the Members, which shall not be subject to the nine month lock-up
restrictions in the Investor Rights Agreement.
“Founder Holders” means each of the Sponsor, D. Kyle Cerminara, Larry G. Swets, Jr., Joseph Moglia, Nicholas Rudd, Hassan Baqar and Robert Weeks.
“Founder Shares” means the shares of Class B Common Stock held by the Founder Holders, which such shares of Class B Common Stock automatically converted into an equal number of shares of Class A Common Stock in connection with the Closing.
“Investor Rights Agreement” means the Investor Rights Agreement entered into at the Closing, by and among the Company, the Founder Holders, the Members, the Members’ Representative and the Underwriters.
“NYSE Independent” means a person who shall qualify as a director “independent” from the Company, the Sponsor and the Members, as such term is used in Rule 303A.02 (or any successor rule) of the NYSE Listed Company Manual.
“OppFi A&R LLCA” means the Third Amended and Restated Limited Liability Company Agreement of OppFi, which was entered into by the Company as OppFi’s sole manager and the Members, effective as of the Closing.
“Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity.

“SCG” means TCS Group, L.L.C. d/b/a the Schwartz Capital Group, an Illinois limited liability company affiliated with the Schwartz Family.
“SCG Holder” means each of the Affiliates of SCG, LTHS Capital Group, and Todd Schwartz Capital Group, and any of their respective permitted transferees (other than pursuant to clause (e) of the definition thereof in the Investor Rights Agreement or for purposes of Article II of the Investor Rights Agreement pursuant to clause (g) of the definition thereof in the Investor Rights Agreement) that beneficially own Common Stock.
“SCG Holders’ Representative” means Todd Schwartz, as representative of the SCG Holders, or any other party designated by a majority-in-intertest
of the SCG Holders.
“Schwartz Family” means the several trusts and entities affiliated with SCG and the Schwartz family.
“Underwriter Units” means the 118,875 units issued to the Underwriters in a concurrent private placement at the time of the IPO.
“Underwriters” means Piper Sandler & Co. and ThinkEquity, a division of Fordham Financial Management, Inc., as representatives of the several underwriters in the IPO.
“Warrant Agreement” means that certain Warrant Agreement, dated as of September 29, 2020, by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent.
“Warrant Agent” means Continental Stock Transfer & Trust Company in its capacity as warrant agent under the Warrant Agreement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This registration statement contains forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies, or expectations for the Company’s business. These forward-looking statements include, but are not limited to, statements regarding the Company’s or its management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.
Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the Company following the Business Combination, including any projected financial information;

•	the liquidity and trading of our securities;

•	expansion plans and opportunities;

•
other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “hope,” “anticipate,” “believe,” “seek,” “target” or similar expressions; and

•	other factors detailed under the section entitled “Risk Factors.”
These forward-looking statements are based on information available as of the date of this prospectus, and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the occurrence of any event, change or other circumstances that could give rise to a claim under the Business Combination Agreement;

•	the outcome of any legal proceedings that may be instituted following the Business Combination;

•	the risk that the Business Combination disrupts our current plans and operations;

•	the inability to maintain the listing of our securities on the NYSE;

•	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of the Company to grow and manage growth profitably;

•	the unpredictability of the effects of COVID-19;

•	changes in applicable laws or regulations;

v

•	the inability to profitably expand into new markets;

•	costs related to the proposed Business Combination;

•	the possibility that we may be adversely impacted by other economic, business and/or competitive factors;

•	the impact of stimulus or other government programs;

•	future interest rates; and

•	other risks and uncertainties indicated in this registration statement, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC.

PROSPECTUS SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Our Company
We are a leading financial technology platform that powers banks to offer accessible lending products through its proprietary technology and artificial intelligence (“AI”) and a top-rated
experience. Our primary mission is to facilitate financial inclusion and credit access to the 60 million everyday consumers who lack access to traditional credit through best available products and an unwavering commitment to our customers. Consumers on our platform benefit from higher approval rates and a highly automated, transparent, efficient, and fully digital experience. Our bank partners benefit from our turn-key, outsourced marketing, data science, and proprietary technology to digitally acquire, underwrite and service these everyday consumers. Unlike payday loans, earned wage access and similar credit products that often lack transparency, fairness, and ability to repay guidelines, we are dedicated to offering the best possible product and service at the best possible price. Loans facilitated on our platform can be up to five times cheaper than payday loans, are fully amortizing, accrue simple interest, are absent of fees (namely, no prepayment penalties, origination fees, late fees or insufficient funds fees), and present the customer with the total cost of the loan up front. The average installment loan facilitated by our platform is $1,500, payable in monthly installments and with an average contractual term of 11 months. There are no “rollovers” and payments are reported to the three major credit bureaus. Our dedication to borrowers is further evidenced by our “TurnUp” process described below and most importantly, by our exceptionally high customer satisfaction ratings. Since inception, OppFi has facilitated more than $2.3 billion in loan issuances covering over 1.5 million loans.
Corporate Information
FGNA was incorporated in the State of Delaware on June 24, 2020 as a special purpose acquisition company under the name FG New America Acquisition Corp. OppFi is a Delaware limited liability company formed on December 3, 2015. On October 2, 2020, FGNA completed its IPO. On the Closing Date, the Business Combination with OppFi was consummated, resulting in the combined company being organized in an
“Up-C”
structure, and FGNA as the registrant changed its name to “OppFi Inc.” OppFi is headquartered in Chicago, Illinois.
Recent Developments
In August, we officially launched the OppFi Credit Card to select OppLoans customers who have repaid their loans in full. OppFi Card is issued by First Electronic Bank, Member FDIC and features Mastercard as the exclusive card network. Upon approval, cardholders are instantly able to access their OppFi Card from the OppFi mobile app and directly add their card to their mobile wallets. This allows cardholders to access their card information immediately and begin making purchases online, in-app, and at the point of sale. Cardholders also receive a physical card that supports all payment types. We expect a deliberate roll out through year end before ramping originations in 2022.
Emerging Growth Status
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”),, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended the “Exchange Act”), are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock held by non-affiliates equaled or exceeded $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible
debt securities during the prior three-year period.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation
S-K.
Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equaled or exceeded $250 million as of the end of the prior June 30 th
, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our common stock held by non-affiliates equaled or exceeded $700 million as of the prior June 30 th
.

THE OFFERING

Issuer	OppFi Inc. (f/k/a FG New America Acquisition Corp.)
Issuance of Class A Common Stock

Shares of Class A Common Stock offered by us	15,339,464 shares of Class A Common Stock issuable upon exercise of the Warrants, consisting of (i) 3,451,964 shares of Class A Common Stock issuable upon exercise of 3,451,964 Private Placement Warrants and 11,887,500 shares of Class A Common Stock issuable upon the exercise of 11,887,500 Public Warrants, in each case no earlier than October 2, 2021, which is twelve months from the date of the closing of the offering in which such Warrants were purchased.

Shares of Class A Common Stock outstanding
prior to (i) the exercise of all Warrants and (ii) the exchange of the Retained OppFi Units for 96,500,243 shares of Class A Common Stock and the surrender and cancellation of a corresponding number of shares of Class V Common Stock
13,464,540 shares of Class A Common Stock

Shares of Class A Common Stock outstanding assuming (i) cash exercise of all Warrants and (ii) no additional exchange of Retained OppFi Units	28,804,004 shares of Class A Common Stock

Shares of Class A Common Stock outstanding assuming (i) cash exercise of all Warrants and (ii) exchange of all OppFi Retained Units, including Earnout Units 125,304,247 shares of Class A Common Stock	125,304,247 shares of Class A Common Stock

Use of proceeds	We will receive up to an aggregate of approximately $179.6 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Exercise Price of Warrants	$11.50 per share for the Private Placement Unit Warrants, the Underwriter Warrants and the Founder Warrants, and $15 per share for the $15 Exercise Price Warrants, in each case subject to adjustments as described herein.
Resale of Class A Common Stock and Warrants

Securities offered by the Selling Securityholders (including 96,500,243 shares of Class A Common Stock issuable upon exchange of the Retained OppFi
Units (and the surrender and cancellation of a corresponding number of shares of Class V Voting Stock), 4,464,425 outstanding shares of Class A Common Stock held by the Selling Securityholders and 3,451,964 shares of Class A Common Stock that may be issued upon exercise of the Private Placement Warrants
104,416,632 shares of Class A Common Stock.

Private Placement Warrants offered by the Selling Securityholders	3,451,964

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the shares of Class A Common Stock and Warrants registered under this prospectus for resale.

Use of proceeds	We will not receive any proceeds from the sale of shares of Class A Common Stock or Private Placement Warrants by the Selling Securityholders.

Lock-Up Restrictions	Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up
periods. See “Certain Relationships with Selling Securityholders” for further discussion.

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

NYSE Stock Market Symbols	Our Class A Common Stock and Public Warrants are listed on the NYSE under the symbols “OPFI” and “OPFI WS,” respectively.

RISK FACTORS
Investing in our securities involves risks. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes to the financial statements included herein, before deciding whether to purchase any of our securities. If any of these risks actually occur, our business, results of operations, financial condition, and prospects could be materially and adversely affected. Unless otherwise indicated, references in these risk factors to our business being harmed will include harm to our business, reputation, brand, financial condition, results of operations, and prospects. In such event, the market price of our securities could decline, and you could lose all or part of your investment. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.
Summary of Risk Factors Related to Our Business
The following is a summary of the risk factors our business faces. The list below is not exhaustive, and investors should read this “Risk Factors” section in full. Some of the risks we face include:

•
we are a rapidly growing company with a relatively limited operating history, which may result in increased risks, uncertainties, expenses and difficulties, and makes it difficult to evaluate our future prospects;

•	our revenue growth rate and financial performance in recent periods may not be indicative of future performance and such growth may slow over time;

•	the COVID-19 pandemic has harmed our growth rate and could continue to harm our growth rate and our business, financial condition and results of operations, including the credit risk of our customers;

•	if we fail to effectively manage our growth, our business, financial condition and results of operations could be adversely affected;

•	we may not be able to maintain or increase our profitability in the future;

•	we may experience fluctuations in our quarterly operating results;

•
if we are unable to continue to improve our AI and machine learning-based risk models or if these models contain errors or are otherwise ineffective, our growth prospects, business, financial condition and results of operations could be adversely affected;

•
loans originated by our bank partner FinWise accounted for approximately 68.1%, 62.6% and 53.2% of the net originations facilitated by our platform during the six months ended June 30, 2021 and the years ended December 31, 2020 and 2019, respectively, and similar percentages of our net revenues. If FinWise were to cease or limit operations with us or if we are unable to attract and onboard new bank partners, our business, financial condition and results of operations could be adversely affected;

•	our sales and onboarding process of new bank partners could take longer than expected, leading to fluctuations or variability in expected revenues and results of operations;

•	our business may be adversely affected by economic conditions and other factors that we cannot control;

•
decreased demand for loans as a result of increased savings or income or government stimulus could result in a loss of revenues or decline in profitability if we are unable to successfully adapt to such changes;

•
our AI models have not yet been extensively tested during down-cycle economic conditions. If our AI models do not accurately reflect a borrower’s credit risk in such economic conditions, the performance of loans facilitated on our platform may be worse than anticipated;

•
our business is subject to a wide range of laws and regulations, many of which are evolving, and changes in such laws and regulations, and/or failure or perceived failure to comply with such laws and regulations, could harm our business, financial condition and results of operations;

•
substantially all of our revenue is derived from a single loan product, and it is thus particularly susceptible to fluctuations in the unsecured personal loan market. We also do not currently offer a broad suite of products that bank partners may find desirable. Although we intend to broaden the suite of products that we offer, our Salary Tap and OppFi Card products were only recently launched. If we are unable to diversify the products that we offer or successfully launch our Salary Tap and OppFi Card products, our business, financial condition and results of operations could be adversely affected;

•
if we are unable to maintain diverse and robust sources of capital to fund loans originated by us on our platform in certain states or fund our purchase of participation rights in the economic interests of loans originated by our bank partners on our platform, then our growth prospects, business, financial condition and results of operations could be adversely affected;

•
as a private company, OppFi had not previously endeavored to establish and maintain public-company-quality internal controls over financial reporting. If we fail to establish and maintain proper and effective internal controls over financial reporting, as a public company, our ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in financial reporting and the trading price of our securities may decline;

•	it may be difficult and costly to protect our intellectual property rights, and we may not be able to ensure their protection;

•
if loans originated by us or loans originated by our bank partners and facilitated by our platform are found to violate the laws of one or more states, whether at origination or after sale by the originating bank partner, such loans may be unenforceable or otherwise impaired, and we or other program participants may be subject to, among other things, fines, judgments and penalties, and/or our commercial relationships may suffer, each of which would adversely affect our business, financial condition and results of operations;

•
if loans facilitated through our platform for one or more bank partners are subject to successful challenge that the bank partner was not the “true lender,” such loans may be unenforceable, subject to rescission, or otherwise impaired, we or other program participants may be subject to fines, judgments and penalties, and/or our commercial relationships may suffer, each of which would adversely affect our business, financial condition and results of operations;

•	litigation, regulatory actions and compliance issues could subject us to significant fines, penalties, judgments, remediation costs and/or requirements resulting in increased expenses;

•	a minority share position may reduce the influence that our non-affiliate stockholders have on our management; and

•	other risk factors listed in this “Risk Factors” section.
Risks Related to Our Business and Industry
We are a rapidly growing company with a relatively limited operating history, which may result in increased risks, uncertainties, expenses and difficulties, and makes it difficult to evaluate our future prospects.
We were founded in 2012 and have experienced rapid growth in recent years. Our limited operating history may make it difficult to make accurate predictions about our future performance. Assessing our business and future prospects may also be difficult because of the risks and difficulties we face. These risks and difficulties include our ability to:

•	improve the effectiveness and predictiveness of our AI models;

•	maintain and increase the volume of loans facilitated by our lending platform;

•	enter into new and maintain existing bank partnerships;

•
successfully maintain diverse and robust sources of capital to fund loans originated by us on our platform in certain states or fund our purchase of participation rights in the economic interests of loans originated by our bank partners on our platform;

•	successfully fund a sufficient quantity of our borrower loan demand with low cost bank funding to help keep interest rates offered to borrowers competitive;

•	successfully build our brand and protect our reputation from negative publicity;

•	increase the effectiveness of our marketing strategies, including our direct consumer marketing initiatives;

•	continue to expand the number of potential borrowers;

•	successfully adjust our proprietary AI models, products and services in a timely manner in response to changing macroeconomic conditions and fluctuations in the credit market;

•	comply with and successfully adapt to complex and evolving regulatory environments.

•	protect against increasingly sophisticated fraudulent borrowing and online theft;

•
successfully compete with companies that are currently in, or may in the future enter, the business of providing online lending services to financial institutions or consumer financial services to borrowers;

•	enter into new markets and introduce new products and services;

•	effectively secure and maintain the confidentiality of the information received, accessed, stored, provided and used across our systems;

•	successfully obtain and maintain funding and liquidity to support continued growth and general corporate purposes;

•	attract, integrate and retain qualified employees; and

•	effectively manage and expand the capabilities of our operations teams, outsourcing relationships and other business operations.
If we are not able to timely and effectively address these risks and difficulties as well as those described elsewhere in this “
Risk Factors
” section, our business and results of operations may be harmed.
Our revenue growth rate and financial performance in recent periods may not be indicative of future performance and such growth may slow over time.
We have grown rapidly over the last several years, and our recent revenue growth rate and financial performance may not be indicative of our future performance. For the six months ended June 30, 2021 and the years ended December 31, 2019 and 2020, our revenue was approximately $162 million, $229 million and $291 million, respectively, representing year-over-year revenue growth of approximately 27% from 2019 to 2020. You should not rely on our revenue for any previous quarterly or annual period as any indication of our revenue or revenue growth in future periods. As we grow our business, our revenue growth rates may slow, or our revenue may decline, in future periods for a number of reasons, which may include slowing demand for our platform offerings and services, increasing competition, a decrease in the growth of the overall credit market, changes in the regulatory environment, which could lead to increasing regulatory costs and challenges, and our failure to capitalize on growth opportunities. Further, we believe our growth over the last several years has been driven in large part by our AI models and our continued improvements to our AI models. Future incremental improvements to our AI models may not lead to the same level of growth as in past periods. In addition, we believe our growth over the last several years has been driven in part by our ability to rapidly streamline and automate the loan application and origination process on our platform. The Auto-Approval Rate on our platform was 6.5% in 2018 and increased to 25.7% in 2020, 41% in the first quarter of 2021 and 51% in the second quarter of 2021.
1
 We expect the Auto-Approval Rate on our platform to level off and remain relatively constant in the long term, and to the extent we expand our loan offerings beyond unsecured personal loans, we expect that such percentage may decrease in the short term. As a result of these factors, our revenue growth rates may slow, and our financial performance may be adversely affected.
The COVID-19 pandemic
has harmed our growth rate and could continue to harm our growth rate and our business, financial condition and results of operations, including the credit risk of our customers.
The COVID-19 pandemic
has caused extreme societal, economic and financial market volatility, resulting in business shutdowns, an unprecedented reduction in economic activity and significant dislocation to businesses, the capital markets and the broader economy. In addition, recent developments in new variants of
COVID-19
have increased the uncertainty regarding such volatility in the future. In particular, the impact of the COVID-19 pandemic
on the finances of borrowers on our platform has been profound, as many have been, and will likely continue to be, impacted by unemployment, reduced earnings and/or elevated economic disruption and insecurity.
The magnitude and duration of the resulting decline in business activity cannot currently be estimated with any degree of certainty and has had several effects on our business and results of operations, including, among other things:

•	decreased origination volumes on our platform, in part due to government stimulus programs;

•
the potential for increased losses for new and existing originations caused by applying our current AI models to changing economic conditions, including a rapid rise in U.S. unemployment and the effects of government stimulus programs, which had positive effects on the credit performance of loans facilitated on our platform during the year ended December 31, 2020; and

1	See the section titled “ Management’s Discussion and Analysis of Financial Condition and Results of Operations ” for more information on how we define Auto Approval Rate.

•	restricted sales operations and marketing efforts, and a reduction in the effectiveness of such efforts in some cases.
The COVID-19 pandemic
may lead to a continued economic downturn, which could adversely affect demand for our platform and services, in addition to prolonging the foregoing challenges in our business.
In response to the impact of
the COVID-19 pandemic,
we have undertaken a number of initiatives to support borrowers on our platform who have suffered income loss or other hardships as a result of the pandemic. We worked with our bank partners to offer revised hardship and temporary relief plans to support borrowers impacted by the COVID-19 pandemic
and adjust credit and underwriting processes and standards. While these changes to our hardship and temporary relief plans were designed to help borrowers impacted by the COVID-19 pandemic,
the changes were implemented quickly, could cause economic losses to OppFi, and may not have had all the intended effects or desired impact. COVID-19 has
also had serious impacts on the health of many customers, who may therefore be unable to repay their loans. We continue to actively monitor the situation, assess possible implications to our business and take appropriate actions in an effort to mitigate the adverse consequences of the COVID-19 pandemic.
However, there can be no assurances that the initiatives we take will be sufficient or successful.
We have also taken precautionary measures intended to reduce the risk of the virus spreading to our employees, vendors and the communities in which we operate, including temporarily closing our physical office and virtualizing, postponing, or canceling bank partner, employee, or industry events, which may negatively impact our business. Furthermore, as a result of the COVID-19 pandemic,
we have required all employees who are able to do so to work remotely until further notice. It is possible that widespread remote work arrangements may have a negative impact on our operations, the execution of our business plans, the productivity and availability of key personnel and other employees necessary to conduct our business, and on third-party service providers who perform critical services for us, or otherwise cause operational failures due to changes in our normal business practices necessitated by the outbreak and related governmental actions. If a natural disaster, power outage, connectivity issue, or other event occurs that impacts our employees’ ability to work remotely, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time.
Further, in response to the market conditions caused by
the COVID-19 pandemic,
we made certain operational changes, including reductions in our sales and marketing activities and certain operational expenses. We continue to evaluate market and other conditions and may make additional changes or implement additional operational changes, in the future.
The extent to which
the COVID-19 pandemic
continues to impact our business and results of operations will also depend on future developments that are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the disease, the duration and spread of the outbreak, including the spread of the Delta variant, the scope of travel restrictions imposed in geographic areas in which we operate, mandatory or voluntary business closures, the impact on businesses and financial and capital markets, and the extent and effectiveness of actions taken throughout the world to contain the virus or treat its impact, including the effectiveness and availability of recently approved vaccines. An extended period of economic disruption as a result of the COVID-19 pandemic
could have a material negative impact on our business, results of operations and financial condition, though the full extent and duration is uncertain. To the extent the COVID-19 pandemic
continues to adversely affect our business and financial results, it is likely to also have the effect of heightening many of the other risks described in this “
Risk Factors
” section.
If we fail to effectively manage our growth, our business, financial condition and results of operations could be adversely affected.

Over the last several years, we have experienced rapid growth and fluctuations in our business and the Total Net Originations on our platform, and we expect to continue to experience growth and fluctuations in the future. Total Net Originations on our platform were approximately $289.1 million in 2018, $496.5 million in 2019 and $483.4 million in 2020, representing a growth rate of approximately 71.7% from 2018 to 2019 and a growth rate of approximately -2.7% from
2019 to 2020. Total Net Originations on our platform were approximately $144 million for the three months ended June 30, 2021, representing a growth rate of approximately 84% from the prior year period.
2
 This rapid growth has placed, and may continue to place, significant demands on our management, processes and operational, technological and financial resources. Our ability to manage our growth effectively and to integrate new employees and technologies into our existing business will require us to continue to retain, attract, train, motivate and manage employees and expand our operational, technological and financial infrastructure. Continued growth could strain our ability to develop and improve our operational, technological, financial and management controls, enhance our reporting systems and procedures, recruit, train and retain highly skilled personnel and maintain user satisfaction. Any of the foregoing factors could negatively affect our business, financial condition and results of operations.
We may not be able to maintain or increase our profitability in the future.
For the years ended December 31, 2018, 2019 and 2020, we experienced net income of approximately $9.7 million, $33.0 million and $77.5 million, respectively, representing an increase of approximately 239% from the year ended December 31, 2018 to the year ended December 31, 2019, and an increase of approximately 135% from the year ended December 31, 2019 to the year ended December 31, 2020. For the six months ended June 30, 2021, we experienced net income of approximately $42.4 million, representing a less than 1% increase from the prior year period. We intend to continue to expend significant funds to continue to develop and improve our proprietary AI models, improve our marketing efforts to increase the number of borrowers on our platform, enhance the features and overall user experience of our platform, expand the types of loan offerings on our platform and otherwise continue to grow our business, and we may not be able to increase our revenue enough to offset these significant expenditures. We may incur significant losses in the future for a number of reasons, including the other risks described in this section, and unforeseen expenses, difficulties, complications and delays, macroeconomic conditions and other unknown events. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from maintaining or improving profitability on a consistent basis. If we are unable to successfully address these risks and challenges as we encounter them, our business, financial condition and results of operations could be adversely affected.
We may experience fluctuations in our quarterly operating results.
Our quarterly results of operations, including the levels of our revenue, net income and other key metrics, are likely to vary significantly in the future, and period-to-period comparisons
of our results of operations may not be meaningful. Accordingly, the results for any one quarter are not necessarily an accurate indication of future performance. Our quarterly financial results may fluctuate due to a variety of factors, many of which are outside of our control. Factors that may cause fluctuations in our quarterly financial results include:

•	our ability to improve the effectiveness and predictiveness of our AI models;

•	our ability to maintain relationships with existing bank partners and our ability to attract new bank partners;

•	our ability to maintain or increase loan volumes, and improve loan mix and the channels through which the loans, bank partners and loan funding are sourced;

•
general economic conditions, including economic slowdowns, recessions and tightening of credit markets, including due to the economic impact of the COVID-19 pandemic and any governmental response to the impact of the
COVID-19 pandemic;

2	See the section titled “ Management’s Discussion and Analysis of Financial Condition and Results of Operations ” for more information on how we define Total Net Originations.

•	improvements to our AI models that negatively impact transaction volume, such as lower approval rates;

•	the timing and success of new products and services;

•	the effectiveness of our direct marketing and other marketing channels;

•
the amount and timing of operating expenses related to maintaining and expanding our business, operations and infrastructure, including acquiring new and maintaining existing bank partners and investors and attracting borrowers to our platform;

•	our cost of borrowing money and access to loan and participation right funding sources;

•	the number and extent of loans facilitated on our platform that are subject to loan modifications and/or temporary assistance due to disasters or emergencies;

•	the number and extent of prepayments of loans facilitated on our platform;

•	changes in the fair value of assets and liabilities on our balance sheet;

•	network outages or actual or perceived security breaches;

•	our involvement in litigation or regulatory enforcement efforts (or the threat thereof) or those that impact our industry generally;

•	the length of the onboarding process related to acquisitions of new bank partners;

•	changes in laws and regulations that impact our business; and

•	changes in the competitive dynamics of our industry, including consolidation among competitors or the development of competitive products by larger well-funded incumbents.
In addition, we experience significant seasonality in the demand for loans on our platform, which is generally lower in the first quarter. This seasonal slowdown is primarily attributable to high loan demand around the holidays in the fourth quarter and the general increase in borrowers’ available cash flows in the first quarter, including cash received from tax refunds, which temporarily reduces borrowing needs. While our growth has obscured this seasonality in our overall financial results, we expect our results of operations to continue to be affected by such seasonality in the future. In light of these factors, results for any period should not be relied upon as being indicative of performance in future periods.
If we are unable to continue to improve our AI models or if our AI models contain errors or are otherwise ineffective, our growth prospects, business, financial condition and results of operations would be adversely affected.
Our ability to attract customers to our platform and increase the number of loans facilitated on our platform will depend in large part on our ability to effectively evaluate a borrower’s creditworthiness and likelihood of default and, based on that evaluation, offer competitively priced loans and higher approval rates. Further, our overall operating efficiency and margins will depend in large part on our ability to maintain a high degree of automation in the loan application process and achieve incremental improvements in the degree of automation. If our AI models fail to adequately predict the creditworthiness of borrowers due to the design of our models or programming or other errors, and our AI models do not detect and account for such errors, or any of the other components of our credit decision process fails, we and our bank partners may experience higher than forecasted loan losses. Any of the foregoing could result in sub-optimally priced
loans, incorrect approvals or denials of loans, or higher than expected loan losses, which in turn could adversely affect our ability to attract new borrowers and bank partners to our platform, increase the number of loans facilitated on our platform or maintain or increase the average size of loans facilitated on our platform.

Our AI models also target and optimize other aspects of the lending process, such as borrower acquisition, fraud detection, default timing, loan stacking, prepayment timing and fee optimization, and our continued improvements to such models have allowed us to facilitate loans inexpensively and virtually instantly, with a high degree of consumer satisfaction and with an insignificant impact on loan performance. However, such applications of our AI models may prove to be less predictive than we expect, or than they have been in the past, for a variety of reasons, including inaccurate assumptions or other errors made in constructing such models, incorrect interpretations of the results of such models and failure to timely update model assumptions and parameters. Additionally, such models may not be able to effectively account for matters that are inherently difficult to predict and beyond our control, such as macroeconomic conditions, credit market volatility and interest rate fluctuations, which often involve complex interactions between a number of dependent and independent variables and factors. Material errors or inaccuracies in such AI models could lead us to make inaccurate or sub-optimal operational
or strategic decisions, which could adversely affect our business, financial condition and results of operations.
Additionally, errors or inaccuracies in our AI models could result in any person exposed to the credit risk of loans facilitated on our platform, whether it be us, our bank partners or our sources of capital, experiencing higher than expected losses or lower than desired returns, which could impair our ability to retain existing or attract new bank partners and sources of capital, reduce the number, or limit the types, of loans bank partners and sources of capital are willing to fund, and limit our ability to increase commitments under our credit facilities. Any of these circumstances could reduce the number of loans facilitated on our platform and harm our ability to maintain diverse and robust sources of capital and could adversely affect our business, financial condition and results of operations.
Continuing to improve the accuracy of our AI models is central to our business strategy. While we believe that continuing to improve the accuracy of our AI models is key to our long-term success, those improvements could, from time to time, lead us to reevaluate the risks associated with certain borrowers, which could in turn cause us to lower approval rates or increase interest rates for any borrowers identified as a higher risk, either of which could negatively impact our growth and results of operations in the short term.
If our existing bank partners were to cease or limit operations with us or if we are unable to attract and onboard new bank partners, our business, financial condition and results of operations could be adversely affected.
In the year ended December 31, 2020, approximately 65% of our net originations were generated from loans originated by our bank partners and facilitated by our platform, approximately 96% of which was generated by our bank partner FinWise. For the six months ended June 30, 2021, approximately 86% of our net originations were generated from loans originated by our bank partners and facilitated by our platform, approximately 79% of which was generated by our bank partner FinWise. Our bank partner First Electronic Bank (“FEB”) began originating loans on our platform in May 2020 and our bank partner Capital Community Bank (“CCB”) began originating loans on our platform in October 2020. If any of our bank partners were to suspend, limit, or cease their operations or otherwise terminate their relationships with us, the number of loans facilitated through our platform could decrease and our revenue and revenue growth rates could be adversely affected. Our sales and onboarding process with new bank partners can be long and unpredictable. If we are unable to timely onboard our bank partners, or if our bank partners are not willing to work with us to complete a timely onboarding process, our results of operations could be adversely affected.

We have entered into separate agreements with each of our three bank partners. Our agreements with our bank partners are nonexclusive, generally have 60-month terms
and certain agreements automatically renew, subject to certain early termination provisions and minimum fee amounts, and do not include any minimum origination obligations or origination limits. Our agreement with FinWise began on October 31, 2017 and will continue until February 1, 2023, with an automatic renewal provision for two additional three-year terms following the initial term, unless earlier terminated pursuant to the terms of the agreement. Our bank partners could decide to stop working with us, ask to modify their agreement terms in a cost prohibitive manner when their agreement is up for renewal or enter into exclusive or more favorable relationships with our competitors. In addition, regulators may require that they terminate or otherwise limit their business with us; impose regulatory pressure limiting their ability to do business with us; or directly examine and assess our records, risk controls and compliance programs as they relate to our interactions with bank partners (and thereafter limit or prohibit future business between that bank partner and us). If the bank partners listed above or any of our future bank partners were to stop working with us, suspend, limit, or cease their operations, or otherwise terminate their relationship with us, the number of loans facilitated through our platform could decrease and our revenue and revenue growth rates could be adversely affected. We could in the future have disagreements or disputes with any of our bank partners, which could negatively impact or threaten our relationship with them. In our agreements with bank partners, we make certain representations and warranties and covenants concerning our compliance with specific policies of a bank partner, our compliance with certain procedures and guidelines related to laws and regulations applicable to our bank partners, as well as the services to be provided by us. If those representations and warranties were not accurate when made or if we fail to perform a covenant, we may be liable for any resulting damages, including potentially any losses associated with impacted loans, and our reputation and ability to continue to attract new bank partners would be adversely affected. Additionally, our bank partners may engage in mergers, acquisitions or consolidations with each other, our competitors or with third parties, any of which could be disruptive to our existing and prospective relationships with our bank partners.
Our bank partner FinWise accounts for a substantial portion of the total number of loans facilitated by our platform and our revenue, and if it was to cease or limit operations with us, our business, financial condition and results of operations could be adversely affected.
FinWise, a Utah-chartered bank, originates a majority of the loans facilitated by our platform. Loans originated by our bank partner FinWise accounted for approximately 68.1%, 62.6% and 53.2% of the net originations facilitated by our platform during the six months ended June 30, 2021 and the years ended December 31, 2020 and 2019, respectively, and similar percentages of our net revenues. FinWise retains a certain portion of the economic interests in these originated loans on its own balance sheet and sells participation rights in the remainder of the economic interests in these originated loans to us, which we in turn sell to our special purpose finance entities. Our program arrangement with FinWise began on October 31, 2017 and has a term of five years. After the initial term, the agreement will be automatically extended for two renewal periods of three years each. Either party may choose to not renew by providing the other party 180 days’ notice prior to the end of the initial term or any renewal term. In addition, even during the term of our arrangement, FinWise could choose to reduce the volume of loans facilitated on our platform that it chooses to originate. We or FinWise may terminate our arrangement immediately upon a material breach and failure to cure such breach within a cure period, if any representations or warranties are found to be false and such error is not cured within a cure period, bankruptcy or insolvency of either party, receipt of an order or judgement by a governmental entity, a material adverse effect, or in certain change of control situations. If we are unable to continue to increase the number of other bank partners on our platform or if FinWise or one of our other bank partners were to suspend, limit or cease their operations or otherwise terminate their relationship with us, our business, financial condition and results of operations would be adversely affected.
The sales and onboarding process of new bank partners could take longer than expected, leading to fluctuations or variability in expected revenues and results of operations.
Our sales and onboarding process with new bank partners can be long and typically takes between three to six months. As a result, our revenues and results of operations may vary significantly from period to period. Prospective bank partners are often cautious in making decisions to implement our platform and related services because of the risk management alignment and regulatory uncertainties related to their use of our AI models, including their oversight, model governance and fair lending compliance obligations associated with using such models. In addition, prospective banks undertake an extensive diligence review of our platform, compliance and servicing activities before choosing to partner with us. Further, the implementation of our AI underwriting model often involves adjustments to the bank partner’s software and/or hardware platform or changes in their operational procedures, which may involve significant time and expense to implement. Delays in onboarding new bank partners can also arise while prospective bank partners complete their internal procedures to approve expenditures and test and accept our applications. Consequently, we face difficulty predicting the quarter in which new bank partners will begin using our platform and the volume of fees we will receive, which can lead to fluctuations in our revenues and results of operations.

Our business may be adversely affected by economic conditions and other factors that we cannot control.
Uncertainty and negative trends in general economic conditions, including significant tightening of credit markets, historically have created a difficult operating environment for our industry. Many factors, including factors that are beyond our control, may impact our results of operations or financial condition and our overall success by affecting a borrower’s willingness to incur loan obligations or willingness or capacity to make payments on their loans. These factors include interest rates, unemployment levels, conditions in the housing market, immigration policies, gas prices, energy costs, government shutdowns, trade wars and delays in tax refunds, as well as events such as natural disasters, acts of war, terrorism, catastrophes and pandemics.
Many new consumers on our platform have limited or no credit history. Accordingly, such borrowers have historically been, and may in the future become, disproportionately affected by adverse macroeconomic conditions, such as the disruption and uncertainty caused by the COVID-19 pandemic.
In addition, major medical expenses, divorce, death or other issues that affect borrowers could affect a borrower’s willingness or ability to make payments on their loans. If borrowers default on loans facilitated on our platform, the cost to service these loans may also increase without a corresponding increase in our servicing fees or other related fees and the value of the loans held on our balance sheet could decline. Higher default rates by these borrowers may lead to lower demand by our bank partners and institutional investors to fund loans facilitated by our platform, which would adversely affect our business, financial condition and results of operations.
During periods of economic slowdown or recession, our sources of capital may reduce the level of participation rights in loans originated by our bank partners on our platform that they will fund our purchase of, or the amounts of loans originated by us that they will fund, or demand terms that are less favorable to us to compensate for any increased risks. A reduction in the volume of the loans that can be facilitated by our platform due to our sources of capital would adversely affect our business, financial condition and results of operations.
For example,
the COVID-19 pandemic
and other related adverse economic events led to a significant increase in unemployment, comparable, and at times surpassing, the unemployment rates during the peak of the financial crisis in 2008. There can be no assurance that levels of unemployment or underemployment will improve in the near term. The increase in the unemployment rate could increase the delinquency rate of loans facilitated on ourplatform or increase the rate of borrowers declaring bankruptcy. If we are unable to improve our AI platform to account for events like the COVID-19 pandemic
and the resulting rise in unemployment, or if our AI platform is unable to more successfully predict the creditworthiness of potential borrowers compared to other lenders, then our business, financial condition and results of operations could be adversely affected.
In addition, personal loans are dischargeable in a bankruptcy proceeding involving a borrower without the need for the borrower to file an adversary claim. The discharge of a significant amount of personal loans facilitated by our platform could adversely affect our business, financial condition and results of operations, including by causing our bank partners to stop working with us, suspend, limit, or cease their operations, or otherwise terminate their relationship with us.
Furthermore,
the COVID-19 pandemic
has caused some borrowers on our platform to request a temporary extension or modification of the payment schedules of their loans under the temporary relief or loan modification programs, or hardship programs, offered by us and/or our bank partners. If a large number of borrowers seek to participate in such hardship programs, the investment returns of us, our bank partners and our capital sources could decline. Further, if the rate of borrowers that participate in such hardship programs is greater than those experienced by our competitors, then our bank partners and our capital sources may become less interested in utilizing our platform or investing in loans facilitated on our platform, respectively, which could negatively impact our funding strategy, significantly increase our cost of obtaining loan funding and adversely affect our business, financial condition and results of operations.

Decreased demand for loans as a result of increased savings or income could result in a loss of revenues or decline in profitability if we are unable to successfully adapt to such changes.
The demand for the loan products facilitated on our platform in the markets we serve could decline due to a variety of factors, such as regulatory restrictions that reduce borrower access to particular products, the availability of competing or alternative products, or changes in borrowers’ financial conditions, particularly increases in income or savings, such as recent government stimulus programs. For instance, an increase in state or federal minimum wage requirements, or a decrease in individual income tax rates, could decrease demand for our loans. Additionally, a change in focus from borrowing to saving would reduce demand. Should we fail to adapt to a significant change in borrowers’ demand for, or access to, the loan products facilitated on our platform, our revenues could decrease significantly. Even if we make adaptations or introduce new products to fulfill borrower demand, borrowers may resist or may reject products whose adaptations make them less attractive or less available. Such decreased demand could have a material adverse effect on our business, prospects, results of operations, financial condition or cash flows.
Our AI models have not yet been extensively tested during down-cycle economic conditions. If our AI models do not accurately reflect a borrower’s credit risk in such economic conditions, the performance of loans facilitated on our platform may be worse than anticipated.
The performance of loans facilitated by our platform is significantly dependent on the effectiveness of our proprietary AI models used to evaluate a borrower’s credit profile and likelihood of default. While our AI models have been refined and updated to account for the COVID-19 pandemic,
the bulk of the data gathered and the development of our AI models have largely occurred during a period of sustained economic growth, and our AI models have not been extensively tested during a down-cycle economy or recession and have not been tested at all during a down-cycle economy or recession without significant levels of government assistance. For example, during the year ended December 31, 2020, despite the outbreak and effects of the
COVID-19
pandemic, our AI models indicated that the credit risk of OppFi loan applicants remained flat during this period and government stimulus programs had positive effects on the credit performance of loans facilitated on our platform during this period. There is no assurance that our AI models can continue to accurately predict loan performance under adverse economic conditions. If our AI models are unable to accurately reflect the credit risk of loans under such economic conditions, our bank partners, capital sources and we may experience greater than expected losses on such loans, which would harm our reputation and erode the trust we have built with our bank partners and capital sources. In addition, the fair value of the loans on our balance sheet may decline. Any of these factors could adversely affect our business, financial condition and results of operations.
Substantially all of our revenue is derived from a single loan product, and we are thus particularly susceptible to fluctuations in the unsecured personal loan market. We also do not currently offer a broad suite of products that bank partners may find desirable.
While we recently expanded the type of loan products offered on our platform to include Salary Tap, our payroll deduction secured installment loan product, and our OppFi Card credit card product, the vast majority of loan originations facilitated through our platform are currently unsecured personal installment loans. The market for unsecured personal loans has grown rapidly in recent years, and it is unclear to what extent such market will continue to grow, if at all. A wide variety of factors could impact the market for unsecured personal loans, including macroeconomic conditions, competition, regulatory developments and other developments in the credit market. For example, FICO has recently changed its methodology in calculating credit scores in a manner that potentially penalizes borrowers who take out personal loans to pay off or consolidate credit card debt. This change could negatively affect the overall demand for personal loans. Our success will depend in part on the continued growth of the unsecured personal loan market, and if such market does not further grow or grows more slowly than we expect, our business, financial condition and results of operations could be adversely affected.
In addition, bank partners may in the future seek partnerships with competitors that are able to offer them a broader array of credit products. Over time, in order to preserve and expand our relationships with our existing bank partners, and enter into new bank partnerships, it may become increasingly important for us to be able to offer a wider variety of products than we currently provide. We are also susceptible to competitors that may intentionally underprice their loan products, even if such pricing practices lead to losses. Such practices by competitors would negatively affect the overall demand for personal loans facilitated on our platform.

Further, because such personal loans are unsecured, there is a risk that borrowers will not prioritize repayment of such loans, particularly in any economic downcycle. For example, the economic downcycle resulting from the COVID-19 pandemic
may cause borrowers to incur additional debt. To the extent borrowers have or incur other indebtedness that is secured, such as a mortgage, a home equity line of credit or an auto loan, borrowers may choose to repay obligations under such secured indebtedness before repaying their loans facilitated on our platform. In addition, borrowers may not view loans facilitated on our platform, which were originated through an online platform, as having the same significance as other credit obligations arising under more traditional circumstances, such as loans originated by banks or other commercial financial institutions on other platforms. Any of the forgoing could lead to higher default rates and decreased demand by our bank partners and capital sources to fund loans facilitated by our platform, which would adversely affect our business, financial condition and results of operations.
For the years ended December 31, 2018, 2019 and 2020, and the three months ended June 30, 2021, we experienced default rates, which we refer to as net charge-offs as a percentage of average receivables on an annualized basis, of 37.2%, 42.2%, 35.6% and 28.4%, respectively. See the section titled “
Management’s
Discussion and Analysis of Financial Condition
and Results of Operations
” for more information on net charge-offs as a percentage of average receivables. When a loan facilitated on our platform is charged off, the cost to service these loans may increase without a corresponding increase in our servicing fees or other related fees and the value of the loans held on our balance sheet may decline. Higher default rates may also lead to lower demand by our bank partners and capital sources to fund loans facilitated by our platform, which would adversely affect our business, financial condition and results of operations.
We are also more susceptible to the risks of changing and increased regulations and other legal and regulatory actions targeted towards the unsecured personal loan market. It is possible that regulators may view unsecured personal loans as high risk for a variety of reasons, including that borrowers will not prioritize repayment of such loans due to the unsecured nature of such loans or because existing laws and regulations may not sufficiently address the benefits and corresponding risks related to financial technology as applied to consumer lending. Further, courts and/or regulators could change their interpretation or application of state and federal consumer financial protection laws for the unsecured personal loan product class given hardships borrowers experience or actual or perceived lack of borrower disclosure or understanding of loan terms. If we are unable to manage the risks associated with the unsecured personal loan market, our business, financial condition and results of operations could be adversely affected.
We are continuing to develop new loan products and services offerings, and if we are unable to manage the related risks, our growth prospects, business, financial condition and results of operations could be adversely affected.
We recently began offering Salary Tap, our payroll deduction secured installment loan product, and OppFi Card, our credit card product. We are continuing to invest in developing new loan products and service offerings, such as credit cards, mortgages, mobile banking and point-of-sale loans.
New initiatives are inherently risky, as each involves unproven business strategies, new regulatory requirements and new financial products and services with which we, and in some cases our bank partners, have limited or no prior development or operating experience.
We cannot be sure that we will be able to develop, commercially market and achieve market acceptance of any new products and services that we may offer. In addition, our investment of resources to develop new products and services may either be insufficient or result in expenses that are excessive in light of revenue actually derived from these new products and services. If the profile or behavior of loan applicants using any new products and services is different from that of those currently served by our existing loan products, our AI models may not be able to accurately evaluate the credit risk of such borrowers, and our bank partners and capital sources may in turn experience higher levels of delinquencies or defaults. Failure to accurately predict demand or growth with respect to our new products and services could have an adverse impact on our reputation and business, and there is always risk that new products and services will be unprofitable, will increase our costs, decrease operating margins or take longer than anticipated to achieve target margins. In addition, any new products or services may raise new and potentially complex regulatory compliance obligations, which would increase our costs and may cause us to change our business in unexpected ways. Further, our development efforts with respect to these initiatives could distract management from current operations and will divert capital and other resources from our existing business.

We may also have difficulty with securing adequate funding for any such new loan products and services, and if we are unable to do so, our ability to develop and grow these new offerings and services will be impaired. If we are unable to effectively manage the foregoing risks, our growth prospects, business, financial condition and results of operations could be adversely affected.
Our reputation and brand are important to our success, and if we are unable to continue developing our reputation and brand, our ability to retain existing and attract new bank partners, our ability to attract borrowers to our platform and our ability to maintain and improve our relationship with regulators of our industry could be adversely affected.
We believe maintaining a strong brand and trustworthy reputation is critical to our success and our ability to attract borrowers to our platform, attract new bank partners and maintain good relations with regulators and existing bank partners. Factors that affect our brand and reputation include: perceptions of artificial intelligence, our industry and our company, including the quality and reliability of our AI-enabled underwriting
platform; the accuracy of our AI models; perceptions regarding the application of artificial intelligence to consumer lending specifically; our loan funding programs; changes to our platform; our ability to effectively manage and resolve borrower complaints; collection practices; privacy and security practices; litigation; regulatory activity; and the overall user experience of our platform. Negative publicity or negative public perception of these factors, even if inaccurate, could adversely affect our brand and reputation.
For example, consumer advocacy groups, politicians and certain government and media reports have, in the past, advocated governmental action to prohibit or severely restrict consumer loan arrangements where banks contract with a third-party platform such as ours to provide origination assistance services to bank customers. Such criticism has frequently been levied in the context of payday loan marketers, though other entities operating programs through which loans similar to loans facilitated on our platform are originated have also faced criticism. The perceived improper use of a bank charter by these entities has been challenged by both governmental authorities and private litigants, in part because of the higher rates and fees a bank is permitted to charge consumers in certain payday and small-dollar lending programs relative to non-bank lenders.
Bank regulators have also required banks to exit third-party programs that the regulators determined involved unsafe and unsound practices or present other risks to the bank. We believe the payday or “small-dollar” loans that have been subject to more frequent criticism and challenge are fundamentally different from loans facilitated on our platform in many ways, including that loans facilitated on our platform typically have lower interest rates, longer terms and amortize over their life. If we are nevertheless associated with such payday or small-dollar consumer loans, or if we are associated with increased criticism of non-payday loan
programs involving relationships between bank originators
and non-bank lending
platforms and program managers, demand for loans facilitated on our platform could significantly decrease, which could cause our bank partners to reduce their origination volumes or terminate their arrangements with us, impede our ability to attract new bank partners or delay the onboarding of bank partners, impede our ability to attract capital sources or reduce the number of potential borrowers who use our platform. Any of the foregoing could adversely affect our results of operations and financial condition.
Any negative publicity or public perception of loans facilitated on our platform or other similar consumer loans or the consumer lending service we provide may also result in us being subject to more restrictive interpretation or application of laws and regulations and potential investigations and enforcement actions. We may also become subject to additional lawsuits, including class action lawsuits, or other challenges such as government enforcement or arbitration, against our bank partners or us for loans originated by our bank partners on our platform or loans we service or have serviced, which we have been subject to in the past. See the section titled “
Risk Factors—We have been in the past and may in the future be subject to federal and state regulatory inquiries regarding our business” for more information
. If there are changes in the laws or in the interpretation or enforcement of existing laws affecting consumer loans similar to those offered on our platform, or our marketing and servicing of such loans, or if we become subject to such lawsuits, our business, financial condition and results of operations would be adversely affected.

Artificial intelligence and related technologies are subject to public debate and heightened regulatory scrutiny. Any negative publicity or negative public perception of artificial intelligence could negatively impact demand for our platform, hinder our ability to attract new bank partners. From time to time, certain advocacy groups have made claims that unlawful or unethical discriminatory effects may result from the use of AI technology by various companies. Such claims, whether or not accurate, and whether or not concerning us or our AI-enabled underwriting
platform, may harm our ability to attract prospective borrowers to our platform, retain existing and attract new bank partners and achieve regulatory acceptance of our business.
Harm to our reputation can also arise from many other sources, including employee or former employee misconduct, misconduct by outsourced service providers or other counterparties, failure by us or our bank partners to meet minimum standards of service and quality, and inadequate protection of borrower information and compliance failures and claims. If we are unable to protect our reputation, our business, financial condition and results of operations would be adversely affected.
If we do not compete effectively in our target markets, our business, results of operations and financial condition could be harmed.
The consumer lending market is highly competitive and increasingly dynamic as new entrants and emerging technologies continue to enter into the marketplace. With the introduction of new technologies and the influx of new entrants, competition may persist and intensify in the future, which could have an adverse effect on our operations or business.
Our inability to compete effectively could result in reduced loan volumes, reduced average size of loans facilitated on our platform, reduced fees, increased marketing and borrower acquisition costs or the failure of our platform to achieve or maintain more widespread market acceptance, any of which could have an adverse effect on our business and results of operations.
Consumer lending is a broad and competitive market, and we compete to varying degrees with other sources of unsecured consumer credit. This can include banks, non-bank lenders
including retail-based lenders and other financial technology lending platforms. Because personal loans often serve as a replacement for credit cards, we also compete with the convenience and ubiquity that credit cards represent. Many of our competitors operate with different business models, such as lending-as-a-service or point-of-sale lending,
have different cost structures or regulatory obligations, or participate selectively in different market segments. They may ultimately prove more successful or more adaptable to new regulatory, economic, technological and other developments, including utilizing new data sources or credit models. We may also face competition from banks or companies that have not previously competed in the consumer lending market, including companies with access to vast amounts of consumer-related information that could be used in the development of their own credit risk models. Our current or potential competitors may be better at developing new products due to their large and experienced data science and engineering teams, who are able to respond more quickly to new technologies. Many of our current or potential competitors have significantly more resources, such as financial, technical and marketing resources, than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. We face competition in areas such as compliance capabilities, commercial financing terms and costs of capital, interest rates and fees (and other financing terms) available to consumers from our bank partners, approval rates, model efficiency, speed and simplicity of loan origination, ease-of-use, marketing
expertise, service levels, products and services, technological capabilities and integration, borrower experience, brand and reputation. Our competitors may also have longer operating histories, lower costs of capital, more extensive borrower bases, more diversified products and borrower bases, operational efficiencies, more versatile or extensive technology platforms, greater brand recognition and brand loyalty, broader borrower and partner relationships, more extensive and/or more diversified source of capital than we have, and more extensive product and service offerings than we have. Furthermore, our existing and potential competitors may decide to modify their pricing and business models to compete more directly with us. Our ability to compete will also be affected by our ability to provide our bank partners with a commensurate or more extensive suite of loan products than those offered by our competitors. In addition, current or potential competitors, including financial technology lending platforms and existing or potential bank partners, may also acquire or form strategic alliances with one another, which could result in our competitors being able to offer more competitive loan terms due to their access to lower-cost capital. Such acquisitions or strategic alliances among our competitors or potential competitors could also make our competitors more adaptable to a rapidly evolving regulatory environment. To stay competitive, we may need to increase our regulatory compliance expenditures or our ability to compete may be adversely affected.

Our industry is driven by constant innovation. We utilize artificial intelligence and machine learning, which is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. There can be no assurance that research, data accumulation and development by other companies will not result in AI models that are superior to our AI models or result in products superior to those we develop or that any technologies, products or services we develop will be preferred to any existing or newly-developed technologies, products or services. If we are unable to compete with such companies or fail to meet the need for innovation in our industry, the use of our platform could stagnate or substantially decline, or our loan products could fail to maintain or achieve more widespread market acceptance, which could harm our business, results of operations and financial condition.
If we are unable to manage the risks associated with fraudulent activity, our brand and reputation, business, financial condition and results of operations could be adversely affected.
Fraud is prevalent in the financial services industry and is likely to increase as perpetrators become more sophisticated. Although we have not experienced any material business or reputational harm as a result of fraudulent activity in the past, we are subject to the risk of fraudulent activity associated with borrowers and third parties handling borrower information. In the event of losses arising out of fraudulent loan applications, we may also be contractually obligated to indemnify our bank partners or capital sources for such losses. Fraud rates could also increase in a downcycle economy. We use several identity and fraud detection tools, including tools provided by third-party vendors and our proprietary AI models, to predict and otherwise validate or authenticate applicant-reported data and data derived from third-party sources. We have historically had very low levels of fraud rates, with fraudulent applications representing less than 0.1% of all approved loans over the past three years. However, the possibility of fraudulent or other malicious activities and human error or malfeasance cannot be eliminated entirely and will evolve as new and emerging technology is deployed, including the increasing use of personal mobile and computing devices that are outside of our network and control environments. Moreover, if our efforts are insufficient to accurately detect and prevent fraud, the level of fraud-related losses of loans facilitated on our platform could increase, which would decrease confidence in our platform. In addition, our bank partners, our sources of capital or we may not be able to recover amounts disbursed on loans made in connection with inaccurate statements, omissions of fact or fraud, which could erode the trust in our brand and negatively impact our ability to attract new bank partners and our sources of capital.
High profile fraudulent activity also could negatively impact our brand and reputation. In addition, significant increases in fraudulent activity could lead to regulatory intervention, which could increase our costs and also negatively impact our brand and reputation. Further, if there is any increase in fraudulent activity that increases the need for human intervention in screening loan application data, the level of automation on our platform could decline and negatively affect our unit economics. If we are unable to manage these risks, our business, financial condition and results of operations could be adversely affected.
We depend on our key personnel and other highly skilled personnel, and if we fail to attract, retain and motivate our personnel, our business, financial condition and results of operations could be adversely affected.
Our success significantly depends on the continued service of our senior management team, including Jared Kaplan, our President and Chief Executive Officer, Shiven Shah, our Chief Financial Officer, and other highly skilled personnel. Our success also depends on our ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization.
Competition for highly skilled personnel, including engineering and data analytics personnel, is extremely intense, including in Chicago where our headquarters is located. We have experienced, and expect to continue to face, difficulty identifying and hiring qualified personnel in many areas, especially as we pursue our growth strategy. Further, as a result of the COVID-19 pandemic,
a large and increasing number of companies have adopted permanent work-from-home policies, which further increases the challenges associated with hiring and retaining qualified personnel. We may not be able to hire or retain such personnel at compensation or flexibility levels consistent with our existing compensation and salary structure and policies. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In particular, candidates making employment decisions, specifically in high-technology industries, often consider the value of any equity they may receive in connection with their employment. Any significant volatility in the price of our securities may adversely affect our ability to attract or retain highly skilled technical, financial and marketing personnel.

In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements. While we are in the process of training their replacements, the quality of our services and our ability to serve our bank partners, investors and borrowers whose loans we service may suffer, resulting in an adverse effect on our business.
Security breaches of borrowers’ confidential information that we store may harm our reputation, adversely affect our results of operations and expose us to liability.
We are increasingly dependent on information technology systems and infrastructure to operate our business. In the ordinary course of our business, we collect, process, transmit and store large amounts of sensitive information, including personal information, credit information and other sensitive data of borrowers and potential borrowers. It is critical that we do so in a manner designed to maintain the confidentiality, integrity and availability of such sensitive information. We have made commitments to our bank partners as it relates to data security and information technology. We also have arrangements in place with certain of our third-party vendors that require us to share consumer information. We have outsourced elements of our operations (including elements of our information technology infrastructure) to third parties, and as a result, we manage a number of third-party vendors who may have access to our computer networks and sensitive or confidential information. In addition, many of those third parties may in turn subcontract or outsource some of their responsibilities to other third parties. As a result, our information technology systems, including the functions of third parties that are involved or have access to those systems, is large and complex, with many points of entry and access. While all information technology operations are inherently vulnerable to inadvertent or intentional security breaches, incidents, attacks and exposures, the size, complexity, accessibility and distributed nature of our information technology systems, and the large amounts of sensitive information stored on those systems, make such systems potentially vulnerable to unintentional or malicious, internal and external attacks. Any vulnerabilities can be exploited from inadvertent or intentional actions of our employees, third-party vendors, bank partners, loan investors or by malicious third parties. Attacks of this nature are increasing in their frequency, levels of persistence, sophistication and intensity, and are being conducted by sophisticated and organized groups and individuals with a wide range of motives (including, but not limited to, industrial espionage) and expertise, including organized criminal groups, “hacktivists,” nation states and others. In addition to the extraction of sensitive information, such attacks could include the deployment of harmful malware, ransomware, denial-of-service attacks,
social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information and systems. In addition, the prevalent use of mobile devices increases the risk of data security incidents. Further, our shift to a remote working environment due to the COVID-19 pandemic
could increase the risk of a security breach. Significant disruptions of our, our bank partners’ and third-party vendors’ and/or other business partners’ information technology systems or other similar data security incidents could adversely affect our business operations and result in the loss, misappropriation, or unauthorized access, use or disclosure of, or the prevention of access to, sensitive information, which could result in financial, legal, regulatory, business and reputational harm to us.
Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and our vendors may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many governments have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity following a breach, which may cause borrowers and potential borrowers to lose confidence in the effectiveness of our data security measures on our platform. Any security breach, whether actual or perceived, would harm our reputation and ability to attract new borrowers to our platform.

We also face indirect technology, cybersecurity and operational risks relating to our borrowers, bank partners, investors, vendors and other third parties with whom we do business or upon whom we rely to facilitate or enable our business activities, including vendors, payment processors, and other parties who have access to confidential information due to our agreements with them. In addition, any security compromise in our industry, whether actual or perceived, or information technology system disruptions, whether from attacks on our technology environment or from computer malware, natural disasters, terrorism, war and telecommunication and electrical failures, could interrupt our business or operations, harm our reputation, erode borrower confidence, negatively affect our ability to attract new borrowers, or subject us to third-party lawsuits, regulatory fines or other action or liability, which could adversely affect our business and results of operations.
Like other financial services firms, we have been and continue to be the subject of actual or attempted unauthorized access, mishandling or misuse of information, computer viruses or malware, and cyber-attacks that could obtain confidential information, destroy data, disrupt or degrade service, sabotage systems or cause other damage, distributed denial of service attacks, data breaches and other infiltration, exfiltration or other similar events.
While we regularly monitor data flow inside and outside the company, attackers have become very sophisticated in the way they conceal access to systems, and we may not be aware that we have been attacked. Any event that leads to unauthorized access, use or disclosure of personal information or other sensitive information that we or our vendors maintain, including our own proprietary business information and sensitive information such as personal information regarding borrowers, loan applicants or employees, could disrupt our business, harm our reputation, compel us to comply with applicable federal and/or state breach notification laws and foreign law equivalents, subject us to time consuming, distracting and expensive litigation, regulatory investigation and oversight, mandatory corrective action, require us to verify the correctness of database contents, or otherwise subject us to liability under laws, regulations and contractual obligations, including those that protect the privacy and security of personal information. This could result in increased costs to us and result in significant legal and financial exposure and/or reputational harm. In addition, any failure or perceived failure by us or our vendors to comply with our privacy, confidentiality or data security-related legal or other obligations to our bank partners or other third parties, actual or perceived security breaches, or any security incidents or other events that result in the unauthorized access, release or transfer of sensitive information, which could include personally identifiable information, may result in governmental investigations, enforcement actions, regulatory fines, litigation, or public statements against us by advocacy groups or others, and could cause our bank partners and other third parties to lose trust in us or we could be subject to claims by our bank partners and other third parties that we have breached our privacy- or confidentiality-related obligations, which could harm our business and prospects. Moreover, data security incidents and other inappropriate access can be difficult to detect, and any delay in identifying them may lead to increased harm of the type described above. There can be no assurance that our security measures intended to protect our information technology systems and infrastructure will successfully prevent service interruptions or security incidents. For example, in December 2018, we were made aware of a software error by a vendor that displayed mismatched consumer data on a prepopulated form, which affected fewer than 100 participants on our platform. The vendor system was patched and we made changes to our systems designed to prevent similar issues in the future. However, we cannot provide any assurance that similar vulnerabilities will not arise in the future as we continue to expand the features and functionalities of our platform and introduce new loan products on our platform, and we expect to continue investing substantially to protect against security vulnerabilities and incidents.
We maintain errors, omissions, and cyber liability insurance policies covering certain security and privacy damages. However, we cannot be certain that our coverage will continue to be available on economically reasonable terms or will be available in sufficient amounts to cover one or more large claims, or that an insurer will not deny coverage as to any future claim, or that any insurer will be adequately covered by reinsurance or other risk mitigants or that any insurer will offer to renew policies at an affordable rate or offer such coverage at all in the future. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements,
could have an adverse effect on our business, financial condition and results of operations.

If we are unable to manage the risks related to our loan servicing and collections obligations, our business, financial condition and results of operations could be adversely affected.
Loans facilitated on our platform are not secured by any collateral, guaranteed or insured by any third party or backed by any governmental authority. As a result, we are limited in our ability to collect on such loans on behalf of ourselves and our bank partners if a borrower is unwilling or unable to repay them. We handle in-house substantially
all of the servicing activities for loans facilitated on our platform, including collection activities, which requires that we hire and train significant numbers of servicing personnel. For more information about our collections procedures and experience handling collections, see the section titled “
Information about OppFi—Customer Advocates and Collections Arrangements
.” Our need for servicing personnel may vary over time and there is no assurance that we will be able to hire and train appropriate servicing personnel when necessary. For example, during periods of increased delinquencies caused by economic downturns or otherwise, it is important that our servicing personnel are proactive and consistent in contacting a borrower to bring a delinquent balance current and ultimately avoid the related loan becoming charged off, which in turn makes it extremely important that the servicing personnel are properly staffed and trained to take prompt and appropriate action. If the servicing personnel are unable to maintain a high quality of service, or fulfill their servicing obligations at all due to resource constraints resulting from the increased delinquencies, it could result in increased delinquencies and charge-offs on the loans, which could decrease fees payable to us, cause our bank partners to decrease the volume of loans facilitated on our platform and erode trust in our platform.
In addition, loan servicing is a highly regulated activity. Errors in our servicing activities or failures to comply with our servicing obligations could affect our internal and external reporting of the loans that we service, adversely affect our business and reputation and expose us to liability to borrowers, bank partners or capital sources. In addition, the laws and regulations governing these activities are subject to change. For example, during the COVID-19 pandemic
certain states prohibited or restricted collection activities. If we are unable to comply with such laws and regulations, we could lose one or more of our licenses or authorizations, become subject to greater scrutiny by regulatory agencies, or become subject to sanctions or litigation, which may have an adverse effect on our ability to perform our servicing obligations or make our platform available to borrowers in particular states. Any of the foregoing could adversely affect our business, financial condition and results of operations.
In addition, we charge our bank partners and capital sources a fixed percentage servicing fee based on the outstanding balance of loans serviced. If we fail to efficiently service such loans and the costs incurred exceed the servicing fee charged, our results of operations would be adversely affected.
Borrowers may prepay a loan at any time without penalty, which could reduce our servicing fees and deter our bank partners and investors from investing in loans facilitated by our platform.
Borrowers may decide to prepay all or a portion of the remaining principal amount on loans facilitated by our platform at any time without penalty. If the entire or a significant portion of the remaining unpaid principal amount of a loan is prepaid, we would not receive a servicing fee or we would receive a significantly lower servicing fee associated with such prepaid loan. Prepayments may occur for a variety of reasons. If prepayments increase, the amount of our servicing fees would decline, which could harm our business and results of operations. If a significant volume of prepayments occur that our AI models do not accurately predict, returns targeted by us, our bank partners and our capital sources would be adversely affected and our ability to attract new bank partners and capital sources would be negatively affected.
Our marketing efforts and brand promotion activities may not be effective, which could adversely affect our ability to grow our business.

Promoting awareness of our platform is important to our ability to grow our business, attract new bank partners and increase the number of potential borrowers on our platform. We believe that the importance of brand recognition will increase as competition in the consumer lending industry expands. Successful promotion of our brand will depend largely on the effectiveness of marketing efforts and the overall user experience of our bank partners and potential borrowers on our platform, which factors are outside our control. The marketing channels that we employ may also become more crowded and saturated by other lending platforms, which may decrease the effectiveness of our marketing campaigns and increase borrower acquisition costs. Also, the methodologies, policies and regulations applicable to marketing channels may change. For example, internet search engines could revise their methodologies, which could adversely affect borrower volume from organic ranking and paid search. Search engines may also implement policies that restrict the ability of companies such as us to advertise their services and products, which could prevent us from appearing in a favorable location or any location in the organic rankings or paid search results when certain search terms are used by the consumer.
Our brand promotion activities may not yield increased revenues. If we fail to successfully build trust in our platform and the performance and predictability of loans facilitated on our platform, we may lose existing bank partners to our competitors or be unable to attract new bank partners and capital sources, which in turn would harm our business, results of operations and financial condition. Even if our marketing efforts result in increased revenue, we may be unable to recover our marketing costs through increases in loan volume, which could result in a higher borrower acquisition cost per account. Any incremental increases in loan servicing costs, such as increases due to greater marketing expenditures, could have an adverse effect on our business, financial condition and results of operations.
Unfavorable outcomes in legal proceedings may harm our business and results of operations.
We are, and may in the future become, subject to litigation, claims, examinations, investigations, legal and administrative cases and proceedings, whether civil or criminal, or lawsuits by governmental agencies or private parties, which may affect our results of operations. These claims, lawsuits, and proceedings could involve labor and employment, discrimination and harassment, commercial disputes, intellectual property rights (including patent, trademark, copyright, trade secret, and other proprietary rights), class actions, general contract, tort, defamation, data privacy rights, antitrust, common law fraud, government regulation, or compliance, alleged securities and law violations or other investor claims, and other matters. Due to the consumer-oriented nature of our business and the application of certain laws and regulations, participants in our industry are regularly named as defendants in litigation alleging violations of federal and state laws and regulations and liability for common law torts, including fraud. Many of these legal proceedings involve alleged violations of consumer protection laws. In addition, we are, and may in the future become, subject to litigation, claims, examinations, investigations, legal and administrative cases and proceedings related to the loans facilitated on our platform.
In particular, lending programs that involve originations by a bank in reliance on origination-related services being provided by non-bank lending
platforms and/or program managers are subject to potential litigation and government enforcement claims based on “rent-a-charter” or
“true lender” theories, particularly where such programs involve the subsequent sale of such loans or interests therein to the platform. See “
—If
 loans
 facilitated through our platform for one or more bank partners were subject to successful challenge that the bank partner was not the “true lender,” such loans may be unenforceable, subject to rescission or otherwise impaired, we or other program participants may be subject to fines, judgments and penalties, and/or our commercial relationships may suffer, each of which would adversely affect our business and results of operations
” below. In addition, loans originated by banks (which are exempt from certain state requirements), followed by the sale, assignment, or other transfer to non-banks of
such loans or interests therein are subject to potential litigation and government enforcement claims based on the theory that transfers of loans from banks to non-banks do
not transfer the ability to enforce contractual terms such as interest rates and fees which banks may charge, but non-banks may
not. See “
—If loans originated by us or loans originated by our bank partners were found to violate the laws of one or more states, whether at origination or after sale by the originating bank partner, loans facilitated through our platform may be unenforceable or otherwise impaired, we or other program participants may be subject to, among other things, fines, judgments and penalties, and/or our commercial relationships may suffer, each of which would adversely affect our business and results of operations
” below. If we were subject to such litigation or enforcement, then any unfavorable results of pending or future legal proceedings may result in contractual damages, usury related claims, fines, penalties, injunctions, the unenforceability, rescission or other impairment of loans originated on our platform or other censure that could have an adverse effect on our business, results of operations and financial condition. Even if we adequately address the issues raised by an investigation or proceeding or successfully defend a third-party lawsuit or counterclaim, we may have to devote significant financial and management resources to address these issues, which could harm our business, financial condition, reputation and results of operations.

Recent financial, political and other events may increase the level of regulatory scrutiny on financial technology companies. Regulatory bodies may enact new laws or promulgate new regulations or view matters or interpret laws and regulations differently than they have in the past, or commence investigations or inquiries into our business practices. Any such investigations or inquiries, whether or not accurate or warranted, or whether concerning us or one of our competitors, could negatively affect our brand and reputation and the overall market acceptance of and trust in our platform. Any of the foregoing could harm our business, financial condition and results of operations.
We may evaluate and potentially consummate acquisitions, which could require significant management attention, consume our financial resources, disrupt our business and adversely affect our financial results.
Our success will depend, in part, on our ability to grow our business. In some circumstances, we may determine to do so through the acquisition of complementary businesses and technologies rather than through internal development. The identification of suitable acquisition candidates can be difficult, time-consuming, and costly, and we may not be able to successfully complete identified acquisitions. In the future, we may acquire, assets or businesses. The risks we face in connection with acquisitions include:

•	diversion of management time and focus from operating our business to addressing acquisition integration challenges;

•	utilization of our financial resources for acquisitions or investments that may fail to realize the anticipated benefits;

•	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

•	coordination of technology, product development and sales and marketing functions and integration of administrative systems;

•	transition of the acquired company’s borrowers to our systems;

•	retention of employees from the acquired company;

•
regulatory risks, including maintaining good standing with existing regulatory bodies or receiving any necessary approvals, as well as being subject to new regulators with oversight over an acquired business;

•	attracting financing;

•	cultural challenges associated with integrating employees from the acquired company into our organization;

•	the need to implement or improve controls, procedures and policies at a business that prior to the acquisition may have lacked effective controls, procedures and policies;

•	potential write-offs of loans or intangibles or other assets acquired in such transactions that may have an adverse effect on our results of operations in a given period;

•
liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

•	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property or increase our risk for liability; and

•	litigation, regulatory criticisms, customer claims or other liabilities in connection with the acquired company.
Our failure to address these risks or other problems encountered in connection with any future acquisitions and investments could cause us to fail to realize the anticipated benefits of these acquisitions or investments, cause us to incur unanticipated liabilities and harm our business generally. Future acquisitions could also result in dilutive issuances of the combined company’s equity securities, the incurrence of debt, contingent liabilities, amortization expenses or the write-off of
goodwill, any of which could harm our financial condition.
Our business is subject to the risks of natural disasters and other catastrophic events, and to interruption by man-made problems,
any of which could have an adverse effect on our business, results of operations and financial condition.
Significant natural disasters or other catastrophic events, such as earthquakes, fires, hurricanes, blizzards, or floods (many of which are becoming more acute and frequent as a result of climate change), or interruptions by strikes, crime, terrorism, epidemics, pandemics, cyber-attacks, computer viruses, internal or external system failures, telecommunications failures, power outages or increased risk of cybersecurity breaches due to a swift transition to remote work brought about by a catastrophic event, could have an adverse effect on our business, results of operations and financial condition. For example, the
COVID-19 pandemic
has had a significant impact on the global economy and consumer confidence. If the outbreak persists or worsens, it could continue to adversely impact the economy and consumer confidence, and could negatively impact our operations and our platform, each of which could seriously harm our business. In addition, it is possible that continued widespread remote work arrangements may have a negative impact on our operations, the execution of our business plans, the productivity and availability of key personnel and other employees necessary to conduct our business, or otherwise cause operational failures due to changes in our normal business practices necessitated by the outbreak and related governmental actions. There is no guarantee that we will be as effective while working remotely because our team is dispersed, employees may have less capacity to work due to increased personal obligations (such as childcare, eldercare, or caring for family members who become sick), may become sick themselves and be unable to work, or may be otherwise negatively affected, mentally or physically, by the COVID-19 pandemic
and prolonged social distancing. Additionally, remote work arrangements may make it more difficult to scale our operations efficiently, as the recruitment, onboarding and training of new employees may be prolonged or delayed. If a natural disaster, power outage, connectivity issue, or other event occurred that impacted our employees’ ability to work remotely, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time. The increase in remote working may also result in privacy, data protection, data security, and fraud risks.
In addition, acts of war and other armed conflicts, disruptions in global trade, travel restrictions and quarantines, terrorism and other civil, political and geo-political unrest
could cause disruptions in our business and lead to interruptions, delays or loss of critical data. Any of the foregoing risks may be further increased if our business continuity plans prove to be inadequate and there can be no assurance that both personnel and non-mission critical
applications can be fully operational after a declared disaster within a defined recovery time. If our personnel, systems or data centers are impacted, we may suffer interruptions and delays in our business operations. In addition, to the extent these events impact the ability of borrowers to timely repay their loans, our business could be negatively affected.
We may not maintain sufficient business interruption or property insurance to compensate us for potentially significant losses, including potential harm to our business that may result from interruptions in our ability to provide our financial products and services.
Risks Related to Our Financial Reporting and Risk Management
If our estimates or judgments relating to our critical accounting policies prove to be incorrect or financial reporting standards or interpretations change, our results of operations could be adversely affected.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires our management to make estimates and assumptions that affect the amounts reported and disclosed in our consolidated financial statements and accompanying notes. We base our estimates and assumptions on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities, and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Significant assumptions and estimates used in preparing our consolidated financial statements include those related to fair value determinations, stock-based compensation and consolidation of variable interest entities, as well as tax matters. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of industry or financial analysts and investors, resulting in a decline in the trading price of the Class A Common Stock.
Additionally, we regularly monitor our compliance with applicable financial reporting standards and review new pronouncements and drafts thereof that are relevant to us. As a result of new standards, or changes to existing standards, and changes in their interpretation, we might be required to change our accounting policies, alter our operational policies and implement new or enhance existing systems so that they reflect new or amended financial reporting standards, or we may be required to restate our published financial statements. Such changes to existing standards or changes in their interpretation may have an adverse effect on our reputation, business, financial condition, and profit and loss, or cause an adverse deviation from our revenue and operating profit and loss target, which may negatively impact our results of operations.
If we fail to establish and maintain proper and effective internal control over financial reporting as a public company, our ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in our financial reporting and the trading price of our Class A Common Stock may decline.
Pursuant to Section 404 of the Sarbanes-Oxley Act the report by management on internal control over financial reporting will be on OppFi’s financial reporting and internal controls (as accounting acquirer). However, as an emerging growth company, an attestation of an independent registered public accounting firm will initially not be required. The rules governing the standards that must be met for management to assess internal control over financial reporting are complex and require significant documentation, testing and possible remediation. To comply with the Sarbanes-Oxley Act, the requirements of being a reporting company under the Exchange Act and any complex accounting rules in the future, we may need to upgrade our legacy information technology systems; implement additional financial and management controls, reporting systems and procedures; and hire additional accounting and finance staff.
If we are unable to hire the additional accounting and finance staff necessary to comply with these requirements, we may need to retain additional outside consultants. If we or, if required, our independent registered public accounting firm, are unable to conclude that our internal control over financial reporting is effective, investors may lose confidence in our financial reporting, which could negatively impact the price of our securities.
On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the Warrant Agreement governing our Warrants. Following the issuance of the SEC statement, on April 22, 2021, FGNA concluded that it was appropriate to restate its previously issued audited financial statements as of and for the period ended December 31, 2020, and as part of such process, FGNA identified a material weakness in its internal control over financial reporting. As the accounting acquirer in the Business Combination, we inherited this material weakness and the Warrants. FGNA reevaluated the accounting treatment of the Warrants, and determined to classify the Warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. As a result, included on FGNA’s unaudited condensed consolidated balance sheet as of June 30, 2021 and consolidated balance sheet as of December 31, 2020 included in this prospectus are derivative liabilities related to embedded features contained within the Warrants. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash
gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our consolidated financial statements and results of operations may fluctuate quarterly, based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash
gains or losses on the Warrants each reporting period and that the amount of such gains or losses could be material.

As a result of the material weakness, the restatement, the change in accounting for the Warrants, and other matters raised or that may in the future be raised by the SEC, we may face potential litigation or other disputes, which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the restatement and material weaknesses in our internal control over financial reporting and the preparation of our financial statements. As of the date of this prospectus, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition.
We cannot assure you that there will not be additional material weaknesses in our internal control over financial reporting now or in the future. We have not previously been required to conduct such an internal control evaluation and assessment. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines that hawse have a material weakness in our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our Class A Common Stock could decline, and we could be subject to sanctions or investigations by the NYSE, the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.
If our risk management framework does not effectively identify and control our risks, we could suffer unexpected losses or be adversely affected, which could have a material adverse effect on our business.
Our risk management processes and procedures seek to appropriately balance risk and return and mitigate risks. We have established processes and procedures intended to identify, measure, monitor and control the types of risk to which we are subject, including credit risk, market risk, liquidity risk, strategic risk, operational risk, cybersecurity risk and reputational risk. Credit risk is the risk of loss that arises when a loan obligor fails to meet the terms of a loan repayment obligation, the loan enters default, and if uncured results in financial loss of remaining principal and interest to the investor. Our exposure to credit risk mainly arises from our lending activities. Market risk is the risk of loss due to changes in external market factors, such as interest rates, asset prices, and foreign exchange rates. Liquidity risk is the risk that financial condition or overall safety and soundness are adversely affected by an inability, or perceived inability, to meet obligations (e.g., current and future cash flow needs) and support business growth. We actively monitor our liquidity position. Strategic risk is the risk from changes in the business environment, ineffective business strategies, improper implementation of decisions or inadequate responsiveness to changes in the business and competitive environment.
Our management is responsible for defining the priorities, initiatives, and resources necessary to execute our strategic plan, the success of which is regularly evaluated by our Board. Operational risk is the risk of loss arising from inadequate or failed internal processes, controls, people (e.g., human error or misconduct) or systems (e.g., technology problems), business continuity or external events (e.g., natural disasters), compliance, reputational, regulatory, or legal matters and includes those risks as they relate directly to us, fraud losses attributed to applications and any associated fines and monetary penalties as a result, transaction processing, or employees, as well as to third parties with whom we contract or otherwise do business. Operational risk is one of the most prevalent forms of risk in our risk profile. We strive to manage operational risk by establishing policies and procedures to accomplish timely and efficient processing, obtaining periodic internal control attestations from management, conducting internal process risk control self-assessments and audit reviews to evaluate the effectiveness of internal controls.

In order to be effective, among other things, our enterprise risk management capabilities must adapt and align to support any new product or loan features, capability, strategic development, or external change. Cybersecurity risk is the risk of a malicious technological attack intended to impact the confidentiality, availability, or integrity of our systems and data, including, but not limited to, sensitive client data. Our technology and information security teams rely on a layered system of preventive and detective technologies, practices, and policies to detect, mitigate, and neutralize cybersecurity threats. In addition, our information security team and third-party consultants regularly assesses our cybersecurity risks and mitigation efforts. Cyberattacks can also result in financial and reputational risk.
Reputational risk is the risk arising from possible negative perceptions of us, whether true or not, among our current and prospective members, counterparties, employees, and regulators. The potential for either enhancing or damaging our reputation is inherent in almost all aspects of business activity. We manage this risk through our commitment to a set of core values that emphasize and reward high standards of ethical behavior, maintaining a culture of compliance, and by being responsive to member and regulatory requirements.
Risk is inherent in our business, and therefore, despite our efforts to manage risk, there can be no assurance that we will not sustain unexpected losses. We could incur substantial losses and our business operations could be disrupted to the extent our business model, operational processes, control functions, technological capabilities, risk analyses, and business/product knowledge do not adequately identify and manage potential risks associated with our strategic initiatives. There also may be risks that exist, or that develop in the future, that we have not appropriately anticipated, identified or mitigated, including when processes are changed or new products and services are introduced. If our risk management framework does not effectively identify and control our risks, we could suffer unexpected losses or be adversely affected, which could have a material adverse effect on our business.
Our projections are subject to significant risks, assumptions, estimates and uncertainties. As a result, our projected revenues, market share, expenses and profitability may differ materially from our expectations.
We operate in a rapidly changing and competitive industry and our projections will be subject to the risks and assumptions made by management with respect to our industry. Operating results are difficult to forecast because they generally depend on a number of factors, including the competition we face and our ability to attract and retain bank partners. Additionally, our business may be affected by reductions in consumer borrowing, spending and investing from time to time as a result of a number of factors which may be difficult to predict. This may result in decreased revenue levels, and we may be unable to adopt measures in a timely manner to compensate for any unexpected shortfall in income. This inability could cause our operating results in a given quarter to be higher or lower than expected. These factors make creating accurate forecasts and budgets challenging and, as a result, we may fall materially short of our forecasts and expectations, which could cause our stock price to decline and investors to lose confidence in us.
Risks Related to Our Intellectual Property and Platform Development
It may be difficult and costly to protect our intellectual property rights, and we may not be able to ensure their protection.
Our ability to operate our platform depends, in part, upon our proprietary technology. We may be unable to protect our proprietary technology effectively, which would allow competitors to duplicate our AI models or AI-enabled underwriting
platform and adversely affect our ability to compete with them. We rely on a combination of copyright, trade secret, trademark laws and other rights, as well as confidentiality procedures, contractual provisions and our information security infrastructure to protect our proprietary technology, processes and other intellectual property. We do not currently have patent protection on our intellectual property. The steps we take to protect our intellectual property rights may be inadequate. For example, a third party may attempt to reverse engineer or otherwise obtain and use our proprietary technology without our consent. The pursuit of a claim against a third party for infringement of our intellectual property could be costly, and there can be no guarantee that any such efforts would be successful. Our failure to secure, protect and enforce our intellectual property rights could adversely affect our brand and adversely impact our business.

Our proprietary technology, including our AI models, may actually or may be alleged to infringe upon third-party intellectual property, and we may face intellectual property challenges from such other parties. We may not be successful in defending against any such challenges or in obtaining licenses to avoid or resolve any intellectual property disputes. If we are unsuccessful, such claim or litigation could result in a requirement that we pay significant damages or licensing fees, or we could in some circumstances be required to make changes to our business to avoid such infringement, which would negatively impact our financial performance. We may also be obligated to indemnify parties or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to modify applications or refund fees, which could be costly. Even if we were to prevail in such a dispute, any litigation regarding our intellectual property could be costly and time consuming and divert the attention of our management and key personnel from our business operations.
Moreover, it has become common in recent years for individuals and groups to purchase intellectual property assets for the sole purpose of making claims of infringement and attempting to extract settlements from companies such as ours. Even in instances where we believe that claims and allegations of intellectual property infringement against us are without merit, defending against such claims is time consuming and expensive and could result in the diversion of time and attention of our management and employees. In addition, although in some cases a third party may have agreed to indemnify us for such costs, such indemnifying party may refuse or be unable to uphold its contractual obligations. In other cases, our insurance may not cover potential claims of this type adequately or at all, and we may be required to pay monetary damages, which may be significant.
Furthermore, our technology may become obsolete or inadequate, and there is no guarantee that we will be able to successfully develop, obtain or use new technologies to adapt our models and systems to compete with other technologies as they develop. If we cannot protect our proprietary technology from intellectual property challenges, or if our technology becomes obsolete or inadequate, our ability to maintain our model and systems, facilitate loans or perform our servicing obligations on the loans could be adversely affected.
Any significant disruption in our platform could prevent us from processing loan applicants and servicing loans, reduce the effectiveness of our AI models and result in a loss of bank partners or borrowers.
In the event of a system outage or other event resulting in data loss or corruption, our ability to process loan applications, service loans or otherwise facilitate loans on our platform would be adversely affected. We also rely on facilities, components, and services supplied by third parties, including data center facilities and cloud storage services. We host our platform using Amazon Web Services, or AWS, a provider of cloud infrastructure services. In the event that our AWS service agreement is terminated, or there is a lapse of service, interruption of internet service provider connectivity or damage to AWS data centers, we could experience interruptions in access to our platform as well as delays and additional expense in the event we must secure alternative cloud infrastructure services. Any interference or disruption of our technology and underlying infrastructure or our use of third-party services could adversely affect our relationships with our bank partners and the overall user experience of our platform. Also, as our business grows, we may be required to expand and improve the capacity, capability and reliability of our infrastructure. If we are not able to effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and infrastructure to reliably support our business, our business, financial condition and results of operations could be adversely affected.
Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses incurred. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage or other event resulting in data loss or corruption. These factors could prevent us from processing or posting payments on the loans, damage our brand and reputation, divert our employees’ attention, subject us to liability and cause borrowers to abandon our business, any of which could adversely affect our business, results of operations and financial condition.
Our platform and internal systems rely on software that is highly technical, and if our software contains undetected errors, our business could be adversely affected.

Our platform and internal systems rely on software that is highly technical and complex. In addition, our platform and internal systems depend on the ability of such software to store, retrieve, process and manage high volumes of data. The software on which we rely has contained, and may now or in the future contain, undetected errors or bugs. Some errors may only be discovered after the code has been released for external or internal use. Errors or other design defects within the software on which we rely may result in failure to accurately predict a loan applicant’s creditworthiness, failure to comply with applicable laws and regulations, approval of sub-optimally priced
loans, incorrectly displayed interest rates to applicants or borrowers, or incorrectly charged interest to borrowers or fees to bank partners or capital sources, failure to detect fraudulent activity on our platform, a negative experience for consumers or bank partners, delayed introductions of new features or enhancements, or failure to protect borrower data or our intellectual property. Any errors, bugs or defects discovered in the software on which we rely could result in harm to our reputation, loss of consumers or bank partners, increased regulatory scrutiny, fines or penalties, loss of revenue or liability for damages, any of which could adversely affect our business, financial condition and results of operations.
Some aspects of our business processes include open source software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our business.
We incorporate open source software into processes supporting our business. Such open source software may include software covered by licenses like the GNU General Public License and the Apache License. The terms of various open source licenses have not been interpreted by U.S. courts, and there is a risk that such licenses could be construed in a manner that limits our use of the software, inhibits certain aspects of our systems and negatively affects our business operations.
Some open source licenses contain requirements that we make source code available at no cost for modifications or derivative works we create based upon the type of open source software we use.
We may face claims from third parties claiming ownership of, or demanding the release or license of, such modifications or derivative works (which could include our proprietary source code or AI models) or otherwise seeking to enforce the terms of the applicable open source license. If portions of our proprietary AI models are determined to be subject to an open source license, or if the license terms for the open source software that we incorporate change, we could be required to publicly release the affected portions of our source code, re-engineer all
or a portion of our model or change our business activities, any of which could negatively affect our business operations and potentially our intellectual property rights. If we were required to publicly disclose any portion of our proprietary models, it is possible we could lose the benefit of trade secret protection for our models.
In addition to risks related to license requirements, the use of open source software can lead to greater risks than the use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of the software. Use of open source software may also present additional security risks because the public availability of such software may make it easier for hackers and other third parties to determine how to breach our website and systems that rely on open source software. Many of the risks associated with the use of open source software cannot be eliminated and could adversely affect our business.
Risks Related to Our Dependence on Third Parties
We rely on strategic relationships with loan aggregators to attract applicants to our platform, and if we cannot maintain effective relationships with loan aggregators or successfully replace their services, or if loan aggregators begin offering competing products, our business could be adversely affected.

A significant number of consumers that apply for a loan on Opploans.com learn about and access Opploans.com through the website of a loan aggregator, typically with a hyperlink from such loan aggregator’s website to a landing page on our website. For example, in 2019 and 2020, approximately 16.5% and 13.5%, respectively, of our net loan issuances were derived from traffic from our top three loan aggregators. For the six months ended June 30, 2021, approximately 15.7% of our gross loan issuances were derived from traffic from our top three loan aggregators. Our agreements with these loan aggregators generally provide that either party may terminate the agreement immediately upon a material breach of any provision of the agreement or at any time, with or without cause, by providing advance written notice. Even during the term of the agreements, loan aggregators may not be required to display offers from lenders on Opploans.com or prohibited from working with our competitors or from offering competing services. For example, one of our loan aggregators, Credit Karma, recently began directing more customer traffic to a program that hosts and aggregates the credit models of other loan providers directly on its platform for the purpose of giving credit offers. To date, we have opted not to participate in this program. In November 2020, we experienced a reduction in the number of loan applicants directed to our platform by Credit Karma and a corresponding decrease in the number of loans originated on our platform, and we may experience additional reductions in traffic from Credit Karma in the future. If traffic from our top loan aggregators continues to decrease in the future as a result of this program or for other reasons, our loan originations and results of operations would be adversely affected. There is also no assurance that our top loan aggregators will continue to contract with us on commercially reasonable terms or at all.
While we are planning to move towards more direct acquisition channels, we anticipate that we will continue to depend in significant part on relationships with loan aggregators to maintain and grow our business. Our current agreements with these loan aggregators do not require them to display offers from lenders on Opploans.com nor prohibit them from working with our competitors or from offering competing services. Further, there is no assurance that a loan aggregator will renew its contract with us on commercially reasonable terms or at all. Our competitors may be effective in providing incentives to loan aggregators to favor their products or services or in reducing the volume of loans facilitated through our platform. Loan aggregators may not perform as expected under our agreements with them, and we may have disagreements or disputes with them, which could adversely affect our brand and reputation. If we cannot successfully enter into and maintain effective strategic relationships with loan aggregators, our business could be adversely affected.
In addition, the limited information such loan aggregators collect from applicants does not always allow us to offer rates to applicants that we would otherwise be able to through direct applicant traffic to Opploans.com. Typically, the rates offered to borrowers who come to Opploans.com directly are lower and more competitive than those rates offered through aggregators. In the event we do not successfully optimize direct traffic, our ability to attract borrowers would be adversely affected.
Such loan aggregators also face litigation and regulatory scrutiny for their part in the consumer lending ecosystem, and as a result, their business models may require fundamental change or may not be sustainable in the future. For example, loan aggregators are increasingly required to be licensed as loan brokers or lead generators in many states, subjecting them to increased regulatory supervision and more stringent business requirements. While we require loan aggregators to make certain disclosures in connection with our bank partners’ offers and restrict how loan aggregators may display such loan offers, loan aggregators may nevertheless alter or even remove these required disclosures without notifying us, which may result in liability to us. Further, we do not have control over any content on loan aggregator websites, and it is possible that our brand and reputation may be adversely affected by being associated with such content. An unsatisfied borrower could also seek to bring claims against us based on the content presented on a loan aggregator’s website. Such claims could be costly and time consuming to defend and could distract management’s attention from the operation of the business.
Our proprietary AI models rely in part on the use of loan applicant and borrower data and other third-party data, and if we lose the ability to use such data, or if such data contain inaccuracies, our business could be adversely affected.
We rely on our proprietary AI models, which are statistical models built using a variety of data-sets. Our AI models rely on a wide variety of data sources, including data collected from applicants and borrowers, credit bureau data and our credit experience gained through monitoring the payment performance of borrowers over time. Under our agreements with our bank partners, we receive licenses to use data collected from loan applicants and borrowers. If we are unable to access and use data collected from applicants and borrowers, data received from credit bureaus, repayment data collected as part of our loan servicing activities, or other third-party data used in our AI models, or our access to such data is limited, our ability to accurately evaluate potential borrowers, detect fraud and verify applicant data would be compromised. Any of the foregoing could negatively impact the accuracy of our pricing decisions, the degree of automation in our loan application process and the volume of loans facilitated on our platform.

Third-party data sources on which we rely include the consumer reporting agencies regulated by the CFPB and other alternative data sources. Such data is electronically obtained from third parties and used in our AI models to price applicants and in our fraud model to verify the accuracy of applicant-reported information. Data from national credit bureaus and other consumer reporting agencies and other information that we receive from third parties about an applicant or borrower may be inaccurate or may not accurately reflect the applicant or borrower’s creditworthiness for a variety of reasons, including inaccurate reporting by creditors to the credit bureaus, errors, staleness or incompleteness. For example, loan applicants’ credit scores may not reflect such applicants’ actual creditworthiness because the credit scores may be based on outdated, incomplete, or inaccurate consumer reporting data, including, as a consequence of us utilizing credit reports for a specific period of time after issuance before such reports are deemed to be outdated. Similarly, the data taken from an applicant’s credit report may also be based on outdated, incomplete or inaccurate consumer reporting data. Although we use numerous third-party data sources and multiple credit factors within our proprietary models, which helps mitigate this risk, it does not eliminate the risk of an inaccurate individual report.
Further, although we attempt to verify the income, employment and education information provided by certain selected applicants, we cannot guarantee the accuracy of applicant information. Our fraud model relies in part on data we receive from a number of third-party verification vendors, data collected from applicants, and our experience gained through monitoring the performance of borrowers over time. Information provided by borrowers may be incomplete, inaccurate or intentionally false. Applicants may also misrepresent their intentions for the use of loan proceeds. We do not verify or confirm any statements by applicants as to how loan proceeds are to be used after loan funding. If an applicant supplied false, misleading or inaccurate information and our fraud detection processes do not flag the application, repayments on the corresponding loan may be lower, in some cases significantly lower, than expected, leading to losses for the bank partner or investor.
In addition, if third party data used to train and improve our AI models is inaccurate, or access to such third-party data is limited or becomes unavailable to us, our ability to continue to improve our AI models would be adversely affected. Any of the foregoing could result in sub-optimally and
inefficiently priced loans, incorrect approvals or denials of loans, or higher than expected loan losses, which could adversely affect our business, financial condition and results of operations.
We rely on third-party vendors and if such third parties do not perform adequately or terminate their relationships with us, our costs may increase and our business, financial condition and results of operations could be adversely affected.
Our success depends in part on our relationships with third-party vendors. In some cases, third-party vendors are one of a limited number of sources. For example, we rely on national consumer reporting agencies, such as Clarity Services, Inc., a part of Experian, for a large portion of the data used in our AI models. In addition, we rely on third-party verification technologies and services that are critical to our ability to maintain a high level of automation on our platform. In addition, because we are not a bank, we cannot belong to or directly access the Automated Clearing House (“ACH”) payment network. As a result, we rely on one or more banks with access to the ACH payment network to process collections on loans facilitated on our platform. See the section titled
“Risk Factors
—
Regulators and payment processors are scrutinizing certain online lenders’ access to the ACH system to disburse and collect loan proceeds and repayments, and any interruption or limitation on our ability to access this critical system would materially adversely affect our business
.” Most of our vendor agreements are terminable by either party without penalty and with little notice. If any of our third-party vendors terminates its relationship with us or refuses to renew its agreement with us on commercially reasonable terms, we would need to find an alternate provider, and may not be able to secure similar terms or replace such providers in an acceptable timeframe. We also rely on other software and services supplied by vendors, such as communications, analytics and internal software, and our business may be adversely affected to the extent such software and services do not meet our expectations, contain errors or vulnerabilities, are compromised or experience outages. Any of these risks could increase our costs and adversely affect our business, financial condition and results of operations. Further, any negative publicity related to any of our third-party partners, including any publicity related to quality standards or safety concerns, could adversely affect our reputation and brand, and could potentially lead to increased regulatory or litigation exposure.

We incorporate technology from third parties into our platform. We cannot be certain that our licensors are not infringing the intellectual property rights of others or that the suppliers and licensors have sufficient rights to the technology in all jurisdictions in which we may operate. Some of our license agreements may be terminated by our licensors for convenience. If we are unable to obtain or maintain rights to any of this technology because of intellectual property infringement claims brought by third parties against our suppliers and licensors or against us, or if we are unable to continue to obtain the technology or enter into new agreements on commercially reasonable terms, our ability to develop our platform containing that technology could be severely limited and our business could be harmed. Additionally, if we are unable to obtain necessary technology from third parties, we may be forced to acquire or develop alternate technology, which may require significant time and effort and may be of lower quality or performance standards. This would limit and delay our ability to provide new or competitive loan products or service offerings and increase our costs. If alternate technology cannot be obtained or developed, we may not be able to offer certain functionality as part of our platform and service offerings, which could adversely affect our business, financial condition and results of operations.
Failure by our third-party vendors or our failure to comply with legal or regulatory requirements or other contractual requirements could have an adverse effect on our business.
We have significant vendors that provide us with a number of services to support our platform. If any third-party vendors fail to comply with applicable laws and regulations or comply with their contractual requirements, including failure to maintain adequate systems addressing privacy and data protection and security, we could be subject to regulatory enforcement actions and suffer economic and reputational harm that could harm our business. Further, we may incur significant costs to resolve any such disruptions in service or failure to provide contracted services, which could adversely affect our business.
The CFPB and each of the prudential bank regulators that supervise our bank partners have issued guidance stating that institutions under their supervision may be held responsible for the actions of the companies with which they contract. As a service provider to those supervised entities, we must ensure we have implemented an adequate vendor management program. We or our bank partners could be adversely impacted to the extent we or our vendors fail to comply with the legal requirements applicable to the particular products or services being offered. Our use of third-party vendors is subject to increasing regulatory attention.
The CFPB and other regulators have also issued regulatory guidance that has focused on the need for financial institutions to perform increased due diligence and ongoing monitoring of third-party vendor relationships, thus increasing the scope of management involvement in connection with using third-party vendors. Moreover, if regulators conclude that we or our bank partners have not met the heightened standards for oversight of our third-party vendors, our bank partners could terminate their relationship with us or we or our bank partners could be subject to enforcement actions, civil monetary penalties, supervisory orders to cease and desist or other remedial actions, which could have an adverse effect on our business, financial condition and results of operations.
If loans originated by us or loans originated by our bank partners were found to violate the laws of one or more states, whether at origination or after sale of participations rights by the originating bank partner, loans facilitated through our platform may be unenforceable or otherwise impaired, we or other program participants may be subject to, among other things, fines, judgments and penalties, and/or our commercial relationships may suffer, each of which would adversely affect our business and results of operations.
When establishing the interest rates and structures (and the amounts and structures of certain fees constituting interest under federal banking law, such as origination fees, late fees and non-sufficient funds
fees) that are charged to borrowers on loans originated on our platform, our bank partners rely on certain authority under federal law to export the interest rate requirements of the state where each bank partner is located to borrowers in other states. Further, certain of our bank partners and capital sources rely on the ability of subsequent holders to continue charging such rate and fee structures and enforce other contractual terms agreed to by our bank partners that are permissible under federal and applicable state banking laws following the acquisition of the loans. The current annual percentage rates of the loans facilitated through our platform typically range from approximately 30% to 160%. In some states, the interest rates of certain loans facilitated on our platform exceed the maximum interest rate permitted for consumer loans made by non-bank lenders
to borrowers residing in, or that have nexus to, such states. In addition, the rate structures for loans facilitated on our platform may not be permissible in all states for non-bank lenders
and/or the amount or structures of certain fees charged in connection with loans facilitated on our platform may not be permissible in all states for non-bank lenders.

Usury, fee, and disclosure related claims involving loans facilitated on our platform may be raised in multiple ways. Program participants may face litigation, government enforcement or other challenge, for example, based on claims that bank lenders did not establish loan terms that were permissible in the state they were located or did not correctly identify the home or host state in which they were located for purposes of interest exportation authority under federal law. Alternatively, we or our capital sources may face litigation, government enforcement, or other challenge, for example, based on claims that rates and fees were lawful at origination and through any period during which the originating bank partner retained the loan and interests therein, but that subsequent purchasers were unable to enforce the loan pursuant to its contracted-for terms,
or that certain disclosures were not provided at origination because while such disclosures are not required of banks they may be required of non-bank lenders.
In
 Madden v. Midland Funding, LLC
, 786 F.3d 246 (2d Cir. 2015), cert. denied, 136 S.Ct. 2505 (June 27, 2016), for example, the United States Court of Appeals for the Second Circuit held that the non-bank purchaser
of defaulted credit card debt could not rely on preemption standards under the National Bank Act applicable to the originator of such debt in defense of usury claims.
 Madden
 addressed circumstances under which a defaulted extension of credit under a consumer credit card account was assigned, following default, to a non-bank debt
buyer that then attempted to collect the loan and to continue charging interest at the contracted-for rate.
The debtor filed a suit claiming, among other claims, that the rate charged by the non-bank collection
entity exceeded the usury rates allowable for such entities under New York usury law. Reversing a lower court decision, the Second Circuit held that preemption standards under the National Bank Act applicable to the bank that issued the credit card were not available to the non-bank debt
buyer as a defense to usury claims. Following denial of a petition for rehearing by the Second Circuit, the defendant sought review by the United States Supreme Court. Following the United States Supreme Court’s request that the Solicitor General file a brief setting forth the government’s position on whether the Supreme Court should hear the case in 2016, the Solicitor General filed its brief recommending that the petition for a writ of certiorari be denied for certain vehicle suitability reasons, although the Solicitor General’s brief concluded that the Second Circuit’s decision was substantively incorrect as a matter of law. The Supreme Court denied certiorari on June 27, 2016, such that the Second Circuit’s decision remains binding on federal courts in the Second Circuit (which include all federal courts in New York, Connecticut, and Vermont). Upon remand to the District Court for consideration of additional issues, including whether a choice of law provision in the debtor’s credit card agreement was enforceable to displace New York usury law and class certification, the parties settled the matter in 2019.
The scope and validity of the Second Circuit’s
 Madden
 decision remain subject to challenge and clarification. For example, the Colorado Administrator of the Colorado Uniform Consumer Credit Code, or the UCCC, reached a settlement with respect to complaints against two online lending platforms whose business includes the use of bank partners and sale of loans to investors. The complaints included, among other claims, allegations, grounded in the Second Circuit’s
 Madden
 decision, that the rates and fees for certain loans could not be enforced lawfully by non-bank purchasers
of bank-originated loans. Under the settlement, these banks and nonbank partners committed to, among other things, limit the annual percentage rates, or APR, on loans to Colorado consumers to 36% and take other actions to ensure that the banks were in fact the true lenders. The nonbanks also agreed to obtain and maintain a Colorado lending license. In Colorado, this settlement should provide a helpful model for what constitutes an acceptable bank partnership model. However, the settlement may also invite other states to initiate their own actions, and set their own regulatory standards through enforcement.

As noted above, federal prudential regulators have also taken actions to address the
 Madden
 decision. On May 29, 2020, the OCC issued a final rule clarifying that, when a national bank or savings association sells, assigns, or otherwise transfers a loan, interest permissible before the transfer continues to be permissible after the transfer. That rule took effect on August 3, 2020. As discussed further below, the OCC also has issued a rule pertaining to the “true lender” issue. Similarly, the FDIC finalized on June 25, 2020 its 2019 proposal declaring that the interest rate for a loan is determined when the loan is made, and will not be affected by subsequent events. On July 29, 2020, California, New York and Illinois filed suit in the U.S. District Court for the Northern District of California to enjoin enforcement of the OCC rule (Case
No. 20-CV-5200) and,
similarly in the same court, on August 20, 2020 California, Illinois, Massachusetts, Minnesota, New Jersey, New York, North Carolina, and the District of Columbia sought to enjoin enforcement of the FDIC rule
(Case No. 20-CV-5860), in
each case related to permissible interest rates post-loan transfer on the grounds that the OCC and FDIC exceeded their authority when promulgating those rules.
There are factual distinctions between our program and the circumstances addressed in the Second Circuit’s
 Madden
 decision, as well as the circumstances in the Colorado UCCC settlement and similar cases. As noted above, there are also bases on which the
 Madden
 decision’s validity might be subject to challenge or the
 Madden
 decision may be addressed by federal regulation or legislation. Nevertheless, there can be no guarantee that a
 Madden
-like claim will not be brought successfully against us or our program participants.
If a borrower or any state agency were to successfully bring a claim against us, our bank partners or our capital sources for a state usury law or fee restriction violation and the rate or fee at issue on the loan was impermissible under applicable state law, we, our bank partners or our capital sources may face various commercial and legal repercussions, including that such parties would not receive the total amount of interest expected, and in some cases, may not receive any interest or principal, may hold loans that are void, voidable, rescindable, or otherwise impaired or may be subject to monetary, injunctive or criminal penalties. Were such repercussions to apply to us, we may suffer direct monetary loss or may be a less attractive candidate for bank partners or capital sources to enter into or renew relationships; and were such repercussions to apply to our bank partners, such parties could be discouraged from using our platform. We may also be subject to payment of damages in situations where we agreed to provide indemnification, as well as fines and penalties assessed by state and federal regulatory agencies. Litigation or enforcement decisions might also affect our decision to continue operating in any particular state.
If loans facilitated through our platform for one or more bank partners were subject to successful challenge that the bank partner was not the “true lender,” such loans may be unenforceable, subject to rescission or otherwise impaired, we or other program participants may be subject to fines, judgments and penalties, and/or our commercial relationships may suffer, each of which would adversely affect our business and results of operations.
Loans facilitated on our platform by our bank partners are originated in reliance on the fact that our bank partners are the “true lenders” for such loans. That true lender status determines various loan program details, including that we do not hold licenses required solely for being the party that extends credit to consumers, and that loans facilitated on our platform by our bank partners may involve interest rates and structures (and certain fees and fees structures) permissible at origination only because the loan terms and lending practices are permissible only when the lender is a bank, and/or the disclosures provided to borrowers would be accurate and compliant only if the lender is a bank. Many state consumer financial regulatory requirements, including usury restrictions (other than the restrictions of the state in which a bank partner originating a particular loan is located) and many licensing requirements and substantive requirements under state consumer credit laws, are treated as inapplicable loans facilitated on our platform by our bank partners based on principles of federal preemption or express exemptions provided in relevant state laws for certain types of financial institutions or loans they originate.

Certain recent litigation and regulatory enforcement has challenged, or is currently challenging, the characterization of bank partners as the “true lender” in connection with programs involving origination and/or servicing relationships between a bank partner and non-bank lending
platform or program manager. As noted above, the Colorado Administrator has entered into a settlement agreement with certain banks and nonbanks that addresses this true lender issue. Specifically, the settlement agreement sets forth a safe harbor indicating that a bank is the true lender if certain specific terms and conditions are met. However, other states and consumers could also bring lawsuits based on these types of relationships. For example, on April 5, 2021, the Washington, DC Attorney General filed a lawsuit against us for allegedly deceptively marketing high-cost loans with interest rates above the Washington, DC usury cap. The usury claim is based on an allegation that we, who are not licensed in Washington, DC because a license is not required to service bank loans in the district, and not our partner bank, FinWise, originated these loans, and we are therefore in violation of the district’s usury laws. While we deny such allegations and intend to vigorously defend the matter, FinWise has ceased originating loans in Washington D.C. and as a result, we have ceased doing business in Washington, DC with FinWise and there can be no assurance as to the ultimate disposition of the action. Moreover, regardless of the merits of the claim, litigation is often expensive, time-consuming, disruptive to our operations, distracting to management and may involve payment of damages. The Washington, DC Attorney General previously filed a similar lawsuit on June 5, 2020 against online lender Elevate for allegedly deceptively marketing high-cost loans with interest rates above the Washington, DC usury cap. We have also been the subject of state attorneys general inquires of a similar nature in other states, including Montana and Washington state, as well as the California Department of Business Oversight, and the subject of litigation filed on behalf of putative classes of customers in California and Washington.
We note that the OCC on October 27, 2020, issued a final rule to address the “true lender” issue for lending transactions involving a national bank. For certain purposes related to federal banking law, including the ability of a national bank to “export” interest-related requirements from the state from which they lend, the rule would treat a national bank as the “true lender” if it is named as the lender in the loan agreement or funds the loan. In June 2021, Congress utilized a procedure under the Congressional Review Act to repeal the OCC’s “true lender” rule. Repeal of the “true lender” rule under the CRA prevents the OCC from issuing any substantially similar rule unless subsequently authorized by law to do so. The OCC rule did not apply to state-chartered banks and there can be no assurance that the FDIC will issue a similar rule applicable to state-chartered banks. While we do not anticipate any material changes to our business model as a result of the repeal of the OCC’s “true lender” rule because (i) the banks with whom we partner are state chartered, FDIC regulated banks and are the lenders under such loans, and (ii) the repeal of the OCC’s “true lender” rule does not have direct implications on the rules finalized by the OCC and FDIC last year around the continued validity of the “valid when made doctrine,” we cannot be certain that the repeal of such rule, or the restrictions on the OCC implementing a similar rule without statutory approval, will not have a material affect on our business or our industry.
We, our bank partners and similarly situated parties could become subject to challenges like that presented by the Colorado settlement and, if so, we could face penalties and/or loans facilitated on our platform by our bank partners may be void, voidable, or otherwise impaired in a manner that may have adverse effects on our operations (directly, or as a result of adverse impact on our relationships with our bank partners, institutional investors or other commercial counterparties). However, we are also taking steps to confirm that our business model conforms with the requirements of the Colorado safe harbor.
There can be no assurance that the Colorado Administrator or other regulators or customers will not make assertions similar to those made in its present actions with respect to the loans facilitated by our platform in the future. It is also possible that other state agencies or regulators could make similar assertions. If a court or a state or federal enforcement agency were to determine that we, rather than our bank partners, are the “true lender” for loans originated on our platform by our bank partners, and if for this reason (or any other reason) the loans were deemed subject to and in violation of certain state consumer finance laws, we could be subject to fines, damages, injunctive relief (including required modification or discontinuation of our business in certain areas) and other penalties or consequences, and the loans could be rendered void or unenforceable in whole or in part, any of which could have a material adverse effect on our business.
Regulators and payment processors are scrutinizing certain online lenders’ access to the ACH system to disburse and collect loan proceeds and repayments, and any interruption or limitation on our ability to access this critical system would materially adversely affect our business.
When making loans, we typically use the ACH system to deposit loan proceeds into borrowers’ bank accounts. This includes loans originated by our bank partners. These loans also depend on the ACH system to collect amounts due by withdrawing funds from borrowers’ bank accounts when the borrower has provided authorization to do so. ACH transactions are processed by banks, and if these banks cease to provide ACH processing services or are not allowed to do so, we would have to materially alter, or possibly discontinue, some or all of our business if alternative ACH processors or other payment mechanisms are not available.

In the past, heightened regulatory scrutiny by the U.S. Department of Justice, the FDIC and other regulators has caused some banks and ACH payment processors to cease doing business with consumer lenders who are operating legally, without regard to whether those lenders are complying with applicable laws, simply to avoid the risk of heightened scrutiny or even litigation. These actions have reduced the number of banks and payment processors who provide ACH payment processing services and could conceivably make it increasingly difficult to find bank partners and payment processors in the future and/or lead to significantly increased costs for these services. If we are unable to maintain access to needed services on favorable terms, we would have to materially alter, or possibly discontinue, some or all of our business if alternative processors are not available.
If we lost access to the ACH system because our payment processor was unable or unwilling to access the ACH system on our behalf, we would experience a significant reduction in borrower loan payments. Although we would notify borrowers that they would need to make their loan payments via physical check, debit card or other method of payment a large number of borrowers would likely go into default because they are expecting automated payment processing. Similarly, if regulatory changes limited our access to the ACH system or reduced the number of times ACH transactions could be re-presented, we
would experience higher losses.
Risks Related to Our Regulatory Environment
Litigation, regulatory actions and compliance issues could subject us to significant fines, penalties, judgments, remediation costs and/or requirements resulting in increased expenses.
In the ordinary course of business, we have been named as a defendant in various legal actions, including class action lawsuits and other litigation. Generally, this litigation arises from the dissatisfaction of a consumer with the products or services offered on our platform. All such legal actions are inherently unpredictable and, regardless of the merits of the claims, litigation is often expensive, time-consuming, disruptive to our operations, and distracting to management. In addition, certain actions may include claims for indeterminate amounts of damages. Our involvement in any such matter also could cause significant harm to our or our bank partners’ reputations and divert management attention from the operation of our business, even if the matters are ultimately determined in our favor. If resolved against us, legal actions could result in significant verdicts and judgments, injunctive relief, equitable relief, and other adverse consequences that may affect our financial condition and how we operate our business, including our decision to continue operating in certain states.
In addition, a number of participants in the consumer financial services industry, ourselves included, have been the subject of putative class action lawsuits, state attorney general actions and other state regulatory actions and federal regulatory enforcement actions, including actions relating to alleged unfair, deceptive or abusive acts or practices, violations of state licensing and lending laws, including state usury and disclosure laws and allegations of noncompliance with various state and federal laws and regulations relating to originating, servicing and collecting consumer finance loans and other consumer financial services and products. The current regulatory environment increased regulatory compliance efforts and enhanced regulatory enforcement have resulted in us undertaking significant time-consuming and expensive operational and compliance improvement efforts, which may delay or preclude our or our bank partners’ ability to provide certain new products and services. There is no assurance that these regulatory matters or other factors will not, in the future, affect how we conduct our business and, in turn, have a material adverse effect on our business. In particular, legal proceedings brought under state consumer protection statutes or under several of the various federal consumer financial protection statutes may result in a separate fine assessed for each statutory and regulatory violation or substantial damages from class action lawsuits, potentially in excess of the amounts we earned from the underlying activities.
Some of our agreements used in the course of our business include arbitration clauses. If our arbitration agreements were to become unenforceable for any reason, we could experience an increase to our consumer litigation costs and exposure to potentially damaging class action lawsuits, with a potential material adverse effect on our business and results of operations.
We contest our liability and the amount of damages, as appropriate, in each pending matter. The outcome of pending and future matters could be material to our results of operations, financial condition and cash flows, and could materially adversely affect our business.

In addition, from time to time, through our operational and compliance controls, we identify compliance issues that require us to make operational changes and, depending on the nature of the issue, result in financial remediation to impacted borrowers. These self-identified issues and voluntary remediation payments could be significant, depending on the issue and the number of borrowers impacted, and could generate litigation or regulatory investigations that subject us to additional risk.
We are subject to or facilitate compliance with a variety of federal, state, and local laws, including those related to consumer protection and loan financings, and if we fail to comply with such laws, our business could be adversely affected.
We must comply with regulatory regimes or facilitate compliance with regulatory regimes on behalf of our bank partners that are independently subject to federal and/or state oversight by bank regulators, including those applicable to our referral and marketing services, consumer credit transactions, loan servicing and collection activities and the purchase and sale of whole loans and other related transactions. Certain state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other federal and state laws may apply to the origination, servicing and collection of loans originated on our platform or the purchase and sale of whole loans or participation rights. In particular, certain laws, regulations and rules we or our bank partners are subject to include:

•
state lending laws and regulations that require certain parties to hold licenses or other government approvals or filings in connection with specified activities, and impose requirements related to loan disclosures and terms, fees and interest rates, credit discrimination, credit reporting, servicemember relief, debt collection, repossession, unfair or deceptive business practices and consumer protection, as well as other state laws relating to privacy, information security, conduct in connection with data breaches and money transmission;

•	the Truth-in-Lending Act and Regulation Z promulgated thereunder, and similar state laws, which require certain disclosures to borrowers regarding the terms and conditions of their loans and credit

•
transactions, require creditors to comply with certain lending practice restrictions, limit the ability of a creditor to impose certain loan terms and impose disclosure requirements in connection with credit card origination;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, and similar state fair lending laws, which prohibit creditors from discouraging or discriminating against credit applicants on the basis of race, color, sex, age, religion, national origin, marital status, the fact that all or part of the applicant’s income derives from any public assistance program or the fact that the applicant has in good faith exercised any right under the federal Consumer Credit Protection Act;

•
the Fair Credit Reporting Act and Regulation V promulgated thereunder, imposes certain obligations on users of consumer reports and those that furnish information to consumer reporting agencies, including obligations relating to obtaining consumer reports, using consumer reports, taking adverse action on the basis of information from consumer reports, addressing risks of identity theft and fraud and protecting the privacy and security of consumer reports and consumer report information;

•
Section 5 of the Federal Trade Commission Act, which prohibits unfair and deceptive acts or practices in or affecting commerce, and Section 1031 of the Dodd-Frank Act, which prohibits unfair, deceptive or abusive acts or practices in connection with any consumer financial product or service, and analogous state laws prohibiting unfair, deceptive or abusive acts or practices;

•
the Credit Practices Rule which prohibits lenders from using certain contract provisions that the Federal Trade Commission has found to be unfair to consumers, requires lenders to advise consumers who co-sign obligations
about their potential liability if the primary obligor fails to pay and prohibits certain late charges;

•
the Fair Debt Collection Practices Act and similar state debt collection laws, which provide guidelines and limitations on the conduct of third-party debt collectors (and some limitation on creditors collecting their own debts) in connection with the collection of consumer debts;

•
the Gramm-Leach-Bliley Act and Regulation P promulgated thereunder, which includes limitations on financial institutions’ disclosure of nonpublic personal information about a consumer to nonaffiliated third parties, in certain circumstances requires financial institutions to limit the use and further disclosure of nonpublic personal information by nonaffiliated third parties to whom they disclose such information and requires financial institutions to disclose certain privacy notices and practices with respect to information sharing with affiliated and unaffiliated entities as well as to safeguard personal borrower information, and other privacy laws and regulations;

•	the Bankruptcy Code, which limits the extent to which creditors may seek to enforce debts against parties who have filed for bankruptcy protection;

•
the Servicemembers Civil Relief Act, which allows military members to suspend or postpone certain civil obligations, requires creditors to reduce the interest rate to 6% on loans to military members under certain circumstances, and imposes restrictions on enforcement of loans to servicemembers, so that the military member can devote his or her full attention to military duties;

•
the Military Lending Act, which requires those who lend to “covered borrowers”, including members of the military and their dependents, to only offer Military APRs (a specific measure of all-in-cost-of-credit) under
36%, prohibits arbitration clauses in loan agreements, and prohibits certain other loan agreement terms and lending practices in connection with loans to military servicemembers, among other requirements, and for which violations may result in penalties including voiding of the loan agreement;

•
the Electronic Fund Transfer Act and Regulation E promulgated thereunder, which provide guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts, including a prohibition on a creditor requiring a consumer to repay a credit agreement in preauthorized (recurring)

•	electronic fund transfers and disclosure and authorization requirements in connection with such transfers;

•
the Telephone Consumer Protection Act and the regulations promulgated thereunder, which impose various consumer consent requirements and other restrictions in connection with telemarketing activity and other communication with consumers by phone, fax or text message, and which provide guidelines designed to safeguard consumer privacy in connection with such communications;

•
the federal Controlling the Assault
of Non-Solicited Pornography
and Marketing Act of 2003 and the Telemarketing Sales Rule and analogous state laws, which impose various restrictions on marketing conducted use of email, telephone, fax or text message;

•
the Electronic Signatures in Global and National Commerce Act and similar state laws, particularly the Uniform Electronic Transactions Act, which authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures and which require creditors and loan servicers to obtain a consumer’s consent to electronically receive disclosures required under federal and state laws and regulations;

•	the Right to Financial Privacy Act and similar state laws enacted to provide the financial records of financial institution customers a reasonable amount of privacy from government scrutiny;

•
the Bank Secrecy Act and the USA PATRIOT Act, which relate to compliance with anti-money laundering, borrower due diligence, transaction monitoring and reporting and record-keeping policies and procedures;

•
the Executive Orders and regulations promulgated by the Office of Foreign Assets Control under the U.S. Treasury Department related to the administration and enforcement of sanctions against foreign jurisdictions and persons that threaten U.S. foreign policy and national security goals, primarily to prevent targeted jurisdictions and persons from accessing the U.S. financial system;

•
federal and state securities laws, including, among others, the Securities Act of 1933, as amended, or the Securities Act, the Exchange Act, the Investment Advisers Act of 1940, as amended, or the Investment Advisers Act of 1940 (referred to as the IAA) and the Investment Company Act of 1940, as amended, or the Investment Company Act, rules and regulations adopted under those laws, and similar state laws and regulations, which govern how we offer, sell and transact in our loan financing products; and

•	other state-specific and local laws and regulations.
We may not always have been, and may not always be, in compliance with these and other applicable laws, regulations and rules. Compliance with these requirements is also costly, time-consuming and limits our operational flexibility. Additionally, Congress, the states and regulatory agencies, as well as local municipalities, could further regulate the consumer financial services industry in ways that make it more difficult or costly for us to offer our platform and related services or facilitate the origination of loans for our bank partners. These laws also are often subject to changes that could severely limit the operations of our business model. For example, in 2019, a bill was introduced in the U.S. Senate that would create a national cap of the lesser of 15% APR or the maximum rate permitted by the state in which the consumer resides, and in 2021, the Illinois legislature passed a law setting an interest rate cap of 36% on most consumer loans. Although the proposed national rate cap may never be enacted into law, if such a bill were to be enacted, it would greatly restrict the number of loans that could be funded through our platform. Further, changes in the regulatory application or judicial interpretation of the laws and regulations applicable to financial institutions also could impact the manner in which we conduct our business. The regulatory environment in which financial institutions operate has become increasingly complex, and following the financial crisis that began in 2008 and the financial distress experienced by many consumer as a result of the COVID-19 pandemic,
supervisory efforts to apply relevant laws, regulations and policies have become more intense. Additionally, states are increasingly introducing and, in some cases, passing laws that restrict interest rates and APRs on loans similar to the loans made on our platform. For example, California has enacted legislation to create a “mini-CFPB,” which could increase its oversight over bank partnership relationships and strengthen state consumer protection authority of state regulators to police debt collections and unfair, deceptive or abusive acts and practices. Additionally, voter referendums have been introduced and, in some cases, passed restrictions on interest rates and/or APRs. If such legislation or bills were to be propagated, or state or federal regulators seek to restrict regulated financial institutions such as our bank partners from engaging in business us in certain ways, our bank partners’ ability to originate loans in certain states could be greatly reduced, and as a result, our business, financial condition and results of operations would be adversely affected.
Where applicable, we seek to comply with state broker, credit service organization, small loan, finance lender, servicing, collection, money transmitter and similar statutes. Nevertheless, if we are found to not comply with applicable laws, we could lose one or more of our licenses or authorizations, become subject to greater scrutiny by other state regulatory agencies, face other sanctions or be required to obtain a license in such jurisdiction, which may have an adverse effect on our ability to continue to facilitate loans, perform our servicing obligations or make our platform available to consumers in particular states, which may harm our business. Further, failure to comply with the laws and regulatory requirements applicable to our business and operations may, among other things, limit our ability to collect all or part of the principal of or interest on loans facilitated on our platform. In addition, non-compliance could
subject us to damages, revocation of required licenses, class action lawsuits, administrative enforcement actions and civil and criminal liability, all of which would harm our business.

Internet-based loan origination processes may give rise to greater risks than paper-based processes and may not always be allowed under state law.
We use the internet to obtain application information and distribute certain legally required notices to applicants and borrowers, and to obtain electronically signed loan documents in lieu of paper documents with actual borrower signatures. These processes may entail greater risks than would paper-based loan origination processes, including risks regarding the sufficiency of notice for compliance with consumer protection laws, risks that borrowers may challenge the authenticity of loan documents, and risks that despite internal controls, unauthorized changes are made to the electronic loan documents. In addition, our software could contain “bugs” that result in incorrect calculations or disclosures or other non-compliance with
federal or state laws or regulations. If any of those factors were to cause any loans, or any of the terms of the loans, to be unenforceable against our borrowers, or impair our ability to service loans, the performance of the underlying promissory notes could be adversely affected.
If we are found to be operating without having obtained necessary state or local licenses, our business, financial condition and results of operations could be adversely affected.
Certain states have adopted laws regulating and requiring licensing by parties that engage in certain activities regarding consumer finance transactions, including facilitating and assisting such transactions in certain circumstances. Furthermore, certain states and localities have also adopted laws requiring licensing for consumer debt collection or servicing and/or purchasing or selling consumer loans. While we believe we have obtained all necessary licenses, the application of some consumer finance licensing laws to our platform and the related activities we perform is unclear. In addition, state licensing requirements may evolve over time, including, in particular, recent trends toward increased licensing requirements and regulation of parties engaged in loan solicitation activities. States also maintain licensing requirements pertaining to the transmission of money, and certain states may broadly interpret such licensing requirements to cover loan servicing and the transmission of funds to investors. If we were found to be in violation of applicable state licensing requirements by a court or a state, federal, or local enforcement agency, we could be subject to fines, damages, injunctive relief (including required modification or discontinuation of our business in certain areas), criminal penalties and other penalties or consequences, and the loans originated by our bank partners on our platform could be rendered void or unenforceable in whole or in part, any of which could have a material adverse effect on our business.
The CFPB has sometimes taken expansive views of its authority to regulate consumer financial services, creating uncertainty as to how the agency’s actions or the actions of any other new agency could impact our business.
The CFPB, which commenced operations in July 2011, has broad authority to create and modify regulations under federal consumer financial protection laws and regulations, such as the Truth in Lending Act and Regulation Z, ECOA and Regulation B, the Fair Credit Reporting Act, the Electronic Funds Transfer Act and Regulation E, among other regulations, and to enforce compliance with those laws. The CFPB supervises banks, thrifts and credit unions with assets over $10 billion and examines certain of our bank partners. Further, the CFPB is charged with the examination and supervision of certain participants in the consumer financial services market, including short-term, small dollar lenders, and larger participants in other areas of financial services. The CFPB is also authorized to prevent “unfair, deceptive or abusive acts or practices” through its rulemaking, supervisory and enforcement authority. To assist in its enforcement, the CFPB maintains an online complaint system that allows consumers to log complaints with respect to various consumer finance products, including our loan products. This system could inform future CFPB decisions with respect to its regulatory, enforcement or examination focus. The CFPB may also request reports concerning our organization, business conduct, markets and activities and conduct on-site examinations
of our business on a periodic basis if the CFPB were to determine or suspect, as a result of information provided through its complaint system, that we were engaging in activities that pose risks to consumers.

Only one online lending platform has ever received
a no-action letter
from the CFPB with respect to ECOA compliance as it pertains to underwriting applicants for unsecured non-revolving credit,
and there continues to be uncertainty about the future of the CFPB and as to how its strategies and priorities, including in both its examination and enforcement processes, will impact our business and our results of operations going forward. In addition, evolving views regarding the use of alternative variables and machine learning in assessing credit risk and/or stated focus of the new Administration and CFPB leadership on fair lending could result in the CFPB taking actions that result in requirements to alter or cease offering affected financial products and services, making them less attractive and restricting our ability to offer them. The CFPB could also implement rules that restrict our effectiveness in servicing our financial products and services.
Although we have committed resources to enhancing our compliance programs, any actions by the CFPB (or other regulators) against us, our bank partners or our competitors could discourage the use of our services or those of our bank partners, which could result in reputational harm, a loss of bank partners, borrowers or capital sources, or discourage the use of our or their services and adversely affect our business. If the CFPB changes regulations or modifies through supervision or enforcement past regulatory guidance or interprets existing regulations in a different or stricter manner than they have been interpreted in the past by us, the industry or other regulators, our compliance costs and litigation exposure could increase materially. This is particularly true with respect to the application of ECOA and Regulation B to credit risk models that rely upon alternative variables and machine learning, an area of law where regulatory guidance is currently uncertain and still evolving, and for which there are not well-established regulatory norms for establishing compliance. If future regulatory or legislative restrictions or prohibitions are imposed that affect our ability to offer certain of our products or that require us to make significant changes to our business practices, and if we are unable to develop compliant alternatives with acceptable returns, these restrictions or prohibitions could have a material adverse effect on our business. If the CFPB, or another regulator, were to issue a consent decree or other similar order against us or our competitors, this could also directly or indirectly affect our results of operations.
We have been in the past and may in the future be subject to federal and state regulatory inquiries regarding our business, which may cause significant harm to our reputation, lead to investigations and enforcement actions from regulatory agencies or litigants, and divert management attention and resources from the operation of our business.
We have, from time to time in the normal course of our business, received, and may in the future receive or be subject to, inquiries or investigations by state and federal regulatory agencies and bodies such as the CFPB, state attorneys general, state financial regulatory agencies and other state or federal agencies or bodies regarding our platform, including the marketing of loans for lenders, underwriting and pricing of consumer loans for our bank partners, our fair lending compliance program and licensing and registration requirements. We have addressed these inquiries directly and engaged in open dialogue with regulators. For example, the CFPB has issued a civil investigative demand, or CID, to us, as a result of a consumer complaint, the stated purpose of which is to determine whether our lending practices violated any consumer financial laws with respect to the Military Lending Act. We have responded to the CFPB to refute the number of affected consumers. We intend to cooperate with the CFPB in this investigation and impacted consumers were already provided with redress whereby we either adjusted the applicable consumer’s interest rate so that the Military Annual Percentage Rate (MAPR) was less than 36%, with past payments reallocated to principal or refunded, as appropriate, or forgave the loan and corrected any negative credit reporting. The number of potentially affected loans is less than 0.01% of all loans facilitated through our platform since our inception.
We have also received inquiries from state regulatory agencies regarding requirements to obtain licenses from or register with those states, including in states where we have determined that we are not required to obtain such a license or be registered with the state, and we expect to continue to receive such inquiries. Any such inquiries or investigations could involve substantial time and expense to analyze and respond to, could divert management’s attention and other resources from running our business, and could lead to public enforcement actions or lawsuits and fines, penalties, injunctive relief, and the need to obtain additional licenses that we do not currently possess. Our involvement in any such matters, whether tangential or otherwise and even if the matters are ultimately determined in our favor, could also cause significant harm to our reputation, lead to additional investigations and enforcement actions from other agencies or litigants, and further divert management attention and resources from the operation of our business. As a result, the outcome of legal and regulatory actions arising out of any state or federal inquiries we receive could be material to our business, results of operations, financial condition and cash flows and could have a material adverse effect on our business, financial condition or results of operations.

The collection, processing, storage, use and disclosure of personal data could give rise to liabilities as a result of existing or new governmental regulation, conflicting legal requirements or differing views of personal privacy rights.
We receive, transmit and store a large volume of personally identifiable information and other sensitive data from applicants and borrowers. There are federal, state and foreign laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and sensitive data. Specifically, cybersecurity and data privacy issues, particularly with respect to personally identifiable information are increasingly subject to legislation and regulations to protect the privacy and security of personal information that is collected, processed and transmitted. For example, the Gramm-Leach-Bliley Act includes limitations on financial institutions’ disclosure of nonpublic personal information about a consumer to nonaffiliated third parties, in certain circumstances requires financial institutions to limit the use and further disclosure of nonpublic personal information by nonaffiliated third parties to whom they disclose such information and requires financial institutions to disclose certain privacy notices and practices with respect to information sharing with affiliated and unaffiliated entities as well as to safeguard personal borrower information. In addition, the California Consumer Privacy Act, or the CCPA, which went into effect on January 1, 2020, requires, among other things, that covered companies provide disclosures to California consumers and afford such consumers new abilities to opt-out of
certain sales or retention of their personal information by us. The CCPA has been amended on multiple occasions and the California attorney general approved final regulations on August 14, 2020. Although the regulations will bring some clarity regarding compliance with the CCPA, aspects of the CCPA and its interpretation remain unclear. We cannot fully predict the impact of the CCPA on our business or operations, but it may require us to further modify our data infrastructure and data processing practices and policies and to incur additional costs and expenses in an effort to continue to comply. In addition, California voters approved Proposition 24 in the November 2020 election to create the California Privacy Rights Act, which amends and purports to strengthen the CCPA and will create a state agency to enforce privacy laws. Additionally, other U.S. states are proposing and enacting laws and regulations that impose obligations similar to the CCPA or that otherwise involve significant obligations and restrictions. Compliance with current and future borrower privacy data protection and information security laws and regulations could result in higher compliance, technical or operating costs. Further, any actual or perceived violations of these laws and regulations may require us to change our business practices, data infrastructure or operational structure, address legal claims and regulatory investigations and proceedings and sustain monetary penalties and/or other harms to our business. We could also be adversely affected if new legislation or regulations are adopted or if existing legislation or regulations are modified such that we are required to alter our systems or change our business practices or privacy policies.
As the regulatory framework for artificial intelligence and machine learning technology evolves, our business, financial condition and results of operations may be adversely affected.
The regulatory framework for artificial intelligence and machine learning technology is evolving and remains uncertain. It is possible that new laws and regulations will be adopted in the United States, or existing laws and regulations may be interpreted in new ways, that would affect the operation of our platform and the way in which we use artificial intelligence and machine learning technology, including with respect to fair lending laws. Further, the cost to comply with such laws or regulations could be significant and would increase our operating expenses, which could adversely affect our business, financial condition and results of operations.
If we are required to register under the Investment Company Act, our ability to conduct business could be materially adversely affected.
The Investment Company Act contains substantive legal requirements that regulate the manner in which “investment companies” are permitted to conduct their business activities. In general, an “investment company” is a company that holds itself out as an investment company or holds more than 40% of the total value of its assets (minus cash and government securities) in “investment securities.” We believe we are not an investment company. We do not hold ourselves out as an investment company. We understand, however, that the loans held on our balance sheet could be viewed by the SEC or its staff as “securities,” which could in turn cause the SEC or its staff to view Opportunity Financial, LLC or an affiliate as an “investment company” subject to regulation under the Investment Company Act. We believe that we have never been an investment company because, among other reasons, we are primarily engaged in the business of providing an AI-based lending
platform to banks. If we were ever deemed to be
in non-compliance with
the Investment Company Act, we could also be subject to various penalties, including administrative or judicial proceedings that might result in censure, fine, civil penalties, cease-and-desist orders
or other adverse consequences, as well as private rights of action, any of which could materially adversely affect our business.

Anti-money laundering, anti-terrorism financing, anti-corruption and economic sanctions laws could have adverse consequences for us.
We maintain a compliance program designed to enable us to comply with all applicable anti-money laundering and anti-terrorism financing laws and regulations, including the Bank Secrecy Act and the USA PATRIOT Act and U.S. economic sanctions laws administered by the Office of Foreign Assets Control. This program includes policies, procedures, processes and other internal controls designed to identify, monitor, manage and mitigate the risk of money laundering and terrorist financing and engaging in transactions involving sanctioned countries persons and entities. These controls include procedures and processes to detect and report suspicious transactions, perform borrower due diligence, respond to requests from law enforcement, and meet all recordkeeping and reporting requirements related to particular transactions involving currency or monetary instruments. We are also subject to anti-corruption and anti-bribery and similar laws, such as the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, and the U.S. Travel Act, which prohibit companies and their employees and agents from promising, authorizing, making, or offering improper payments or other benefits to government officials and others in the private sector in order to influence official action, direct business to any person, gain any improper advantage, or obtain or retain business. We have implemented an anti-corruption policy to ensure compliance with these anti-corruption and anti-bribery laws. No assurance is given that our programs and controls will be effective to ensure compliance with all applicable anti-money laundering and anti-terrorism financing and anti-corruption laws and regulations, and our failure to comply with these laws and regulations could subject us to significant sanctions, fines, penalties, contractual liability to our bank partners or institutional investors, and reputational harm, all of which could harm our business.
Risks Related to Loan Funding and Indebtedness
Our warehouse facilities expose us to certain risks, and we can provide no assurance that we will be able to access the whole loan sales markets, or secured warehouse credit facilities, in the future, which may require us to seek more costly financing.
We have funded, and may in the future fund, certain loans on our balance sheet and our purchase of participation rights in loans originated by our bank partners by selling such loans or participation interests to warehouse special purpose entities, or SPEs, which loan and participation rights sales are partially financed with associated warehouse credit facilities from financial institutions. Concurrently, the SPE borrows money from financial institutions pursuant to credit and security agreements. The lines of credit borrowed by the SPEs are each secured by the pool of loans and participation rights owned by the applicable SPE.
During periods of financial disruption, such as the financial crisis that began in 2008 and the COVID-19 pandemic
that began in early 2020, the credit market constrained, and this could continue or occur again in the future. In addition, other matters, such as (i) accounting standards applicable to the foregoing transactions and (ii) capital and leverage requirements applicable to banks and other regulated financial institutions, could result in decreased investor demand, or increased competition from other institutions that undertake similar transactions. In addition, compliance with certain regulatory requirements, including the Dodd-Frank Act, the Investment Company Act and the so-called “Volcker
Rule,” may affect the type of transactions that we are able to complete.

If it is not possible or economical for us to engage in whole loan or participation rights sales in the future, we would need to seek alternative financing to support our loan funding programs and to meet our existing debt obligations. Such funding may not be available on commercially reasonable terms, or at all. If the cost of such loan funding mechanisms were to be higher than that of our whole loan and participation right sales, the fair value of the loans and participation rights would likely be reduced, which would negatively impact our results of operations. If we are unable to access such financing, our ability to originate loans and acquire participation rights in loans originated by our bank partners and our results of operations, financial condition and liquidity would be materially adversely affected.
If we are unable to maintain diverse and robust sources of capital, our growth prospects, business, financial condition and results of operations could be adversely affected.
Our business depends on maintaining diverse and robust sources of capital to originate loans facilitated on our platform in certain states and to acquire participation rights in loans that our bank partners originate using our platform. We currently have committed financing agreements with two non-banks lenders
and one commercial bank. We cannot be sure that these funding sources will continue to be available on reasonable terms or at all beyond the current maturity dates of our existing credit facilities. See the section “
OppFi Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources
” for more information.
Events of default or breaches of financial, performance or other covenants, or worse than expected performance of certain pools of loans underpinning our credit facilities, could reduce or terminate our access to funding from such facilities. Loan performance is dependent on a number of factors, including the predictiveness of our AI models and social and economic conditions. The availability and capacity of sources of capital also depends on many factors that are outside of our control, such as credit market volatility and regulatory reforms. In the event that we do not maintain adequate sources of capital, we may not be able to maintain the necessary levels of funding to retain current loan volume, which could adversely affect our business, financial condition and results of operations.
In connection with our credit facilities, we make representations and warranties concerning the loans or participation rights sold, and if such representations and warranties are not accurate when made, we could be required to repurchase such loans or participation rights.
Under our credit facilities we make numerous representations and warranties concerning the characteristics of the loans facilitated on our platform, or participation rights with respect thereto, sold and transferred in connection with such transactions, including representations and warranties that the loans meet the eligibility requirements of those facilities. If those representations and warranties were not accurate when made, we may be required to repurchase the underlying loans or participation rights. Failure to repurchase so-called ineligible
receivables when required could constitute an event of default or termination event under our credit facilities. Historically, we have not had to repurchase loans or participations rights as a result of inaccurate representations or warranties related to loans facilitated on our platform. While only a small number of loans or participation rights have been historically repurchased by us, there can be no assurance that we would have adequate cash or other qualifying assets available to make such repurchases if and when required. Such repurchases could be limited in scope, relating to small pools of loans or participation rights, or significant in scope, across multiple pools of loans or participation rights. If we were required to make such repurchases and if we do not have adequate liquidity to fund such repurchases, our business, financial condition and results of operations could be adversely affected.
We rely on borrowings under our corporate and warehouse credit facilities to fund certain aspects of our operations, and any inability to meet our obligations as they come due or to comply with various covenants could harm our business.

Our corporate credit facilities consist of term loans and revolving loan facilities that we have drawn on to finance our operations and for other corporate purposes. As of June 30, 2021, we had approximately $207 million outstanding principal under these term loans and revolving credit facilities. These borrowings are generally secured by all the assets of the company that have not otherwise been sold or pledged to secure our structured finance facilities, such as assets belonging to our SPEs. These credit agreements contain operating and financial covenants, including customary limitations on the incurrence of certain indebtedness and liens, restrictions on certain transactions and limitations on distributions and stock repurchases. We have in the past, and may in the future, fail to comply with certain operating or financial covenants in our credit agreements, requiring a waiver from our lenders. Our ability to comply with or renegotiate these covenants may be affected by events beyond our control, and breaches of these covenants could result in a default under such agreements and any future financial agreements into which we may enter. If we were to default on our credit obligations and such defaults were not waived, our lenders may require repayment of any outstanding debt and terminate their agreements with us.
In addition, we, through our SPEs, have entered into warehouse credit facilities to partially finance the origination of loans by us on our platform or the purchase of participation rights in loans originated by our bank partners through our platform, which credit facilities are secured by the loans or participation rights. We generally hold these loans or participation rights on our balance sheet until we can liquidate them. As of December 31, 2020, outstanding borrowings under these warehouse credit facilities were $112 million, and $136 million of loans purchased were pledged as collateral. As of June 30, 2021, outstanding borrowings under these warehouse credit facilities were $158 million, and $207 million of loans purchased were pledged as collateral. See the section titled “
OppFi Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources
” for more information about our term loans and revolving loan facilities.
Our warehouse credit facilities impose operating and financial covenants on the SPEs, and under certain events of default, the lenders could require that all outstanding borrowings become immediately due and payable or terminate their agreements with us. We have in the past, and may in the future, fail to comply with certain operating or financial covenants in our credit facilities, requiring waivers from our lenders. If we are unable to repay our obligations at maturity or in the event of default, the borrowing SPEs may have to liquidate the loans or participation rights held as collateral at an inopportune time or price or, if the lender liquidated the loans or participation rights, the SPE, and in certain situations we, would have to pay any amount by which the original purchase price exceeded their sale price. An event of default would negatively impact our ability to originate loans on our platform and purchase participation rights in loans originated by our bank partners on our platform and require us to rely on alternative funding sources, which might increase our costs or which might not be available when needed. If we were unable to arrange new or alternative methods of financing on favorable terms, we might have to curtail our lending programs, which could have an adverse effect on our and our bank partners’ ability or willingness to originate new loans, which in turn would have an adverse effect on our business, results of operations and financial condition.
Some of our borrowings carry a floating rate of interest linked to the London Inter-bank Offered Rate, or LIBOR. On July 27, 2017, the United Kingdom Financial Conduct Authority, or the FCA, announced that it intends to stop persuading or compelling banks to submit rates for the calculation of LIBOR after 2021. As a result, while the FCA and the submitting LIBOR banks have indicated they will support the LIBOR indices through 2021 to allow for an orderly transition to an alternative reference rate, it is possible that beginning in 2022, LIBOR will no longer be available as a reference rate. In particular, the interest rate of borrowings under our credit facilities are predominately based upon LIBOR. While these agreements generally include alternative rates to LIBOR, if a change in indices results in interest rate increases on our debt, debt service requirements will increase, which could adversely affect our cash flow and results of operations. We do not expect a materially adverse change to our financial condition or liquidity as a result of any such changes or any other reforms to LIBOR that may be enacted in the United Kingdom or elsewhere.
We may need to raise additional funds in the future, including through equity, debt or convertible debt financings, to support business growth and those funds may not be available on acceptable terms, or at all.
We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new loan products, enhance our AI models, improve our operating infrastructure, or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity, debt or convertible debt financings to secure additional funds. If we raise additional funds by issuing equity securities or securities convertible into equity securities, the combined company’s stockholders may experience dilution. Debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any debt or additional equity financing that we raise may contain terms that are not favorable to us or our stockholders.

If we are unable to obtain adequate financing or on terms satisfactory to us when we require it, we may be unable to pursue certain business opportunities and our ability to continue to support our business growth and to respond to business challenges could be impaired and our business may be harmed.
Risks Related to Taxes
Taxing authorities may successfully assert that we should have collected or in the future should collect sales and use, gross receipts, value added or similar taxes and may successfully impose additional obligations on us, and any such assessments or obligations could adversely affect our business, financial condition and results of operations.
The application of indirect taxes, such as sales and use tax, value-added tax, goods and services tax, business tax and gross receipts tax, to platform businesses is a complex and evolving issue. Many of the fundamental statutes and regulations that impose these taxes were established before the adoption and growth of the Internet and e-commerce. Significant
judgment is required on an ongoing basis to evaluate applicable tax obligations and as a result amounts recorded are estimates and are subject to adjustments. In many cases, the ultimate tax determination is uncertain because it is not clear how new and existing statutes might apply to our business.
In addition, governments are increasingly looking for ways to increase revenue, which has resulted in discussions about tax reform and other legislative action to increase tax revenue, including through indirect taxes. For example, on November 6, 2018, voters in San Francisco approved “Proposition C,” which authorizes San Francisco to impose additional taxes on businesses in San Francisco that generate a certain level of gross receipts. Such taxes would adversely affect our financial condition and results of operations.
We may face various indirect tax audits in various U.S. jurisdictions. In certain jurisdictions, we collect and remit indirect taxes. However, tax authorities may raise questions about or challenge or disagree with our calculation, reporting or collection of taxes and may require us to collect taxes in jurisdictions in which we do not currently do so or to remit additional taxes and interest, and could impose associated penalties and fees. For example, after the U.S. Supreme Court decision in
 South
 Dakota v
.
 Wayfair Inc
., certain states have adopted, or started to enforce, laws that may require the calculation, collection and remittance of taxes on sales in their jurisdictions, even if we do not have a physical presence in such jurisdictions. A successful assertion by one or more tax authorities requiring us to collect taxes in jurisdictions in which we do not currently do so or to collect additional taxes in a jurisdiction in which we currently collect taxes, could result in substantial tax liabilities, including taxes on past sales, as well as penalties and interest, could harm our business, financial condition and results of operations. Although we have reserved for potential payments of possible past tax liabilities in our financial statements, if these liabilities exceed such reserves, our financial condition will be harmed.
As a result of these and other factors, the ultimate amount of tax obligations owed may differ from the amounts recorded in our financial statements and any such difference may adversely impact our results of operations in future periods in which we change our estimates of our tax obligations or in which the ultimate tax outcome is determined.
Changes in U.S. tax laws could have a material adverse effect on our business, financial condition and results of operations.
The Tax Act contains significant changes to U.S. tax law, including a reduction in the corporate tax rate and a transition to a new territorial system of taxation. The primary impact of the new legislation on our provision for income taxes was a reduction of the future tax benefits of our deferred tax assets as a result of the reduction in the corporate tax rate. The impact of the Tax Act will likely be subject to ongoing technical guidance and accounting interpretation, which we will continue to monitor and assess. As we expand the scale of our business activities, any changes in the U.S. taxation of such activities may increase our effective tax rate and harm our business, financial condition and results of operations.

Risks Related to the Business Combination and Integration of Businesses
Having a minority share position may reduce the influence of stockholders on the management of the Company.
Immediately following the Closing, (i) the Company’s public stockholders owned approximately 8.1% of the Company’s Common Stock (not including shares beneficially owned by the Founder Holders); (ii) the Founder Holders, the Underwriters and their transferees owned approximately 4.1% of the Company’s Common Stock; and (iii) the Members owned approximately 87.8% of the Company’s Common Stock. The ownership percentage with respect to the Company following the Closing does not take into account (i) the Warrants; or (ii) the issuance of any shares under the OppFi Inc. 2021 Equity Incentive Plan or the OppFi Inc. 2021 Employee Stock Purchase Plan. Please see the section entitled “
Unaudited Pro Forma Combined Financial Information
” for further information. To the extent that any shares of Class A Common Stock are issued upon exercise of the Warrants or the incentive plans, current stockholders may experience substantial dilution. This dilution could, among other things, limit the ability of our current stockholders to influence management of the post-combination company through the election of directors following the business combination.
There can be no assurance that we will be able to comply with the continued listing standards of the NYSE.
Our Class A Common Stock and Public Warrants are currently listed on the NYSE. If the NYSE delists our Class A Common Stock from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant adverse consequences including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•
a determination that our Class A Common Stock is a “penny stock,” which will require brokers trading in our Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	decreased ability to issue additional securities or obtain additional financing in the future.
The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A Common Stock and Public Warrants are listed on the NYSE, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the state of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.
Future resales of Class A Common Stock may cause the market price of our securities to drop significantly, even if our business is doing well.

Immediately following the effectiveness of the registration statement of which this prospectus is a part, the 11,600,000 Initial Shares may be exchanged for shares of our Class A Common Stock by the Members pursuant to the Members’ Exchange Rights, and may be sold without any contractual restriction by the Members. Pursuant to the lock-up
restrictions agreed to in connection with the Investor Rights Agreement, beginning on the nine month anniversary of the Closing (unless earlier waived by the Company in its capacity as the sole manager of OppFi), or with respect to the Earnout Units, on such later date the Earnout Units are earned in accordance with the Business Combination Agreement, each Retained OppFi Unit (other than the Initial Shares) held by the Members may be exchanged, upon the exercise of such Members’ Exchange Rights, for either one share of Class A Common Stock or, at the election of the Company in its capacity as the sole manager of OppFi, the cash equivalent of the market value of one share of Class A Common Stock, pursuant to the terms and conditions of the OppFi A&R LLCA. Assuming the full exercise of the Exchange Rights by all of the Members (including with respect to the Initial Shares and the Earnout Units), the Members will own 87.8% of our Class A Common Stock.
Except with respect to the restrictions described above, the Members will not be restricted from selling the shares of Class A Common Stock held by them following their exercise of Exchange Rights, other than by applicable securities laws. As such, sales of a substantial number of shares of Class A Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could cause the market price of our Class A Common Stock to decline or increase the volatility in the market price of our Class A Common Stock.
There is no guarantee that the Warrants will ever be in the money, and they may expire worthless and the terms of our Warrants may be amended.
The exercise price for our Warrants (other than the $15 Exercise Price Warrants) is $11.50 per share of Class A Common Stock, and the exercise price of the $15 Exercise Price Warrants is $15 per share of Class A Common Stock. There is no guarantee that the Warrants will ever be in the money prior to their expiration, and as such, the Warrants may expire worthless.
Our only significant asset is our ownership interest in OppFi and the ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Class A Common Stock or satisfy our other financial obligations.
We have no direct operations and no significant assets other than our ownership interest in OppFi. We depend on OppFi for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our Class A Common Stock. The financial condition and operating requirements of OppFi may limit our ability to obtain cash from OppFi. The earnings from, or other available assets of, OppFi may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Class A Common Stock or satisfy our other financial obligations.
We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could negatively affect our financial condition, results of operations and our stock price.
As a result of factors beyond our control, we may be forced to write-down or write-off assets,
restructure our operations, or incur impairment or other charges that could result in our reporting losses. Unexpected risks may arise and previously known risks may materialize. Even though these charges may be non-cash items
and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities.

The historical financial results of OppFi and unaudited pro forma financial information included in this prospectus may not be indicative of what our actual financial position or results of operations would have been.
The historical financial results of OppFi included in this prospectus do not reflect the financial condition, results of operations or cash flows OppFi would have achieved as a combined company during the periods presented or those that we will achieve in the future. This is primarily the result of the following factors: (i) we will incur additional ongoing costs as a result of the Business Combination, including costs related to public company reporting, investor relations and other compliance related costs; and (ii) our capital structure is also different from that reflected in OppFi’s historical financial statements. Our financial condition and future results of operations could be materially different from amounts reflected in its historical financial statements included elsewhere in this prospectus, so it may be difficult for investors to compare our future results to historical results or to evaluate our relative performance or trends in our business.
Similarly, the unaudited pro forma financial information in this prospectus is presented for illustrative purposes only and has been prepared based on a number of assumptions. Accordingly, such pro forma financial information may not be indicative of our future operating or financial performance and our actual financial condition and results of operations may vary materially from our pro forma results of operations and balance sheet contained elsewhere in this prospectus, including as a result of such assumptions not being accurate. Additionally, the final acquisition accounting adjustments could differ materially from the unaudited pro forma adjustments presented in this prospectus. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination. See “
Unaudited Pro Forma Combined Financial Information
”.
The Charter includes a forum selection clause, which could discourage claims or limit stockholders’ ability to make a claim against us, our directors, officers, other employees or stockholders.
The Charter includes a forum selection clause. The charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring any: (i) derivative action or proceeding; (ii) action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (iii) action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or the charter or bylaws; or (iv) action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following the determination), (B) that is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under federal securities laws, including the Securities Act. Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. This forum selection clause may also discourage claims or limit stockholders’ ability to submit claims in a judicial forum that they find favorable and may result in additional costs for a stockholder seeking to bring a claim. While we believe the risk of a court declining to enforce this forum selection clause is low, if a court were to determine the forum selection clause to be inapplicable or unenforceable in an action, we may incur additional costs in conjunction with our efforts to resolve the dispute in an alternative jurisdiction, which could have a negative impact on our results of operations and financial condition. Notwithstanding the foregoing, the forum selection clause will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the exclusive forum.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.
We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; and

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.
In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could adversely affect our financial condition and results of operations.
A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.
The price of our securities may fluctuate. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from the NYSE for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited
If the Business Combination’s benefits following the Closing do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.
If the benefits of the Business Combination following the Closing do not meet the expectations of investors or securities analysts, the market price of the Company’s securities may decline. In such case, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there was not a public market for OppFi’s securities and trading in the shares of our Class A Common Stock may not become active. Accordingly, the valuation ascribed to OppFi and our Class A Common Stock in the Business Combination may not be indicative of the price that will prevail in the trading market in the future. If an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could adversely effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In these circumstances, the trading price of our securities may not recover and may experience a further decline.
Factors affecting the trading price of our securities may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	speculation in the press or investment community;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning the post-combination company or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to the post-combination company;

•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving the post-combination company;

•	changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our Class A Common Stock available for public sale;

•	any major change in our Board or management;

•	sales of substantial amounts of Class A Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.
Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and the NYSE have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources and could also require us to make substantial payments to satisfy judgments or to settle litigation.
Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.
Our quarterly operating results may fluctuate significantly because of several factors, including:

•	profitability of our products, especially in new markets and due to seasonal fluctuations;

•	changes in interest rates;

•	impairment of assets;

•	macroeconomic conditions, both nationally and locally;

•	negative publicity relating to our products;

•	changes in consumer preferences and competitive conditions; and

•	expansion to new markets.
If securities or industry analysts do not publish or cease publishing research or reports about us our business, or our market, or if they change their recommendations regarding our Class A Common Stock adversely, then the price and trading volume of our Class A Common Stock could decline.
The trading market for our Class A Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Common Stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
We may be unable to obtain additional financing to fund our operations and growth.
We may require additional financing to fund our operations or growth. We cannot assure you that such financing will be available on acceptable terms, if at all. The failure to secure additional financing could adversely affect our continued development or growth. None of our officers, directors or stockholders are required to provide any financing to us.
Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business.
We are subject to laws, regulations and rules enacted by national, regional and local governments and the NYSE. In particular, we are required to comply with certain SEC, NYSE and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could adversely affect our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could adversely affect our business.
We will be a “controlled company” within the meaning of NYSE rules and, as a result, are exempt from certain corporate governance requirements.
So long as the SCG Holders and their affiliates maintain holdings of more than 50% of the voting power of our capital stock, we will be a “controlled company” within the meaning of NYSE corporate governance standards. Under these standards, a company need not comply with certain corporate governance requirements, including the requirements that:

•	a majority of our board of directors consist of “independent directors” as defined under NYSE rules;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•
we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, or otherwise have director nominees selected by vote of a majority of the independent directors; and

•	the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees.
We intend to rely on certain of these exemptions. As a result, our board of directors would not be required to consist of a majority of independent directors, and our compensation committee and nominating and corporate governance committee would not consist entirely of independent directors and will not be subject to annual performance evaluations. If we are no longer eligible to rely on the controlled company exception, we will comply with all applicable NYSE corporate governance requirements, but we will be able to rely on phase-in periods
for certain of these requirements in accordance with NYSE rules. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all NYSE corporate governance requirements.
The SCG Holders and their affiliates will have significant influence or control and their interests may conflict with those of other stockholders.
The SCG Holders and their affiliates collectively hold 87.8% of total voting power of all outstanding shares of Common Stock, voting together as a single class. Additionally, the Company has entered into the Investor Rights Agreement, pursuant to which the SCG Holders’ Representative has the right to nominate five directors to the Board.
The Investor Rights Agreement also provides that at each meeting at which directors are to be elected, the Company shall take such necessary action to include in the slate of nominees recommended by the Board for election as directors (i) five directors chosen by the SCG Holders’ Representative as long as the SCG Holders have at least of 50% of the voting power entitled to vote in the election of directors, (ii) four directors chosen by the SCG Holders’ Representative as long as the SCG Holders have at least of 40% of the voting power entitled to vote in the election of directors, (iii) three directors chosen by the SCG Holders’ Representative as long as the SCG Holders have at least of 30% of the voting power entitled to vote in the election of directors, (iv) three directors chosen by the SCG Holders’ Representative as long as the SCG Holders have at least of 30% of the voting power entitled to vote in the election of directors, (v) two directors chosen by the SCG Holders’ Representative as long as the SCG Holders have at least of 20% of the voting power entitled to vote in the election of directors and (vi) one director chosen by the SCG Holders’ Representative as long as the SCG Holders have at least of 5% of the voting power entitled to vote in the election of directors.
As such, the SCG Holders and their affiliates will have significant influence over the election of the members of our Board and thereby may significantly influence our policies and operations, including the appointment of management, future issuances of our Class A Common Stock or other securities, the payment of dividends, if any, the incurrence or modification of debt, amendments to our certificate of incorporation and bylaws, and the entering into of extraordinary transactions, and the SCG Holders’ interests may not in all cases be aligned with those of other stockholders.
In the event of a conflict between our interests and the interests of the SCG Holders and their affiliates, we have adopted policies and procedures, specifically a Code of Ethics and a Related Party Transactions Policy, to identify, review, consider and approve such conflicts of interest. In general, if an affiliate of a director, executive officer or significant stockholder, including the SCG Holders and their affiliates, intends to engage in a transaction involving us, that director, executive officer or significant stockholder must report the transaction for consideration and approval by our audit committee. However, there are no assurances that our efforts and policies to eliminate the potential impacts of conflicts of interest will be effective.
If you exercise your Public Warrants on a “cashless basis,” you will receive fewer shares of Class A Common Stock from the exercise than if you were to exercise your Warrants for cash.

There are circumstances in which the exercise of the Public Warrants may be required or permitted to be made on a cashless basis. First, if a registration statement covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants is not effective by the 60 th
business day after the Closing of the Business Combination, Public Warrant holders may, until there is an effective registration statement, exercise Public Warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption. Second, if our Class A Common Stock is at any time of any exercise of a Public Warrant not listed on a national securities exchange and is not a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act and, if we so elect, we will not be required to file or maintain in effect a registration statement, and if we do not so elect, we will use our best efforts to register or qualify the shares of Class A Common Stock under applicable blue sky laws to the extent an exemption is not available. Third, if we call the Public Warrants for redemption, our management will have the option to require all holders that wish to exercise Public Warrants to do so on a cashless basis. In the event of an exercise on a cashless basis, a holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (as defined in the next sentence) by (y) the fair market value. The “fair market value” is the average reported last sale price of the Class A Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of exercise is received by the Warrant Agent or on which the notice of redemption is sent to the holders of Public Warrants, as applicable. As a result, you would receive fewer shares of Class A Common Stock from the exercise than if you were to exercise the Public Warrants for cash.
We may amend the terms of the Warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 50% of the then-outstanding Warrants. As a result, the exercise price of your Warrants could be increased, the exercise period could be shortened and the number of shares of our Class A Common Stock purchasable upon exercise of a Warrant could be decreased, all without your approval.
Our Warrants have been issued under a Warrant Agreement between the Warrant Agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of Class A Common Stock purchasable upon exercise of a Warrant.
We may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.
We have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant, provided that the last reported sales price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a
30 trading-day period
ending on the third trading day prior to the date on which we give proper notice of redemption and provided certain other conditions are met. If and when the Public Warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of Class A Common Stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect registration or qualification. We will use our best efforts to register or qualify the shares of Class A Common Stock under the blue-sky laws
of the state of residence in those states in which the Public Warrants were offered by us in the IPO. Redemption of the outstanding Public Warrants could force you to (i) exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants or (iii) accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by the Sponsor or its permitted transferees, or the Underwriters and their permitted transferees, respectively.

Warrants will become exercisable for our Class A Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
We have outstanding (i) Public Warrants to purchase 11,887,500 shares of Class A Common Stock, (ii) Private Placement Unit Warrants to purchase 231,250 shares of Class A Common Stock, (iii) Underwriter Warrants to purchase 59,464 shares of Class A Common Stock, (iv) Founder Warrants to purchase 2,248,750 shares of Class A Common Stock, and (v) $15 Exercise Price Warrants to purchase 912,500 shares of Class A Common Stock. The shares of Class A Common Stock issuable upon exercise of our Warrants will result in dilution to the then existing holders of Class A Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of shares Class A Common Stock in the public market could adversely affect the market price of our Class A Common Stock.
Anti-takeover provisions contained in the charter and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.
The Charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions are described in the Section titled “
Description of Securities—Certain Anti-Takeover Provisions of Delaware Law and the Company’s Charter and Amended and Restated Bylaws
.”
We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A Common Stock held by non-affiliates exceeds
$700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth
companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of
Regulation S-K. Smaller
reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Common Stock held by non-affiliates
exceeds $250 million as of the prior June 30th, and (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds
$700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.
We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.
Our only principal asset is our interest in OppFi, and accordingly we depend on distributions from OppFi to pay distributions, taxes, other expenses, and make any payments required to be made by us under the Tax Receivable Agreement.
We are a holding company and have no material assets other than our ownership of the OppFi Units. We are not expected to have independent means of generating revenue or cash flow, and our ability to pay our taxes, operating expenses, and pay any dividends in the future, if any, will be dependent upon the financial results and cash flows of OppFi. There can be no assurance that OppFi will generate sufficient cash flow to distribute funds to us or that applicable state law and contractual restrictions, including negative covenants under debt instruments, will permit such distributions. If OppFi does not distribute sufficient funds to us to pay our taxes or other liabilities, we may default on contractual obligations or have to borrow additional funds. In the event that we are required to borrow additional funds it could adversely affect our liquidity and subject us to additional restrictions imposed by lenders.
OppFi will continue to be treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated, for U.S. federal income tax purposes, to the holders of OppFi Units. Accordingly, we will be required to pay U.S. federal income taxes on our allocable share of the net taxable income of OppFi. Under the terms of the OppFi A&R LLCA, OppFi is obligated to make tax distributions to holders of OppFi Units (including us) calculated at certain assumed rates. In addition to tax expenses, we will also incur expenses related to our operations, including our payment obligations under the Tax Receivable Agreement, which could be significant and some of which will be reimbursed by OppFi (excluding payment obligations under the Tax Receivable Agreement). We intend to cause OppFi to make ordinary distributions and tax distributions to the holders of OppFi Units on a pro rata basis in amounts sufficient to cover all applicable taxes, relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by us. However, as discussed below, OppFi’s ability to make such distributions may be subject to various limitations and restrictions, including, but not limited to, retention of amounts necessary to satisfy the obligations of OppFi and its subsidiaries and restrictions on distributions that would violate any applicable restrictions contained in OppFi’s debt agreements, or any applicable law, or that would have the effect of rendering OppFi insolvent. To the extent we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid, provided, however, that nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments under the Tax Receivable Agreement, which could be substantial.

Additionally, although OppFi generally will not be subject to any entity-level U.S. federal income tax, it may be liable under certain federal income tax legislation for adjustments to its tax return, absent an election to the contrary. In the event OppFi’s calculations of taxable income are incorrect, OppFi and/or its members, including us, in later years may be subject to material liabilities pursuant to this federal income tax legislation and its related guidance.
We anticipate that the distributions we receive from OppFi may, in certain periods, exceed our actual liabilities and our obligations to make payments under the Tax Receivable Agreement. The Board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on our Class A Common Stock. We will have no obligation to distribute such cash (or other available cash other than any declared dividend) to our stockholders. We may, if necessary, undertake ameliorative actions, which may include pro rata or non-pro rata
reclassifications, combinations, subdivisions or adjustments of outstanding OppFi Units, to maintain one-for-one parity
between OppFi Units held by us and shares of our Class A Common Stock.
We may be unable to obtain forgiveness of the PPP Loan, in whole or in part, in accordance with the provisions of the CARES Act, which could adversely affect our financial condition.
On April 13, 2020, we received loan proceeds of approximately $6.4 million pursuant to the Paycheck Protection Program (“PPP”) under the CARES Act, administered by the Small Business Administration (the “SBA”). We used the PPP money on permitted purposes under the CARES Act and related regulations, including but not limited to retaining current employees, maintaining payroll and making lease and utility payments. The PPP Loan is evidenced by a promissory note, dated as of April 13, 2020, issued by BMO Harris Bank National Association, which contains customary events of default relating to, among other things, payment defaults and breaches of representations and warranties. The PPP Loan is scheduled to mature on April 13, 2022 (the “Maturity Date”), bears interest at a rate of 1.00% per annum, and is subject to the standard terms and conditions applicable to loans administered by the SBA under the CARES Act.
Commencing December 2020, we were required to pay regular monthly payments in an amount equal to one month’s accrued interest under the PPP Loan. All interest which accrues during the initial six months of the loan period will be deferred and payable on the Maturity Date. The amounts outstanding under the PPP Loan may be prepaid by us at any time prior to maturity without penalty. Under the CARES Act, as amended in June 2020, loan forgiveness is generally available for the sum of documented payroll costs, covered rent payments, covered mortgage interest and covered utilities during the 8-week period
beginning on the date of the first disbursement of the PPP Loan. The amount of the PPP Loan eligible to be forgiven may be reduced in certain circumstances, including as a result of certain headcount or salary reductions. We will be required to repay any portion of the outstanding principal that is not forgiven, along with accrued interest, and we cannot provide any assurance that we will be eligible for loan forgiveness, that we will apply for forgiveness, or that any amount of the PPP Loan will ultimately be forgiven by the SBA.
In order to apply for the PPP Loan, we were required to certify, among other things, that the current economic uncertainty made the PPP Loan request necessary to support our ongoing operations. We made this certification in good faith after analyzing, among other things, the maintenance of our workforce, our need for additional funding to continue operations, and our ability to access alternative forms of capital in the current market environment in light of the uncertainty resulting from the COVID-19 pandemic.
Following this analysis, we believe that we satisfied all eligibility criteria for the PPP Loan, and that our receipt of the PPP Loan is consistent with the broad objectives of the CARES Act. The certification described above did not contain any objective criteria and is subject to interpretation.

On April 23, 2020, the SBA issued new guidance that indicated that borrowers “must make this certification in good faith, taking into account their current business activity and their ability to access other sources of liquidity sufficient to support their ongoing operations in a manner that is not significantly detrimental to the business.” After being made aware of this new guidance, we conducted additional analysis and determined that we still satisfied the eligibility criteria and had made the certification in good faith. Once again, though, this guidance did not contain any objective criteria and is subject to interpretation.
Under PPP, all or a portion of the PPP Loan is eligible for forgiveness if we were eligible for the PPP Loan, use the loan proceeds for eligible expenses and otherwise satisfy PPP requirements. While we believe we are eligible for the PPP Loan, in the event it was determined that we were not eligible for the PPP Loan, it is possible we would be required to repay the PPP Loan on an accelerated basis, rather than over two years provided under the PPP Loan, and at a higher interest rate than 1.000% per annum. If we were to be audited and receive an adverse finding in such audit, some or all of the PPP Loan might not be forgiven and we could be required to return or repay some or all of the PPP Loan, together with interest on the loan, which could reduce our liquidity, and potentially subject us to fines and penalties
Pursuant to the Tax Receivable Agreement, we will be required to pay to the Members and/or the exchanging holders of Retained OppFi Units, as applicable, 90% of the net income tax savings that we realize as a result of increases in tax basis in our assets related to the Business Combination and the future exchange of the Retained OppFi Units for shares of Class A Common Stock (or cash) pursuant to the OppFi A&R LLCA and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement, and those payments may be substantial.
In connection with the Business Combination, the Members will be deemed for U.S. federal (and applicable state and local) income tax purposes to sell to us OppFi Units for the Cash Consideration and may in the future exchange their OppFi Units, together with the cancelation of an equal number of shares of Class V Voting Stock, for shares of our Class A Common Stock (or cash) pursuant to the OppFi A&R LLCA, subject to certain conditions and transfer restrictions as set forth therein and in the Investor Rights Agreement. These sales and exchanges are expected to result in increases in our allocable share of the tax basis of the tangible and intangible assets of OppFi. These increases in tax basis may increase (for income tax purposes) depreciation and amortization deductions allocable to us and therefore reduce the amount of income or franchise tax that we would otherwise be required to pay in the future had such sales and exchanges never occurred.
We have entered into the Tax Receivable Agreement, which generally provides for the payment by us of 90% of certain net tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of these increases in tax basis and tax benefits related to the transactions contemplated under the Business Combination Agreement and the exchange of Retained OppFi Units for Class A Common Stock (or cash) pursuant to the OppFi A&R LLCA and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. These payments are our obligation and not of OppFi. The actual increase in our allocable share of OppFi’s tax basis in its assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Class A Common Stock at the time of the exchange and the amount and timing of the recognition of our income. While many of the factors that will determine the amount of payments that we will make under the Tax Receivable Agreement are outside of our control, we expect that the payments we will make under the Tax Receivable Agreement will be substantial and could have a material adverse effect on our financial condition.
Any payments we make under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us. To the extent that we are unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid; however, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement, as further described below. Furthermore, our future obligation to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that may be deemed realized under the Tax Receivable Agreement.

In certain cases, payments under the Tax Receivable Agreement may (i) exceed the actual tax benefits we realize or (ii) be accelerated.
Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine, and the IRS or another taxing authority may challenge all or any part of the tax basis increases, as well as other tax positions that we take, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by us are disallowed, the Members and the exchanging holders will not be required to reimburse us for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by the IRS or other taxing authorities. Rather, excess payments made to such holders will be applied against and reduce any future cash payments otherwise required to be made by us, if any, after the determination of such excess. However, a challenge to any tax benefits initially claimed by us may not arise for a number of years following the initial time of such payment and, even if challenged earlier, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments against which such excess can be applied. As a result, in certain circumstances we could make payments under the Tax Receivable Agreement in excess of our actual income or franchise tax savings, which could materially impair our financial condition.
Moreover, the Tax Receivable Agreement provides that, in the event that (i) we exercise our early termination rights under the Tax Receivable Agreement, (ii) certain changes of control occur (as described in the Tax Receivable Agreement), (iii) we, in certain circumstances, fail to make a payment required to be made pursuant to the Tax Receivable Agreement by the applicable final payment date, which non-payment continues
for 30 days following such final payment date or (iv) we materially breach any of our material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (iii), which breach continues without cure for 30 days following receipt by us of written notice thereof and written notice of acceleration is received by us thereafter (except that in the case that the Tax Receivable Agreement is rejected in a case commenced under bankruptcy laws, no written notice of acceleration is required), in the case of clauses (iii) and (iv), unless certain liquidity exceptions apply, our obligations under the Tax Receivable Agreement will accelerate and we will be required to make a lump-sum cash
payment to the applicable parties to the Tax Receivable Agreement equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment
would be based on certain assumptions, including those relating to our future taxable income.
The lump-sum payment
could be substantial and could exceed the actual tax benefits that we realize subsequent to such payment because such payment would be calculated assuming, among other things, that we would have certain assumed tax benefits available to us and that we would be able to use the assumed and potential tax benefits in future years.
There may be a material negative effect on our liquidity if the payments under the Tax Receivable Agreement exceed the actual income or franchise tax savings that we realize. Furthermore, our obligations to make payments under the Tax Receivable Agreement could also have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.
Increases in our income tax rates, changes in income tax laws or disagreements with tax authorities can adversely affect our business, financial condition or results of operations.
Increases in our income tax rates or other changes in income tax laws in the United States or any particular jurisdiction in which we operate could reduce our after-tax income
from such jurisdiction and adversely affect our business, financial condition or results of operations. Existing tax laws in the United States have been and could in the future be subject to significant change. For example, in December 2017, the Tax Cuts and Jobs Act (“TCJA”) was signed into law in the United States which provided for significant changes to then-existing tax laws and subsequent legislation (such as the enactment of the Coronavirus Aid, Relief, and Economic Security Act in March 2020) modifying certain TCJA provisions and additional guidance issued by the IRS pursuant to the TCJA may continue to impact us in future periods. Additional changes in the U.S. tax regime, including changes in how existing tax laws are interpreted or enforced, can adversely affect our business, financial condition or results of operations.

We will also be subject to regular reviews, examinations and audits by the IRS and other taxing authorities with respect to income and non-income-based taxes.
Economic and political pressures to increase tax revenues in jurisdictions in which we operate, or the adoption of new or reformed tax legislation or regulation, may make resolving tax disputes more difficult and the final resolution of tax audits and any related litigation can differ from our historical provisions and accruals, resulting in an adverse impact on our business, financial condition or results of operations.
Tax Risks Related to the Structure After the Business Combination
Although we may be entitled to tax benefits relating to additional tax depreciation or amortization deductions as a result of the tax basis step-up we
receive in connection with the exchanges of Retained OppFi Units into our Class A Common Stock and related transactions, we will be required to pay the Members 90% of these tax benefits under the Tax Receivable Agreement.
Immediately following the effectiveness of the registration statement of which this prospectus is a part, the 11,600,000 Initial Shares may be exchanged for shares of our Class A Common Stock by the Members pursuant to the Members’ Exchange Rights, and may be sold without any contractual restriction by the Members. Pursuant to the lock-up
restrictions agreed to into in connection with the Investor Rights Agreement, beginning on the nine month anniversary of the Closing (unless earlier waived by the Company in its capacity as the sole manager of OppFi), or with respect to the Earnout Units, on such later date the Earnout Units are earned in accordance with the Business Combination Agreement, each Retained OppFi Unit (other than the Initial Shares) held by the Members may be exchanged, upon the exercise of such Members’ Exchange Rights, for either one share of Class A Common Stock or, at the election of the Company in its capacity as the sole manager of OppFi, the cash equivalent of the market value of one share of Class A Common Stock, pursuant to the terms and conditions of the OppFi A&R LLCA. The deemed exchanges in the business combination and any exchanges pursuant to the OppFi A&R LLCA, are expected to result in increases in our allocable share of the tax basis of the tangible and intangible assets of OppFi. These increases in tax basis may increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income or franchise tax that we would otherwise be required to pay in the future, although the Internal Revenue Service (“IRS”) or any applicable foreign, state or local tax authority may challenge all or part of that tax basis increase, and a court could sustain such a challenge.
At the Closing, we entered into the Tax Receivable Agreement, which generally provides for the payment by us to holders of Retained OppFi Units of 90% of certain tax benefits, if any, that we realize as a result of these increases in tax basis and of certain other tax benefits related to entering into the Tax Receivable Agreement, including income or franchise tax benefits attributable to payments under the Tax Receivable Agreement. These payment obligations pursuant to the Tax Receivable Agreement are the obligation of the Company and not of OppFi. The actual increase in our allocable share of OppFi’s tax basis in its assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of shares of our Class A Common Stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of our income. Because none of the foregoing factors are known at this time, we cannot determine the amounts (if any) that would be payable under the Tax Receivable Agreement. However, we expect that as a result of the possible size and frequency of the exchanges and the resulting increases in the tax basis of the tangible and intangible assets of OppFi, the payments that we expect to make under the Tax Receivable Agreement will be substantial and could have a material adverse effect on our financial condition. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of the Company by the holders of units. See “
Certain Relationships and Related Transactions—
Related Party Transactions in Connection with the Business Combination—Tax Receivable Agreement
.”
The Members will not be required to reimburse us for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, excess payments made to such holders will be netted against payments otherwise to be made, if any, after the determination of such excess. As a result, in certain circumstances we could make payments under the Tax Receivable Agreement in excess of our actual income or franchise tax savings, which could materially impair our financial condition.

In certain cases, payments under the Tax Receivable Agreement may be accelerated or significantly exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement.
The Tax Receivable Agreement provides that, in the event that we exercise our right to early termination of the Tax Receivable Agreement, or in the event of a change of control of the Company or we are more than 90 days late in making of a payment due under the Tax Receivable Agreement, the Tax Receivable Agreement will terminate, and we will be required to make a lump-sum payment
to the Members equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment
would be based on certain assumptions, including those relating to our future taxable income. The change of control payment to the Members could be substantial and could exceed the actual tax benefits that we receive as a result of acquiring units from owners of OppFi because the amounts of such payments would be calculated assuming that we would have been able to use the potential tax benefits each year for the remainder of the amortization periods applicable to the basis increases, and that tax rates applicable to us would be the same as they were in the year of the termination.
Decisions made in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by the other holders of Retained OppFi Units under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of holders of Retained OppFi Units to receive payments under the Tax Receivable Agreement.
There may be a material negative effect on our liquidity if the payments under the Tax Receivable Agreement exceed the actual income or franchise tax savings that we realize in respect of the tax attributes subject to the Tax Receivable Agreement or if distributions to us by OppFi are not sufficient to permit us to make payments under the Tax Receivable Agreement after we have paid taxes and other expenses. Furthermore, our obligations to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are deemed realized under the Tax Receivable Agreement. We may need to incur additional indebtedness to finance payments under the Tax Receivable Agreement to the extent our cash resources are insufficient to meet our obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise which may have a material adverse effect on our financial condition.
We may not be able to realize all or a portion of the tax benefits that are expected to result from the acquisition of Retained OppFi Units from OppFi Members.
Pursuant to the Tax Receivable Agreement, the Company will share tax savings resulting from (A) the amortization of the anticipated step-up in
tax basis in OppFi’s assets as a result of (i) the business combination and (ii) the exchange of Retained OppFi Units that were received in connection with the business combination, for shares of Class A Stock pursuant to the OppFi A&R LLCA and (B) certain other related transactions with the Members. The amount of any such tax savings attributable to the payment of cash to the Members in the business combination and the exchanges contemplated by the Exchange Agreement will be paid 90% to the Members and retained 10% by the Company. Any such amounts payable will only be due once the relevant tax savings have been realized by the Company. Our ability to realize, and benefit from, these tax savings depends on a number of assumptions, including that we will earn sufficient taxable income each year during the period over which the deductions arising from any such basis increases and payments are available and that there are no adverse changes in applicable law or regulations. If our actual taxable income were insufficient to fully utilize such tax benefits or there were adverse changes in applicable law or regulations, we may be unable to realize all or a portion of these expected benefits and our cash flows and stockholders’ equity could be negatively affected.

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
Assuming the cash exercise of all outstanding Warrants, we will receive an aggregate of approximately $45.0 million. We expect to use the net proceeds from the exercise of the Warrants, if any, for working capital and general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that any Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.
DETERMINATION OF OFFERING PRICE
The offering price of the shares of Class A Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants (other than the $15 Exercise Price Warrants) of $11.50 per share and by the exercise price of the $15 Exercise Price Warrant of $15 per share. The Public Warrants are listed on the NYSE under the symbol “OPFI WS.”
We cannot currently determine the price or prices at which shares of our Class A Common Stock or Warrants may be resold by the Selling Securityholders under this prospectus.
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
As of the Closing Date, there were approximately 21 holders of record of the Class A Common Stock, excluding beneficial owners holding shares through nominee holders of record, no holders of record of the Class B Common Stock, which automatically converted into Class A Common Stock on a one-for-one
basis immediately following the Closing and one holder of record of the Class V Voting Stock.
The Class A Common Stock and Public Warrants began trading on the NYSE under the symbols “OPFI” and “OPFI WS,” respectively, on July 21, 2021. In connection with the Closing, each of FGNA’s publicly traded units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from the NYSE.
We have not paid any cash dividends on the Class A Common Stock to date and do not intend to pay any cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenue and earnings, if any, capital requirements, liabilities and related reserves, and general financial condition. The payment of any cash dividends will be within the discretion of the Board from time to time and subject to applicable Delaware law. It is the present intention of the Board to retain all earnings, if any, for use in business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. Further, the Company’s ability to declare dividends is currently limited by restrictive covenants in connection with various credit facilities.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Introduction
We are providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Business Combination (as defined below). Unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” refers to OppFi Inc. and its consolidated subsidiaries, including Opportunity Financial, LLC, a Delaware limited liability company (“OppFi”), following the Closing and references to “FGNA” refer to FG New America Acquisition Corp. at or prior to the Closing (as defined below).
The unaudited pro forma combined financial information is prepared in accordance with Article 11 of Regulation
S-X.
The unaudited pro forma combined financial information presents the pro forma effects of the Business Combination.
The Unaudited Pro Forma Combined Financial Statements
The following unaudited pro forma combined balance sheet as of June 30, 2021 assumes that the Business Combination occurred on June 30, 2021. The unaudited pro forma combined statement of operations for the six months ended June 30, 2021, and for the year ended December 31, 2020, assumes that the Business Combination had been completed on January 1, 2020.
Management has made significant estimates and assumptions in its determination of the pro forma transaction accounting adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.
The unaudited pro forma transaction accounting adjustments reflecting the completion of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited pro forma transaction accounting adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the unaudited pro forma transaction accounting adjustments, and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the unaudited pro forma transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.
The pro forma combined financial statements do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The historical financial information of FGNA was derived from (i) the unaudited financial statements of FGNA as of June 30, 2021 and for the period from January 1, 2021 to June 30, 2021 and (ii) the audited financial statements of FGNA as of December 31, 2020, and for the period from June 24, 2020 (inception) to December 31, 2020, in each case as contained in the registration statement of which this prospectus is a part. The historical financial information of OppFi was derived from (i) the unaudited consolidated financial statements as of and for the six months ended June 30, 2021 and (ii) the audited consolidated financial statements as of and for the year ended December 31, 2020, in each case as contained in the registration statement of which this prospectus is a part. The unaudited pro forma combined financial information is qualified in its entirety by reference to, and should be read together with FGNA’s and OppFi’s audited and unaudited financial statements and related notes as described above, the section titled “OppFi Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the registration statement of which this prospectus is a part, and other financial information included elsewhere in the registration statement of which this prospectus is a part.
Description of the Transaction
On July 20, 2021 (the “Closing Date”), FGNA completed the transactions contemplated by that certain Business Combination Agreement, dated as of February 9, 2021 (the “Business Combination Agreement”), by and among FGNA, OppFi, OppFi Shares, LLC, a Delaware limited liability company (“OFS”), and Todd Schwartz, in his capacity as the representative (the “Members’ Representative”) of the members of OppFi immediately prior to the closing (the “Closing”) of the transactions contemplated by the Business Combination Agreement (the “Members”). At the Closing, (i) OppFi transferred to the Company (as defined below) 12,977,690 Class A common units of OppFi (“OppFi Units”), which was equal to the number of shares of FGNA’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), issued and outstanding as of immediately prior to the Closing (after giving effect to redemptions by FGNA’s public stockholders prior to the Closing and the conversion of FGNA’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”)), (ii) FGNA contributed the Cash Consideration (as defined below) to OppFi in accordance with the Business Combination Agreement, which was distributed to the Members, and (iii) FGNA issued 96,987,093 shares of newly authorized Class V common stock, par value $0.0001 per share (“Class V Voting Stock”), which number of shares of Class V Voting Stock was equal to the number of OppFi Units retained by the Members immediately following the Closing (the “Retained OppFi Units”), and which shares of Class V Voting Stock were distributed to OFS, resulting in the combined company being organized in an “Up-C” structure. The
transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.”
Upon the Closing, FGNA as the registrant changed its name to “OppFi Inc.”

The aggregate value of the consideration paid to the Members in the Business Combination was approximately $806,517,000, after giving effect to the estimated purchase price adjustments as set forth in the Business Combination Agreement, consisting of: (i) cash consideration in the amount of $91,646,050 (the “Cash Consideration”), equal to the cash remaining in FGNA’s trust account as of immediately prior to the Closing (following the redemption of 14,822,435 shares of Class A Common Stock by the FGNA’s public stockholders (the “Redemption Shares”)), and (ii) 96,987,093 shares of Class V Voting Stock.
Immediately after giving effect to the Business Combination, there were 12,977,690 issued and outstanding shares of Class A Common Stock (giving effect to the Redemption Shares and 3,443,750 shares of Class A Common Stock issued upon the conversion of the Class B Common Stock). On the business day following the Closing, FGNA’s public units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from NYSE.
In connection with the Closing, on the Closing Date, 25,500,000 Retained OppFi Units (“Earnout Units”) held by the Members and an equal number of shares of Class V Voting Stock distributed to OFS in connection with the transaction, are subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement.
But for restrictions related to a
lock-up
(transfer restrictions) and forfeiture (earnout criteria), as such restrictions are more specifically set forth in the Investor Rights Agreement entered into at the Closing, by and among the Company, certain founder holders of FGNA, the Members, the Members’ Representative and/or the Third Amended and Restated Limited Liability Company Agreement of OppFi (the “OppFi A&R LLCA”), as applicable, the Earnout Units have all other economic and voting rights of the other units of OppFi. With respect to transfers, the Earnout Units are subject to a lock-up
until the later of the end of the
lock-up
period applicable to other OppFi Units or until such Earnout Units are earned in accordance with the Business Combination Agreement. With respect to distributions (other than tax distributions, which in respect of such Earnout Units are treated the same as any other OppFi Unit in accordance with the OppFi A&R LLCA) in relation to the Earnout Units, such distributions (other than tax distributions) are held back until the Earnout Units are earned. If an Earnout Unit is not earned, and therefore forfeited, related distributions are distributed to the other holders of units at such time.
Following the Closing, the combined Company is organized in an
“Up-C”
structure in which substantially all of the assets and the business of the combined Company are held by OppFi and its subsidiaries, and the Company’s only direct assets will consist of OppFi Units. The Company owned, as of the Closing, directly or indirectly, approximately 11.8% of the OppFi Units and controls OppFi as the sole manager of OppFi in accordance with the terms of the OppFi A&R LLCA, and all remaining OppFi Units are beneficially owned by the Members. In addition, OFS holds a controlling voting interest in the Company after the Closing and therefore has the ability to control OppFi.
In connection with the Closing, pursuant to (i) the terms and conditions of the FGNA’s certificate of incorporation, (ii) a letter agreement entered into on September 29, 2020, whereby certain holders of Class B Common Stock agreed to waive any and all anti-dilution rights described in FGNA’s charter and (iii) a sponsor forfeiture agreement, dated July 15, 2021, whereby the Sponsor agreed, among other things, to forfeit 2,500,000 shares of Class B Common Stock at the Closing, the outstanding shares of Class B Common Stock were converted into shares of Class A Common Stock on a one-for-one
basis and into an aggregate of 3,443,750 shares of Class A common stock.
Beginning on the nine-month anniversary of the Closing (unless otherwise waived by the Company, or, with respect to 11,600,000 Retained OppFi Units held by the Members, following the registration under the Securities Act of such shares), each Retained OppFi Unit held by the Members may be exchanged, subject to certain conditions, for either one share of Class A common stock or, at the election of the Company in its capacity as the sole manager of OppFi, the cash equivalent of the market value of one share of Class A common stock, pursuant to the terms and conditions of the OppFi A&R LLCA. For each Retained OppFi Unit so exchanged, one share of the Class V Voting Stock will be canceled by the Company.
The Cash Consideration payable to the Members was paid from cash available to FGNA us from the trust account that held the proceeds (including interest) of FGNA’s initial public offering that closed on October 2, 2020, and after giving effect to taxes payable, redemptions by FGNA’s public stockholders for their pro rata share of the aggregate amount of funds on deposit in the trust account.

Accounting for the Business Combination
Business combinations in which the legal acquirer is not the accounting acquirer are commonly referred to as “reverse acquisitions” and can represent asset acquisitions, capital transactions and business combinations. A reverse acquisition occurs when the entity that issues securities (the legal acquirer) is identified as the acquiree for accounting purposes and the entity whose equity interests are acquired (the legal acquiree) is identified as the acquirer for accounting purposes. Reverse acquisitions are accounted for in accordance with Subtopic
805-40
of Accounting Standards Codification Topic 805 “Business Combinations” (“ASC
805-40”).
The Business Combination will be accounted for as a reverse acquisition for which OppFi was determined to be the accounting acquirer based on the following factors:

(i)	The OFS will retain the largest and controlling voting interest in post-combination company.

(ii)	OppFi’s former management will represent the management of the post-combination company.

(iii)	The Members retain the ability to elect the majority of the members of the post-combination company’s board of directors.

(iv)	OppFi is larger as compared to FGNA based on assets, revenues or earnings.
Other factors were evaluated but are not considered to have a material impact on the determination of OppFi as the accounting acquirer. The transaction is accounted for as a reverse acquisition in accordance with U.S. GAAP. Under this method of accounting, FGNA, which is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and OppFi will be treated as the accounting acquirer. As the same entity controls the target company and post transaction public reporting entity, for accounting purposes, the transaction is treated as the equivalent of a capital transaction in which OppFi is issuing units for the net assets of FGNA, accompanied by a recapitalization. The net assets of FGNA are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the transaction are those of OppFi.
Accounting Policies and Reclassifications
Based on management’s initial analysis of the accounting policies of FGNA and OppFi, there were no significant differences identified that would have an impact on the unaudited pro forma combined financial information or that would require adjustments to the unaudited pro forma combined financial statements. Upon completion of the transaction, management is performing a comprehensive review of the accounting policies of FGNA and OppFi. As a result of the comprehensive review, management may identify differences between the accounting policies of these entities which, when conformed, could have a material impact on the financial statements of the post-combination company.
The following unaudited pro forma combined balance sheet as of June 30, 2021, and the unaudited pro forma combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of FGNA and OppFi. The unaudited pro forma transaction accounting adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma transaction accounting adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma combined financial information.

FG New America Acquisition Corp.
Unaudited Pro Forma Combined Balance Sheet
As of June 30, 2021
(in thousands)

			Pro forma
			Transaction
		OppFi	Accounting		Proforma
	FGNA (Historical)	(Historical)	Adjustments		Combined
ASSETS
Cash and cash equivalents	$310	$55,253	$91,646	A	$25,751
			(29,812)	C
			(91,646)	D
Restricted Cash	—	65,526	—		65,526
Finance Receivable	—	296,514	—		296,514
Prepaid expenses	118		—		118
Debt issuance costs	—	1,786	—		1,786
Other assets	—	5,598	—		5,598
Marketable securities held in trust account	243,381	—	(243,381)	A	—
Property, equipment and software, net	—	12,558	—		12,558

Total Assets	$243,809	$437,235	$(273,193)		$407,851

Unaudited Pro Forma Combined Balance Sheet (continued)
As of June 30, 2021
(in thousands)

			Pro forma
			Transaction
		OppFi	Accounting		Proforma
	FGNA (Historical)	(Historical)	Adjustments		Combined
LIABILITIES
Accounts payable	$1,540	$627	$(1,511)	C	$656
Accrued Expenses	—	28,622	(4,629)	J	23,993
Secured borrowing payable	—	17,649	—		17,649
Senior Debt, Net	—	206,644	—		206,644
Warrant Liabilities	39,441	—	(5,180)	N	34,261
Other debt	—	6,354	—		6,354

Total liabilities	40,981	259,896	(11,320)		289,557
Class A common stock subject to possible redemption, 21,215,577 shares at redemption value	197,827	—	(197,827)	B	—
Stockholders’ Equity:
Common Stock	2	—	2	B	13
			6	F
			3	M
Preferred units	—	6,660	(6,660)	F	—
Additional paid-in capital	32,385	581	(151,735)	A	58,703
			197,825	B
			(29,812)	C
			(27,386)	E
			4,629	J
			6,654	F
			(104,332)	K
			1,511	C
			123,203	M
			5,180	N
Accumulated (deficit) earnings	(27,386)	170,098	(91,646)	D	(44,754)
			27,386	E
			(123,206)	M

Total stockholders’ equity	5,001	177,339	(168,379)		13,961
Noncontrolling interests			104,332	K	104,332

Total equity	5,001	177,339	(64,046)		118,293

Total Liabilities, Stockholder’s Equity and Noncontrolling interests	$243,809	$437,235	$(273,193)		$407,851

FG New America Acquisition Corp.
Unaudited Pro Forma Combined Statement of Operations
For the six months Ended June 30, 2021
(in thousands, except share and per share data)

	Six Months
	Ended June 30,	Six Months Ended			Six Months Ended
	2021	June 30, 2021			June 30, 2021
			Pro forma
			Transaction
	FGNA	OppFi	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Interest and loan related income, net	$—	$162,133	$—		$162,133
Other income	—	500	—		500

Total revenue	—	162,633	—		162,633
Provision for credit losses on finance receivables	—	(38)	—		(38)
Change in fair value of finance receivables	—	(33,695)	—		(33,695)

Net Revenue	—	128,900	—		128,900
Expenses :
Salaries and employee benefits	—	28,966	—		28,966
Interest expense and amortized debt issuance costs	—	18,922	—		18,922
Interest expense - related party	—	10,856	—		10,856
Direct marketing costs	—	137			137
Technology costs	—	5,880			5,880
Depreciation and amortization	—	4,577	—		4,577
Professional fees	—	4,569			4,569
Payment Processing Fees	—	3,312			3,312
Occupancy	—	1,759	—		1,759
Management Fees - related party	—	350	—		350
General, administrative and other	2,355	7,201	(2,355)	G	7,201

Total Expenses	2,355	86,528	(2,355)		86,528

(Loss) / Income from Operations	(2,355)	42,371	2,355		42,371
Change in fair value of warrant liabilities	(17,005)	—	3,155	O	(13,850)
Investment income on trust account	12	—	(12)	H	—

Net (loss)/income before taxes	(19,348)	42,371	5,498		28,521
Provision for income taxes	—	—	842	I	842

Net (loss)/income	$(19,348)	$42,371	$4,656		$27,679
Net (loss)/income attributable to noncontrolling interest			24,412	L	24,412

Net (loss)/income attributable to common stockholders	$(19,348)	$42,371	$(19,756)		$3,267

Basic weighted average shares outstanding					12,977,690
Fully diluted weighted average shares outstanding					12,977,690
Basic net income per share					$0.25
Fully diluted net income per share					$0.25

FG New America Acquisition Corp.
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2020
(in thousands, except share and per share data)

	For the Period
	from June 24,
	2020 (Inception)	Year Ended			Year Ended
	to December 31,	December 31,			December 31,
	2020	2020			2020
			Transaction
			Accounting		Pro Forma
			Adjustments		Combined
	FGNA	OppFi	Assuming No		Assuming No
	(Historical)	(Historical)	Redemptions		Redemptions
Interest and loan related income, net	$—	$290,225	$—		$290,225
Other income	—	789	—		789

Total revenue	—	291,014	—		291,014
Total provision	—	90,787	—		90,787

Net Revenue	—	200,227	—		200,227
Expenses:
Salaries and employee benefits	—	44,196	—		44,196
Interest expense and amortized debt issuance costs	—	20,667	—		20,667
Interest expense - related party	—	562	—		562
Direct marketing costs	—	18,643			18,643
Technology costs	—	7,623			7,623
Depreciation and amortization	—	6,732	—		6,732
Professional fees	—	6,569			6,569
Payment Processing Fees	—	4,123			4,123
Occupancy	—	3,091	—		3,091
Management Fees - related party	—	700	—		700
Formation Costs	1	—	(1)	G	—
General, administrative and other	190	9,805	(190)	G	9,805

Total Expenses	191	122,711	(191)		122,711

(Loss) / Income from Operations	(191)	77,516	191		77,516
Change in fair value of warrant liabilities	(7,853)	—	2,025	O	(5,828)
Investment income on trust account	6	—	(6)	H	—

Net (loss)/income before taxes	(8,038)	77,516	2,210		71,688
Provision for income taxes	—	—	2,115	I	2,115

Net (loss)/income	$(8,038)	$77,516	$95		$69,573
Net (loss)/income attributable to noncontrolling interest			$61,362	L	$61,362

Net (loss)/income attributable to common stockholders	$(8,038)	$77,516	$(61,267)		$8,211

Basic weighted average shares outstanding - excluding Class V voting stock pertaining to Earnout Units					12,977,690
Fully diluted weighted average shares outstanding - excluding Class V voting stock pertaining to Earnout Units					12,977,690
Basic net income per share - excluding Class V voting stock pertaining to Earnout Units					$0.63
Fully diluted net income per share - excluding Class V voting stock pertaining to Earnout Units					$0.63
Adjustments to Unaudited Pro Forma Combined Financial Information
The historical consolidated financial statements have been adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the transaction, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the results of the post-combination company.
There were no intercompany balances or transactions between FGNA and OppFi as of the dates and for the periods of these unaudited pro forma combined financial statements.
The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma combined consolidated statements of operations, are based upon the number of shares outstanding, assuming the transaction occurred on January 1, 2020.

The unaudited pro forma transaction accounting adjustments included in the unaudited pro forma combined balance sheet as of June 30, 2021, and the unaudited pro forma combined statements of operations for the six months ended June 30, 2021, and for the year ended December 31, 2020, are as follows:
Adjustments to Unaudited Pro Forma Combined Balance Sheet

A.	Represents the reclassification of cash and investments held in the trust account that became available at the Closing.

B.	Represents the reclassification of Class A Common Stock subject to possible redemption to permanent equity.

C.
Represents the pro forma transaction accounting adjustments for transaction costs incurred in aggregate by FGNA and OppFi of approximately $8.6 million and $21.2 million, respectively, for legal, financial advisory, insurance and other professional fees as part of the Business Combination, including approximately $1.5 million in costs previously recognized as expense.

D.	Represents the pro forma transaction accounting adjustments for Cash Consideration to be paid to the Members in exchange for the OppFi Units, as defined herein.

E.	Represents the pro forma transaction accounting adjustments for the elimination of FGNA’s historical accumulated deficit at reverse acquisition.

F.
Represents the pro forma transaction accounting adjustments to eliminate the OppFi Preferred Units as a result of the Recapitalization (as defined in the Business Combination Agreement), pursuant to which all classes of equity held by the Members were converted or exchanged (whether by direct exchange, merger or otherwise) into a number of OppFi Units in the amounts determined in accordance with the OppFi A&R LLCA, the result of which was that the Members collectively held a single class of equity interests in OppFi as of immediately prior to the Closing.

J.
Represents the pro forma transaction accounting adjustments for the cashless exercise of the outstanding warrant to purchase 511,459 OppFi Preferred Units at June 30, 2021, which warrant provided for automatic cashless exercise immediately prior to, and conditioned upon, the Closing.

K.
Represents the proforma transaction accounting adjustment for the noncontrolling interest of the Retained OppFi Unit holders, which is calculated as combined pro forma total equity of $118.3 million multiplied by 88.2% representing the percentage of outstanding OppFi Units retained by the Members.

M.
Represents the proforma transaction accounting adjustment for the issuance of 25,500,000 shares of Class V Voting Stock at fair value issued to OFS in connection with the Closing which are subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement.

N.	Represents the proforma transaction accounting adjustment related to 2,200,000 warrants forfeited upon the close of the transaction.

Adjustments to Unaudited Pro Forma Combined Statement of Operations

G.	Represents pro forma transaction accounting adjustment to eliminate historical expenses incurred by FGNA, which will not be recurring after the completion of the Business Combination.

H.	Represents pro forma transaction accounting adjustment to eliminate interest income earned on FGNA’s trust account, which will not be recurring after the completion of the Business Combination.

L.
Represents pro forma income tax provision at a rate of 25% reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, net of federal benefit, of 4%, based on applicable law in effect on December 31, 2020, and June 30, 2021, and applied to pre-tax
income after deducting the approximately 88.2% of pass-through income to the Members. Represents pro forma transaction accounting adjustment to reflect net income attributable to the retained OppFi Unit holders as a noncontrolling interest.

O.	Represents the proforma transaction accounting adjustment to the change in fair value resulting from the forfeiture of 2,200,000 in warrants at the close of the transaction.
Net Income Per Share
Represents the net income / loss per share calculated using the historical weighted average shares outstanding of the Company, giving effect to the Retained OppFi Units as participating securities (“shares”), assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income / loss per share assumes that the shares currently outstanding as well as issuable relating to the transaction have been outstanding for the entire period presented. The calculation excludes Company warrants of 15,339,437 with strike prices of $11.50 and $15.00 as they are anti-dilutive.

Six months
ended June 30, 2021
Pro forma net income available to common shareholders, basic	$3,267
Weighted average common shares outstanding, basic	12,977,690
Weighted average common shares outstanding, diluted	12,977,690
Net income per share, basic	$0.25
Net income per share, diluted	$0.25
Weighted average common shares calculation:
Total outstanding shares pre business combination	30,300,125
Total pro forma common shares to be issued pursuant to the Business Combination Agreement	96,987,093
Share redemptions and forfeitures	(17,322,435)
Noncontrolling interests	(96,987,093)

Weighted average common shares outstanding, basic	12,977,690

Weighted average common shares outstanding, diluted	12,977,690

Twelve months
ended December 31, 2020
Pro forma net income available to common shareholders, basic	$8,211
Weighted average common shares outstanding, basic	12,977,690
Weighted average common shares outstanding, diluted	12,977,690
Net income per share, basic	$0.63
Net income per share, diluted	$0.63
Weighted average common shares calculation:
Total outstanding shares pre business combination	30,300,125
Total pro forma common shares to be issued pursuant to the Business Combination Agreement	96,987,093
Share redemptions and forfeitures	(17,322,435)
Noncontrolling interests	(96,987,093)

Weighted average common shares outstanding, basic	12,977,690

Weighted average common shares outstanding, diluted	12,977,690

COMPARATIVE SHARE INFORMATION
The following table sets forth the per share data of FGNA on a stand-alone basis and the unaudited pro forma combined per share data for the six months ended June 30, 2021 and for the year ended December 31, 2020.
The pro forma combined book value information reflects the Business Combination and related transactions as if they had occurred on June 30, 2021 or on December 31, 2020. For pro forma combined information, the weighted average shares outstanding and net income per share information give pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2020.
You should read the information in the following table in conjunction with the historical financial statements of FGNA and OppFi and related notes that are in each case as contained in the registration statement of which this prospectus is a part. The unaudited pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma combined financial statements and related notes included above.
The unaudited pro forma combined net income per share information below does not purport to represent the net income per share which would have occurred had the companies been combined during the periods presented, nor net income per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of FGNA and OppFi would have been had the companies been combined during the periods presented.

	OppFi	FGNA	Pro Forma Combined
	(in thousands, except share and per share data)
Six Months Ended June 30, 2021
Net income (loss) attributable to common stockholders	$42,371	$(19,348)	$3,267
Stockholders’ Equity	$177,339	$5,001	$13,861
Weighted average shares outstanding, basic	53,273	10,974,550	12,977,690
Weighted average shares outstanding, diluted	53,501	10,974,550	12,977,690
Basic net income (loss) per share	$0.80	$(1.76)	$0.25
Diluted net income (loss) per share	$0.79	$(1.76)	$0.25
Stockholders’ equity per share (4)	$3.33	$0.71	$1.08

	OppFi	FGNA	Pro Forma Combined
	(in thousands, except share and per share data)
Year Ended December 31, 2020
Net income (loss) attributable to common stockholders	$77,516	$(8,038)	$8,211
Stockholders’ Equity	$99,332	$5,001	$5,856
Weighted average shares outstanding, basic	52,125	7,016,091	12,977,690
Weighted average shares outstanding, diluted	52,339	7,016,091	12,977,690
Basic net income (loss) per share	$1.49	$(1.15)	$0.63
Diluted net income (loss) per share	$1.48	$(1.15)	$0.63
Stockholders’ equity per share (4)	$1.91	$0.55	$0.45

(1)	Excludes an aggregate of 10,107,945 weighted average shares subject to possible redemption at December 31, 2020 and 19,325,575 weighted average shares subject to redemption at June 30, 2021.
(2)	In the periods when net loss is incurred, no impact of dilutive securities is included in the calculation of weighted average number of common shares outstanding.
(3)
Excludes the effect of 21,215,577 shares of Class A Common Stock classified as held for redemption as of December 31, 2020 and 19,325,575 shares of Class A common stock classified as held for redemption as of June 30, 2021.

(4)	Based on weighted average shares outstanding, basic.

BUSINESS
Unless the context otherwise requires, all references in this section to “OppFi” refer to OppFi and its subsidiaries prior to the consummation of the Business Combination, or the Company from and after the Business Combination in the present tense. OppFi’s business and the industry in which OppFi operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by OppFi.
Industry, Market and Other Data
Unless otherwise indicated, estimates and information concerning OppFi’s industry and the market in which OppFi operates contained in this prospectus, including OppFi’s general expectations, market position, market opportunity, and market size, are based on industry publications and reports generated by third-party providers, other publicly available studies, and its internal sources and estimates. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although OppFi is responsible for all of the disclosure contained in this section of the prospectus captioned “Information About OppFi” and OppFi believes the information from the industry publications and other third-party sources included in this prospectus is reliable, OppFi has not independently verified the accuracy or completeness of the data contained in such sources. The content of, or accessibility through, the below sources and websites, except to the extent specifically set forth in this prospectus, does not constitute a portion of this prospectus and is not incorporated herein, and any websites are an inactive textual reference only.
The source of certain statistical data, estimates and forecasts contained in this prospectus are the following independent industry publications or reports:

•
Brevoort, Kenneth P. Grimm, Philipp and Kambara, Michelle, “Data Point: Credit Invisibles,” Consumer Financial Protection Bureau, accessed July 15, 2016, http://files.consumerfinance.gov/f/201505_cfpb_data-point-credit-invisibles.pdf.

•
Chen, Lisa, and Gregory Elliehausen (2020). “The Cost Structure of Consumer Finance Companies and Its Implications for Interest Rates: Evidence from the Federal Reserve Board’s 2015 Survey of Finance Companies,” FEDS Notes. Washington: Board of Governors of the Federal Reserve System, August 03, 2020, https://doi.org/10.17016/2380-7172.2610.

•	Elkins, Kathleen. “Here’s how much money Americans have in their savings accounts.” CNBC.com, Sept 13, 2017.

•
Farrell, Diana, Greig, Fiona, Chenxi, Yu, “Weathering Volatility 2.0: A Monthly Stress Test to Guide Savings,” J.P. Morgan Chase & Co. Institute, October 2019, accessed March 12, 2021, https://www.jpmorganchase.com/content/
dam/jpmc/jpmorgan-chase-and-co/institute/pdf/institute-volatility-cash-buffer-executive-summary.pdf.

•	Friedman, Zack. “78% Of Workers Live Paycheck To Paycheck.” Forbes.com, January 11, 2019.

•
Graham, Karen and Golden, Elaine (2019). “Financially Underserved Market Size Study
2019,” https://s3.amazonaws.com/cfsi-innovation-files-2018/wp-content/uploads/2020/01/31170215/2019-Market-Size-Report.pdf.

•	Hard, Kausar. et. al. “UNEQUAL ACCESS TO CREDIT: The Hidden Impact of Credit Constraints.” NewYorkFed.org, 2019.
As disclosed in this prospectus, the Net Promoter Scores for the lending programs of OppFi’s banking partners are 85. The Net Promoter Scores were derived through a third-party service that administers surveys to loan applicants immediately following the applicants’ acceptance of a loan on OppFi’s platform. Net Promoter Scores are calculated based on responses measured on a scale of zero to ten to the survey question, “How likely are you to recommend OppLoans to a friend?” Responses of nine or 10 are considered “promoters,” responses of seven or eight are considered neutral or “passives,” and responses of six or less are considered “detractors.” The percentage of detractors is subtracted from the percentage of promoters to obtain the Net Promoter Score using the methodology developed by Bain & Company, Inc. References to OppFi’s bank partners’ Net Promoter Scores are based on survey data gathered in 2020. Net promoter score for the bank industry are based on 2016 Net Promoter Score Benchmarks Study by the Qualtrics XM Institute (formerly Temkin Group).
Company Overview
OppFi is a leading financial technology platform that powers banks to offer accessible lending products through its proprietary technology and artificial intelligence, or AI, and a top-rated
experience. OppFi’s primary mission is to facilitate financial inclusion and credit access to the 60 million everyday consumers who lack access to traditional credit through best available products and an unwavering commitment to its customers. Unlike payday loans, earned wage access and similar credit products that often lack transparency, fairness, and ability to repay guidelines, OppFi is dedicated to offering the best possible product and service at the best possible price. Loans facilitated on OppFi’s platform can be up to five times cheaper than payday loans,
3
are fully amortizing, accrue simple interest, are absent of fees (namely, no prepayment penalties, origination fees, late fees or insufficient funds fees), and present the customer with the total cost of the loan up front. The average installment loan facilitated by OppFi’s platform is $1,500, payable in monthly installments and with an average contractual term of 11 months. There are no “rollovers” and payments are reported to the three major credit bureaus. OppFi’s dedication to borrowers is further evidenced by its “TurnUp” process described below and most importantly, by its exceptionally high customer satisfaction ratings.

OppFi is a leading mission-driven financial technology platform that powers banks to offer accessible lending products and a top-rated experience
to everyday consumers. OppFi partners with banks to facilitate short-term lending options for everyday consumers who lack access to mainstream financial products. OppFi’s AI-enabled financial technology platform focuses on helping these everyday consumers who lack access to traditional credit products to build a better financial path. Consumers on OppFi’s platform benefit from higher approval rates and a highly automated, transparent, efficient, and fully digital experience. OppFi’s bank partners benefit from its turn-key, outsourced
marketing, data science, and proprietary technology to digitally acquire, underwrite and service these everyday consumers. Since inception, OppFi has facilitated more than $2.3 billion in gross loan issuances covering over 1.5 million loans.
OppFi’s “Everyday Consumers” are median U.S. consumers, who are employed, have bank accounts, and earn median wages. Some have experienced a hardship or emergency and need a loan; others are struggling to make ends meet; while others have unplanned expenses, like buying a computer for their child who is in remote school due to COVID-19, for
which they did not have money budgeted. When they apply for a loan through a bank, they are rejected due to their credit score.
The OppFi solution begins with an
approximately 5-minute mobile-optimized
online application which, at the applicant’s request, feeds into its “TurnUp” process, which performs a search for mainstream lower cost credit products that offer an annual percentage rate, or APR, of less than 36%. Approximately 90% of the time, no offers of lower credit are returned. If no mainstream credit options are available, the application is processed through OppFi’s proprietary underwriting platform.
OppFi’s AI-enabled underwriting
platform utilizes alternative metrics to determine customers’ creditworthiness. OppFi’s proprietary algorithms are validated by bank partners to facilitate their underwriting processes. These algorithms ignore traditional credit scores, which are typically not the most accurate predictor of this consumer’s ability and willingness to repay.
4
 OppFi’s solution is based on the belief that everyday consumers can be provided credit in a way that is both accessible and affordable.

3	Based on a 59% APR installment loan from OppFi compared to >300% APR of payday and title loans.
4
OppFi has conducted a retroactive analysis of loss rates by risk segment against a Vantage 4.0 credit score model and was able to conclude the internal model had better risk adjusted losses over a twelve-month period. In fact, OppFi’s internal model recommended the approval of 29% additional loans at the same default rate. See the section titled “—
Proprietary, data driven decisioning and risk models
” for more information.

OppFi collects and calculates over 500 attributes on loan applications for uses in loan decisions. These attributes are based on data from credit bureaus, bank transactions and loan applications. Using this information, OppFi generates a proprietary score in combination with scores generated from third party providers. Scores are shared with applicants, along with the relevant factors for the score calculation. The proprietary score determines the exact loan terms to be offered to an applicant.
OppFi’s platform offers consumers a streamlined application experience that is simple, easy and transparent. After applying, applicants often receive instant decisions, as 75% of OppFi’s underwriting decisions are automated, with next business day funding. This process provides consumers with instant access to fair, transparent credit as well as an opportunity to build financial health over time through our standard reporting to the three major credit bureaus. OppFi’s installment loans have an average contractual length of less than one year, and its partner banks reward customers over time with lower priced products as they repay. OppFi’s installment loans have no fees, including no origination fees, no late fees, and no insufficient funds, or NSF, fees. Customers are offered transparent and flexible repayment options, including allowing customers to make payments for their full term, as well as allowing them to pre-pay their
loans with no penalties. OppFi’s goal is to ultimately improve consumers’ access to credit via improved credit scores and to graduate them to more mainstream products over time, such as near-prime loan products and credit cards.
In pursuit of its mission to provide financial inclusion to the Everyday Consumer, OppFi focuses not only on providing initial access to credit but also on education and providing a pathway toward building financial health. OppU, OppFi’s financial education platform, provides free, standards-aligned courses intended to teach financial literacy to its customers. With OppU, both customers and non-customers can
learn what it takes to build credit as well as how to budget and manage their finances.
Some OppFi consumers also have access to Salary Tap, OppFi’s payroll deduction secured installment loan product. Mechanically similar to the standard installment loan product, Salary Tap provides customers with the ability to repay through salary allotment, significantly improving repayment security and offered at lower rates to consumers. Salary Tap is currently available to OppFi customers who work at a qualified employer and apply for the Salary Tap product, so long as the applicant does not have an active or written off loan with OppFi. The percentage of OppFi’s customers who have used Salary Tap is less than 0.1%.
OppFi launched its credit card, OppFi Card, as a graduation product for consumers starting in the second half of 2021, utilizing best-in-class
mobile experience and customer service to provide OppFi consumers with another opportunity to build credit and an alternative to traditional credit cards after they have built credit through its other products.

OppFi believes that it has already achieved significant scale, and is continuing to grow significantly via its legacy installment loan product along with new product offerings including its recently launched Salary Tap payroll deduction product and anticipated credit card, OppFi Card. As of June 30, 2021, OppFi has amassed a base of nearly 662,000 unique customers since its inception and is growing rapidly. OppFi’s net promoter score (NPS) of 83 for the year ended June 30, 2021, far exceeds the industry average NPS of 32 for banks and is reflective of its commitment to providing a best in class customer service experience. NPS is a score that measures the likelihood of users to recommend a company’s products or services to others, and ranges from a low of negative 100 to high of positive 100, and benchmark scores can vary significantly by industry. A score greater than zero represents a company having more promoters than detractors. Additionally, OppFi has been ranked as an Inc. 5000 company since 2016 and was named the eighth fastest-growing Chicagoland company in 2020 by Crain’s Chicago Business, measured by five-year growth rate. OppFi has maintained an A+ rating from the Better Business Bureau (BBB) since January 2016 and a 4.9/5 star rating with more than 14,000 online customer reviews, making it one of the top customer-rated financial platforms online.
For the six months ended June 30, 2020 and 2021, revenue was approximately $136 million and $163 million, respectively, representing period-over-period revenue growth of approximately 20%. OppFi generated earnings before tax (EBT) of approximately $42 million and $42 million for the six months ended June 30, 2020 and 2021, respectively.
5

Market Opportunity

Approximately 60 Million Americans Lack Access to Mainstream Credit
About half of U.S. consumers
have non-prime credit
scores (below a FICO score of 620)
6
, approximately 57% have less than $1,000 in their savings account
7
, and nearly eight out of 10
live paycheck-to-paycheck.
8
 OppFi operates in this segment of the financial services industry by providing a variety of credit products to historically underserved and underbanked consumers. Generally, these consumers are in need of fair, affordable, transparent and flexible credit products to cover everyday expenses and cash shortfalls, but traditional banks and credit providers are largely unwilling to service these consumers due to low FICO scores or similar factors. More than 90% of top lenders use the FICO score among other quantifiable metrics and qualifying rules to determine a potential borrower’s creditworthiness, and these criteria often result in adverse selection—potentially overlooking consumers who are otherwise willing and able to repay while simultaneously accepting consumers who are not.
Many U.S. Middle Income, Credit-Challenged Consumers Lack Access to Affordable Credit.
Several demographic and socioeconomic trends have driven demand from these unbanked and underbanked consumers, including stagnant to declining growth in the household income for working-class individuals. In 2017, a study conducted by CareerBuilder found that 78% of U.S. workers are living paycheck to paycheck. In 2019, JP Morgan Chase published a study based on administrative banking data to study the nature and trends of month-to-month fluctuations
in income and spending of its U.S. account holders.
9
 The study found that over the prior six years, the median volatility in month-to-month income
was 36% and that families experience large income swings five months per year on average. This study also determined that 65% of U.S. households had insufficient cash needed to sustain a simultaneous income dip and expenditure spike, which the study estimated should be roughly six weeks of take-home pay.

5	Represents Net Income as reported in audited financial statements, as the Company does not have tax liability under current LLC pass-through structure.
6
Brevoort, Kenneth P. Grimm, Philipp and Kambara, Michelle, “Data Point: Credit Invisibles,” Consumer Financial Protection Bureau, accessed July 15, 2016, http://files.consumerfinance.gov/f/201505_cfpb_data-point-credit-invisibles.pdf.

7	Elkins, Kathleen. “Here’s how much money Americans have in their savings accounts.” CNBC.com, Sept 13, 2017.
8	Friedman, Zack. “78% Of Workers Live Paycheck To Paycheck.” Forbes.com, January 11, 2019.
9
Farrell, Diana, Greig, Fiona, Chenxi, Yu, “Weathering Volatility 2.0: A Monthly Stress Test to Guide Savings,” J.P. Morgan Chase & Co. Institute, October 2019, accessed March 12, 2021,
https://www.jpmorganchase.com/content/dam/jpmc/jpmorgan-chase-and-co/institute/pdf/institute-volatility-cash-buffer-executive-summary.pdf.

Additionally, the U.S. Federal Reserve reported in October 2019 that approximately three in 10 American adults said they were either unable to pay their monthly bills or would be unable to pay their bills given one modest financial setback. The report also found that roughly 22% of the U.S. population is unbanked or underbanked, with around 20% of adults having used alternative financial services in the prior year. Approximately 31% of respondents who applied for credit were denied credit or were offered less credit than they desired, and 3% of respondents desired credit but did not apply for fear of denial. Furthermore, according to a Federal Reserve Bank of New York 2019 study, 23.8% of U.S. adults, or about 60.4 million U.S. adults, lack access to credit at choice.

Banks Must Adapt to an Increasingly Digitally Native Customer to Remain Competitive.
As this consumer segment has grown, a number of traditional financial services have become widely available online. According to the Consumer and Community Development Research Section of the Federal Reserve Board, roughly 50% of U.S. bank customers surveyed have used mobile banking services. Additionally, about half of the U.S. population would be comfortable buying financial products from technology companies based on a Bain survey from 2017. These figures highlight the extent to which consumers now accept the internet for conducting their financial transactions and are willing to entrust their financial information to online companies. OppFi believes the increased acceptance of online financial services has led to an increased demand for online lending and financing, the benefits of which include improved methods for evaluating creditworthiness, customer privacy, ease of access, security, 24/7 loan application availability, speed of funding and loan cost transparency.
Traditional Banks Have Been Slow to Adopt Digital Technology for Consumer Lending.
Traditional banks, who have historically played a substantial role in the consumer credit markets, have often been slow to adapt to this wave of digital adoption among consumers. There are roughly 5,200 FDIC insured institutions, many of which have legacy technology and lack sufficient mobile solutions in today’s digital era. Unlike larger institutions, these smaller players often lack many of the resources needed to fund and develop effective platform digitization. The
COVID-19
pandemic has exacerbated these issues for both consumers and the institutions they interact with, as the lack of access to physical banking services has necessitated digital capabilities to fully serve consumers. OppFi believes the performance of its platform through the
COVID-19
pandemic has also given OppFi’s existing and prospective bank partners an important new data point to underpin their growing confidence in our solution.
Consumer Lenders Offering Small Personal Loans Require Higher APRs to Break Even.
Loan interest is inclusive of both compensation for forgoing current income for future income and the associated risk as well as compensation for expenses incurred to originate, service and collect the loans. While the former expenses are variable with the amount of the credit and the creditworthiness of the borrower, the latter are largely fixed. These fixed costs are tied to the loan application itself. In the case of smaller-sized
consumer loans, these fixed costs are representatively large relative to loan amount; therefore, smaller loans require higher interest rates than larger loans. According to a report published by the Federal Reserve on August 12, 2020, break-even APRs are quite high for small loan amounts. Based on 2015 data in the report, a loan amount of $2,530 is necessary to break even at a 36% APR, and the trend is even more pronounced for smaller loan amounts. The required break-even APR shrinks and flattens for larger loans; however, the implication is that the loan comes with a longer period of indebtedness and a higher overall interest payment over the life of the loan, which is often far worse for OppFi’s target customers who either lack access to this larger loan or lack the willingness or ability to repay this larger loan. Additionally, break-even APRs tend to be much higher for small loan amounts than for large loan amounts, with a $594 loan requiring an APR of 103.54% for a lender to break even and a loan amount of $2,530 being necessary for a lender to break even at an APR of 36%, according to research by the U.S. Federal Reserve.
10
As a result, such economics often result in credit-challenged consumers being unable to qualify for credit. OppFi loans have APRs ranging from
59-160%,
with no material difference in APR between bank partner loans and non-bank
originated loans. The average APR for an OppFi loan over the past three years has been approximately 150%, which percentage has not changed significantly from year to year.

10
Lisa Chen and Gregory Elliehausen (2020). “The Cost Structure of Consumer Finance Companies and Its Implications for Interest Rates: Evidence from the Federal Reserve Board’s 2015 Survey of Finance Companies,” FEDS Notes. Washington: Board of Governors of the Federal Reserve System, August 03, 2020, https://doi.org/10.17016/2380-7172.2610.

OppFi’s Solution

OppFi is facilitating financial inclusion to the Everyday Consumer through fair, transparent credit products and a commitment to exceptional customer service. OppFi and its bank-sponsored products are focused on median income consumers with a job and a bank account, who have been abandoned by the traditional mainstream credit players. Through an intelligent and efficient funding process, OppFi is able to create substantial value for its customers and banking partners with minimal complication and maximum transparency.

OppFi has determined that alternative metrics outside of FICO scores can be reliably used to determine a consumer’s true ability and willingness to repay. This notion is supported by a 2019 study conducted by the Financial Health Network that found installment loans and loans issued by non-bank lenders
in the U.S. grew at compound annual growth rates of 13.8% and 27.3%, respectively, from 2015 to 2018.
11
 Many of
these non-bank lenders
utilize non-FICO based
alternative methods to determine creditworthiness. Instead, potential borrowers are evaluated based on metrics such as consistency of income, types of previous loans, previous repayment patterns and employment status, among many others. OppFi believes these nontraditional methods may more accurately identify those consumers who are willing and able to repay loans, while simultaneously avoiding the issuance of loans to those consumers who may have received a loan that they cannot afford or do not intend to repay.

Loan Platform Highlights

•
Simple
 i
nstallment loans
. OppFi facilitates the issuance of fair, transparent credit products structured to rebuild financial health for the approximately 60 million Americans that lack traditional credit access. Installment loans are free of fees, amortize, and accrue simple interest, so the total cost of the loan is known up front.

•
Easy, digital application and rapid approval
. After the
approximately 5-minute application
process submitted through OppFi’s fully digital platform, consumers can receive quick credit decisions. In fact, approximately 75% of all credit decisions are automated.

•
Tech-driven decisioning
. OppFi’s tech stack uses AI, machine learning and real-time data analytics to make credit decisions. As opposed to traditional credit providers, OppFi ignores traditional credit scores and instead uses alternative data to instantly identify borrowers who have the ability and willingness to repay.

11
Graham, Karen and Golden, Elaine (2019). “Financially Underserved Market Size Study 2019,”
https://s3.amazonaws.com/cfsi-innovation-files-2018/wp-content/uploads/2020/01/31170215/2019-Market-Size-Report.pdf.

•
Hybrid funding model
. Once a customer’s application has been submitted, OppFi’s “TurnUp” process voluntarily performs a search on the customer’s behalf to find superior credit offers from mainstream credit providers. If any lower cost products are identified, OppFi displays the offers from the applicable lenders and consumers can choose to click over to finish their application on the other lender’s website. At that point, the customer leaves OppFi’s website. If no mainstream credit options are available with an affordable APR of less than 36%, the application is processed through OppFi’s underwriting platform which utilizes AI-enabled, bank-approved,
proprietary algorithms. This process ensures maximum value and benefit is realized by all parties. Approximately 90% of the time, no offers of lower credit are returned.

•
Loan flexibility
. OppFi’s loans can be used to finance anything, such as car repairs, medical bills, housing costs, education expenses, and more. This flexibility, combined with regular reporting to the major credit bureaus, helps foster loyalty as these everyday consumers receive the help they need and a chance to rebuild their credit, with the goal of ultimately graduating on to more mainstream financial products.

•
Product pipeline
. As the financial health of OppFi’s consumers improves, OppFi has positioned itself to capitalize on the loyalty its platform has created. Salary Tap, OppFi’s new payroll deduction secured installment loan, as well as forthcoming credit card and near-prime loan products will provide more options and even greater savings to everyday consumers. Consumers will also benefit from OppU, OppFi’s financial education platform.

•
Unit
economic model
. Installment loans facilitated by OppFi have delivered a strong return on invested capital of two times. The average installment loan facilitated by OppFi’s platform is $1,500, payable in monthly installments and with an average contractual term of 11 months. Approximately 25% of a customer’s profitability is derived from the customer’s first loan and approximately 75% of a customer’s profitability is derived from refinanced loans due to the lack of acquisition cost after the first loan. For loans originated in 2018 and 2019, 27% and 33% of loans were paid off without being refinanced, respectively. The increase from 27% in 2018 to 33% in 2019 can be attributed to the impact of government stimulus in 2020. OppFi generates interest revenue via facilitation of bank partner originated loans as well as to a lesser extent through loans it directly originates on its platform over the lifetime of the loan and any associated refinancings. OppFi’s most significant cost drivers are customer acquisition, credit, servicing and financing. OppFi’s customer acquisition model of focusing on variable cost channels tied directly to loans funded has kept these costs stable over time. OppFi’s AI driven underwriting model has allowed its loss rates to remain stable while OppFi has been able to approve a higher percentage of applications over time. Via automation, OppFi has been able to optimize its servicing costs per loan. Finally, OppFi’s cost of financing has fallen as it has been able to improve its credit profile driven by consistency in operating performance and portfolio quality.

•
Customer Advocates and Collections Arrangements.
 OppFi’s Customer Advocate team marries customer service with collections. Customer Advocates serve customers by providing easy-to-understand information
so that customers can make informed, financially responsible decisions. Customer Advocates are rewarded for both their outstanding customer service as well as their collections. The department leadership team has over 30 years of experience in loan servicing and collections, and the average Customer Advocate tenure at OppFi is 22 months. OppFi’s standard operating procedures, outbound dialer/email/SMS solutions, and associated controls ensure compliance with unfair, deceptive or abusive acts or practices, or UDAAPs, fair lending laws, the Telephone Consumer Protection Act, or TCPA, the federal Fair Debt Collection Practices Act, or FDCPA, and the Federal Controlling the Assault of
Non-Solicited
Pornography and Marketing, or
CAN-SPAM,
Act. The Customer Advocate team works with delinquent customers to quickly re-establish
a positive payment history by providing flexible pathways out of delinquency for customers who are willing to pay. Proactive outreach via email and text messages encourages delinquent customers to visit OppFi’s online portal or to call the Customer Advocate team. These inbound calls are prioritized and routed to the appropriate team member based on delinquency status and customer request. When capacity exists, OppFi also outbound dials delinquent customers. The dialing strategy and pace prioritizes customers who are most likely to cure while also maximizing Customer Advocate efficiency to ensure high service levels for inbound calls. Once a customer is written off, OppFi continues to contact the customer via email, SMS, and outbound dialing to resolve their account. Customers can still pay off their balance in full directly with OppFi by working with our Customer Advocates to create customized payment arrangements. Written off customers who are unable or unwilling to pay off their balance in full are offered targeted settlements based on stage of delinquency and outstanding balance amounts. There are a variety of programs in place in order to prevent customers from entering delinquency at all, including:

•	no prepayment penalties;

•
borrower’s assistance program allowing customers to remain in good standing regardless of payment status and reduce accrued interest if they are affected by natural and/or manmade disasters, pandemics (including
COVID-19),
or other acts of god;

•	temporary and permanent hardship programs for customers experiencing longer-term inability to pay, such as job loss; and

•	partnerships with like-minded organizations to offer customers additional resources that build and support overall financial
OppFi’s Strategy

•
Marketing platform
. An increased focus
on non-direct mail
marketing channels, such as Search Engine Optimization (“SEO”), email remarketing, customer referrals, and strategic partnerships, has reduced OppFi’s cost per funded loan by approximately 42% since 2017. Over 50 marketing partners help drive reliably efficient customer acquisition.

•
Scalable technology stack
. OppFi’s origination and funding platform is built on a modern, proprietary technology stack. Using Snowflake data warehousing, microservice infrastructure, and advanced, proprietary data analytics, OppFi’s tech platform is built to scale quickly, easily, and in stride with the business.

•
Customer success
. Since day one, OppFi has maintained a focus on superior customer satisfaction. By allowing the customer to choose how they prefer to interact, whether digitally on their own or live with a Loan Advocate, OppFi ensures each customer gets the attention they want and deserve. OppFi’s phone number is displayed prominently on the website, making it easy for customers to get in touch at any time, for any issue. This has resulted in an exceptional Net Promoter Score of 83 as well as over 14,000 online reviews with a 4.8 / 5.0 average rating and an A+ rating with the Better Business Bureau.

•
Employee satisfaction
.
 OppFi has cultivated an exceptional employee culture and received numerous awards for both employee satisfaction and growth, including inclusion on the Inc. 5000 list of America’s fastest growing companies each year since 2016. OppFi believes this culture drives greater customer satisfaction and the continued success of OppFi.

OppFi’s Competitive Advantages
Digitally-native solution
Consumers are increasingly shifting towards digital products and services, which has led brick-and-mortar credit
providers to suffer from the same headwinds as traditional retail stores. Contrarily, OppFi has successfully captured the non-prime consumer
with its fully digital platform. OppFi offers a fully digital platform driven by a scalable and modern technology stack, as well as proprietary risk models that are continually developed through iterative data collection and analytics. This platform provides OppFi with exceptional scalability, cost efficiency, marketing effectiveness, customization, and a best in class customer experience. OppFi believes that this digital foundation creates a significant and durable advantage over traditional banks and credit providers who have been slow to adapt legacy technology into modern digitally native solutions.
Also due to OppFi’s digital nature, as its bank partners’ originations grow, OppFi achieves greater operating leverage. OppFi’s model is primarily driven by a technology platform that does not require significant increases in operating overhead to support its bank partners’ originations growth. Additionally, as OppFi serves consumers across the United States without brick-and-mortar
stores, OppFi does not have any costs associated with physical stores and the personnel needed to operate them. This has been of particular value throughout the
COVID-19
pandemic, as some
brick-and-mortar
services have suffered and digital capabilities have become paramount.
Bank partner model
OppFi employs both a bank partner origination model and direct origination model. In its bank partner origination model, applicants who apply and obtain a loan through OppFi’s online platform are underwritten, approved, and funded by the applicable bank partner. In the direct origination model, applicants who apply and obtain a loan through OppFi’s online platform are underwritten, approved, and funded directly by OppFi.
OppFi’s bank lending product leverages its marketing and servicing expertise and its partner bank’s broad national presence to enable improved credit access to 37 states or approximately 74% of the U.S. population. This relationship operates much akin to the “Managing General Agent” relationship with an insurance carrier; additionally, this model has been tested in the credit card and mortgage industries and is a key growth enabler for the business. Similar to the Managing General Agent insurance relationship, OppFi manages many aspects of the loan life cycle on behalf of its bank partners, including customer acquisition, underwriting and loan servicing. This relationship allows OppFi’s bank partners to leverage OppFi’s digital acquisition,
AI-powered
underwriting and highly rated customer service capabilities, which they would otherwise need to develop in-house.
OppFi’s bank partners use their own capital to originate loans. OppFi’s bank partners are Finwise, FEB and CCB.
In the six months ended June 30, 2021, approximately 86% of OppFi’s net originations were generated from loans originated by its bank partners and facilitated by the OppFi platform, approximately 79% of which was generated by OppFi’s bank partner FinWise. OppFi’s bank partner FEB began originating loans on the OppFi platform in May 2020 and OppFi’s bank partner CCB began originating loans on the OppFi platform in October 2020.
OppFi has entered into separate agreements with each of its three bank partners. OppFi’s agreements with its bank partners are nonexclusive, generally have
60-month
terms and certain agreements automatically renew, subject to certain early termination provisions and minimum fee amounts, and do not include any minimum origination obligations or origination limits. OppFi’s agreement with FinWise began on October 31, 2017 and will continue until February 1, 2023, with an automatic renewal provision for two additional three-year terms following the initial term, unless earlier terminated pursuant to the terms of the agreement. OppFi’s bank partners generally retain approval rights on all aspects of the program and are primarily responsible for regulatory and compliance oversight.

Under the bank partner model, OppFi is compensated by the bank partner as a service provider for OppFi’s role in delivering the technology and services to the bank partner to facilitate origination and servicing of loans throughout each loan’s lifecycle. Customers who meet the underwriting criteria for multiple bank partners are referred to a specific bank partner randomly based on a computer algorithm and volume targets set with each bank partner. OppFi’s bank partners generally hold loans originated on our platform; typically two to three days following origination OppFi acquires participation rights in such loans ranging from 95 to 100% of the loan. OppFi and its bank partners each pay or reimburse each other for certain fees and costs that are immaterial in amount.
The economic difference to OppFi in loans originated via the bank partnership model as compared to the direct origination model are immaterial and generally result from a minimal program fee paid to OppFi for each origination as well as increased compliance costs for OppFi, which collectively have an insignificant impact on OppFi’s customer lifetime value. OppFi has shifted towards the bank partner model as the percentage of Total Net Originations by OppFi’s bank partners has increased from 63.9% for the six months ended June 30, 2020 to 86.1% for the six months ended June 31, 2021. OppFi has shifted to the bank partner model because its bank partners operate under federal law, which allows them to lend nationally based on their state domicile and facilitates a national product offering for the consumer while also streamlining regulatory requirements and compliance infrastructure.
Technology, engineering talent and product architecture
OppFi’s proprietary technology platform is essential to OppFi’s core operations. OppFi utilizes modern technology solutions including sophisticated analytics tools, machine learning models and cloud-based computing to offer a smooth and engaging digital experience on the front end and a constantly evolving real time decisioning engine on the back end. In order to build and maintain these proprietary, innovative and secure products, OppFi commits substantial resources to identifying, employing, and retaining talented and mission-driven technology-focused professionals and engineers. This is highlighted by the fact that in 2020, OppFi spent approximately $18 million on technology-focused employees and third-party vendors. OppFi believes that its platform architecture and the talent OppFi retains to continually evolve provides OppFi with a competitive edge over its more traditional credit competitors.
Proprietary, data driven decisioning and risk models
OppFi’s underwriting takes a holistic view of the consumer across traditional, nontraditional, banking history, and income/employment data to make decisions on each credit application. The models ignore traditional credit scores, instead relying on internally developed scoring and analytics to identify the creditworthiness of each application. Machine learning-based risk models are custom built to effectively evaluate risk and provide customized credit product solutions for each credit application. The platform considers data such as customer available bank balance trends, volatility of income and proprietary fraud scores amongst others to predict repayment ability, and leverages this with real-time Instant Bank Verification, or IBV, response data. Additionally, OppFi’s flexible origination process to adapt and adjust to changing risk profiles and underwrite accordingly. Further, the verification process is risk calibrated and provides a differentiated, smooth process for low risk customers while having risk calibrated verification processes for the rest. The final product determination makes sure the product fits the affordability criteria and provides payments that are aligned with the customer’s income.
Secure data collection, accumulation and analysis provides OppFi with meaningful insights. OppFi’s models evaluate more than 500 attributes and have learned from loan performance data of more than 1.5 million loans. As additional data from new customers and new loans are continuously incorporated into the decisioning models and business practices, both credit and business performance improve over time. More data drives higher approval rates and lower interest rates at the same loss rates, as well as better financial performance across the platform. Model and data improvements have increased our conversion rate from initial application to funded loan by more than two times since inception.

OppFi’s decisioning models outperform traditional FICO-based decision models. OppFi has validated internal models and rules against external data provided by third parties to demonstrate that OppFi decisions on approvals and denials are appropriate from a risk and profitability perspective. OppFi has conducted a retroactive analysis of loss rates by risk segment against a Vantage 4.0 credit score model and was able to conclude the internal model had better risk adjusted losses over a twelve-month period. In fact, OppFi’s internal model recommended the approval of 29% additional loans at the same default rate. OppFi’s sophisticated machine learning models also mitigate risks around affordability, verification and fraud. OppFi has an industry leading fraud mitigation strategy that uses a combination of data, verification processes and customer service agents.
Multi-sided ecosystem
Through its hybrid funding model, OppFi is able to generate value for all potential parties to a credit product offering. Consumers receive fair, transparent credit that is structured to rebuild financial health, OppFi’s bank partners benefit from
OppFi’s turn-key, outsourced
marketing and digital acquisition and servicing, data, and proprietary technology, and OppFi benefits through either underwriting the loan itself or through the referral to the funding bank partner and subsequent loan servicing rights that OppFi maintains.
OppFi’s nationwide presence allows it to increase awareness, directly contributing to its own growth, as well as the growth and success of its bank partners. With an expanding list of bank partners and products, OppFi can solve the borrowing needs of an increasingly diverse array of consumers. As banks leverage the OppFi platform for additional products, consumers benefit from better offers of credit, while experiencing a consistently high-quality servicing experience. OppFi’s customers have proven to be loyal and highly satisfied, which in turn drives additional growth through referrals.
Integrated and efficient multi-channel marketing approach
OppFi uses an integrated multi-channel marketing strategy to reach potential customers, of which approximately 25% leads with search engine optimization, email marketing, and customer referrals. In addition, approximately 55% of OppFi’s business is derived through key strategic partners who are compensated with a negotiated fixed unit price per loan funded or fixed percent of principal dollars funded. OppFi has created unique capabilities to effectively identify and attract qualified customers, which supports its long-term growth objectives at target customer acquisition costs. OppFi’s strategies have driven decreasing average cost per funded loan over time from approximately $103 per funded loan in 2017 to approximately $60 per funded loan in 2020. Marketing costs from OppFi’s bank partner channel are known based on fixed price agreements, while marketing costs for direct mail and other direct channels can vary based on the number of customers that ultimately apply and obtain loans. OppFi’s mix of new and refinanced loans also impacts its average acquisition cost. Approximately 84% of OppFi’s customers for the year ended December 31, 2020 were sourced from non-direct mail
marketing channels. OppFi believes this approach allows it to focus on higher quality, lower cost customer acquisition while maximizing reach and enhancing awareness of OppFi’s platform. OppFi continues to invest in new marketing channels, which it believes will provide OppFi with further competitive advantages and support its ongoing growth.
Commitment to customer service
OppFi is nationally recognized and awarded for its exceptional customer service. OppFi maintains an A+ rating from the Better Business Bureau and a 4.8/5 star rating with more than 14,000 online customer reviews, making its platform one of the top customer-rated financial platforms online with a Net Promoter Score in the mid-80s.
OppFi’s customer-focused business practices include a willingness to pick up the phone—since its phone number is clearly displayed on its website—and a willingness to help customers in an urgent situation. OppFi takes a transparent hand-holding approach to make sure customers understand and choose the right products for them. Financial education is also important, which is why OppFi launched its own online University—OppU. Customers and non-customers can
use OppU to learn about building credit and budgeting, as well as how to better manage finances. OppFi continuously works to improve customer satisfaction by evaluating information from website analytics, customer surveys and Loan Advocate feedback. OppFi’s teams receive training on a regular basis and are monitored for quality assurance. OppFi believes customers who wish to access credit again or who refer OppFi to another potential customer often do so because of OppFi’s dedication to customer service and the transparency of OppFi’s products.

OppFi’s Growth Strategies
OppFi maintains several channels for growth, including for its core bank partner lending product and adjacent product areas, leveraging its deep knowledge of the Everyday Consumer. With OppFi’s current product offering and qualified, target credit population, OppFi has currently penetrated approximately 1% of potential annual loan originations in the United States.
12
 There is significant opportunity to expand within this current population with the installment product, offer adjacent financial services products and reach near-prime customers with an installment product.
Substantial growth in core installment business

•
Everyday consumers face credit challenges with inadequate savings.
 With 57% of Americans lacking more than $1,000 in savings, unforeseen events such as car repair, medical bills and other unexpected events result in credit challenges.
13
 Using an illustrative $1,500 installment principal loan balance, OppFi estimates that there are approximately $27 billion of potential annual loan originations based on 30% on OppFi’s target credit population of U.S. adults. This represents less than 1% current penetration and immense opportunity for growth.

•
Strong tailwinds in
 post-COVID-19
 environment.
 Building upon more than 70% annual receivable growth prior
to COVID-19, OppFi
expects growth in its traditional installment business, especially given tailwinds associated with the resumption of normal course domestic economic activity. The typical OppFi customer borrows to finance a car repair or an unexpected healthcare deductible expense; these demand drivers, partially slowed by COVID-19-related effects,
are expected to return over the upcoming years.

New product expansion opportunities

•
Salary Tap
product
. Launched in December 2020, OppFi’s Salary Tap product features partnerships with leading employers and employee benefit providers to offer a lending product linked to an employee’s salary. This product facilitates credit access at lower rates secured by payment through payroll deduction. Enabled by advancements in payroll verification technologies, this product can target the same core demographic as OppFi’s current base, but with a more secured borrowing rate. When a customer is able to use the deduction as a repayment mechanism, they are able to dramatically improve the security of the repayments and obtain a lower rate. This product can be sold direct, through employers and through financial wellness brokers.

•
OppFi credit card.
 Possessing a deep understanding of the Everyday Consumer, OppFi is a natural entrant to the credit card market. Today, the marketplace for credit cards looks similar to the market for installment loans before OppFi penetrated the market; there are a small number of incumbents with relatively low limits and high fees as a percentage of the credit line, mired by a poor user experience and low customer satisfaction. OppFi believes it can offer credit cards as a graduation product for existing customers and as expansion into new consumer segments, leveraging OppFi’s outstanding tradition of customer service and deep knowledge of credit. OppFi launched this product in August 2021. Further, a virtual credit card with immediate issuance serves as a potential entryway into point of sale products.

12	Based on U.S. Census Bureau estimates and Hard, Kausar. et. al. “UNEQUAL ACCESS TO CREDIT: The Hidden Impact of Credit Constraints.” NewYorkFed.org, 2019. Assumes $1,500 installment principal.
13	Elkins, Kathleen, “Here’s how much money Americans have in their savings accounts,” CNBC.com, Sept 13, 2017

•
Near prime lending
. Near prime lending offers a logical extension of OppFi’s core installment product. Tailoring to a near-prime audience, an installment product offered by OppFi would include a lower interest rate to match the enhanced credit profile, while potentially increasing the size of the principal.

•
Adjacent financial products
. OppFi has identified adjacent opportunities in mobile banking & debit cards, point of sale lending and mortgage products that we may pursue in the future. Our flexible technology platform allows for a relatively straightforward and less time intensive implementation of these products.

Competition
Consumer lending is a vast and competitive market, and OppFi competes in varying degrees with all other sources of unsecured consumer credit, including banks, non-bank lenders
(including retail-based lenders) and other financial technology lending platforms. Because personal loans often serve as a replacement for credit cards, OppFi also competes with the convenience and ubiquity that credit cards represent.
On the bank partnership side, OppFi competes with a variety of technology companies that aim to help banks with the digital transformation of their business, particularly with respect to all-digital lending.
This includes new products from legacy bank technology providers as well as newer companies focused entirely on lending software infrastructure for banks. OppFi may also face competition from banks or companies that have not previously competed in the consumer lending market, including companies with large and experienced data science teams and access to vast amounts of consumer-related information that could be used in the development of their own credit risk models.
OppFi believes it competes favorably based on the following competitive factors:

•	Constantly improving AI models;

•	Compelling loan offers from bank partners to consumers that improve regularly;

•	Automated and user-friendly loan application process;

•	Consistent and predictable loan performance;

•	Cloud-native, multi-tenant architecture;

•	Combination of technology and customer acquisition for bank partners;

•	Robust and diverse loan funding program; and

•	Brand recognition and trust.
Government Regulation
OppFi and the loans made through its platform by its bank partners are subject to extensive and complex rules and regulations and examination by various federal, state and local government authorities. Failure to comply with any of the applicable rules and regulations may result in, among other things, revocation of required licenses or registration, loss of approved status, effective voiding or rescission of the loan contracts, reduction of allowable interest, class action lawsuits, administrative enforcement actions and civil and criminal liability. While compliance with such requirements is at times complicated by OppFi’s novel business model and an evolving regulatory environment, OppFi believes it is, at a minimum, in substantial compliance with these rules and regulations.

OppFi is, and expects in the future to be, regulated by the CFPB. In addition to the CFPB, other state and federal agencies have the ability to regulate aspects of its business. For example, the Dodd-Frank Act, as well as many state statutes, provide a mechanism for state attorneys general to investigate OppFi. In addition, as a result of OppFi’s relationships with its current bank partners, OppFi is subject to oversight by federal banking agencies, including the FDIC, and the Federal Trade Commission has jurisdiction to investigate aspects of its business, including with respect to marketing practices. Further, OppFi is subject to inspections, examinations, supervision and regulation by applicable agencies in each state in which OppFi is licensed or in which our borrowers reside. Regulatory oversight of OppFi’s business may change over time. By way of example, California has enacted legislation to create a “mini-CFPB” agency, which seeks to emulate the CFPB with respect to its enforcement and supervisory capabilities as well as require additional state registration for certain covered persons. OppFi expects that regulatory examinations by both federal and state agencies will continue, and there can be no assurance that the results of such examinations will not have a material adverse effect on OppFi.
Below, OppFi summarizes several of the material federal lending, servicing and related laws applicable to its business. Many states have laws and regulations that are similar to the federal consumer protection laws referred to below, but the degree and nature of such laws and regulations, and their applicability to us and our products, vary from state to state.
Federal Lending and Related Laws
Truth in Lending Act
The Truth in Lending Act, or TILA, and Regulation Z, which implements it, require creditors to provide consumers with uniform, understandable information concerning certain terms and conditions of their loan and credit transactions, and to comply with certain lending practice requirements and restrictions. These rules apply to loans facilitated through OppFi’s platform, and OppFi assists with compliance as part of the services OppFi provides to its bank partners.
For closed-end credit
transactions, required disclosures include, among others, providing the annual percentage rate, the finance charge, the amount financed, the number of payments, the amount of the monthly payment, the presence and amount of certain fees, and the presence of certain contractual terms. TILA also regulates the advertising of credit and gives borrowers, among other things, certain rights regarding updated disclosures and the treatment of credit balances. OppFi, on behalf of the applicable bank partner, provides applicants with a TILA disclosure when applicants complete their loan applications on its platform. If the applicant’s request is not fully funded and the applicant chooses to accept a lesser amount offered, OppFi provides an updated TILA disclosure on behalf of the applicable bank partner. OppFi also seeks to comply with TILA’s disclosure requirements related to credit advertising and, to the extent that OppFi holds or services loans, TILA’s requirements related to treatment of credit balances for closed-end loans.
OppFi also can facilitate the origination of a limited number of credit card accounts through its platform. In connection with such accounts, TILA requires the provision of certain solicitation and account-opening disclosures. TILA also imposes requirements on the terms of credit card accounts, and the process of originating and servicing such accounts.
Equal Credit Opportunity Act
The Equal Credit Opportunity Act, or ECOA, prohibits creditors from discriminating against credit applicants on the basis of race, color, sex, age (provided that the applicant has the capacity to enter into a binding contract), religion, national origin, marital status, the fact that all or part of the applicant’s income derives from any public assistance program, or the fact that the applicant has in good faith exercised any right under the federal Consumer Credit Protection Act or certain state laws. Regulation B, which implements ECOA, restricts creditors from requesting certain types of information from loan applicants or engaging in certain loan-related practices, and from using advertising or making statements that would discourage on a prohibited basis a reasonable person from making or pursuing an application. These requirements apply to bank partners for loans facilitated through its platform as well as to OppFi as a service provider that assists in the process. OppFi abides by policies and procedures implemented by its bank partners to comply with ECOA’s provisions prohibiting discouragement and discrimination. ECOA also requires creditors to provide applicants with timely notices of adverse action taken on credit applications, including disclosing to applicants who have been declined their rights and the reason for their having been declined. On behalf of its bank partners, OppFi provides prospective borrowers who apply for a loan through its platform but are denied credit with an adverse action notice in compliance with applicable requirements. Early commentary from the recently changed Presidential Administration has indicated an increased focus (likely through the CFPB and its enforcement of ECOA and Regulation B) on equality in credit availability and pricing, as compared to the prior Administration. It is unclear at this point how or if such increased focus will impact OppFi’s business or operations or those of its bank partners.

Fair Credit Reporting Act
The federal Fair Credit Reporting Act, or FCRA, as amended by the Fair and Accurate Credit Transactions Act, and administered by the CFPB, promotes the accuracy, fairness, and privacy of information in the files of consumer reporting agencies. FCRA requires consent or a permissible purpose to obtain a consumer credit report and requires that persons who report loan payment information to credit bureaus do so accurately and resolve disputes regarding reported information timely. FCRA also imposes disclosure requirements on creditors who take adverse action on credit applications based on information contained in a credit report.
Under FCRA, certain information must be provided to applicants whose credit applications are not approved or who are offered credit at an interest rate higher than other borrowers on the basis of a report obtained from a consumer reporting agency, promptly update any credit information reported to a credit reporting agency about a customer and have a process by which customers may inquire about credit information furnished by OppFi to a consumer reporting agency. OppFi and its bank partners have a permissible purpose for obtaining credit reports on potential borrowers, and OppFi also obtains explicit consent from borrowers to obtain such reports. As part of its loan servicing activities, OppFi accurately reports loan payment and delinquency information to appropriate consumer reporting agencies. OppFi provides timely adverse action notices when required on behalf of each bank partner on its platform that includes all the required disclosures. OppFi also has processes in place to ensure that consumers are given “opt-out” opportunities,
as required by the FCRA, regarding the sharing of their personal information. OppFi has also implemented an identity theft prevention program, as required by FCRA and its implementing regulations.
Fair Debt Collection Practices Act
The federal Fair Debt Collection Practices Act, or FDCPA, provides guidelines and limitations on the conduct of certain debt collectors in connection with the collection of consumer debts. The FDCPA limits certain communications with third parties, imposes notice and debt validation requirements, and prohibits threatening, harassing or abusive conduct in the course of debt collection. The FDCPA primarily applies to third-party debt collectors, meaning parties collecting on behalf of another, and debt collection laws of certain states also impose similar requirements more broadly on creditors who collect their own debts. In addition, the CFPB prohibits unfair, deceptive or abusive acts or practices, or UDAAPs in debt collection, including first-party debt collection. In addition, on October 30, 2020, the CFPB issued a final rule implementing requirements of the FDCPA and a second final rule on debt collection focused on consumer disclosures on December 18, 2020, which rules are scheduled to take effect on November 30, 2021. The CFPB also issued a second final rule on debt collection focused on consumer disclosures on December 18, 2020, which will also take effect on November 30, 2021. OppFi uses its internal collection team and professional third-party debt collection agents to collect delinquent accounts. Any third-party debt collection agents OppFi uses are required to comply with the FDCPA and all other applicable laws in collecting delinquent accounts of borrowers. While its internal servicing team is not subject to the formal requirements of the FDCPA in most cases, OppFi has established policies intended to substantially comply with the collection practice requirements under the FDCPA as a means of complying with more general UDAAP standards.
Privacy and Data Security Laws

The federal Gramm-Leach-Bliley Act, or GLBA, includes limitations on financial institutions’ disclosure of nonpublic personal information about a consumer to nonaffiliated third parties, in certain circumstances requires financial institutions to limit the use and further disclosure of nonpublic personal information by nonaffiliated third parties to whom they disclose such information and requires financial institutions to disclose certain privacy policies and practices with respect to information sharing with affiliated and unaffiliated entities as well as to safeguard personal customer information. OppFi collects and uses a wide variety of information to help ensure the integrity of its services and to provide features and functionality to its customers. This aspect of OppFi’s business, including the collection, use, and protection of the information OppFi acquires from its own services as well as from third-party sources, is subject to laws and regulations in the United States. Accordingly, OppFi publishes its privacy policies and terms of service, which describe its practices concerning the use, transmission, and disclosure of information. OppFi has a detailed privacy policy, which complies with GLBA and is accessible from every page of its website. OppFi maintains consumers’ personal information securely, and OppFi does not sell, rent or share such information with third parties for marketing purposes unless previously agreed to by the consumer. In addition, OppFi takes measures to safeguard the personal information of borrowers and investors and protect against unauthorized access to this information. As OppFi’s business continues to expand, and as state and federal laws and regulations continue to be passed and their interpretations continue to evolve, additional laws and regulations may become relevant to OppFi.
Dodd-Frank Wall Street Reform and Consumer Protection Act
In response to the prior financial crisis, the Dodd-Frank Act was enacted as extensive and significant legislation with consumer protection provisions. Among other things, the Dodd-Frank Act created the CFPB, which commenced operations in July 2011 and has significant authority to implement and enforce federal consumer financial laws, such as the TILA and ECOA. The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” through its regulatory, supervisory and enforcement authority. The CFPB also engages in consumer financial education, requests data and promotes the availability of financial services to underserved customers and communities. The CFPB has regulatory and enforcement powers over most providers of consumer financial products and services, including OppFi. It also has supervisory and examination powers over certain providers of consumer financial products and services, including large banks, payday lenders, “larger participants” in certain financial services markets defined by CFPB regulation, and non-bank entities
determined to present a risk to consumers after notice and an opportunity to respond.
The CFPB has imposed, and will continue to impose, restrictions on lending practices, including with respect to the terms of certain loans. OppFi and its bank partners are subject to the CFPB’s enforcement authority, which could increase under new CFPB leadership. The CFPB may request reports concerning OppFi’s organization, business conduct, markets and activities. In addition, the CFPB may, in connection with its supervisory authority, also conduct on-site examinations
of its and its bank partners’ businesses on a periodic basis, subject to whether the applicable bank partner satisfies the assets threshold for CFPB supervision. If the CFPB were to conclude that OppFi’s loan origination assistance or servicing activities, or any loans originated by its bank partners on its platform, violate applicable consumer protection laws or regulations, OppFi could be subject to a formal or informal inquiry, investigation and/or enforcement action. Formal enforcement actions are generally made public, which carries reputational risk. In addition, the market price of the Class A Common Stock could decline as a result of the initiation of a CFPB investigation of OppFi or even the perception that such an investigation could occur, even in the absence of any finding by the CFPB that OppFi has violated any state or federal law. As of the date hereof, OppFi is not subject to any enforcement actions by the CFPB.
For more information regarding the CFPB and the CFPB rules to which OppFi is subject or may become subject, see “Risk Factors” included elsewhere in this prospectus.
Federal Trade Commission Act
Under Section 5 of the Federal Trade Commission Act, OppFi and its bank partners are prohibited from engaging in unfair and deceptive acts and practices. For nonbank financial institutions, the FTC is the primary regulator enforcing this prohibition, and in recent years the FTC has been focused on practices of financial technology companies. Based on publicly available actions, the FTC’s primary focus has been with respect to financial technology company marketing and disclosure practices. For instance, in September 2020, the FTC filed a complaint against a collection firm for illegal debt collection practices including use of deceptive robocalling and misrepresenting their association with a law firm. The FTC also is currently engaged in litigation with a major online lender regarding, among other things, the adequacy of its disclosures of an origination fee associated with a product, though this litigation is paused pending Supreme Court determination of certain FTC authorities.

Electronic Fund Transfer Act and NACHA Rules
The federal Electronic Fund Transfer Act, or EFTA, provides guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts. Under EFTA, and Regulation E that implements it, OppFi must obtain consumer consents prior to receiving electronic transfer of funds from consumers’ bank accounts, and its bank partners may not condition an extension of credit on the borrower’s agreement to repay the loan through preauthorized (recurring) electronic fund transfers. In addition to compliance with federal laws, transfers performed by ACH electronic transfers are subject to detailed timing and notification rules and guidelines administered by the National Automated Clearinghouse Association, or NACHA. While NACHA guidelines are not laws, failure to comply with them may nevertheless result in commercial harm to its business. All transfers of funds related to its operations conform to the EFTA, its regulations and NACHA guidelines. As part of OppFi’s servicing activities, OppFi obtains necessary electronic authorization from borrowers and investors for such transfers in compliance with such rules. The loans offered on OppFi’s platform by its bank partners must also comply with the requirement that a loan cannot be conditioned on the borrower’s agreement to repay the loan through recurring electronic fund transfers.
Electronic Signatures in Global and National Commerce Act
The federal Electronic Signatures in Global and National Commerce Act, or ESIGN, and similar state laws, particularly the Uniform Electronic Transactions Act, or UETA, authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures. ESIGN and UETA require businesses that want to use electronic records or signatures in consumer transactions and provide disclosures to consumers (otherwise required to be “in writing” in electronic form), to obtain the consumer’s consent to receive information electronically. When a consumer registers on its platform, OppFi obtains his or her consent to transact business electronically, receive electronic disclosures and maintain electronic records in compliance with ESIGN and UETA requirements, and OppFi maintains electronic signatures and records in a manner intended to support enforceability of relevant consumer agreements and consents.
Federal Marketing Regulations
The Telephone Consumer Protection Act, or TCPA, generally prohibits robocalls, including those calls made using an auto-dialer or prerecorded or artificial voice calls made to a wireless telephone without the prior express consent of the called party (or prior express written consent, if messages constitute telemarketing). In addition, the FTC Telemarketing Sales Rule implements the
FTC’s Do-Not-Call Registry
and imposes numerous other requirements and limitations in connection with telemarketing. OppFi’s policies address the requirements of the TCPA as well as FTC Telemarketing Sales Rule and other laws limiting telephone outreach. Furthermore, OppFi does not engage in certain activities covered by the TCPA, such as using an automated dialer.
The Federal Controlling the Assault
of Non-Solicited Pornography
and Marketing,
or CAN-SPAM, Act
makes it unlawful to send certain electronic mail messages that contain false or deceptive information and provide other protections for email users. CAN-SPAM also
requires the need to provide a functioning mechanism that allows the recipient to opt-out of
receiving future
commercial e-mail messages
from the sender of such messages. OppFi’s email communications with all consumers are formulated to comply with the CAN-SPAM Act.
Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act, or SCRA, there are limits on interest rates chargeable to military personnel and civil judicial proceedings against them, and there are limitations on its ability to collect on a loan to servicemembers on active duty originated prior to the servicemember entering active duty status and, in certain cases, for a period of time thereafter. The SCRA allows military members to suspend or postpone certain civil obligations so that the military member can devote his or her full attention to military duties. The SCRA requires OppFi to adjust the interest rate charged on loans to borrowers who qualify for and request relief. If a borrower with an outstanding loan qualifies for SCRA protection the interest rate on their loan (including certain fees) will be reduced to 6% for the duration of the borrower’s active duty. During this period, any interest holder in the loan will not receive the difference between 6% and the loan’s original interest rate. As part of the services OppFi provides, OppFi requires the borrower to send it a written request and a copy of the borrower’s mobilization orders to obtain an interest rate reduction on a loan due to military service. Other protections offered to servicemembers under the SCRA, including protections related to the collection of loans, do not require the servicemember to take any particular action, such as submitting military orders, to claim benefits.
Military Lending Act
Under the Military Lending Act, certain members of the armed forces serving on active duty and their dependents must be identified and be provided with certain protections when becoming obligated on a consumer credit transaction. These protections include: a limit on the Military Annual Percentage Rate
(an all-in cost-of-credit measure
which is the same as the APR for loans facilitated on its platform) of 36%, certain required disclosures before origination, a prohibition on charging prepayment penalties and a prohibition on arbitration agreements and certain other loan agreement terms. As part of the services OppFi provides, OppFi ensures compliance with the requirements of the Military Lending Act.
Bank Secrecy Act, USA PATRIOT Act, and U.S. Sanctions Laws
Under the Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act, or USA PATRIOT ACT, and certain U.S. sanctions laws, its bank partners are required to maintain anti-money laundering, customer due diligence and record-keeping policies and procedures, which OppFi performs on behalf of its bank partners, and to avoid doing business with sanctioned persons or entities or engaging in types of sanctioned activity in certain jurisdictions. OppFi has implemented an AML program designed to prevent its platform from being used to facilitate money laundering, terrorist financing, and other illicit activity. OppFi’s AML program is designed to prevent its platform from being used to facilitate business in countries, or with persons or entities, included on designated lists promulgated by the U.S. Department of the Treasury’s Office of Foreign Assets Controls and equivalent foreign authorities. OppFi’s AML compliance program includes policies, procedures, reporting protocols, and internal controls, including the designation of an AML compliance officer, and is designed to address these legal and regulatory requirements and to assist in managing risk associated with money laundering and terrorist financing. With respect to new borrowers, OppFi applies the customer identification and verification program rules and screen names against the list of specially designated nationals maintained by the U.S. Department of the Treasury and OFAC.
Bankruptcy Code
Under the Bankruptcy Code, OppFi is in certain circumstances prohibited by the automatic stay, reorganization plan and discharge provisions, among others, in seeking enforcement of debts against parties who have filed for bankruptcy protection. OppFi’s policies are designed to support compliance with the Bankruptcy Code as OppFi services and collects loans.
Small Dollar Loan Rule
In 2017, the CFPB proposed a rule regulating small dollar loans which applies to lenders (such as our bank partners) making covered loans, defined as: (i) consumer loans with a term of 45 days or less; (ii) longer-term consumer balloon payment loans; and (iii) consumer loans that exceed 45 days in term with a “cost of credit” that exceeds 36% APR in which the lender obtains a leveraged payment mechanism (i.e., the lender has the right to transfer money from a consumer’s account). As proposed, the rule (a) included fairly significant requirements for lenders to undertake specific underwriting processes referred to as ability-to-pay determinations
before making a loan; (b) made it an unfair and abusive practice for a lender to make a third attempt to withdraw payment from a consumer’s account in connection with loans that have terms of 45 days or less where two consecutive attempts to withdraw payments from the account failed due to a lack of sufficient funds, unless the lender obtains new and specific authorization from the consumer; and (c) required lenders to provide consumers with written notice before making their first attempt to withdraw payment from a borrower’s account and before subsequent attempts that involve different dates, amounts, or payment channels.

Enforcement of the rule is stayed, pending resolution of an ongoing legal challenge primarily focused on the ability-to-pay determination
mandate. The CFPB rescinded portions of the rule requiring
an ability-to-pay determination
and finalized the balance of the rule in 2020; however, the stay on enforcement remains pending resolution of the litigation.
OppFi believes the rule is common sense legislation and good for the industry. It is possible the rule, when enforced, could impact OppFi’s business or require it to obtain additional borrower consents or make additional disclosures on behalf of its bank partners. Also, if the ability-to-pay determination
is re-inserted by
the CFPB, OppFi could be required to take additional actions in connection with loan transactions made on behalf of its bank partners.
State Lending Regulations
State Usury Limitations
With respect to bank partners that are FDIC-insured, state banks originating loans on our platform, which represent the vast majority of loans originated or national banks or federal savings banks originating loans on our platform, federal case law and relevant regulatory guidance (including FDIC advisory opinion 92-47) permit
depository institutions to “export” requirements regarding interest rates and certain fees considered to be “interest” under federal law from the state or U.S. territory where the bank is located for all loans originated from such state, regardless of the usury limitations imposed by the state law of the borrower’s residence or other states with which the loan may have a geographic nexus, unless the state has chosen to opt out of the exportation regime. OppFi believes, however, if a state or U.S. territory in which one of our bank partners operate opted out of rate exportation, judicial interpretations support the view that such opt outs would apply only to loans “made” in those states. OppFi believes that the “opt-out” of
any state would not affect the ability of its platform to benefit from the exportation of rates. If a loan made through OppFi’s platform by a bank partner were deemed to be subject to the usury laws of a state or U.S. territory that had opted-out of
the exportation regime, if the loan were not originated in a manner that permitted exportation of interest rate requirements from the state OppFi and its bank partners believed applied at the time of origination, if the loan bore interest or certain fees in excess of the amounts permitted by the state in which the loan was “made” for exportation purposes (or was otherwise in violation of such state’s relevant usury and fee laws) or if the interest exportation authority were determined not to apply to a loan under any particular circumstances, OppFi, its bank partners, or subsequent holders of such loans could become subject to fines, penalties and possible forfeiture of amounts charged to borrowers, and OppFi could decide not to permit bank partners to originate loans in that jurisdiction through its platform or its bank partners or loan investors could choose not to continue doing business with OppFi in such jurisdiction or more broadly, which could adversely impact its growth.
There have also been recent judicial decisions that could affect the collectability of loans sold by its bank partners after origination and the exposure of loan purchasers to potential fines or other penalties for usury violations. See the section titled “
Risk Factors
” for more information about recent case law developments.
State Disclosure and Lending Practice Requirements
The loans originated on OppFi’s platform by its bank partners may be subject to state laws and regulations that impose requirements related to loan disclosures and terms, credit discrimination, credit reporting, debt collection, and unfair or deceptive business practices. OppFi’s ongoing compliance program seeks to comply with these requirements.
State Licensing/Registration

OppFi holds licenses, registrations, and similar filings so that OppFi can conduct business, including providing referral services and origination assistance to lenders on its platform and servicing and collecting loans, in all states and the District of Columbia where its activities require such licensure, registration or filing. Licenses granted by the regulatory agencies in various states are subject to periodic renewal and may be revoked or suspended for failure to comply with applicable state and federal laws and regulations. In addition, as the product offerings of OppFi or its bank partners change, as states enact new licensing requirements or amend existing licensing laws or regulations, or as states regulators or courts adjust their interpretations of licensing statutes and regulations, OppFi may be required to obtain additional licenses. OppFi is also typically required to complete an annual report (or its equivalent) to each state’s regulator. The statutes also typically subject OppFi to the supervisory and examination authority of state regulators.
State licensing statutes impose a variety of requirements and restrictions, including:

•	record-keeping requirements;

•	collection and servicing practices;

•	requirements governing electronic payments, transactions, signatures and disclosures;

•	examination requirements;

•	surety bond and minimum net worth requirements;

•	financial reporting requirements;

•	notification requirements for changes in principal officers, stock ownership or corporate control; and

•	restrictions on advertising and other loan solicitation activity, as well as restrictions on loan referral or similar practices.
Compliance
OppFi reviews its policies and procedures to ensure compliance with applicable regulatory laws and regulations applicable to OppFi and its bank partners. OppFi has built its systems and processes with controls in place in order to permit its policies and procedures to be followed on a consistent basis. For example, to ensure proper controls are in place to maintain compliance with the consumer protection related laws and regulations, OppFi has developed a compliance management system consistent with the regulatory expectations published by governmental agencies. While no compliance program can assure that there will never be violations, or alleged violations, of applicable laws, OppFi believes that its compliance management system is reasonably designed and managed to minimize compliance-related risks.
Intellectual Property
OppFi protects its intellectual property through a combination of trademarks, domain names and trade secrets, as well as through confidentiality agreements, its information security infrastructure and restrictions on access to or use of its proprietary technology.
OppFi has trademark registrations in the United States in its names and its logo. OppFi will pursue additional trademark registrations to the extent OppFi believes it will be beneficial. OppFi also has registered domain names for websites that OppFi uses in its business. OppFi may be subject to third party claims from time to time with respect to its intellectual property.

Additionally, OppFi relies upon unpatented trade secrets and confidential know-how and
continuing technological innovation to develop and maintain its competitive position. OppFi also enters into confidentiality and intellectual property rights agreements with its employees, consultants, contractors and bank partners. Under such agreements, OppFi’s employees, consultants and contractors are subject to invention assignment provisions designed to protect its proprietary information and ensure its ownership in intellectual property developed pursuant to such agreements.
For additional information about its intellectual property and associated risks, see the section titled “
Risk Factors—Risks Related to OppFi’s Business and Industry
.”
Employees and Human Capital
OppFi believes it has built something very special in terms of its company culture. Building a great place to work for the best talent was a priority for OppFi from day one. It is not an accident that OppFi has received numerous best place to work awards in its Chicago headquarters.
OppFi has brought together a remarkable diversity of thinkers. The members of OppFi’s management team come from diverse backgrounds with varying ethnicities, education backgrounds, genders and ages. As the focal point of its human capital strategy, OppFi attracts and recruits diverse, exceptionally talented, highly educated, experienced and motivated employees.
As of June 30, 2021, OppFi had approximately 554 full-time employees. OppFi also engages contractors and consultants as needed to support its operations. None of OppFi’s employees are represented by a labor union or subject to a collective bargaining agreement. OppFi has not experienced any work stoppages, and OppFi considers its relations with its employees to be good.
Facilities
OppFi’s corporate headquarters is located in Chicago, Illinois and consists of approximately 79,928 square feet under a lease that expires in 2030. OppFi believes that its facilities are adequate for its current needs and that, if necessary, additional facilities will be available to accommodate the expansion of its business.
Legal Proceedings
From time to time, OppFi and certain of its subsidiaries may be subject to legal proceedings and claims that arise in the ordinary course of business. Additionally, OppFi is, and has been, and from time to time may be, subject to inquiries or investigations by state and federal regulatory agencies and bodies, such as the CFPB, state attorneys general, state financial regulatory agencies and other state or federal agencies or bodies regarding the OppFi platform, including the marketing of loans for lenders, underwriting and pricing of consumer loans for OppFi’s bank partners, OppFi’s fair lending compliance program and licensing and registration requirements. OppFi has addressed these inquiries directly and engaged in open dialogue with regulators. For example, the CFPB has issued a civil investigative demand, or CID, to OppFi, as a result of a consumer complaint, the stated purpose of which is to determine whether OppFi’s lending practices violated any consumer financial laws with respect to the Military Lending Act. OppFi has responded to the CFPB to refute the number of affected consumers. OppFi intends to cooperate with the CFPB in this investigation and impacted consumers were already provided with redress whereby OppFi either adjusted the applicable consumer’s interest rate so that the Military Annual Percentage Rate (MAPR) was less than 36%, with past payments reallocated to principal or refunded, as appropriate, or forgave the loan and corrected any negative credit reporting. The number of potentially affected loans is less than 0.01% of all loans facilitated through the OppFi platform since OppFi’s inception. See
 “
Risk Factors—We
have been in the past and may in the future be subject to federal and state regulatory inquiries regarding our business, which may cause significant harm to our reputation, lead to investigations and enforcement actions from other agencies or litigants, and divert management attention and resources from the operation of
our business
”
 for further information about this matter.

On April 5, 2021, the Washington, DC Attorney General filed a lawsuit against OppFi for allegedly deceptively marketing high-cost loans with interest rates above the Washington, DC usury cap. The usury claim is based on an allegation that OppFi, which is not licensed in Washington, DC because a license is not required to service bank loans in the district, and not its partner bank, FinWise, originated these loans, and is therefore in violation of the district’s usury laws. While OppFi denies such allegations and intends to vigorously defend the matter, FinWise has ceased originating loans in Washington D.C. and as a result, OppFi has ceased doing business in Washington, DC with FinWise and there can be no assurance as to the ultimate disposition of the action. OppFi has also been the subject of state attorneys general inquires of a similar nature in other states, including Montana and Washington state, as well as the California Department of Business Oversight, and the subject of litigation filed on behalf of putative classes of customers in California and Washington. See “Risk Factors—If loans facilitated through our platform for one or more bank partners were subject to successful challenge that the bank partner was not the “true lender,” such loans may be unenforceable, subject to rescission or otherwise impaired, we or other program participants may be subject to fines, judgments and penalties, and/or our commercial relationships may suffer, each of which would adversely affect our business and results of operations” for further information about these matters.
OppFi has also received inquiries from state regulatory agencies regarding requirements to obtain licenses from or register with those states, including in states where OppFi has determined that it is not required to obtain such a license or be registered with the state, and OppFi expects to continue to receive such inquiries.
Finally, third parties may from time to time assert claims against OppFi in the form of letters and other communications. OppFi is not currently subject to any legal proceedings that, if determined adversely to OppFi, OppFi believes would have a material adverse effect on its business, results of operations or financial condition. However, regardless of the final outcome, defending lawsuits, claims, government investigations, and proceedings in which OppFi is involved is costly and can impose a significant burden on management and employees, and there can be no assurances that favorable final outcomes will be obtained.

OPPFI MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Unless the context otherwise requires, all references in this section to “OppFi” refer to Opportunity Financial, LLC and subsidiaries prior to the consummation of the business combination. You should read the following discussion and analysis of OppFi’s financial condition and results of operations together with the OppFi’s audited consolidated financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements that reflect OppFi’s plans, estimates, and beliefs that involve risks and uncertainties. In addition, OppFi’s business is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. As a result of these factors, such as those set forth under the headings “Risk Factors” and “Forward-Looking Statements” and and elsewhere in this prospectus, OppFi’s actual results may differ materially from those anticipated in these forward-looking statements.
Overview
OppFi is a leading mission-driven financial technology platform that powers banks to offer accessible lending products and a top-rated
experience to everyday consumers. Through OppFi’s unwavering commitment to customer service, OppFi helps consumers who are turned away by traditional providers build a better financial path. Consumers on OppFi’s platform benefit from higher approval rates and a highly automated, efficient, all-digital
experience. OppFi’s bank partners benefit from access to new customers and increased automation throughout the lending process.
Recent Developments
Key recent events impacting OppFi’s business are as follows:

•
Business Combination —
On February 9, 2021, OppFi announced that it had entered into a definitive business combination agreement with FG New America Acquisition Corp., a special purpose acquisition corporation, that would result in OppFi becoming a public company. The business combination was closed on July 20, 2021. Upon the close of the transaction, the combined company had 84,464,783 shares outstanding excluding 25,500,000 earnout units. OppFi also had 15,339,437 warrants outstanding with exercise prices at $11.50 and $15.00 per share.

•
Hiring of Neville Crawley as President —
OppFi is pleased to welcome Neville Crawley in the newly created role of President. Crawley will help formulate OppFi’s technology and go-to-market
strategies, and work to aggressively expand OppFi’s products and services. Crawley will additionally oversee OppFi’s social impact commitments. Prior to joining OppFi, Crawley served as CEO of the global fintech platform, Kiva, from 2017 to 2021. Kiva had funded more than $1.5 billion in loans to some of the world’s most financially excluded populations. Previously, Crawley served as CEO of Quid, an artificial intelligence company, as Senior Vice President of strategy and corporate development at GLG, the world’s largest expert network, and as a strategy and M&A consultant to fintech companies at McKinsey & Company.

•
COVID-19
— In March 2020, the World Health Organization recognized a global pandemic known as the coronavirus or
COVID-19.
Due to the economic uncertainty that this has caused, and can continue to cause, there is added risk to OppFi’s overall future outlook. OppFi has implemented cost containment and cash management initiatives to mitigate the potential impact of the
COVID-19
pandemic on its business and liquidity. The full extent of any impact cannot be determined at this time. OppFi did see a slowdown in growth during the year ended December 31, 2020 and the first quarter ended March 31, 2021 due to the government stimulus program, which also had a positive impact on OppFi’s credit performance even while the credit risk of OppFi loan applicants remained flat during this period. Management will continue to monitor any changes to the business as the pandemic continues throughout 2021.

Year Ended December 31, 2020
Key Performance Metrics
OppFi regularly reviews the following key metrics, to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions, which may also be useful to an investor.
Total Net Originations
We measure originations to assess the growth trajectory and overall size of our loan portfolio. There is a direct correlation between origination growth and revenue growth. We include both bank partner originations as well as those originated by us directly. Originations may be useful to an investor because it helps understand the growth trajectory of revenues.
The following tables present total net originations (defined as gross originations net of refinancing transferred balance on refinanced loans) for the years ended December 31, 2020 and 2019 as well as for the years ended December 31, 2019 and 2018. Originations in 2020 were flat due to the short-term impact on our customers demand for our product due to the
COVID-19
pandemic. Originations grew from the year ended December 31, 2018 to the year ended December 31, 2019 by 81% as we increased our state coverage and made enhancements to our AI underwriting model.
OppFi’s originations model has shifted towards a facilitation model from a direct origination model as the percentage of Total Net Originations by OppFi’s bank partners has more than doubled since 2018.
In addition, OppFi’s net originations have shifted from a majority of originations being new loans to refinanced loans.

	Year Ended December 31,		Change
	2020	2019	$	%
	(In thousands, except for % change)
Total Net Originations	$483,350	$496,530	$(13,180)	(2.7%)
% of Net Originations by Bank Partners	65.0%	53.2%	N/A	11.9%
% of Net Originations by New Loans	42.8%	56.9%	N/A	(14.0%)

	Year Ended December 31,		Change
	2019	2018	$	%
	(In thousands, except for % change)
Total Net Originations	$496,530	$273,797	$223,733	81.3%
% of Net Originations by Bank Partners	53.2%	29.8%	N/A	23.3%
% of Net Originations by New Loans	56.9%	61.9%	N/A	(5.1%)
Average Yield
Average yield represents interest income from the period as a percent of average receivables.

The following tables present average yield for the years ended December 31, 2020 and 2019 as well as for the years ended December 31, 2019 and 2018. Year over year improvements were driven by our state mix and lower delinquencies.

	Year Ended December 31,		Change
	2020	2019	%
Average Yield	128.1%	127.6%	0.5%

	Year Ended December 31,		Change
	2019	2018	%
Average Yield	127.6%	125.5%	2.1%
Net Charge-Offs as a Percentage of Average Receivables
Net charge-offs as a percentage of average receivables represents total charge offs from the period less recoveries as a percent of average receivables. OppFi charges off loans after they are more than 90 days delinquent on a recency basis.
The following tables present net charge-offs as a percentage of average receivables for the years ended December 31, 2020 and 2019 as well as for the years ended December 31, 2019 and 2018.
Net charge-offs as a percentage of average receivables improved from the year ended December 31, 2019 to the year ended December 31, 2020 as a result of OppFi implementing more stringent underwriting parameters during the
COVID-19
pandemic as well as the impact from government stimulus programs. Net charge-offs increased from the year ended December 31, 2018 to the year ended December 31, 2019, which was driven by a higher age of our loan portfolio.

	Year Ended December 31,		Change
	2020	2019	%
Net Charge-Offs as % of Avg. Receivables	35.6%	42.2%	(6.7%)

	Year Ended December 31,		Change
	2019	2018	%
Net Charge-Offs as % of Avg. Receivables	42.2%	37.2%	5.1%
Marketing Cost per Funded Loan
Marketing cost per funded loan represents marketing cost per funded loan for new and refinance loans. This metric is the amount of direct marketing costs incurred during a period divided by the number loans originated during that same period.
The following tables present marketing cost per funded loan for the years ended December 31, 2020 and 2019 as well as for the years ended December 31, 2019 and 2018.
OppFi’s marketing cost per funded loan has decreased from $79 in 2018 to $62 in 2020 driven by OppFi’s shift in customer acquisition channels away from direct mail to more cost-effective channels including strategic third-party referrals and re-marketing
to existing customers. Strategic third-party referrals are more cost effective than direct mail with costs typically 20% lower. However, cost per funded loan of strategic third-party referrals are typically 5% to 10% higher than the overall cost per funded loan of OppFi’s entire portfolio due to the impact of other lower cost channels (including search engine optimization and e-mail). OppFi currently expects any changes in channel mix of strategic third-party referrals to be offset by direct mail and other channels such that the overall cost per funded loan remains consistent over time.

	Year Ended December 31,		Change
	2020	2019	$	%
Marketing Cost per Funded Loan	$62	$71	$(11)	(15.5%)

	Year Ended December 31,		Change
	2019	2018	$	%
Marketing Cost per Funded Loan	$71	$79	$(8)	(10.1%)
Marketing Cost per New Funded Loan
Marketing cost per new funded loan represents the amount of direct marketing costs incurred during a period divided by the number of new loans originated during that same period.
The following tables present marketing cost per funded loan (new) for the years ended December 31, 2020 and 2019 as well as for the years ended December 31, 2019 and 2018.
OppFi’s marketing cost per new funded loan was stable from 2018 to 2019, and increased in 2020 due to impact on direct mail performance from COVID-19.

	Year Ended December 31,		Change
	2020	2019	$	%
Marketing Cost per New Funded Loan	$211	$183	$28	15.3%

	Year Ended December 31,		Change
	2019	2018	$	%
Marketing Cost per New Funded Loan	$183	$177	$6	3.4%
Auto-Approval Rate
Auto-approval rate is calculated by taking the number of approved loans that are not decisioned by a loan advocate or underwriter (auto-approval) divided by the total number of loans approved.
Overall auto decisioning, which also takes into account those applications that were denied which are not decisioned by a loan advocate or underwriter (auto-denial) plus auto-approval divided by the total number of applications, was 75% for 2020.
The following tables present auto approval rate for the years ended December 31, 2020 and 2019 as well as for the years ended December 31, 2019 and 2018. Year over year improvements are driven by the launch and expansion of algorithmic automation projects that streamline steps of the origination process.

	Year Ended December 31,		Change
	2020	2019	%
Auto-Approval Rate	25.7%	18.3%	7.4%

	Year Ended December 31,		Change
	2019	2018	%
Auto-Approval Rate	18.3%	6.5%	11.8%

Sales and Servicing Cost per Loan
Sales and servicing cost per loan is calculated by taking the total sales and servicing costs, which include customer center salaries, underwriting and reporting costs, and payment processing fees, divided by the average amount of outstanding loans during that period.
The following tables present sales and servicing cost per loan for the years ended December 31, 2020 and 2019 as well as for the years ended December 31, 2019 and 2018.
OppFi’s sales and servicing cost per loan decreased from 2018 to 2019 due to enhanced automation and efficiency. OppFi’s sales and servicing cost per loan remained flat in 2020 from 2019 as enhanced automation was offset by slower loan growth due to the impact on demand from COVID in 2020.

	Year Ended December 31,		Change	Change
	2020	2019	$	%
Sales and Servicing Cost per Loan	$148	$149	$(1)	(0.9%)

	Year Ended December 31,		Change	Change
	2019	2018	$	%
Sales and Servicing Cost per Loan	$149	$166	$(17)	(10.4%)
Results of Operations
Comparison of the Years Ended December 31, 2020 and 2019
The following table presents OppFi’s consolidated results of operations for the years ended December 31, 2020 and 2019:

	Years Ended December 31,		Change
	2020	2019	$	%
	(In thousands, except % change)
Interest and Loan Related Income, Gross (a)	$322,165	$267,166	$54,999	20.6%
Other Income	789	924	(135)	(14.6%)

Interest, Loan Related, and Other Income	$322,954	$268,090	$54,864	20.5%

Amortization of Loan Origination Costs	(31,940)	(38,968)	7,028	(18.0%)

Total Revenue	$291,014	$229,122	$61,892	27.0%

Total Provision	90,787	114,254	(23,467)	(20.5%)

Net Revenue	$200,227	$114,868	$85,359	74.3%

Expenses	122,711	81,873	40,838	49.9%

EBT (b)	$77,516	$32,995	$44,521	134.9%

(a)
Loan Related Income primarily consists of NSF fees, which are immaterial. Interest income related to finance receivables accounted for under the fair value option is included in “Interest and loan related income, gross” in the consolidated statements of operations.

(b)	Represents Net Income as reported in audited financial statements, as OppFi does not have tax provision under its pass-through structure as a limited liability company.
Total Revenue

Total revenue consists mainly of revenue earned from interest on receivables from outstanding loans based only on the interest method, as well as amortization of loan origination costs. OppFi does not earn interest in any state on an accelerated basis. OppFi also earns revenues from referral fees, which represented less than 0.25% of total revenues in 2020. Total revenue increased by $61.9 million, or 27.0%, to $291.0 million for the year ended December 31, 2020 from $229.1 million for the year ended December 31, 2019. This was primarily due to the increase of average receivables by 19.9% due to higher balances in the first part of the year before the start of the
COVID-19
pandemic.
The economics of the bank partner model and the direct model are similar, and we do not expect a material change to our financials based on the mix of bank partner originations. The economic difference in the bank partnership model is a minimal program fee paid by OppFi for each origination as well increased compliance costs for OppFi, which collectively have an insignificant impact on customer lifetime value.
Total Provision
Total provision consists of gross charge-offs incurred in the year, net of recoveries, plus the change in the allowance for credit losses. OppFi’s provisions for future losses is based on incurred credit loss application whereby it reserves for life of loan losses due to the short-term nature of the contracts.
Total provision decreased by $23.5 million, or 20.5%, to $90.8 million for the year ended December 31, 2020 from $114.3 million for the year ended December 31, 2019. Much of the change was driven by a decrease in the allowance as a result of slightly lower receivables year over year. Net charge-offs as a percentage of receivables improved due to OppFi’s implementing more stringent underwriting parameters during the
COVID-19
pandemic as well as impact from the government stimulus programs.
Net Revenue
Net revenue is the difference between total revenue and provision costs. Total net revenue increased by $85.3 million, or 74.3%, to $200.2 million for the year ended December 31, 2020 from $114.9 million for the year ended December 31, 2019.
Expenses
Total expenses consist of salaries and employee benefits, interest expenses and amortized debt issuance costs, servicing costs, direct marketing costs, technology costs, depreciation and amortization, professional fees and other expenses. Total expenses increased by $40.8 million, or 49.9%, to $122.7 million for the year ended December 31, 2020 from $81.9 million for the year ended December 31, 2019. This was primarily due to an investment in personnel, including Compliance, Information Security and Software Development, as well as increased collections costs and payment processing fees driven by higher recoveries of past due accounts. In addition, OppFi invested in technology infrastructure to enhance automation in its loan origination processes.
Earnings Before Tax (“EBT”)
EBT is the difference between net revenue and expenses. EBT represents Net Income as reported in OppFi’s audited financial statements, as OppFi does not have a tax provision under its current pass-through structure as a limited liability company. Total EBT increased by $44.5 million, or 134.9%, to $77.5 million for the year ended December 31, 2020 from $33.0 million for the year ended December 31, 2019.

Comparison of the Years Ended December 31, 2019 and 2018
The following table presents our consolidated results of operations for the years ended December 31, 2019 and 2018:

	Years Ended December 31,		Change
	2019	2018	$	%
	(In thousands, except % change)
Interest and Loan Related Income, Gross (a)	$267,166	$133,399	$133,767	100.3%

Other Income	924	849	75	8.8%

Interest, Loan Related, and Other Income	$268,090	$134,248	$133,842	99.7%

Amortization of Loan Origination Costs	(38,968)	(19,999)	(18,969)	94.8%

Total Revenue	$229,122	$114,249	$114,873	100.5%

Total Provision	114,254	58,416	55,838	95.6%

Net Revenue	$114,868	$55,833	$59,035	105.7%

Expenses	81,873	46,100	35,773	77.6%

EBT (b)	$32,995	$9,733	$23,262	239.0%

(a)	Loan Related Income primarily consists of NSF fees, which are immaterial.
(b)	Represents Net Income as reported in audited financial statements, as OppFi does not have tax provision under its pass-through structure as a limited liability company.
Total Revenue
Total revenue consists mainly of revenue earned from interest on receivables from outstanding loans, as well as amortization of loan origination costs. OppFi also earns revenues from referral fees, which represented less than 0.25% of total revenues in 2020. Total revenue increased by $114.9 million, or 100.5%, to $229.1 million for the year ended December 31, 2019 from $114.2 million for the year ended December 31, 2018. This was primarily due to the increase of average receivables of 96.5%. The economics of the bank partner model and the direct model are similar, and we do not expect a material change to our financials based on the mix of bank partner originations
Total Provision
Total provision consists of gross charge-offs incurred in the year, net of recoveries, plus the change in the allowance for credit losses. OppFi’s provisions for future losses is based on incurred credit loss application whereby it reserves for life of loan losses due to the short-term nature of the contracts.
Total provision increased by $55.8 million, or 95.6%, to $114.3 million for the year ended December 31, 2019 from $58.4 million for the year ended December 31, 2018. Of the $55.8 million increase, 13.1% was due to the increase in allowance and 86.9% was from net-charge-offs due to the increase in receivables.
Net Revenue
Net revenue is the difference between total revenue and provision costs. Total net revenue increased by $59.1 million, or 105.7%, to $114.9 million for the year ended December 31, 2019 from $55.8 million for the year ended December 31, 2018.
Expenses

Total expenses consist of salaries and employee benefits, interest expenses and amortized debt issuance costs, direct marketing costs, technology costs, servicing costs, depreciation and amortization, professional fees and other expenses. Total expenses increased by $35.8 million, or 77.6%, to $81.9 million for the year ended December 31, 2019 from $46.1 million for the year ended December 31, 2018. This was primarily due to an increase in salary and employment benefits as well as increases in interest expenses and amortized debt issuance costs, technology infrastructure costs, and professional fees.
Earnings Before Tax (“EBT”)
EBT is the difference between net revenue and expenses. EBT represents Net Income as reported in OppFi’s audited financial statements, as OppFi does not have a tax provision under its current pass-through structure as a limited liability company. Total EBT increased by $23.3 million, or 239.0%, to $33.0 million for the years ended December 31, 2019 from $9.7 million for the year ended December 31, 2018.
Liquidity and Capital Resources
To date, the funds received from operating income and OppFi’s ability to obtain lending commitments, have provided the liquidity necessary for OppFi to fund its operations.
OppFi’s liquidity profile has improved each period due to growth in operating cash flows and increased liquidity from debt providers. Maturities of OppFi’s facilities are staggered over three year to help minimize refinance risk.
The following table presents OppFi’s unrestricted cash and undrawn debt as of the years ended December 31, 2020, 2019 and 2018:

	Year Ended December 31,
	2020	2019	2018
	(In thousands)
Unrestricted cash	$25,601	$16,789	$8,785
Undrawn debt	338,108	139,598	51,844
As of December 31, 2018, OppFi had $13.4 million of available capacity under its secured borrowings payable agreement. Overall, including the secured borrowing payable, OppFi had $177.4 million of available debt capacity of which $125.6 million had been drawn and $51.8 million was available (29% of capacity undrawn).
As of December 31, 2019, OppFi had $32.6 million of available capacity under its secured borrowings payable agreement. Overall, including the secured borrowing payable, OppFi had $346.6 million of available debt capacity of which $207.0 million had been drawn and $139.6 million was available (40% of capacity undrawn).
As of December 31, 2020, OppFi had $85.2 million of available capacity under its secured borrowings payable agreement. Overall, including the secured borrowing payable, OppFi had $480.5 million of available debt capacity of which $142.4 million had been drawn and $338.1 million remains available (70% of capacity undrawn).
OppFi believes that its unrestricted cash, undrawn debt and funds from operating income will be sufficient to meet its liquidity needs for at least the next 12 months. OppFi’s future capital requirements will depend on multiple factors, including its revenue growth, working capital requirements, cash provided by and used in operating, investing and financing activities and capital expenditures.
To the extent OppFi’s unrestricted cash balances, funds from operating income and funds from undrawn debt are insufficient to satisfy its liquidity needs in the future, OppFi may need to raise additional capital through equity or debt financing and may not be able to do so on terms acceptable to it, if at all. If OppFi is unable to raise additional capital when needed, its results of operations and financial condition would be materially and adversely impacted.

OppFi expects aggregate capital expenditures for 2021 to be approximately $10 million to $20 million, compared to estimated expenses for purchases of equipment and capitalized technology of approximately $10.7 million for the year ended December 31, 2020.
Cash Flows
The following table presents cash provided by (used in) operating, investing and financing activities during the years ended December 31, 2020, 2019, and 2018:

	Year Ended December 31,
	2020	2019	2018
	(In thousands)
Net cash provided by operating activities	$192,112	$148,919	$63,035
Net cash used in investing activities	(98,312)	(214,150)	(123,614)
Net cash (used in) provided by financing activities	(84,121)	78,010	72,827

Net increase in cash, cash equivalents and restricted cash	$9,679	$12,779	$12,248

Operating Activities
Net cash provided by operating activities was $192.1 million for the year ended December 31, 2020. This was up $43.2 million from the $148.9 million of cash provided by operating activities during the twelve months ended December 31, 2019. This increase was the result of the growth in OppFi’s average loan receivables in 2020 which drove a $61.9 million increase in OppFi’s revenues in 2020 versus 2019.
Net cash provided by operating activities was $148.9 million for the year ended December 31, 2019 and was primarily from revenues derived from OppFi’s loan portfolio. This was up $85.9 million from the $63.0 million of cash provided by operating activities during the twelve months ended December 31, 2018. This increase was the result of the growth in OppFi’s average loan receivables in 2019 which drove a $114.9 million increase in OppFi’s revenues in 2019 versus 2018.
Net cash provided by operating activities was $63.0 million for the year ended December 31, 2018 and was primarily from revenues derived from OppFi’s loan portfolio.
Investing Activities
Net cash used in investing activities was $98.3 million for the year ended December 31, 2020 and was primarily due to net finance receivables originated of $77.7 million, purchases of equipment, capitalized technology of $10.7 million, and net repurchases of receivables from third-party lender, originated under OppFi’s CSO program, of $9.9 million.
Net cash used in investing activities was $214.1 million for the year ended December 31, 2019 and was due to net finance receivables originated of $192.6 million, net repurchases from third-party lender, originated under OppFi’s CSO program, of $14.9 million, and purchases of equipment and capitalized technology of $6.6 million.
Net cash used in investing activities was $123.6 million for the year ended December 31, 2018 and was due to net finance receivables originated of $110.6 million, net repurchases from third-party lender, originated under OppFi’s CSO program, of $8.9 million, and purchases of equipment and capitalized technology of $4.1 million.
Financing Activities
Net cash used in financing activities was $84.1 million for the year ended December 31, 2020 and was primarily due to net repayment of senior debt lines of credit of $70.9 million, member distributions related to income taxes of $15.8 million, payment for debt issuance cost of $2.4 million, and net payments in secured borrowing payable of $1.4 million; offset by proceeds from other debt of $6.4 million.

Net cash provided by financing activities for the year December 31, 2019 was $78.0 million and was primarily due to advances on senior debt lines of credit of $81.5 million and advances in secured borrowing payable of $8.3 million, offset by member distributions related to income taxes of $9.5 million and payment for debt issuance costs of $2.3 million.
Net cash provided by financing activities for the year December 31, 2018 was $72.8 million and was primarily due to advances on senior debt lines of credit of $80.1 million and advances in secured borrowing payable of $6.4 million; offset by repayment in subordinated debt of $9.2 million, member distributions related to income taxes of $2.3 million, and payment for debt issuance costs of $2.2 million.
Condensed Balance Sheets
Comparison of the Years Ended December 31, 2020 and 2019
The following table presents OppFi’s condensed balance sheet for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
($ in 000s) Unaudited	2020	2019
Assets
Cash and restricted cash	$45,657	$35,979
Finance receivables at amortized cost, net	222,243	237,014
Other assets	17,943	13,636

Total assets	$285,843	$286,629

Liabilities and members’ equity
Current liabilities	$28,406	$25,285
Total debt	158,105	223,896

Total liabilities	$186,511	$249,181

Total members’ equity	99,332	37,448
Total liabilities and members’ equity	$285,843	$286,629

Total cash increased by $9.7 million for the year ended December 31, 2020, driven by free cash flow from operations. Finance receivables decreased by $14.8 million due to lower accrued interest and fees, lower loan origination costs and increase in allowance for credit losses. Other assets increased by $4.3 million driven by an increase in capitalized technology from internal software development. Current liabilities increased by $3.1 million due to an increase in accrued expenses and partially offset by a decrease in accounts payable. Total debt decreased by $65.8 million as a result of paying down of senior debt. Total members’ equity increased by $61.9 million driven by retained earnings.

Comparison of the Years Ended December 31, 2019 and 2018
The following table presents OppFi’s condensed balance sheet for the years ended December 31, 2019 and 2018:

	Year Ended December 31,
($ in 000s) Unaudited	2019	2018
Assets
Cash and restricted cash	$35,979	$23,199
Finance receivables at amortized cost, net	237,014	130,435
Other assets	13,636	8,762

Total assets	$286,629	162,396

Liabilities and members’ equity
Current liabilities	$25,285	$14,615
Total debt	223,896	133,910

Total liabilities	$249,181	$148,525

Total members’ equity	37,448	13,871
Total liabilities and members’ equity	$286,629	$162,396

Total cash increased by $12.8 million for the year ended December 31, 2019, driven by free cash flow from operations. Finance receivables increased by $106.6 million due to loan origination growth, an increase in accrued interest and fees and an increase in unamortized loan amortization costs, offset partially by an increase in allowance for credit losses. Other assets increased by $4.9 million driven by an increase in capitalized technology and prepaid expenses. Current liabilities increased by $10.7 million due to an increase in accrued expenses and accounts payable. Total debt increased by $90.0 million as a result of increased senior debt and secured borrowing payable in order to fund the growth in finance receivables. Total members’ equity increased by $23.6 million driven by retained earnings.

Financing Arrangements
The following is a summary of OppFi’s borrowings as of December 31, 2020:

Purpose	Borrower	Capacity	2020	2019	Interest Rate as of December 31, 2020	Maturity Date
		(In thousands, except interest rates)
Secured borrowing	Opportunity Funding SPE II, LLC	$85,184	$16,025	$17,408	15.00%	10/2021

Senior debt
Revolving line of credit	Opportunity Financial, LLC	10,000	5,000	5,000	LIBOR + 2.50%	02/2022
Revolving line of credit	Opportunity Funding SPE III, LLC	175,000	59,200	101,667	LIBOR + 6.00%	01/2024
Revolving line of credit	Opportunity Funding SPE V, LLC	75,000	24,222	42,261	LIBOR + 7.25%	04/2023
Revolving line of credit	Opportunity Funding SPE VI, LLC	50,000	16,148	28,175	LIBOR + 7.25%	04/2023
Revolving line of credit	Opportunity Funding SPE IV, LLC	25,000	12,506	10,930	LIBOR + 4.25%	08/2021

Total revolving lines of credit		$335,000	$117,076	$188,033

Term loan, net	Opportunity Financial, LLC	50,000	14,650	14,455	LIBOR + 14.00%	11/2023

Total senior debt		$385,000	$131,726	$202,488

Subordinated debt-Related Party	Opportunity Financial, LLC	$4,000	$4,000	$4,000	14.00%	12/2023

Other debt	Opportunity Financial, LLC	$6,354	$6,354	$—	1.00%	04/2022

Since 2017, Opportunity Financial completed the following transactions, each of which has provided liquidity and cash resources.
Secured Borrowing Payable

•
During 2017, Opportunity Funding SPE II, LLC entered into a preferred return agreement. Per the terms of the agreement, the finance receivables are grouped into quarterly pools. Collections are distributed on a pro rata basis after the payout of expenses to back-up
servicer, servicer and other relevant parties. This agreement is secured by the assets of Opportunity Funding SPE II, LLC. The receivables are transferred to Opportunity Funding SPE II, LLC and OppWin LLC by Opportunity Financial, LLC, which has provided representations and warranties in connection with such sale. The agreement is subject to various financial covenants.

•
During 2018, the SPE II, LLC preferred return agreement was amended. Opportunity Funding SPE II, LLC sold a 97.5 percent interest of certain unsecured finance receivables to the unrelated third party. Per the revised agreement, the unrelated third party earns a preferred return of 15 percent and a performance fee after the preferred return has been satisfied. The initial agreement expired August 1, 2018, and was then extended for one year. The agreement provides for two consecutive options to renew the purchase period for eighteen months. The unrelated third party exercised the first option, which provides a $65.0 million purchase commitment by the unrelated third party, of which $32.4 million has been purchased with an active balance of $17.4 million as of December 31, 2019. After satisfaction of the purchase commitment, the agreement provides for a third option for an additional $100.0 million purchase commitment.

•
In May 2020, the SPE II, LLC preferred return agreement was amended. The unrelated third party exercised the option, which provides an additional $100.0 million purchase commitment, resulting in a total $165.0 million purchase commitment by the unrelated third party, of which $79.8 million of finance receivables has been purchased with an active balance of $16.0 million as of December 31, 2020. $85.2 million of available capacity remains under this facility as of December 31, 2020.

•
For the years ending December 31, 2020, 2019 and 2018, interest expense related to this facility totaled $2.3 million, $1.7 million, and $0.5 million respectively. Additionally, OppFi has capitalized $0.2 million in debt issuance costs in connection with this transaction, of which less than $0.1 million, $0.1 million, and $0.1 million was expensed in 2020, 2019, and 2018, respectively, which is included in the consolidated statements of operations. As of December 31, 2020 and 2019, the remaining balance of debt issuance costs associated with this facility was less than $0.1 million and $0.1 million, respectively.

Senior Debt

•
On August 13, 2018, OppFi entered into a corporate credit agreement with a maximum available amount of $10.0 million. Interest is payable monthly. The facility is secured by OppFi’s assets and certain brokerage assets made available by the Schwartz Capital Group (“SCG”), a related party. The agreement is subject to various financial covenants. On August 6, 2020, the corporate credit agreement was amended, and the maturity date was extended to February 2022. For the years ended December 31, 2020, 2019 and 2018, interest expense paid related to the revolving credit agreement totaled $0.2 million. $0.3 million and $0.1 million, respectively. Additionally, OppFi has capitalized $0.3 million in debt issuance costs in connection with this transaction, of which less than $0.1 million, $0.2 million, and $0.1 million was expensed in 2020, 2019 and 2018, respectively. As of December 31, 2020 and 2019, the remaining balance of unamortized debt issuance costs associated with the facility was less than $0.1 million and $0.1 million, respectively. OppFi has terminated this facility.

•
On January 23, 2018, Opportunity Funding SPE III, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $75.0 million. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE III, LLC. Opportunity Financial, LLC provides certain representations and warranties. The line of credit agreement is subject to a borrowing base threshold and various financial covenants, including maintaining a minimum tangible net worth and maximum senior debt to equity.

•
On August 24, 2018, the revolving line of credit agreement was amended to increase the aggregate commitment to $125.0 million. On January 31, 2020, the revolving line of credit agreement was amended to increase the aggregate commitment to $175.0 million. The amendment also changes the interest rate to one-month
LIBOR plus 6 percent with a 2 percent LIBOR floor. The agreement matures in January 2024.

•
For the years ended December 31, 2020, 2019, and 2018 interest expense related to the line of credit agreement totaled $7.4 million, $11.7 million, and $4.5 million respectively. Additionally, OppFi has capitalized $2.1 million in debt issuance costs in connection with this transaction, of which $0.7 million, $0.9 million and $0.2 million was expensed in 2020, 2019 and 2018 respectively. As of December 31, 2020 and 2019, the remaining balance of unamortized debt issuance costs associated with the facility was $1.5 million and $0.1 million, respectively.

•
In April 2019, Opportunity Funding SPE V, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $75.0 million. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE V, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments.

•
For the years ended December 31, 2020, 2019 and 2018, interest expense related to this facility totaled $3.4 million, $2.1 million, and $4.5 million, respectively. Additionally, OppFi has capitalized $1.1 million in debt issuance costs in connection with this transaction of which $0.4 million, $0.2 million and $0.2 million was expensed in 2020 and 2019, respectively, which is included in the consolidated statements of operations. As of December 31, 2020 and 2019, the remaining balance of debt issuance costs associated with this facility was $0.5 million and $0.8 million, respectively.

•
In April 2019, Opportunity Funding SPE VI, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $50.0 million. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE VI, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments.

•
For the years ended December 31, 2020 and 2019, interest expense related to this facility totaled $2.3 million and $1.4 million, respectively. Additionally, OppFi has capitalized $0.9 million in debt issuance costs in connection with this transaction of which $0.3 million and $0.2 million was expensed in 2020 and 2019, respectively, which is included in the consolidated statements of operations. As of December 31, 2020 and 2019, the remaining balance of debt issuance costs associated with this facility was $0.4 million and $0.7 million, respectively.

•
In August 2019, Opportunity Funding SPE IV, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $25.0 million. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE IV, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt, as well as an unsecured guaranty. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments.

•
For the years ended December 31, 2020 and 2019, interest expense related to this facility totaled $0.5 million and $0.2 million, respectively. Additionally, OppFi has capitalized $0.4 million in debt issuance costs in connection with this transaction of which $0.2 million and less than $0.1 was expensed in 2020 and 2019, respectively, which is included in the consolidated statements of operations. As of December 31, 2020 and 2019, the remaining balance of debt issuance costs associated with this facility was $0.1 million and $0.3 million, respectively.

•
In November 2018, Opportunity Financial, LLC entered into a $25.0 million senior secured multi-draw term loan agreement, which is secured by a senior secured claim on Opportunity Financial, LLC’s assets and a second lien interest in the receivables owned by Opportunity Funding SPE III, LLC, Opportunity Funding SPE V, LLC, and Opportunity Funding SPE VI, LLC. Interest is payable monthly. The loan agreement is subject to various financial covenants. Per the terms of the loan agreement, Opportunity Financial, LLC has issued warrants to the lender. In April 2020, OppFi exercised an option to increase the facility commitment amount to $50.0 million. As of December 31, 2020 and 2019, the outstanding balance of $15.0 million is net of unamortized discount of less than $0.1 million and $0.1 million, respectively, and unamortized debt issuance costs of $0.3 million and $0.5 million, respectively.

•
For the years ended December 31, 2020, 2019, and 2018, interest expense related to the loan agreement totaled $2.6 million, $2.6 million and $0.4 million, respectively. Additionally, OppFi has capitalized $0.8 million in debt issuance costs in connection with this transaction, of which $0.2 million, $0.2 million, and less than $0.1 million was expensed in 2020, 2019 and 2018, respectively, which is included in the consolidated statements of operations.

Subordinated Debt
 – Related Party

•
As of December 31, 2020, OppFi had an unsecured line of credit agreement with SCG, a related party, with a maximum available amount of $4.0 million. Interest due on this facility is paid quarterly, and the outstanding balance is due at maturity. For the years ended December 31, 2020, 2019, and 2018, interest expense associated with these debt agreements was $0.6 million, $0.6 million, and $2.2 million, respectively. Subordinated debt is subject to the same debt covenants as senior debt facilities. On March 30, 2021, the borrowings under this unsecured line of credit agreement were paid in full and the facility was terminated.

Other Debt

•
In March 2020, OppFi was approved for a loan as part of the Paycheck Protection Program (PPP) under the CARES Act. OppFi may receive loan forgiveness if OppFi meets certain conditions. OppFi received $6.4 million. OppFi is carrying this amount as a noncurrent debt until a decision is reached regarding the loan forgiveness.

Off-Balance
Sheet Arrangements
As of December 31, 2020, and December 31, 2019, the outstanding balance of off-balance
sheet active finance receivables which were guaranteed by OppFi were $19.7 million and $24.2 million, respectively. As of December 31, 2020, and December 31, 2019, OppFi recorded a reserve for repurchase liabilities of $4.2 million and $5.0 million, respectively, which represents the liability for estimated losses on finance receivables guaranteed. OppFi uses a similar methodology for determining the reserve for repurchase liabilities as it does for calculating the allowance for credit losses on finance receivables.

Three and Six Months Ended June 30, 2021
Highlights
Our financial results as of and for the three months ended June 30, 2021 are summarized below.

•	Net Originations increased 84% to $144.0 million from $78.1 million for the three months ended June 30, 2021 and 2020, respectively.

•	Ending Receivables increased 19% to $260.4 million from $218.8 million as of June 30, 2021 and 2020, respectively.

•
Total Revenue increased 28% to $78.4 million from $61.3 million for the three months ended June 30, 2021 and 2020, respectively, and Adjusted Revenue increased 6% to $78.4 million from $73.6 million for the three months ended June 30, 2021 and 2020, respectively.

•	Net Income was $18.0 million and $42.4 million for the three and six months ended June 30, 2021, respectively.

•	Adjusted Net Income was $17.9 million and $37.2 million for the three and six months ended June 30, 2021, respectively.
Key Performance Metrics
OppFi regularly reviews the following key metrics, to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions, which may also be useful to an investor.
Total Net Originations
We measure originations to assess the growth trajectory and overall size of our loan portfolio. There is a direct correlation between origination growth and revenue growth. We include both bank partner originations as well as those originated by us directly. Originations may be useful to an investor because it helps understand the growth trajectory of revenues.
The following tables present total net originations (defined as gross originations net of transferred balance on refinanced loans), percentage of net originations by bank partners, and percentage of net originations by new loans for the three and six months ended June 30, 2021 and 2020.

	Three Months Ended June 30,		Change
(dollars in thousands)	2021	2020	$	% / bps
Total Net Originations	$143,983	$78,098	$65,885	84.4%
Percentage of Net Originations by Bank Partners	93.0%	62.0%	N/A	3,100 bps
Percentage of Net Originations by New Loans	41.7%	31.7%	N/A	1,000 bps

	Six Months Ended June 30,		Change
(dollars in thousands)	2021	2020	$	% / bps
Total Net Originations	$243,792	$202,244	$41,548	20.5%
Percentage of Net Originations by Bank Partners	86.1%	63.9%	N/A	2,220 bps
Percentage of Net Originations by New Loans	38.4%	44.1%	N/A	(570 bps	)

Net Originations increased to $144.0 million and $243.8 million for the three and six months ended June 30, 2021, respectively, from $78.1 million and $202.2 million for the three and six months ended June 30, 2020, respectively. The 84.4% and 20.5% increases were primarily due to a recovery from the short-term reduction in customer demand attributable to the
COVID-19
pandemic as well as governmental stimulus measures in 2020.
OppFi’s originations model continues to shift towards a facilitation model for bank partners from a direct origination model. Total Net Originations by OppFi’s bank partners increased to 93.0% and 86.1% for the three and six months ended June 30, 2021, respectively, from 62.0% and 63.9% for the three and six months ended June 30, 2020, respectively.
In addition, OppFi’s net originations saw an increase in the percentage of originations being new loans compared to refinanced loans as customer demand continued to return to pre-pandemic
levels coupled with increased automation, which drove a higher conversion of applications to funded loans. Total Net Originations of new loans as percentage of total loans increased to 41.7% for the three months ended June 30, 2021 from 31.7% for the three months ended June 30, 2020. Total Net Originations of new loans as a percentage of total loans decreased to 38.4% for the six months ended June 30, 2021 from 44.1% for the six months ended June 30, 2020. The 570 bps decrease was primarily driven by the short-term reduction in customer demand attributable to governmental stimulus measures in the first quarter of 2021 relative to the first quarter of 2020.
Ending Receivables
Ending receivables are defined as the unpaid principal balances of both on-
and
off-balance
sheet loans at the end of the reporting period.
The following table presents ending receivables as of June 30, 2021 and 2020. Ending receivables increased to $260.4 million as of June 30, 2021 from $218.8 million as of June 30, 2020. The 19.0% increase was primarily driven by a return to growth in originations in the three months ended June 30, 2021 after the short-term reduction in customer demand attributable to the
COVID-19
pandemic as well as governmental stimulus measures in 2020.

	As of June 30,		Change
(dollars in thousands)	2021	2020	$	%
Ending Receivables	$260,377	$218,767	$41,610	19.0%
Average Yield
Average yield represents annualized interest income from the period as a percent of average receivables. Receivables are defined as unpaid principal balances of both on-
and
off-balance
sheet loans.
The following tables present average yield for the three and six months ended June 30, 2021 and June 30, 2020. Yield increased to 128.5% for the three and six months ended June 30, 2021, respectively, from 124.3% and 126.5% for the three and six months ended June 30, 2020, respectively. The 420 bps and 200 bps increases were driven by lower percentage of the portfolio in non accrual status and a lower percentage of customers on OppFi’s COVID hardship program which impacted results for the quarter ended June 30, 2020.

	Three Months Ended June 30,		Change
	2021	2020	bps
Average Yield	128.5%	124.3%	420 bps

	Six Months Ended June 30,		Change
	2021	2020	bps
Average Yield	128.5%	126.5%	200 bps

Net Charge-Offs as a Percentage of Average Receivables
Net charge-offs as a percentage of average receivables represents annualized total charge offs from the period less recoveries as a percent of average receivables. Receivables are defined as unpaid principal of both on-
and
off-balance
sheet loans. OppFi’s
charge-off
policy is based on a review of delinquent finance receivables on a loan by loan basis. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy, or is otherwise deemed uncollectible.
The following tables present net charge-offs as a percentage of average receivables for the three and six months ended June 30, 2021 and 2020. Net charge-offs as a percentage of average receivables decreased by 1,160 bps to 28.4% and 1,430 bps to 29.1% from the three and six months ended June 30, 2020, respectively, to the three and six months ended June 30, 2021, respectively, as a result of the positive impact on customers’ bank balances from government stimulus programs.

	Three Months Ended June 30,		Change
	2021	2020	bps
Net Charge-Offs as % of Avg. Receivables	28.4%	40.0%	(1,160 bps	)

	Six Months Ended June 30,		Change
	2021	2020	bps
Net Charge-Offs as % of Avg. Receivables	29.1%	43.4%	(1,430 bps	)
Marketing Cost per Funded Loan
Marketing cost per funded loan represents marketing cost per funded loan for new and refinance loans. This metric is the amount of direct marketing costs incurred during a period divided by the number of loans originated during that same period.
The following tables present marketing cost per funded loan for the three and six months ended June 30, 2021 and 2020. OppFi’s marketing cost per funded loan has decreased to $72 and $65 in the three and six months ended June 30, 2021, respectively, from $91 and $83 in the three and six months ended June 30, 2020, respectively. OppFi’s marketing cost per funded loan was impacted in the three and six months ended June 30, 2020 due to the stimulus impact on demand in 2020.

	Three Months Ended June 30,		Change
	2021	2020	$	%
Marketing Cost per Funded Loan	$72	$91	$(19)	(20.9%	)

	Six Months Ended June 30,		Change
	2021	2020	$	%
Marketing Cost per Funded Loan	$65	$83	$(18)	(21.7%	)
Marketing Cost per New Funded Loan
Marketing cost per new funded loan represents the amount of direct marketing costs incurred during a period divided by the number of new loans originated during that same period.
The following tables present marketing cost per funded loan (new) for the three and six months ended June 30, 2021 and 2020. OppFi’s marketing cost per new funded loan decreased by 46.0% and 13.1% for the three and six months ended June 30, 2021, respectively, from the three and six months ended June 30, 2020, respectively, due primarily to the impact on direct mail performance due to the 2020 government stimulus programs which temporarily reduced customer demand.

	Three Months Ended June 30,		Change
	2021	2020	$	%
Marketing Cost per New Funded Loan	$245	$454	$(209)	(46.0%	)

	Six Months Ended June 30,		Change
	2021	2020	$	%
Marketing Cost per New Funded Loan	$253	$291	$(38)	(13.1%	)
Auto-Approval Rate
Auto-approval rate is calculated by taking the number of approved loans that are not decisioned by a loan advocate or underwriter (auto-approval) divided by the total number of loans approved.
Overall auto decisioning, which also takes into account those applications that were denied which are not decisioned by a loan advocate or underwriter (auto-denial) plus auto-approval divided by the total number of applications, was 77% for the three months ended June 30, 2021.
The following table presents auto approval rate as of June 30, 2021 and June 30, 2020. Auto-approval rate increased by 3,140 bps as of June 30, 2021 from June 30, 2020 driven by the continued application of algorithmic automation projects that streamline frictional steps of the origination process.

	As of June 30,		Change
	2021	2020	bps
Auto-Approval Rate	50.5%	19.1%	3,140 bps
Sales and Servicing Cost per Loan
Sales and Servicing cost per loan is calculated by taking the total servicing costs, which include customer center salaries, underwriting and reporting costs, and payment processing fees, divided by the average amount of outstanding loans during that period.
The following tables present servicing cost per loan for the three and six months ended June 30, 2021 and June 30, 2020. OppFi’s servicing cost per loan increased by $27 and $12 for the three and six months ended June 30, 2021, respectively, from the three and six months ended June 30, 2020, respectively, due to the increase in underwriting costs and payment processing fees tied to the increase in originations. Due to improvements in auto-approval rates which drove scale to the business, the percentage growths of 19.6% and 8.2% for the three and six months ended June 30, 2021 were significantly lower than origination growth of 84.4% and 20.5% for the three and six months ended June 30, 2021.

	Three Months Ended June 30,		Change
	2021	2020	$	%
Sales and Servicing Cost per Loan	$164	$137	$27	19.6%

	Six Months Ended June 30,		Change
	2021	2020	$	%
Sales and Servicing Cost per Loan	$160	$148	$12	8.2%
Results of Operations
Comparison of the Three Months Ended June 30, 2021 and 2020
The following table presents OppFi’s consolidated results of operations for the three months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Change
	2021	2020	$	%
	(In thousands, except % change)
Interest and Loan Related Income, Gross (a)	$78,030	$73,495	$4,535	6.2%
Other Income	346	116	230	197.8%

Interest, Loan Related, and Other Income	$78,376	$73,611	$4,765	6.5%

Amortization of Loan Origination Costs	—	(12,330)	12,330	—

Total Revenue	$78,376	$61,281	$17,095	27.9%

Total Provision	(31)	(12,875)	12,844	(100.0%	)
Change in Fair Value	(11,306)	—	(11,306)	—

Net Revenue	$67,039	$48,406	$18,633	38.5%

Expenses	49,052	23,287	25,765	110.6%

EBT (b)	$17,987	$25,119	$(7,132)	(28.4%	)

(a)
Loan Related Income primarily consists of
non-sufficient
funds fees, which are immaterial and were discontinued during Q1 2021. Interest income related to finance receivables accounted for under the fair value option is included in “Interest and loan related income, gross” in the consolidated statements of operations.

(b)
Represents Net Income as reported in OppFi’s consolidated financial statements, as prior to the business combination OppFi did not have tax provision under its pass-through structure as a limited liability company.

Total Revenue
Total revenue consists mainly of revenue earned from interest on receivables from outstanding loans based only on the interest method, as well as amortization of loan origination costs in previous periods. OppFi also earns revenues from referral fees related primarily to its turn-up
program, which represented less than 0.5% of total revenues in the three months ended June 30, 2021.
Total revenue increased by $17.1 million, or 27.9%, to $78.4 million for the three months ended June 30, 2021 from $61.3 million for the three months ended June 30, 2020. This increase was primarily due to the removal of the amortization of loan origination costs as a result of the election of the fair value option in 2021. Under the fair value option, loan origination costs related to the origination of installment loans are expensed when incurred and are no longer recognized as a part of total revenue. Total revenue also improved year over year due to the increase in interest income from higher receivables and yield compared to the previous period.
Total Provision and Change in Fair Value
Commencing on January 1, 2021, OppFi elected the fair value option on its installment loans. To derive the fair value, OppFi generally utilizes discounted cash flow analyses that factor in estimated losses and prepayments over the estimated duration of the underlying assets. Loss and prepayment assumptions are determined using historical loss data and include appropriate consideration of recent trends and anticipated future performance. Future cash flows are discounted using a rate of return that OppFi believes a market participant would require based on the risk characteristics of OppFi’s loans.

In the three months ended June 30, 2021, change in fair value consists of gross charge-offs incurred in the period, net of recoveries, plus the change in the fair value of the installment loans. Change in fair value decreased by $11.3 million for the three months ended June 30, 2021 as OppFi adopted the fair value option for its installment product on January 1, 2021. The $11.3 million comprised $17.3 million of net charge-offs offset partially by $6.0 million change in the fair value premium of receivables. Net charge-offs as a percentage of receivables improved due to impact from government stimulus programs. Change in fair value premium had a positive impact due to the increase in receivables in the period and an increase in the fair value mark. The fair value mark improved due to an increase in the remaining life of the portfolio driven by a younger portfolio from origination growth in the period, as well as an increase in the weighted average interest rate of the portfolio driven by a change in state mix.
In the three months ended June 30, 2021, total provision consists of gross charge-offs incurred in the period, net of recoveries, plus the change in the allowance for credit losses for OppFi’s SalaryTap product. In the three months ended June 30, 2020, total provision consists of gross charge-offs incurred in the period, net of recoveries, plus the change in the allowance for credit losses for OppFi’s installment loan product. OppFi’s provisions for future losses is based on incurred credit loss application whereby it reserves for life of loan losses.
Net Revenue
Net revenue is equal to total revenue less the change in fair value and less total provision costs. Total net revenue increased by $18.6 million, or 38.5%, to $67.0 million for the three months ended June 30, 2021 from $48.4 million for the three months ended June 30, 2020. This increase was primarily attributable to increase in gross interest and loan related income, lower gross charge-offs, net of recoveries, as well as the removal of the amortization of loan origination costs from total revenues as a result of the election of the fair value option in 2021.
Expenses
Total expenses consist of salaries and employee benefits, interest expense and amortized debt issuance costs, servicing costs, direct marketing costs, technology costs, depreciation and amortization, professional fees and other expenses.
Total expenses increased by $25.8 million, or 110.6%, to $49.1 million for the three months ended June 30, 2021 from $23.3 million for the three months ended June 30, 2020. This was primarily due to higher marketing costs due to higher originations, an increase in salaries and employee benefits, technology infrastructure costs, professional fees, increase in warrant liability, and impact of 2021 election of fair value option. As a result of the election of the fair value option, loan origination costs including direct marketing costs and payment processing fees related to the origination of installment loans are recognized as expenses when incurred and are no longer recognized as an offset to total revenue.
Earnings Before Tax (“EBT”)
EBT is the difference between net revenue and expenses. EBT represents Net Income as reported in OppFi’s consolidated financial statements, as prior to the closing of the business combination OppFi did not have a tax provision under its pass-through structure as a limited liability company. Total EBT decreased by $7.1 million, or 28.4%, to $18.0 million for the three months ended June 30, 2021 from $25.1 million for the three months ended June 30, 2020.

Comparison of the Six Months Ended June 30, 2021 and 2020
The following table presents OppFi’s consolidated results of operations for the six months ended June 30, 2021 and 2020:

	Six Months Ended June 30,		Change
	2021	2020	$	%
	(In thousands, except % change)
Interest and Loan Related Income, Gross (a)	$162,133	$162,340	$(207)	(0.1%	)
Other Income	500	240	260	107.8%

Interest, Loan Related, and Other Income	$162,633	$162,580	$53	0.0%

Amortization of Loan Origination Costs	—	(26,646)	26,646	—

Total Revenue	$162,633	$135,934	$26,699	19.6%

Total Provision	(38)	(44,875)	44,837	(100.0%	)
Change in Fair Value	(33,695)	—	(33,695)	—

Net Revenue	$128,900	$91,059	$37,841	41.6%

Expenses	86,529	49,043	37,486	76.4%

EBT (b)	$42,371	$42,016	$355	0.8%

(a)
Loan Related Income primarily consists of
non-sufficient
funds fees, which are immaterial and were discontinued during Q1 2021. Interest income related to finance receivables accounted for under the fair value option is included in “Interest and loan related income, gross” in the consolidated statements of operations.

(b)
Represents Net Income as reported in OppFi’s consolidated financial statements, as prior to the business combination OppFi did not have tax provision under its pass-through structure as a limited liability company.

Total Revenue
Total revenue consists mainly of revenue earned from interest on receivables from outstanding loans based only on the interest method, as well as amortization of loan origination costs in previous periods. OppFi also earns revenues from referral fees related primarily to its turn-up
program, which represented less than 0.5% of total revenues in the six months ended June 30, 2021.
Total revenue increased by $26.7 million, or 19.6%, to $162.6 million for the six months ended June 30, 2021 from $135.9 million for the six months ended June 30, 2020. This increase was primarily due to the removal of the amortization of loan origination costs as a result of the election of the fair value option in 2021. Under the fair value option, loan origination costs related to the origination of installment loans are expensed when incurred and are no longer recognized as a part of total revenue.
Total Provision and Change in Fair Value
Commencing on January 1, 2021, OppFi elected the fair value option on its installment loans. To derive the fair value, OppFi generally utilizes discounted cash flow analyses that factor in estimated losses and prepayments over the estimated duration of the underlying assets. Loss and prepayment assumptions are determined using historical loss data and include appropriate consideration of recent trends and anticipated future performance. Future cash flows are discounted using a rate of return that OppFi believes a market participant would require based on the risk characteristics of OppFi’s loans.
In the six months ended June 30, 2021, change in fair value consists of gross charge-offs incurred in the period, net of recoveries, plus the change in the fair value of the installment loans. Change in fair value decreased by $33.7 million for the six months ended June 30, 2021 as OppFi adopted the fair value option for its installment product on January 1, 2021. The $33.7 million comprised $37.2 million of net charge-offs offset partially by $3.5 million change in the Fair Value premium of receivables. Net charge-offs as a percentage of receivables improved due to impact from government stimulus programs. Change in fair value premium had a positive impact due to the increase in receivables in the period and an increase in the fair value mark. The fair value mark improved due to an increase in the remaining life of the portfolio driven by a younger portfolio from origination growth in the period, as well as an increase in the weighted average interest rate of the portfolio driven by a change in state mix.
In the six months ended June 30, 2021, total provision consists of gross charge-offs incurred in the period, net of recoveries, plus the change in the allowance for credit losses for OppFi’s SalaryTap product. In the six months ended June 30, 2020, total provision consists of gross charge-offs incurred in the period, net of recoveries, plus the change in the allowance for credit losses for OppFi’s installment loan product. OppFi’s provisions for future losses is based on incurred credit loss application whereby it reserves for life of loan losses.
Net Revenue
Net revenue is equal to total revenue less the change in fair value and less total provision costs. Total net revenue increased by $37.8 million, or 41.6%, to $128.9 million for the six months ended June 30, 2021 from $91.1 million for the six months ended June 30, 2020. This increase was primarily attributable to lower gross charge-offs, net of recoveries, as well as the removal of the amortization of loan origination costs from total revenues as a result of the election of the fair value option in 2021.

Expenses
Total expenses consist of salaries and employee benefits, interest expense and amortized debt issuance costs, servicing costs, direct marketing costs, technology costs, depreciation and amortization, professional fees and other expenses.
Total expenses increased by $37.5 million, or 76.4%, to $86.5 million for the six months ended June 30, 2021 from $49.0 million for the six months ended June 30, 2020. This was primarily due to higher marketing costs due to higher originations, an increase in salaries and employee benefits, technology infrastructure costs, professional fees, increase in warrant liability, and impact of 2021 election of fair value option. As a result of the election of the fair value option, loan origination costs including direct marketing costs and payment processing fees related to the origination of installment loans are recognized as expenses when incurred and are no longer recognized as an offset to total revenue.
Earnings Before Tax (“EBT”)
EBT is the difference between net revenue and expenses. EBT represents Net Income as reported in OppFi’s consolidated financial statements, as OppFi does not have a tax provision under its current pass-through structure as a limited liability company. Total EBT increased by $0.4 million, or 0.8%, to $42.4 million for the six months ended June 30, 2021 from $42.0 million for the six months ended June 30, 2020.
Non-GAAP
Financial Measures
We believe that the provision of
non-GAAP
financial measures in this report, including Fair Value Pro Forma information, Adjusted Revenue, Adjusted EBITDA, and Adjusted Net Income can provide useful measures for period-to-period
comparisons of our business and useful information to investors and others in understanding and evaluating our operating results. However, non-GAAP
financial measures are not calculated in accordance with United States generally accepted accounting principles, or GAAP, should not be considered an alternative to any measure of financial performance calculated and presented in accordance with GAAP, and may not be comparable to the non-GAAP
financial measures of other companies.
Fair Value Pro Forma

	Three Months Ended June 30,				Variance
	2021	2020			%
(In thousands) Unaudited	As Reported	As Reported	FV Adjustments	FV Pro Forma
Total Revenue	$78,376	$61,281	$12,330	$73,611	6.5%
Total Provision	(31)	(12,875)	12,875	—	—
FV Adjustment (a)	(11,306)	—	(41,522)	(41,522)	(72.7%	)

Net Revenue	$67,039	$48,406	$(16,317)	$32,089	108.9%

Expenses
Sales and Marketing	11,545	2,373	2,838	5,211	121.6%
Customer Operations	9,876	4,170	4,527	8,697	13.6%
Technology, Products, and Analytics	6,513	4,731	—	4,731	37.7%
General, Administrative, and Other	14,733	6,631	—	6,631	122.2%

Total Expenses before Interest Expense	$42,667	$17,905	$7,365	$25,270	68.8%

Interest Expense (b)	6,385	5,382	—	5,382	18.6%

EBT (c)	$17,987	$25,119	$(23,682)	$1,437	1,152.0%

(a)	FV Adjustment of $41.5M includes net charge-offs of $23.8M and FMV Adjustment of $17.7M driven by lower receivables and lower FMV mark as a result of the COVID-19 pandemic.
(b)	Includes debt amortization costs.
(c)
Represents Net Income as reported in OppFi’s consolidated financial statements, as prior to the business combination OppFi did not have tax provision under its pass-through structure as a limited liability company.

	Six Months Ended June 30,				Variance
	2021	2020			%
(In thousands) Unaudited	As Reported	As Reported	FV Adjustments	FV Pro Forma
Total Revenue	$162,633	$135,934	$26,646	$162,580	0.0%
Total Provision	(38)	(44,875)	44,875	—	—
FV Adjustment (a)	(33,695)	—	(75,590)	(75,590)	(55.4%	)

Net Revenue	$128,900	$91,059	$(4,069)	$86,990	48.2%

Expenses
Sales and Marketing	19,480	6,492	9,353	15,845	22.9%
Customer Operations	19,485	8,229	10,386	18,615	4.7%
Technology, Products, and Analytics	12,340	9,174	—	9,174	34.5%
General, Administrative, and Other	24,231	13,220	—	13,220	83.3%

Total Expenses before Interest Expense	$75,536	$37,115	$19,739	$56,854	32.9%

Interest Expense (b)	10,993	11,928	—	11,928	(7.8%	)

EBT (c)	$42,371	$42,016	$(23,808)	$18,208	132.7%

(a)	FV Adjustment of $75.6M includes net charge-offs of $56.0M and FMV Adjustment of $19.6M driven by lower receivables and lower FMV mark as a result of the COVID-19 pandemic.
(b)	Includes debt amortization costs.
(c)
Represents Net Income as reported in OppFi’s consolidated financial statements, as prior to the business combination OppFi did not have tax provision under its pass-through structure as a limited liability company.

Adjusted Revenue
Adjusted revenue is a
non-GAAP
financial measure defined as our total revenue, as reported, adjusted for the impact of amortization of loan origination costs. Under the fair value option, loan origination costs related to the origination of installment loans are expensed when incurred and are no longer recognized as a part of total revenue. We believe that adjusted revenue is an important measure because it allows management, investors, and our Board to evaluate and compare our revenue for period-to-period
comparisons of our business, as it removes the effect of differing accounting methodologies.

	Three Months Ended June 30,		Variance
(In thousands) Unaudited	2021	2020	%
Total Revenue	$78,376	$61,281	27.9%
Amortization of Loan Origination Costs	—	12,330	—

Adjusted Revenue	$78,376	$73,611	6.5%

	Six Months Ended June 30,		Variance
(In thousands) Unaudited	2021	2020	%
Total Revenue	$162,633	$135,934	19.6%
Amortization of Loan Origination Costs	—	26,646	—

Adjusted Revenue	$162,633	$162,580	0.0%

Adjusted EBITDA
Adjusted EBITDA is a
non-GAAP
financial measure defined as our net income, adjusted for the impact of our election of the fair value option and further adjusted to eliminate the effect of certain items as shown below. We believe that Adjusted EBITDA is an important measure because it allows management, investors, and our Board to evaluate and compare our operating results from period-to-period
by making the adjustments described below. In addition, it provides a useful measure for period-to-period
comparisons of our business, as it removes the effect of taxes, certain non-cash
items, variable charges, and timing differences.

	Three Months Ended June 30,		Variance
(In thousands) Unaudited	2021	2020	%
EBT (a)	$17,987	$25,119	(28.4%	)
FV Adjustments	—	(23,682)	—
Debt Amortization	642	458	40.1%
Other Addback and One-Time Expenses (b)	5,181	220	2,251.7%

Adjusted EBT	$23,810	$2,115	1,025.9%

Less: Pro Forma Taxes (c)	(5,952)	(529)	1,025.9%

Adjusted Net Income	$17,858	$1,586	1,025.9%

Pro Forma Taxes (c)	5,952	529	1,025.9%
Depreciation and Amortization	2,413	1,579	52.8%
Interest Expense	5,744	4,924	16.6%
Business (Non-income) Taxes	357	483	(25.9%	)

Adjusted EBITDA	$32,324	$9,101	255.2%

(a)
Represents Net Income as reported in OppFi’s consolidated financial statements, as prior to the business combination OppFi did not have tax provision under its pass-through structure as a limited liability company.

(b)
One-time
expense includes a $3.3 million impact in 2021 from an increase in warrant liability, $1.2 million in costs related to the business combination, and $0.7 million in stock compensation, management fees, and other addbacks.

(c)	Assumes a tax rate of 25% reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with publicly traded companies.

	Six Months Ended June 30,		Variance
(In thousands) Unaudited	2021	2020	%
EBT (a)	$42,371	$42,016	0.8%
FV Adjustments	—	(23,808)	—
Debt Amortization	1,163	977	19.0%
Other Addback and One-Time Expenses (b)	5,995	277	2,070.4%

Adjusted EBT	$49,529	$19,462	154.5%

Less: Pro Forma Taxes (c)	(12,382)	(4,865)	154.5%

Adjusted Net Income	$37,147	$14,597	154.5%

Pro Forma Taxes (c)	12,382	4,865	154.5%
Depreciation and Amortization	4,577	2,976	53.8%
Interest Expense	9,830	10,951	(10.2%	)
Business (Non-income) Taxes	792	656	20.8%

Adjusted EBITDA	$64,728	$34,045	90.1%

(a)
Represents Net Income as reported in OppFi’s consolidated financial statements, as prior to the business combination OppFi did not have tax provision under its pass-through structure as a limited liability company.

(b)
One-time
expense includes a $3.3 million impact in 2021 from an increase in warrant liability, $1.4 million in costs related to the business combination, and $1.3 million in stock compensation, management fees, and other addbacks.

(c)	Assumes a tax rate of 25% reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with publicly traded companies.
Condensed Balance Sheets
Comparison June 30, 2021 and December 31, 2020
The following table presents OppFi’s condensed balance sheet for June 30, 2021 and December 31, 2020:

			Change
(In thousands) Unaudited	June 30, 2021	December 31, 2020	$	%
Assets
Cash and restricted cash	$120,779	$45,657	$75,122	164.5%
Finance receivables at fair value	296,381	—	296,381	—
Finance receivables at amortized cost, net	132	222,243	(222,111)	(99.9%	)
Other assets	19,943	17,943	2,000	11.1%

Total assets	$437,235	$285,843	$151,392	53.0%

Liabilities and members’ equity
Current liabilities	$29,249	$28,406	$843	3.0%
Total debt	230,647	158,105	72,542	45.9%

Total liabilities	$259,896	$186,511	$73,385	39.3%
Total members’ equity	177,339	99,332	78,007	78.5%

Total liabilities and members’ equity	$437,235	$285,843	$151,392	53.0%

Total cash increased by $75.1 million as of June 30, 2021, driven by free cash flow from operations as well as increased borrowings under OppFi’s refinanced corporate credit facility and higher utilization of senior debt. Finance receivables in 2021 increased as a result of the election of the fair value option in 2021.
Total debt increased by $72.5 million driven by an increase in utilization of leverage facilities of $46.6 million and a $26.0 million net impact of the corporate credit facility refinancing. Total equity increased by $78.0 million driven by net income for the first six months of $42.4 million and impact of adoption of the fair value method of accounting of $69.4 million, partially offset by distributions of $34.0 million.

Liquidity and Capital Resources
To date, the funds received from operating income and OppFi’s ability to obtain lending commitments, have provided the liquidity necessary for OppFi to fund its operations.
OppFi’s liquidity profile has improved each period due to growth in operating cash flows and increased liquidity from debt providers. Maturities of OppFi’s facilities are staggered over three years to help minimize refinance risk.
The following table presents OppFi’s unrestricted cash and undrawn debt as of June 30, 2021:

	June 30, 2021	December 31, 2020
	(In thousands)
Unrestricted cash	$55,253	$25,601
Undrawn debt	$223,160	$338,108
As of June 30, 2021, OppFi had $55.3 million in unrestricted cash, up $29.7 million from the prior year end, driven by strong cash flow from operations. As of June 30, 2021, OppFi had an additional $223.2 million of unused debt capacity under its financing facilities for future availability, representing a 51% overall undrawn capacity. Including total financing commitments and cash on the balance sheet, OppFi had more than $500 million in funding capacity as of June 30, 2021.
OppFi believes that its unrestricted cash, undrawn debt and funds from operating income will be sufficient to meet its liquidity needs for at least the next 12 months from the date of this prospectus. OppFi’s future capital requirements will depend on multiple factors, including its revenue growth, working capital requirements, cash provided by and used in operating, investing and financing activities and capital expenditures.
To the extent OppFi’s unrestricted cash balances, funds from operating income and funds from undrawn debt are insufficient to satisfy its liquidity needs in the future, OppFi may need to raise additional capital through equity or debt financing and may not be able to do so on terms acceptable to it, if at all. If OppFi is unable to raise additional capital when needed, its results of operations and financial condition would be materially and adversely impacted.
Cash Flows
The following table presents cash provided by (used in) operating, investing and financing activities during the six months ended June 30, 2021 and 2020:

	Six Months Ended June 30,		Change
	2021	2020	$	%
	(In thousands, except % change)
Net cash provided by operating activities	$84,837	$98,917	$(14,080)	(14.2%	)
Net cash (used in) investing activities	(47,878)	(7,628)	(40,250)	527.6%
Net cash provided by (used in) financing activities	38,163	(42,960)	81,123	188.8%

Net increase in cash, cash equivalents and restricted cash	$75,122	$48,329	$26,793	55.4%

Operating Activities
Net cash provided by operating activities was $84.8 million for the six months ended June 30, 2021. This was down $14.1 million from the $98.9 million of cash provided by operating activities during the six months ended June 30, 2020. Cash provided by operating activities decreased due to higher expenses in 2021, driven by higher marketing costs due to higher originations, as well as an increase in salaries and employee benefits, technology infrastructure costs, and professional fees.
Investing Activities
Net cash used in investing activities was $47.9 million for the six months ended June 30, 2021. This was up $40.3 million from the $7.6 million cash used in investing activities during the six months ended June 30, 2020 due to higher finance receivables originated partially offset by higher finance receivables repaid.

Financing Activities
Net cash provided by financing activities was $38.2 million for the six months ended June 30, 2021. This was up $81.1 million from the $43.0 million cash used in financing activities during the six months ended June 30, 2020 due primarily to an increase in net advances in senior debt lines of credit partially offset by an increase in member distributions.
Financing Arrangements
The following is a summary of OppFi’s borrowings as of June 30, 2021:

Purpose	Borrower	Borrowing Capacity	June 30, 2021	December 31, 2020	Interest Rate as of June 30, 2021	Maturity Date
Secured Borrowing	Opportunity Funding SPE II, LLC	$56,460	$17,649	$16,025	15.00%	10/2021

Senior debt
Revolving line of credit	Opportunity Financial, LLC	$—	$—	$5,000	LIBOR + 2.50%	02/2022
Revolving line of credit	Opportunity Funding SPE III, LLC	175,000	87,500	59,200	LIBOR + 6.00%	01/2024
Revolving line of credit	Opportunity Funding SPE V, LLC	75,000	37,500	24,222	LIBOR + 7.25%	04/2023
Revolving line of credit	Opportunity Funding SPE VI, LLC	50,000	25,000	16,148	LIBOR + 7.25%	04/2023
Revolving line of credit	Opportunity Funding SPE IV, LLC	25,000	8,300	12,506	LIBOR + 4.25%	09/2021

Total revolving lines of credit		$325,000	$158,300	$117,076

Term loan, net	Opportunity Financial, LLC	50,000	48,344	14,650	LIBOR + 10.00%	03/2025

Total senior debt		$375,000	$206,644	$131,726

Subordinated debt	Opportunity Financial, LLC	$—	$—	$4,000	14.00%	12/2023

Other debt	Opportunity Financial, LLC	$6,354	$6,354	$6,354	1.00%	04/2022

Since 2017, Opportunity Financial completed the following transactions, each of which has provided liquidity and cash resources.
Secured Borrowing Payable

•
During 2017, Opportunity Funding SPE II, LLC entered into a preferred return agreement. Per the terms of the agreement, the finance receivables are grouped into quarterly pools. Collections are distributed on a pro rata basis after the payout of expenses to back-up
servicer, servicer and other relevant parties. This agreement is secured by the assets of Opportunity Funding SPE II, LLC. The receivables are transferred to Opportunity Funding SPE II, LLC and OppWin LLC by Opportunity Financial, LLC, which has provided representations and warranties in connection with such sale. The agreement is subject to various financial covenants.

•
During 2018, the SPE II, LLC preferred return agreement was amended. Opportunity Funding SPE II, LLC sells a 97.5 percent interest of certain unsecured finance receivables to the unrelated third party. Per the revised agreement, the unrelated third party earns a preferred return of 15 percent and a performance fee after the preferred return has been satisfied. The initial agreement expired August 1, 2018 and was then extended for one year. The agreement provides for two consecutive options to renew the purchase period for eighteen months. The unrelated third party exercised the first option, which provides a $65.0 million purchase commitment by the unrelated third party. After satisfaction of the purchase commitment, the agreement provides for a third option for an additional $100.0 million purchase commitment.

•
In May 2020, the SPE II, LLC preferred return agreement was amended. The unrelated third party exercised the option, which provides an additional $100.0 million purchase commitment, resulting in a total $165.0 million purchase commitment by the unrelated third party, of which $108.5 million and $79.8 million of finance receivables have been purchased with an active secured borrowing balance of $17.6 million and $16.0 million as of June 30, 2021 and December 31, 2020, respectively. Interest expense related to this facility was $0.5 million and $0.4 million for the three months ended June 30, 2021 and 2020, respectively, and $1.4 million and $1.1 million for the six months ended June 30, 2021 and 2020, respectively. Additionally, OppFi has capitalized $0.2 million in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $0.1 million and $0.1 million for the three months ended June 30, 2021 and 2020, respectively, and $0.1 million and $0.1 million for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of unamortized debt issuance costs associated with this facility was $0.1 million and $0.1 million, respectively.

Senior Debt

•
On August 13, 2018, OppFi entered into a corporate credit agreement with a maximum available amount of $10.0 million. Interest is payable monthly. The facility is secured by OppFi’s assets and certain brokerage assets made available by the Schwartz Capital Group (SCG), a related party. The agreement is subject to various financial covenants. On August 6, 2020, the corporate credit agreement was amended, and the maturity date was extended to February 2022.

•
On March 23, 2021, the borrowings under this revolving corporate credit agreement were paid in full. Subsequent to repayment, OppFi terminated the revolving credit agreement. Interest expense paid related to the revolving credit agreement totaled $0.1 million for the three months ended June 30, 2020. Interest expense paid related to the revolving credit agreement totaled $0.1 million and $0.1 million for the six months ended June 30, 2021 and 2020, respectively. Additionally, OppFi has capitalized $0.3 million in debt issuance costs in connection with this transaction. For the three months ended June 30, 2021 and 2020, there were no amortized debt issuance costs. For the six months ended June 30, 2021 and 2020, amortized debt issuance costs were $0.1 million and $0.1 million, respectively. As of December 31, 2020, the remaining balance of unamortized debt issuance costs associated with the facility was $0.1 million.

•
On January 23, 2018, Opportunity Funding SPE III, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $75.0 million. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE III, LLC. Opportunity Financial, LLC provides certain representations and warranties. The line of credit agreement is subject to a borrowing base threshold and various financial covenants, including maintaining a minimum tangible net worth and maximum senior debt to equity.

•
On January 31, 2020, the revolving line of credit agreement was amended to increase the aggregate commitment to $175.0 million. The amendment also changes the interest rate to one-month
LIBOR plus 6 percent with a 2 percent LIBOR floor. The agreement matures in January 2024.

•
Interest expense related to this facility was $1.9 million and $2.0 million for the three months ended June 30, 2021 and 2020, respectively, and $3.2 million and $4.5 million for the six months ended June 30, 2021 and 2020, respectively. Additionally, OppFi has capitalized $2.1 million in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $0.2 million and $0.2 million for the three months ended June 30, 2021 and 2020, respectively, and $0.4 million and $0.4 million for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of unamortized debt issuance costs associated with the facility was $1,118 and $1,453, respectively.

•
In April 2019, Opportunity Funding SPE V, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $75.0 million. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE V, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments. Interest expense related to this facility was $1.0 million and $0.9 million for the three months ended June 30, 2021 and 2020, respectively, and $1.6 million and $2.0 million for the six months ended June 30, 2021 and 2020, respectively. Additionally, OppFi has capitalized $1.2 million in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $0.1 million and $0.1 million for the three months ended June 30, 2021 and 2020, respectively, and $0.2 million and $0.2 million for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of unamortized debt issuance costs associated with this facility was $0.3 million and $0.5 million, respectively.

•
In April 2019, Opportunity Funding SPE VI, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $50.0 million. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE VI, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments. Interest expense related to this facility was $0.6 million and $0.6 million for the three months ended June 30, 2021 and 2020, respectively, and $1.0 million and $1.3 million for the six months ended June 30, 2021 and 2020, respectively. Additionally, OppFi has capitalized $0.9 million in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $0.1 million and $0.1 million for the three months ended June 30, 2021 and 2020, respectively, and $0.2 million and $0.2 million for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of debt issuance costs associated with this facility was $0.3 million and $0.4 million, respectively.

•
In August 2019, Opportunity Funding SPE IV, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $25.0 million. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE IV, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt, as well as a guaranty. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments. Interest expense related to this facility was $0.1 million and $0.1 million for the three months ended June 30, 2021 and 2020, respectively, and $0.2 million and $0.3 million for the six months ended June 30, 2021 and 2020, respectively. Additionally, OppFi has capitalized $0.6 million in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $0.2 million and $0.1 million for the three months ended June 30, 2021 and 2020, respectively, and $0.2 million and $0.1 million for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of unamortized debt issuance costs associated with this facility was $0.1 million and $0.1 million, respectively.

•
In November 2018, Opportunity Financial, LLC entered into a $25.0 million senior secured multi-draw term loan agreement, which is secured by a senior secured claim on Opportunity Financial, LLC’s assets and a second lien interest in the receivables owned by Opportunity Funding SPE III, LLC, Opportunity Funding SPE V, LLC, and Opportunity Funding SPE VI, LLC. Interest is payable monthly. The loan agreement is subject to various financial covenants. Per the terms of the loan agreement, Opportunity Financial, LLC has issued warrants to the lender. In April 2020, OppFi exercised an option to increase the facility commitment amount to $50.0 million.

•
On March 23, 2021, the senior secured multi-draw term loan agreement was amended to decrease the interest rate from LIBOR plus 14% to LIBOR plus 10% and extend the maturity date to March 23, 2025. On March 30, 2021, OppFi drew the remaining $35.0 million available commitment. As of June 30, 2021 and December 31, 2020, the outstanding balances of $50.0 million and $15.0 million are net of unamortized discount of $0.1 million and $0.1 million, respectively, and unamortized debt issuance costs of $1.6 million and $0.3 million, respectively. Interest expense related to this facility was $1.5 million and $0.7 million for the three months ended June 30, 2021 and 2020, respectively, and $2.2 million and $1.3 million for the six months ended June 30, 2021 and 2020, respectively. Additionally, OppFi has capitalized $2.3 million in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $0.1 million and $0.1 million for the three months ended June 30, 2021 and 2020, respectively, and $0.2 million and $0.1 million for the six months ended June 30, 2021 and 2020, respectively.

•
On August 6, 2021, OppFi entered into an amendment to the credit agreement with an unrelated third party for Opportunity Funding SPE IV, LLC which, among other things, extends the scheduled termination date of the credit agreement from August 19, 2021 to September 30, 2021 and amends certain of the financial covenants in the credit agreement.

Subordinated Debt
– Related Party

•
OppFi had an unsecured line of credit agreement with SCG, a related party, with a maximum available amount of $4.0 million. Interest due on this facility is paid quarterly, and the outstanding balance is due at maturity. Subordinated debt is subject to the same debt covenants as senior debt facilities. On March 30, 2021, the borrowings under this unsecured line of credit agreement were paid in full and the facility was terminated. Interest expense related to this related party transaction was $0.1 million for the three months ended June 30, 2020. Interest expense was $0.1 million and $0.3 million for the six months ended June 30, 2021 and 2020, respectively.

Other Debt

•
On April 13, 2020, OppFi obtained an unsecured loan in the amount of $6.4 million from a bank in connection with the U.S. Small Business Administration’s (SBA) Paycheck Protection Program (the PPP Loan). Pursuant to the Paycheck Protection Program, all or a portion of the PPP Loan may be forgiven if OppFi uses the proceeds of the PPP Loan for its payroll costs and other expenses in accordance with the requirements of the Paycheck Protection Program. OppFi used the proceeds of the PPP Loan for payroll costs and other covered expenses and sought full forgiveness of the PPP Loan, but there can be no assurance that OppFi will obtain any forgiveness of the PPP Loan.

•
If the PPP Loan is not fully forgiven, OppFi will remain liable for the full and punctual payment of the outstanding principal balance plus accrued and unpaid interest. OppFi submitted the forgiveness application on November 14, 2020. The SBA has not completed its review of OppFi’s eligibility for forgiveness. If the SBA determines that the loan is not fully forgiven, the first payment would be due no earlier than 30 days after the date a decision is reached on the loan forgiveness. Interest accrued and expensed related to this unsecured loan was $0.1 million for the three months ended June 30, 2021 and $0.1 million for the six months ended June 30, 2021.

CSO Arrangements
In Texas, OppFi arranges for consumers to obtain finance receivable products from an independent third-party lender as part of the CSO program. OppFi had also previously arranged for consumers to obtain finance receivable products from an independent third-party lender in Ohio as part of the CSO program. For the consumer finance receivable products originated by the third-party lender under the CSO program, the lender is responsible for providing the criteria by which the consumer’s application is underwritten and, if approved, determining the amount of the finance receivable. When a consumer executes an agreement with OppFi under the CSO program, OppFi agrees, for a fee payable to OppFi by the consumer, to provide certain services to the consumer, one of which is to guarantee the consumer’s obligation to repay the finance receivable obtained by the consumer from the third-party lender if the consumer fails to do so.
On April 23, 2019, OppFi discontinued the CSO program in Ohio and no new finance receivables were originated through this program after that date. As of June 30, 2021, there were no finance receivables remaining under the CSO program in Ohio.
On March 19, 2021 OppFi discontinued the CSO program in Texas and no new finance receivables were originated through this program after that date. As of June 30, 2021, finance receivables remaining under the CSO program in Texas was $0.3 million.
As of June 30, 2021 and December 31, 2020, the unpaid principal balance of off-balance
sheet active finance receivables which were guaranteed by OppFi were $0.3 million and $19.7 million, respectively. Upon the election of the fair value option for installment loan finance receivables on January 1, 2021, OppFi released the reserve for repurchase liabilities, which was included in the fair value adjustment to retained earnings. As of December 31, 2020, OppFi recorded a reserve for repurchase liabilities of $4.2 million, which represents the liability for estimated losses on finance receivables guaranteed. OppFi uses a similar methodology for determining the reserve for repurchase liabilities as it does for calculating the allowance for credit losses on finance receivables.
Under the terms of the CSO program, OppFi is required to maintain a restricted cash balance equal to the guaranty, which is determined and settled on a weekly basis. On a daily basis, a receivable and/or payable is recorded to recognize the outstanding settlement balance. As of June 30, 2021 and December 31, 2020, the restricted cash balance held in a federally insured bank account related to the CSO program was $0.1 million and $3.1 million, respectively. As of June 30, 2021 and December 31, 2020, there was a payable balance of $0.1 million and $0.8 million, respectively, related to settlement which was included in accrued expenses on the consolidated balance sheets.

Critical Accounting Policies and Estimates
The preparation of consolidated financial statements requires OppFi to make judgments, estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. OppFi bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances. Actual results could differ significantly from its estimates. To the extent that there are differences between OppFi’s estimates and actual results, OppFi’s future financial statement presentation, financial condition, results of operations and cash flows will be affected.
OppFi’s significant accounting policies are described in “Note 1. Nature of Operations and Significant Accounting Policies” to OppFi’s consolidated financial statements included elsewhere in this prospectus. OppFi believes that the accounting policies described in Note 1 of the financial statements reflect its most critical accounting policies and estimates, which represent those that involve a significant degree of judgment and complexity. Accordingly, OppFi believes these policies are critical in fully understanding and evaluating OppFi’s reported financial condition and results of operations.

MANAGEMENT
Information about Executive Officers and Directors
The following table sets forth certain information, including ages as of July 26, 2021, of our executive officers and members of the Board.

Name	Age	Position(s)
Todd Schwartz	39	Executive Chairman of the Board of Directors, Class III Director
Theodore Schwartz	67	Class I Director
Jared Kaplan	41	Chief Executive Officer, Class II Director
Christina Favilla	54	Class I Director
Jocelyn Moore	45	Class I Director
David Vennettilli	33	Class III Director
Greg Zeeman	52	Class II Director
Neville Crawley	42	President
Shiven Shah	43	Chief Financial Officer
Salvador Hazday	50	Chief Operating Officer
Christopher McKay	44	Chief Risk and Analytics Officer
Pamela Johnson	60	Chief Accounting Officer
Executive Officers
The following is a brief biography of each of our executive officers.
Jared Kaplan
,
Chief Executive Officer, Class
 II Director
. Jared Kaplan is the Chief Executive Officer of the Company and served in that capacity for OppFi since November 2015. Prior to joining OppFi, Mr. Kaplan was a co-founder and Executive
Vice President of Insureon, an online agency for small business insurance, where he worked beginning in 2012. Between 2004 and 2011, Mr. Kaplan held positions at Accretive LLC, an early-stage private equity firm. Previously, Mr. Kaplan was an analyst at Goldman Sachs. He holds a B.B.A. in Business Administration from the University of Michigan.
We believe that Mr. Kaplan is qualified to serve on the Board because of his experience as the Chief Executive Officer of OppFi and due to his extensive experience in finance and in executive leadership.
Neville Crawley
,
President
. Neville Crawley is the President of the Company and served in that capacity for OppFi since July 2021. Mr. Crawley previously served as the Chief Executive Officer and a director of Kiva Microfunds, a global fintech company, from October 2017 until June 2021, as the Founder of Engram Labs, a technology company engaged in the development of quantitative trading algorithms, from October 2016 until October 2017, and as the Chief Executive Officer and a director of Quid, Inc., an artificial intelligence company, from May 2013 until October 2016. He also previously served as a Senior Vice President of Strategy and Corporate Development at Gerson Lehrman Group, a provider of intelligence to financial services firms, as an Engagement Manager at McKinsey & Company, providing consulting services to fintech Companies, financial institutions and leading M&;A projects, and as a General Manager at Magicalia, leading a number of social media apps. He holds a B.A. (with honors) in Interactive Arts from Manchester Metropolitan University and an M.B.A. from London Business School.

Shiven Shah
,
Chief Financial Officer
. Shiven Shah is the Chief Financial Officer of the Company and served in that capacity for OppFi since April 2017. Prior to joining OppFi, Mr. Shah was a Managing Director and U.S. Chief Financial Officer of ABN AMRO Clearing Bank N.V., a derivatives clearing bank, where he worked between May 2015 to March 2017. Between 2012 and 2015, Mr. Shah was the Head of Finance at PEAK6 Investments LP. Previously, Mr. Shah held senior finance roles at Citigroup including SVP, Corporate Strategy and M&A. He holds a B.A in Economics from Northwestern University and an M.B.A. from the Wharton School at the University of Pennsylvania.
Salvador Hazday
,
Chief Operating Officer
. Salvador Hazday is the Chief Operating Officer of the Company and served in that capacity for OppFi since July 2017. On August 9, 2021, Mr. Hazday notified us of his resignation as Chief Operating Officer of the Company, effective August 25, 2021, to pursue another executive opportunity. Prior to joining OppFi, Mr. Hazday held various positions at Automatic Data Processing (ADP) from 2007 to July 2017, including most recently as Senior Vice President, Small Business Services. Previously, Mr. Hazday held roles at Office Depot, Adjoined Consulting and Accenture. He holds a B.A in Ethics, Politics & Economics from Yale University and an M.B.A. from the Stanford University Graduate School of Business.
Christopher McKay
,
Chief Risk and Analytics Officer
. Christopher McKay is the Chief Risk and Analytics Officer of the Company and served in that capacity for OppFi since June 2013. Prior to joining OppFi, Mr. McKay was a Senior Director, Partnership Analytics at Capital One, where he worked between April 2012 and June 2013. Previously, Mr. McKay held various roles at HSBC, including most recently as Director, Risk. He holds a B.S. in Industrial Engineering and Operations Research from the University of California at Berkeley.
Pamela Johnson
,
Chief Accounting Officer
. Pamela Johnson is the Chief Accounting Officer of the Company and served in that capacity for OppFi since June 2021. Ms. Johnson previously served as a consultant to OppFi from February 2021 until her appointment as Chief Accounting Officer. Ms. Johnson previously served as the Chief Financial Officer of Heights Finance, an installment lender offering non-prime loans
in a six state region from December 2010 until December 2020, and as the Chief Financial Officer of Pioneer Financial Services, Inc., a purchaser of loans made by Pioneer Military Loans, a division of MidCountry Bank that offered loans to active duty and retired military members who had challenges accessing traditional sources of credit. She holds a Bachelor of Business and Master of Accountancy from Western Illinois University.
Non-Employee
Directors
Todd Schwartz
, Executive Chairman, Director. Todd Schwartz is a
Co-Founder
of OppFi and was OppFi’s Chief Executive Officer from its founding in 2012 until 2015 when he became Executive Chairman. Mr. Todd Schwartz is also a Partner of Schwartz Capital Group, where he focuses on the firm’s direct equity investment and real estate efforts and works extensively with portfolio companies on their growth strategies. He is also a Partner of Strand Equity Partners, a leading consumer growth equity firm led by experienced investors and entrepreneurs. Previously, Mr. Todd Schwartz founded the multi-family real estate company Beach Coast Properties in California in 2007 and sold it in 2014. He graduated from Tulane University with a BS in Finance.
We believe that Mr. Todd Schwartz is qualified to serve on the Board due to his experience as a
Co-Founder
and Former Chief Executive Officer of OppFi, as our largest stockholder and due to his extensive experience in finance and as a private equity investor.
Christina
 Favilla
,
 Director
. Christina Favilla served as Chief Operating Officer of Sterling National Bank from July 2017 until December 2018. She previously served as Chief Operating Officer of GE Capital’s lending and leasing business from February 2012 until June 2017. Prior to 2012, she served as President of Discover Bank for six years. She currently serves as a board member of a privately held fintech company and Priority Technology Holdings (Nasdaq: PRTH), a provider of merchant acquiring and commercial payment solutions. Ms. Favilla is a seasoned banking and financial services professional with a track record of growing business platforms in volatile regulatory environments. Her core skills include people leadership, risk management, P&L, and IT governance. Ms. Favilla holds an MBA in Information Systems from the Fordham Gabelli School of Business.
We believe Ms. Favilla is qualified to serve on the Board based on her extensive executive leadership and management experience and his significant strategic and leadership expertise in the financial services industry.

Jocelyn Moore
,
 Director
. Jocelyn Moore currently serves as a Senior Advisor at the Local Initiatives Support Corporation New Markets Support Company in Chicago and as the
Executive-in-Residence
at The Gathering Spot in Atlanta. With experience working across multiple disciplines, Ms. Moore routinely advises CEOs, executive teams, and boards of directors on strategic communications, crisis and risk management, corporate social responsibility, operations, organizational change, and diversity, equity, and inclusion. From 2018 until 2020, Ms. Moore was Executive Vice President of Communications and Public Affairs at the National Football League (“NFL”). As the NFL’s Global Chief Communications Officer, she was a member of the executive leadership team and responsible for managing the league’s corporate affairs. From 2016 to 2018, Ms. Moore was Senior Vice President of Public Policy and Government Affairs at the NFL. Prior to joining the NFL, from 2015 until 2016, Ms. Moore served as a Managing Director of The Glover Park Group, a leading national communications and government affairs consulting firm. She also spent 15 years in senior staff positions in the United States Senate, most recently as the Deputy Staff Director of the Senate Finance Committee. Ms. Moore is an independent director on the board of DraftKings, Inc. (Nasdaq: DKNG). Ms. Moore received both her Bachelor of Arts and her Master of Education from the University of Florida.
We believe Ms. Moore is qualified to serve on the Board due, among other things, to her experience and background in managing large-scale corporations, including experience in the front office of the National Football League, as well as her service as a member of the board of directors of numerous entities.
Theodore Schwartz
,
 Director.
Theodore Schwartz is a
Co-Founder
of OppFi and has been a Director since its founding in 2012. Mr. Theodore Schwartz is also a Founder and Managing Partner of Schwartz Capital Group, where he focuses on the firm’s direct equity investment efforts and works extensively with portfolio companies on their customer strategies. He is also a
Co-Founder
of Strand Equity Partners, a leading consumer growth equity firm led by experienced investors and entrepreneurs. Prior to founding Schwartz Capital and Strand Equity Partners, Mr. Theodore Schwartz was founder and Chairman of APAC Customer Services, Inc. (“APAC”), a company he founded in 1973. Under his direction and stewardship, APAC was a pioneer employing over 25,000 people and remains a leader in providing outsourced solutions for a wide range of Fortune 500 clients. Mr. Theodore Schwartz took APAC public via an initial public offering in 1995 and sold the remainder of his shares to JP Morgan in 2011. He enjoys building businesses and mentoring management teams. In addition, he has been extensively involved in various philanthropic efforts.
We believe that Mr. Theodore Schwartz is qualified to serve on the Board due to his experience as a
Co-Founder
of OppFi, as a major stockholder and due to his extensive experience leading companies from the growth stage to public listing.
David Vennettilli,
 Director.
David Vennettilli is an advisor to OppFi’s board of managers and has served in that role since 2015. Mr. Vennettilli is also a Principal at Schwartz Capital Group, a role in which he has served since 2015, where he leads the firm’s private equity, real estate and opportunistic equity efforts. Mr. Vennettilli is also a Principal of Strand Equity Partners, a leading consumer growth equity firm led by experienced investors and entrepreneurs, where he focuses on M&A execution and portfolio company management. Previously, David worked in private equity at GTCR in Chicago from 2011 to 2015, focusing on information services, software and technology investments. Prior to joining GTCR, he worked in investment banking at Moelis & Company in New York. Mr. Vennettilli graduated with high distinction from the University of Michigan Ross School of Business with a BBA in Finance and Accounting.
We believe that Mr. Vennettilli is qualified to serve on the Board due to his experience as a an advisor to OppFi’s board of managers since 2015 and due to his extensive experience in finance and as a private equity investor.
Greg Zeeman
,
 Director
. Greg Zeeman is currently the Chief Executive Officer of Oasis Financial, a leading privately held specialty finance company focused on consumer and commercial legal finance, headquartered in Rosemont, Illinois. Prior to that, he was Chief Operating Officer at Enova International and previously held various roles at multinational banking and financial services company HSBC, including as Chief Operating Officer of HSBC North America Holdings and Deputy Chief Executive Officer of HSBC Singapore. He is also a member of the non-profit
board of the Daniel Murphy Scholarship Fund. Mr. Zeeman holds a Bachelor of Arts in Economics and Political Science from the University of North Carolina at Chapel Hill and a Master of Business Administration from Harvard Business School.
We believe Mr. Zeeman is qualified to serve on the Board based on his extensive executive leadership and management experience and his significant strategic and leadership expertise in the financial services industry.

Family Relationships
Mr. Todd Schwartz is the son of Mr. Theodore Schwartz, each of whom is a director of the Company.
Board Composition
Our business affairs are managed under the direction of the Board. The Board consists of seven directors, divided into three classes of staggered three-year terms.
The Company has entered into the Investor Rights Agreement, pursuant to which the SCG Holders’ Representative has have the right to nominate five directors to the Board, two of which qualify as NYSE Independent, and who shall initially be Theodore Schwartz, Todd Schwartz, David Vennettilli, Christina Favilla and Jocelyn Moore. The Investor Rights Agreement also provides that remainder of the directors shall be Jared Kaplan, the Company’s Chief Executive Officer and one additional director who qualifies as NYSE Independent chosen by the Nominating and Corporate Governance Committee of the Board, who shall initially be Greg Zeeman.
The Board is divided into three staggered classes of directors. At each annual meeting of its stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:

•	the Class I directors, whose terms will expire in 2022, are Christina Favilla, Jocelyn Moore and Theodore Schwartz;

•	the Class II directors, whose terms will expire in 2023, are Jared Kaplan and Greg Zeeman; and

•	the Class III directors, whose terms will expire in 2024, are David Vennettilli and Todd Schwartz.
The Investor Rights Agreement also provides that at each meeting at which directors are to be elected, the Company shall take such necessary action to include in the slate of nominees recommended by the Board for election as directors (i) five directors chosen by the SCG Holders’ Representative as long as the SCG Holders have at least of 50% of the voting power entitled to vote in the election of directors, (ii) four directors chosen by the SCG Holders’ Representative as long as the SCG Holders have at least of 40% of the voting power entitled to vote in the election of directors, (iii) three directors chosen by the SCG Holders’ Representative as long as the SCG Holders have at least of 30% of the voting power entitled to vote in the election of directors, (iv) three directors chosen by the SCG Holders’ Representative as long as the SCG Holders have at least of 30% of the voting power entitled to vote in the election of directors, (v) two directors chosen by the SCG Holders’ Representative as long as the SCG Holders have at least of 20% of the voting power entitled to vote in the election of directors, and (vi) one director chosen by the SCG Holders’ Representative as long as the SCG Holders have at least of 5% of the voting power entitled to vote in the election of directors.
Additionally, for so long as the Company is a “controlled company” under the rules of the NYSE, the SCG Holders’ Representative will have the right to nominate a majority of each committee of the Board, and if the Company ceases to be a “controlled company” to nominate members of each committee proportional to the share of directors nominated by the SCG Holders.
Director Independence and Controlled Company Exception

We are a “controlled company” under the rules of the NYSE. As a result, we qualify for exemptions from, and may elect not to comply with, certain corporate governance requirements under the rules, including the requirements that within one year of the completion of this offering we have a board that is composed of majority of “independent directors,” as defined under the rules, and a compensation committee and a nominating and corporate governance committee that are composed entirely of independent directors. Even though we are a controlled company, we are required to comply with the rules of the SEC and the NYSE relating to the membership, qualifications and operations of the audit committee of the Board, as discussed below.
The rules of the NYSE define a “controlled company” as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. After the Closing, the Members beneficially owned approximately 87.7% of the combined voting power of the Common Stock. Accordingly, we qualify as a “controlled company” and will be able to rely on the controlled company exemption from the director independence requirements of the NYSE relating to the board of directors, compensation committee and nominating and corporate governance committee. See “
Risk Factors— In connection with the business combination, we are a “controlled company” within the meaning of the NYSE rules and, as a result, will be exempt from certain corporate governance requirements.
” As a result, we qualify for, and intend to rely on, exemptions from certain corporate governance standards. Specifically, we currently do not have a majority of independent directors on our Board, and the compensation and nominating and corporate governance committees of the Board do not currently consist entirely of independent directors. You will not have the same protections afforded to stockholders of companies that are subject to such requirements. If we cease to be a controlled company and our Class A Common Stock continues to be listed on NYSE, we will be required to comply with these requirements by the date our status as a controlled company changes or within specified transition periods applicable to certain provisions, as the case may be.
Independence of Directors
A director will only qualify as NYSE Independent if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule
10A-3
under the Exchange Act and the rules of the NYSE. To qualify as intendent, compensation committee members must also satisfy the additional independence criteria set forth in Rule
10C-1
under the Exchange Act and the rules of the NYSE.
In order to be considered independent for purposes of Rule
10A-3
under the Exchange Act and under the rules of the NYSE (“Audit Committee Independent”), a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule
10C-1
under the Exchange Act and under the rules of the NYSE (“Compensation Committee Independent”), the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
The Board has undertaken a review of the independence of each director and considered whether each director has a relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board determined that Christina Favilla, Jocelyn Moore and Greg Zeeman are NYSE Independent, representing three of our seven directors.
Committees of the Board of Directors

The standing committees of the Board currently include an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the committees report to the Board as they deem appropriate and as the Board may request. The initial composition, duties and responsibilities of these committees are set forth below.
Audit Committee
The principal functions of the audit committee include, among other things:

•
assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm, the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•
pre-approving all
audit
and non-audit services
to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies
and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

•
setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•
meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of
Regulation S-K promulgated
by the SEC prior to us entering into such transaction; and

•
reviewing with management, the independent, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The audit committee consists of Mr. Zeeman, Ms. Moore and Ms. Favilla, with Mr. Zeeman serving as the chair of the audit committee. The Board has determined that each of Mr. Zeeman, Ms. Moore and Ms. Favilla qualify as Audit Committee Independent and that Mr. Zeeman qualifies as an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation
S-K.
The Board has adopted a written charter for the Audit Committee, which is available free of charge on our corporate website (
oppfi
.com
). The information on our website is not part of this prospectus.
Compensation Committee
The principal functions of the compensation committee include, among other things:

•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•
reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity-based plans that are subject to board approval of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.
The compensation committee consists of Ms. Favilla, Mr. Todd Schwartz and Mr. Vennettilli with Mr. Vennettilli serving as the chair of the compensation committee. Under the NYSE listing standards, as a controlled company, the Company is not required to have a compensation committee composed entirely of independent directors. The Board has determined that Ms. Favilla qualifies as Compensation Committee Independent. The Board has adopted a written charter for the compensation committee, which is available free of charge on our corporate website (
oppfi
.com
). The information on our website is not part of this prospectus.
Nominating and Corporate Governance Committee
The principal functions of the nominating and corporate governance committee include, among other things:

•	identifying, evaluating and selecting, or making recommendations to the Board regarding, nominees for election to the Board and its committees;

•	evaluating the performance of the Board and of individual directors;

•	considering, and making recommendations to the Board regarding the composition of the Board and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of the corporate governance practices and reporting;

•	overseeing our corporate governance policies and reporting;

•	reviewing related person transactions; and

•	developing, and making recommendations to the Board regarding, corporate governance guidelines and matters.
The nominating and corporate governance committee consists of Ms. Moore, Mr. Todd Schwartz and Mr. Vennettilli, with Mr. Todd Schwartz serving as the chair of the nominating and corporate governance committee. Under the NYSE listing standards, as a controlled company, the Company is not required to have a compensation committee composed entirely of independent directors. The Board has determined that Ms. Moore qualifies as NYSE Independent. The Board has adopted a written charter for the nominating and corporate governance committee, which is available free of charge on our corporate website (
oppfi
.com
). The information on our website is not part of this prospectus.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers on our compensation committee or Board.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of the NYSE, which is available on our website (
oppfi
.com
). intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics by posting on our corporate website (
oppfi
.com
). The information on our website does not constitute part of this prospectus.
Board Leadership Structure and Oversight of Risk
The Company believes that the structure of the Board and its committees provides strong overall management of the Company. The structure of the Board as currently constituted does not provide for the principal executive officer and chairman of the board to be the same person. As a controlled company under the NYSE rules, we are not required to have a majority of independent directors, and we do not currently have a lead independent director. Additionally, we do not anticipate having a standing risk management committee, but rather anticipate administering this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight.
Limitation on Liability and Indemnification Matters
Our Charter and the Amended and Restated Bylaws provide that the officers and directors of the Company will be indemnified by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware, as it now exists or may in the future be amended, for any threatened, pending or completed action, suit or proceeding relating to any such officer’s or director’s service to the Company. Our Charter and the Amended and Restated Bylaws also require the Company to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under General Corporation Law of the State of Delaware. In addition, our Charter provides that directors will not be personally liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duty as directors, unless such directors violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
Additionally, pursuant to the Business Combination Agreement, the Company is required to maintain all such indemnification provisions in the Charter and the Amended and Restated Bylaws until at least the sixth anniversary of the Closing Date, including in the event of any change in control of the Company.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our named executive officers who are identified in the 2020 Summary Compensation Table below, who are also the named executive officers of OppFi.
Overview
We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as the Company is an emerging growth company. The scaled down disclosure rules require compensation disclosure for OppFi’s principal executive officer and its two most highly compensated executive officers other than the principal executive officer whose total compensation for 2020 exceeded $100,000 and who were serving as executive officers as of December 31, 2020. We refer to these individuals as “named executive officers.” For 2020, OppFi’s named executive officers were:

•	Jared Kaplan, Chief Executive Officer

•	Shiven Shah, Chief Financial Officer

•	Salvador Hazday, Chief Operating Officer
We expect that our executive compensation program will evolve to reflect its status as a newly publicly-traded company, while still supporting our overall business and compensation objectives.
2020 Compensation of Named Executive Officers
Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, we seek to provide a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. See the “Salary” column in the 2020 Summary Compensation Table for the base salary amounts earned by the named executive officers in 2020.
Bonuses
Historically, cash bonuses have been provided on a discretionary basis pursuant to each named executive officer’s employment agreement. Bonus compensation is designed to hold executives accountable, reward the executives based on actual business results and help create a “pay for performance” culture. See the “Non-Equity Incentive
Plan Awards” column in the 2020 Summary Compensation Table for the bonus amounts earned by the named executive officers in 2020.
Equity Awards
To further focus OppFi’s named executive officers on OppFi’s long-term performance, OppFi has granted equity compensation in the form of profits interests as Class A shares of OFMH (“Class A Shares”), pursuant to the OppFi Management Holdings, LLC Profits Interest Plan (the “OFMH Management Plan”).
In 2020, OppFi granted its named executive officers a total of 1,608,834 profits interests in OFMH. Such interests are subject to time-based and performance-based vesting criteria. One hundred percent (100%) of any unvested time-based interests will accelerate in the event of a “Sale of the Company,” which is generally defined as a sale or transfer of all or substantially all of the assets of OppFi and its subsidiaries to an independent third party, any merger, consolidation or reorganization to which OppFi and an independent third party are parties, except for a merger, consolidation or reorganization in which, after giving effect to such merger, consolidation or reorganization, the holders of OppFi’s outstanding securities (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own, directly or indirectly, immediately following the merger, consolidation or reorganization, securities holding a majority of the voting power of OppFi, or (c) any sale, transfer or issuance or series of sales, transfers and/or issuances of OppFi’s securities which results in any independent third party owning a majority of the voting securities of OppFi. The Business Combination did not constitute a Sale of the Company. Accordingly, none of the time-based interests vested in connection with the Closing.

Under the OFMH Management Plan, one hundred percent (100%) of any performance-based interests become fully vested upon the earlier to occur of (i) a Sale of the Company in which interest holders of preferred shares and the named executive officer receive distributions of at least $75 million or (ii) any time after the grant date and prior to a Sale of the Company, interest holders of preferred shares and the named executive officer receive distributions of at least $50 million, (clauses (i) an (ii), the “Performance Vesting Triggers”). All performance-based interests vested prior to the Closing because interest holders of preferred shares received distributions of at least $50 million prior to the Closing.
See the “Profits Interest Awards” column in the Summary Compensation Table for the profits interest awards received by the named executive officers in 2020.
Following the Closing no further grants will be made under the OFMH Management Plan.
Perquisites
OppFi maintains a 401(k) plan for its employees, including its executive officers, to encourage its employees to save some portion of their cash compensation for their eventual retirement. Pursuant to a discretionary employer match, during 2020, OppFi matched all employee contributions at (i) 100% of the employee’s contribution up to a limit of 3% of the employee’s eligible compensation and (ii) 50% of the employee’s contribution between 3-5% up
to a maximum of 4% of the employee’s eligible compensation.
Summary Compensation Table
The following table presents information regarding the total compensation awarded to, earned by, and paid to OppFi’s named executive officers for the fiscal year ended December 31, 2020.

Name and principal position	Year	Salary ($)	Bonus ($)	Profits Interest Awards ($) (1)	Non- Equity Incentive Plan Awards ($)	All other compensation ($) (2)	Total ($)
Jared Kaplan
Chief Executive Officer	2020	$441,346	—	$61,002	$450,707	$11,400	$964,455
Shiven Shah
Chief Financial Officer	2020	$311,538	—	$8,938	$225,000	$11,400	$556,876
Salvador Hazday
Chief Operating Officer	2020	$337,404	—	$9,141	$185,250	$11,400	$543,194

(1)	The amounts in this column reflect the aggregate grant date fair value of profits interest awards calculated in accordance with FASB ASC Topic 718.
(2)	The amount in this column represents OppFi’s matching contributions to the named executive officer’s 401(k) plan account.

Employment Agreements
Jared Kaplan
Mr. Kaplan’s employment agreement, dated as of September 16, 2015, provides for Mr. Kaplan to serve as OppFi’s Chief Executive Officer and member of OppFi’s Board of Managers. The employment agreement provides for Mr. Kaplan to receive an annual base salary and to participate in a cash bonus plan with a target of 75% of base salary based on annual performance standards to be established by the Board of Managers. Mr. Kaplan was also given the opportunity to co-invest and
received profits interest grants upon hire.
If Mr. Kaplan’s employment is terminated due to his death or disability, the employment agreement provides that OppFi will pay to Mr. Kaplan or Mr. Kaplan’s estate his accrued and unpaid salary, his accrued and unused vacation pay, reimbursement of any unreimbursed expenses, all other payments or benefits to which he may be entitled under the terms of any applicable employee benefit plans, and a cash amount equal to twelve months’ of continued base salary reduced by any proceeds from life insurance or disability policies.
If Mr. Kaplan’s employment is terminated by him for “good reason” or if OppFi terminates his employment without “cause,” then OppFi will pay to Mr. Kaplan his accrued and unpaid salary, his accrued and unused vacation pay, reimbursement of any unreimbursed expenses, all other payments or benefits to which he may be entitled under the terms of any applicable employee benefit plans, and continuation of his base salary for twelve months. For purposes hereof, “good reason” means, without Mr. Kaplan’s consent, the occurrence of any of the following events: (i) removal from the position of Chief Executive Officer or as a member of the Board of Managers; (ii) a reduction in Mr. Kaplan’s base salary; (iii) a material breach by OppFi of any of its other material obligations under the employment agreement; or (iv) the requirement by OppFi that Mr. Kaplan be based anywhere other than the Chicago, Illinois metropolitan area on an extended basis, except for travel as may be reasonably necessary for Mr. Kaplan to discharge his duties under the employment agreement; provided, “good reason” shall not exist unless and until Mr. Kaplan provides OppFi notice of the acts alleged to constitute good reason within thirty (30) days of the initial occurrence of such event, and OppFi fails to cure such acts within thirty (30) days following such notice. Mr. Kapan must terminate his employment within thirty (30) days following the expiration of such cure period in which the basis for good reason is not so cured by OppFi.
If Mr. Kaplan terminates employment without good reason or OppFi terminates his employment for “cause,” then Mr. Kaplan is entitled to receive his accrued and unpaid salary, his accrued and unused vacation pay, reimbursement of any unreimbursed expenses, and all other payments or benefits to which he may be entitled under the terms of any applicable employee benefit plans. For purposes of this paragraph, for “cause” means (i) a violation of a federal or state law, regulation or rule of a self-regulatory body due to or resulting from the action or inaction of Mr. Kaplan; (ii) a violation by Mr. Kaplan of any of the restrictive covenant provisions set forth in the employment agreement; (iii) a charge by a law enforcement officer for any felony; (iv) any act of fraud, dishonesty, misappropriation, embezzlement or material misconduct with respect to OppFi; (v) any material breach of any material policy or code of conduct of OppFi; or (vi) any material breach of the employment agreement, subscription agreement, profits interest agreement or operating agreement of OppFi. Any termination by OppFi for “cause” must be approved by a majority of the members of the OppFi Board of Managers (excluding Mr. Kaplan).
Mr. Kaplan’s employment agreement contains various restrictive covenants.
Shiven Shah
Mr. Shah’s offer letter, dated as of December 12, 2016, provides for Mr. Shah to serve as OppFi’s Chief Financial Officer. The offer letter provides for Mr. Shah to receive an annual base salary and to participate in a cash bonus plan with a target of 32% of base salary based on annual performance standards to be established by OppFi’s Board of Managers. Mr. Shah received a profits interest grant in connection with the offer letter.
If Mr. Shah’s employment is terminated due to his death or disability, or by OppFi without “cause,” OppFi will pay to Mr. Shah or Mr. Shah’s estate his accrued and unpaid salary, his accrued and unused vacation pay, reimbursement of any unreimbursed expenses, and all other payments or benefits to which he may be entitled under the terms of any applicable employee benefit plans, and continue paying his base salary for six months.

If OppFi terminates Mr. Shah’s employment for “cause,” Mr. Shah is entitled to receive his accrued and unpaid salary, his accrued and unused vacation pay, reimbursement of any unreimbursed expenses, and all other payments or benefits to which he may be entitled under the terms of any applicable employee benefit plans.
Mr. Shah’s offer letter contains various restrictive covenants.
Salvador Hazday
Mr. Hazday’s offer letter, dated as of May 30, 2017, provides for Mr. Hazday to serve as OppFi’s Chief Operating Officer. The offer letter provides for Mr. Hazday to receive an annual base salary and to participate in a cash bonus plan with a target of 40% of base salary based on annual performance standards to be established by OppFi’s Board of Managers. Mr. Hazday received the profits interest grant in connection with the offer letter.
If Mr. Hazday’s employment is terminated due to his death or disability, or by OppFi without “cause”, OppFi will pay to Mr. Hazday or Mr. Hazday’s estate his accrued and unpaid salary, his accrued and unused vacation pay, reimbursement of any unreimbursed expenses, and all other payments or benefits to which he may be entitled under the terms of any applicable employee benefit plans, and continue paying his base salary for twelve months.
If OppFi terminates Mr. Hazday’s employment for “cause,” Mr. Hazday is entitled to receive his accrued and unpaid salary, his accrued and unused vacation pay, reimbursement of any unreimbursed expenses, and all other payments or benefits to which he may be entitled under the terms of any applicable employee benefit plans.
Mr. Hazday’s offer letter contains various restrictive covenants.
Equity Awards at 2020 Fiscal
Year-End
The following table presents information regarding the outstanding profit interests awards held by each of the named executive officers as of December 31, 2020, all of which were made under the OFMH Management Plan.

	Stock Awards
Name	Grant Date	Equity Incentive Plan Awards: Number of Profits Interest Awards that have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Profits Interest Awards that have Not Vested ($) (*)
Jared Kaplan	12/10/2015	1,002,050	(1)	$20,041
	6/8/2020	1,173,108	(2)	$164,235
Shiven Shah	5/31/2017	542,777	(3)	$43,422
Salvador Hazday	10/4/2017	225,070	(4)	$18,006

(*)
As there was no public market for our Class A Shares on December 31, 2020, the amounts in this column reflect the aggregate grant date fair value of the profits interest awards calculated in accordance with FASB ASC Topic 718.

(1)
Represents unvested Class A Shares subject to a Management Profits Interest Agreement entered into with OppFi as of December 10, 2015 and amended as of January 1, 2020, pursuant to which Mr. Kaplan acquired 3,006,150 Class A Shares subject to the following vesting criteria: (i) as to 751,538 Class A Shares in one installment on the first anniversary of the grant date, and (ii) as to the other 2,254,613 Class A Shares, in equal installments of 62,628 Class A Shares each on the monthly anniversary of the grant date through the fourth anniversary of the grant date. The remaining 1,002,050 Class A Shares vested in connection with the Business Combination.

(2)
Represents unvested Class A Shares subject to a Management Profits Interest Agreement entered into with OppFi as of June 8, 2020, pursuant to which Mr. Kaplan acquired 1,608,834 Class A Shares subject to the following vesting criteria: (i) as to 402,209 Class A Shares in one installment on November 1, 2020, and (ii) as to the other 1,206,625 Class A Shares, in equal installments of 33,517 Class A Shares each beginning on December 1, 2020 and on the first day of each calendar month thereafter through November 1, 2023. Unvested Class A Shares will vest upon a Sale of the Company.

(3)
Represents unvested Class A Shares subject to a Management Profits Interest Agreement entered into with OppFi as of May 31, 2017 and amended as of January 1, 2020, pursuant to which Mr. Shah acquired 1,002,050 Class A Shares subject to the following vesting criteria: 501,025 Class A Shares will vest as follows: (i) as to 125,257 Class A Shares in one installment on April 3, 2018, and (ii) as to the other 375,768 Class A Shares, in equal installments of 10,438 Class A Shares each beginning on May 1, 2018 and on the first day of each calendar month thereafter through April 1, 2021. The remaining 501,025 Class A Shares will vest upon the earlier to occur of the Performance Vesting Triggers, which is expected to occur prior to the Closing of the business combination.

(4)
Represents unvested Class A Shares subject to a Management Profits Interest Agreement entered into with OppFi as of October 4, 2017 and amended as of January 1, 2020, pursuant to which Mr. Hazday acquired 626,281 Class A Shares subject to the following vesting criteria: 626,281 Class A Shares will vest as follows: (i) as to 117,415 Class A Shares in one installment on July 16, 2018, and (ii) as to the other 352,296 Class A Shares, in equal installments of 9,786 Class A Shares each beginning on August 1, 2018 and on the first day of each calendar month thereafter through July 1, 2021. The remaining 156,570 Class A Shares will vest upon the earlier to occur of the Performance Vesting Triggers.

OppFi Inc. 2021 Equity Incentive Plan
In connection with the Business Combination, the Board approved, subject to stockholder approval, the OppFi Inc. 2021 Equity Incentive Plan (the “Incentive Plan”), which became effective at Closing following the approval by FGNA’s stockholders at its special meeting of stockholders on July 16, 2021.
The material features of the Incentive Plan are described below. The following description of the Incentive Plan is a summary only and is qualified in its entirety by reference to the complete text of the Incentive Plan.
Purpose
The purpose of the Incentive Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons for performing services and by motivating such persons to contribute to the growth and profitability of the Company and its subsidiaries.
Types of Awards
The terms of the Incentive Plan provide for the grant of restricted stock unit awards, incentive stock options (within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986 (the “Code”), nonstatutory stock options, SARs, restricted stock awards, restricted stock units awards, performance units, performance shares, cash-based awards, and other stock-based awards.

Shares Available for Awards
Subject to adjustment for specified changes in the post-combination company’s capitalization as set forth in the Incentive Plan, the maximum aggregate number of shares of Class A Common Stock that may be issued under the Incentive Plan is equal to 11,500,000. The share pool will automatically increase on January 1, 2022 and each subsequent anniversary through and including the first day of the tenth anniversary of the commencement of such annual increase, by an amount equal to the smaller of (i) 2% of the number of shares of Class A Common Stock issued and outstanding on the immediately preceding December 31 or (ii) an amount determined by the Board. Subject to compliance with the requirements of Section 409A of the Code and any other applicable provisions of the Code and regulations thereunder, and with other applicable law or requirements (including applicable stock exchange requirements), the Board or the compensation committee of the Board may authorize the issuance or assumption of benefits under the Incentive Plan in connection with any business combination, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate without affecting the number of shares of Class A Common Stock reserved or available for awards under the Incentive Plan. In addition, subject to compliance with applicable laws, and stock exchange listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Incentive Plan to individuals who were not employees or directors of the post-combination company or a parent or subsidiary of the post-combination company prior to the transaction and will not reduce the number of shares otherwise available for issuance under the Incentive Plan.
Shares issued under the Incentive Plan will consist of authorized but unissued or reacquired shares of Class A Common Stock. No fractional shares of Class A Common Stock will be delivered under the Incentive Plan.
The following shares of Class A Common Stock will become available again for issuance under the Incentive Plan: (i) any shares subject to a stock award that are not issued because such stock award expired or was canceled or terminated without all of the shares covered by such stock award having been exercised or settled in full; (ii) any shares subject to any portion of a stock award that is settled in cash; (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased for an amount not greater than the award’s purchase price by the post-combination company; (iv) any shares reacquired by the post-combination company or withheld in satisfaction of tax withholding obligations on a stock award; and (v) any shares reacquired by the Company or withheld as consideration for the exercise price of a stock option.
Non-Employee Director
Award Limit
Annual compensation awarded to any
non-employee
director during each calendar year, including both shares of stock subject to awards and any cash fees paid to such non-employee
director, may not exceed $1,000,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes).
Administration
The Incentive Plan will be concurrently administered by the Board or compensation committee of the Board. The Board and the compensation committee of the Board may each be considered to be a “Plan Administrator.” Subject to the terms of the Incentive Plan, the Plan Administrator has full and final power and authority to make all determinations and take all actions with respect to the Incentive Plan or any award as Plan Administrator may deem advisable to the extent not inconsistent with the provisions of the Incentive Plan or applicable law.
Amendment and Termination
The Plan Administrator may at any time amend the Incentive Plan or any outstanding award and may at any time terminate or suspend the Incentive Plan as to future grants of awards, provided that the Plan Administrator may not, without the affected award recipient’s consent, alter the terms of the Incentive Plan so as to materially adversely affect a participant’s rights under an award without the consent of the participant. Consistent with any applicable law, regulation or rule, including the rules of any stock exchange, the Incentive Plan requires stockholder approval of certain material revisions to the Incentive Plan, including: (i) an increase in the maximum aggregate number of shares of Class A Common Stock that may be issued under the Incentive Plan (except by operation of the provisions of the Incentive Plan relating to changes in the post-combination company’s capital structure), (ii) a change in the class of persons eligible to receive incentive stock options, or (iii) or as otherwise required by applicable law, regulation, or rule. No awards may be made under the Incentive Plan following the ten year anniversary of the earlier of the date that the board of directors or the stockholders approve the Incentive Plan, but previously granted awards may continue in accordance with their terms beyond that date unless earlier terminated by the Plan Administrator.

Eligibility
All of the Company’s (including its affiliates)
employees, non-employee directors,
officers, and consultants will be eligible to participate in the Incentive Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Incentive Plan only to the Company’s employees (including officers) and employees of and subsidiary corporations (as determined in accordance with Section 422 and Section 424 of the Code).
Terms and Conditions of Awards
All Awards
Generally, the Plan Administrator will determine the terms of all awards under the Incentive Plan, including the vesting and acceleration of vesting of awards, provisions for the withholding of taxes, and payment of amounts in lieu of cash dividends or other cash distributions with respect to the post-combination company’s Class A Common Stock subject to awards.
Awards Requiring Exercise
Incentive stock options and, except as provided in the award agreement, nonqualified stock options, may not be transferred other than by will or the laws of descent and distribution, and during an employee’s lifetime may be exercised only by the employee or the employee’s guardian or legal representative. Upon the cessation of a participant’s employment with the post-combination company, an award requiring exercise will cease to be exercisable and will terminate and all other unvested awards will be forfeited subject to certain exceptions set forth in the Incentive Plan.
Awards requiring exercise will have a maximum term not to exceed ten years from the date of grant. Incentive stock options granted to a ten percent holder of the Company will have a maximum term not to exceed five years from the date of grant.
Effect of a Change in Control
In the event of a “Change in Control” as described in the Incentive Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the Incentive Plan or substitute substantially equivalent awards. Any awards that are not assumed or continued in connection with a Change in Control or are not exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control. The Plan Administrator may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the Board who are not employees will automatically be accelerated in full. The Incentive Plan also authorizes the Plan Administrator, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares of Class A Common Stock upon a Change in Control in exchange for a payment to the participant with respect to each share subject to the canceled award of an amount equal to the excess of the consideration to be paid per share of Class A Common Stock of the post-combination company in the Change in Control transaction over the exercise price per share, if any, under the award.
The Incentive Plan defines a “Change in Control” to include (a) a “person” (other than certain persons specified by the Incentive Plan) becoming the direct or indirect “beneficial owner” of more than 50% of the total fair market value or combined voting power of the post-combination company’s then outstanding securities entitled to vote in the election of directors; (b) stockholder approval of a plan of liquidation or dissolution of the post-combination company; or (c) the occurrence of any of the following events upon which the stockholders of the post-combination company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the combined voting power of outstanding securities entitled to vote in the election of directors of the post-combination company, its successor or the entity to which the assets of the post-combination company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the post-combination company’s voting stock, (ii) a business combination or consolidation to which the post-combination company is a party, or (iii) the sale, exchange or transfer of all or substantially all of the assets of the post-combination company (other than a sale, exchange or transfer to one or more subsidiaries of the post-combination company).

However, in certain instances, the term “Change in Control” may be given a more limited meaning. If an amount treated as nonqualified deferred compensation within the meaning of Section 409A of the Code would become payable under the Incentive Plan upon, or on a date specified in relation to, a change in control event, that event must qualify as a change in the ownership or effective control of the post-combination company or in the ownership of a substantial portion of the assets of the post-combination company within the meaning of Section 409A.
OppFi Inc. 2021 Employee Stock Purchase Plan
In connection with the Business Combination, the Board approved, subject to stockholder approval, the OppFi 2021 Employee Stock Purchase Plan (the “ESPP”), which became effective at Closing following the approval by FGNA’s stockholders at its special meeting of stockholders on July 16, 2021.
The material features of the ESPP are described below. The following description of the ESPP is a summary only and is qualified in its entirety by reference to the complete text of the ESPP.
General
The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Each participant in the ESPP is granted at the beginning of each offering under the ESPP the right to purchase (a “Purchase Right”) through accumulated post-tax payroll deductions up to a number of shares of the Class A Common Stock of the Company determined on the first day of the offering period. The Purchase Right is automatically exercised on each purchase date during the offering period, unless the participant has withdrawn from participation in the ESPP prior to such date.
Shares Subject to the ESPP
The ESPP authorizes the sale of an aggregate of 1,200,000 shares of Class A Common Stock. If any Purchase Right expires, terminates or is canceled, the shares allocable to the unexercised portion of such Purchase Right will again be available for issuance under the ESPP. In addition, the maximum aggregate number of shares that may be issued under the ESPP will be cumulatively increased on January 1, 2022 and on each subsequent January 1, through and including January 1, 2030, by a number of shares equal to the smallest of (i) 1% of the number of shares of Class A Common Stock issued and outstanding on the immediately preceding December 31, (ii) 2,400,000 shares, or (iii) an amount determined by the Board.
To prevent dilution or enlargement of the rights of participants under the ESPP, appropriate and proportionate adjustments to the number of shares subject to the ESPP will be made if any change is made to the outstanding common stock by reason of merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or any similar change in the capital structure of the Company not involving the receipt of consideration by the Company.
Administration
The ESPP is administered by the Compensation Committee or other committee or subcommittee duly appointed by our Board to administer the ESPP. Subject to the provisions of the ESPP, the Compensation Committee determines the terms and conditions of Purchase Rights granted under the ESPP. The Compensation Committee will interpret the ESPP and the Purchase Rights granted, and all determinations of the Compensation Committee will be final and binding on all persons having an interest in the ESPP or any Purchase Right.
Eligibility
Generally, any employee of the Company or any present or future parent or subsidiary corporation of the Company designated by the Compensation Committee for inclusion in the ESPP is eligible to participate in an offering period under the ESPP, so long as the employee is customarily employed for more than 20 hours per week and more than five months in any year. If any local laws applicable to any non-United States employees require that participation in the ESPP be extended to additional classes of employees or otherwise impose different terms or restrictions on their participation, those requirements may be satisfied through separate offering periods under the ESPP not intended to qualify under Section 423 of the Code, and such separate offering periods will be treated part of a “Non-423 Plan” component of the ESPP. Employees in certain jurisdictions having unfavorable laws regarding stock purchase plans may be excluded from participating in the ESPP. In any event, no employee who owns or holds options to purchase, or who, as a result of participation in the ESPP, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company is eligible to participate in the ESPP. As of June 21, 2021, approximately 550 employees, including five executive officers, would be eligible to participate in the ESPP were it then in effect.
Offerings
Generally, each offering under the ESPP will be for a period of six months starting on or around January 1 and July 1. The Board may establish a different term for one or more offerings, not to exceed 27 months, or different beginning or ending dates for any offering period.
Participation and Purchase of Shares
Participation in an offering under the ESPP is limited to eligible employees who deliver a properly completed subscription agreement and who authorize payroll deduction contributions under the ESPP prior to the first day of the offering period. Payroll deductions may not exceed 10% (or such other rate as the Compensation Committee determines) of an employee’s compensation on any payday during the offering period. The Compensation Committee will specify alternative means for funding share purchases under the ESPP by non-United States employees in jurisdictions where local law will not permit payroll deductions. An employee who becomes a participant in the ESPP will automatically participate in each subsequent offering period beginning immediately after the last day of the offering period in which he or she is a participant until the employee withdraws from the ESPP, becomes ineligible to participate, or terminates employment.
Subject to any uniform limitations or notice requirements imposed by the Company, a participant may increase or decrease his or her rate of payroll deductions or withdraw from the ESPP at any time during an offering. Upon withdrawal, the Company will refund without interest the participant’s accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an offering, that participant may not again participate in the same offering.
Subject to certain limitations and unless different terms are specified by the Compensation Committee, each participant in an offering is granted a Purchase Right for a number of whole shares determined by dividing the product of $2,083.33 and the number of months in the offering period by the fair market value of a share of Class A Common Stock on the offering date. In any event, no participant may be granted a Purchase Right that would allow the participant to purchase shares under the ESPP or any other employee stock purchase plan of the Company or any of our subsidiaries having a fair market value (measured on the first day of the offering period in which the shares are purchased) exceeding $25,000 for each calendar year in which the Purchase Right is outstanding at any time. Purchase Rights are nontransferable and may only be exercised by the participant.
On each purchase date, the Company issues to each participant in the offering period the number of shares of Class A Common Stock determined by dividing the amount of payroll deductions accumulated for the participant during the offering period by the purchase price, limited in any case by the number of shares subject to the participant’s Purchase Right for that offering period. The price at which shares are sold under the ESPP is established by the Compensation Committee but may not be less than eighty five percent (85%) of the lesser of the fair market value of a share of Class A Common Stock on the offering date of the offering period or the fair market value of a share of Class A Common Stock on the purchase date. Any amounts credited to a participant’s plan account not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of Class A Common Stock, in which case the remaining amount may be applied to the next offering period, or will be refunded in the event the employee chooses not to participate in the ESPP during such offering period.
Change in Control of the Company
The ESPP provides that a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the ESPP) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company). If a Change in Control occurs, then, unless the surviving or acquiring corporation assumes or continues the outstanding Purchase Rights or substitutes equivalent rights for such corporation’s shares, the ESPP participants’ accumulated payroll deductions will be applied to purchase shares of Class A Common Stock in the current offering periods on a date before the Change in Control specified by the Compensation Committee.
Termination or Amendment
The ESPP will continue until the tenth anniversary of its effective date unless terminated by the Compensation Committee. The Compensation Committee may at any time amend, suspend or terminate the ESPP, except that the approval of the Company’s stockholders is required within twelve months of the adoption of any amendment that either increases the number of shares authorized for issuance under the ESPP or changes the definition of the corporations whose employees may participate in the ESPP.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Other than compensation and indemnification arrangements for our directors and executive officers, which are described elsewhere in this prospectus, the following is a description of each transaction since January 1, 2020 and each currently proposed transaction in which:

•	FGNA or OppFi have been or are to be a participant;

•	the amounts involved exceeded or exceeds the lesser of (i) $120,000 or (ii) 1% of the average of our total assets on a consolidated basis at year end for the past two fiscal years; and

•
any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

FNGA’s Related Party Transactions
Founder Shares/Sponsor
On July 13, 2020, the Sponsor paid $30,000 to cover certain of FGNA’s offering costs in exchange for 6,468,750 Founder Shares, or approximately $0.005 per share. On August 7, 2020, the Sponsor transferred an aggregate of 1,250,000 Founder Shares to members of FGNA’s management and board of directors, resulting in the Sponsor holding 5,218,750 Founder Shares. The Founder Shares included an aggregate of up to 843,750 shares subject to forfeiture by the sponsor to the extent the Underwriters’ over-allotment was not exercised in full or in part. In connection with the partial exercise of the over-allotment option by the Underwriters, the Sponsor forfeited 525,000 Founder Shares on October 14, 2020, resulting in an aggregate of 5,943,750 Founder Shares outstanding.
The Sponsor purchased an aggregate of 5,361,250 warrants, consisting of (i) 3,848,750 Founder Warrants and (ii) 1,512,500 $15 Exercise Price Warrants, exercisable for one share of Class A Common Stock at $11.50 per share and $15.00 per share, respectively, for an aggregate purchase price of $3,848,750, or $1.00 per Founder Warrant, and $151,250, or $0.10 per $15 Exercise Price Warrant, in private placements that occurred simultaneously with the closing of the IPO. In addition, the Founder Holders purchased an aggregate of 462,500 private units at $10.00 per unit for an aggregate purchase price of $4,625,000.
Prior to the Business Combination, FGNA paid the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of its management team.

Additionally, the Sponsor agreed to loan FGNA up to $300,000 to be used for a portion of the expenses of the IPO. These loans were non-interest bearing,
unsecured and were due at the earlier of December 31, 2020 or the closing of the IPO. The loan was fully paid off at the completion of the IPO on October 2, 2020.
OppFi’s Related Party Transactions
Management Fee Agreement
On August 5, 2020, OppFi entered into a Management Fee Agreement (the “Management Agreement”) with SCG, pursuant to which SCG provided certain management and advisory services to OppFi in exchange for an annual management fee in an amount equal to $250,000. In addition, Mr. Theodore Schwartz and Mr. Todd Schwartz agreed to serve as members of OppFi’s board of managers and Mr. David Vennettilli agreed to serve as an advisor to OppFi’s board of managers in exchange for payment by OppFi to SCG of an annual board fee in an amount equal to $450,000. In connection with the Closing, the Management Agreement was terminated in exchange for a payment of $3,000,000.
Amended and Restated Business Loan Agreement
On April 15, 2019, OppFi entered into an Amended and Restated Business Loan Agreement (the “Loan Agreement”) with TCS Private Equity III, LLC – Series 34, a Delaware series limited liability company affiliated with the Schwartz Family (“TCS”), pursuant to which TCS provided to OppFi an aggregate $4,000,000 senior subordinated secured credit facility bearing interest at 14% per annum. The Loan Agreement was terminated prior to the Closing.
Guarantees
On August 13, 2018, TCS Global Holdings, L.P., a Nevada limited partnership affiliated with the Schwartz Family (“TCS Global”) entered into a Limited Recourse Guaranty Agreement (the “Guaranty Agreement”) with BMO Harris Bank N.A. (“BMO”) pursuant to which TCS Global guaranteed OppFi’s obligations under its $10,000,000 credit agreement with BMO and pledged certain property as collateral security. In consideration of TCS Global providing the guarantee, OppFi paid TCS Global a guarantee fee in amount equal to no more than $5,000 per calendar quarter. This credit facility and the Guaranty Agreement were terminated prior to the Closing. The Schwartz Family also provided lines of credit in connection with OppFi’s obligations under its lease for its headquarters and agreement with Finwise. These lines of credit were terminated prior to the Closing.
Related Party Transactions in Connection with the Business Combination
Amendment to the Sponsor Letter
In connection with the execution of the Business Combination Agreement, certain officers and directors of FGNA (including the Founder Holders), the Sponsor, FGNA, OppFi and the Members’ Representative entered into an amendment to a letter agreement entered into on September 29, 2020 in connection with the IPO (“the Amended Sponsor Letter”), pursuant to which, among other things, the Founder Holders agreed to waive any and all anti-dilution rights described in FGNA’s charter or otherwise with respect to the shares of Class A Common Stock (that formerly constituted shares of Class B Common Stock held by the Founder Holders) held by the Founder Holders that would have been implicated by the Business Combination such that the conversion of Class B Common Stock occurred on a one-for-one basis
(and as more fully described in the Amended Sponsor Letter).
Waiver Letter
On July 15, 2021, the Company, OppFi, OFS and the Members’ Representative signed a letter agreement (the “Waiver Letter”), pursuant to which, among other things, OppFi agreed to waive the condition to Closing set forth in Section 8.1(c)(iii) of the Business Combination Agreement, which required there to be no less than $200,000,000 of Available Closing Cash (as defined in the Business Combination Agreement) at Closing, but only to the extent that Available Closing Cash was not less than $83,000,000, and to revise the form of Investor Rights Agreement to permit the additional equity in the Company and OppFi issued in lieu of cash as a result of the foregoing waiver to be excluded from the lock-up
provisions of the Investor Rights Agreement (in each case as more fully described in the Waiver Letter).

Sponsor Forfeiture Agreement
In connection with the signing of the Waiver Letter, on July 15, 2021, the Sponsor entered into a sponsor forfeiture agreement (the “Sponsor Forfeiture Agreement”) with FGNA and OppFi, pursuant to which the Sponsor agreed to forfeit: (i) 2,500,000 shares of Class B Common Stock, (ii) 1,600,000 Founder Warrants and (iii) 600,000 $15.00 Exercise Price Warrants, held by it, immediately prior to and contingent upon the Closing.
Tax Receivable Agreement
At the Closing, the Company, OppFi, the Members and the Members’ Representative entered into a tax receivable agreement (the “Tax Receivable Agreement”), which provides for, among other things, payment by the Company to the Members of 90% of the U.S. federal, state and local income tax savings realized by the Company as a result of the increases in tax basis and certain other tax benefits related to the transactions contemplated under the Business Combination Agreement and the exchange of Retained OppFi Units for Class A Common Stock or cash.
The Tax Receivable Agreement may be terminated if (i) the Company exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of the agreed payments remaining to be made under the Tax Receivable Agreement, discounted at the Early Termination Rate (as defined therein), (ii) there is a change of control, or (iii) the Company materially breaches any of the material obligations of the Tax Receivable Agreement. Upon early termination by change of control or material breach, all obligations will generally be accelerated and due as if the Company had delivered an early termination notice on the date of such change of control or material breach.
The Tax Receivable Agreement provides that in the event of a change of control, the TRA Party Representative (as defined therein) will have the option to accelerate the unpaid obligations of the Company as calculated in accordance with certain valuation assumptions, including that the Company will have taxable income sufficient to fully utilize the tax items, including deductions, arising from certain basis adjustments and any deduction attributable to any payment made under the Tax Receivable Agreement.
In the event that (i) the Company exercises its early termination rights under the Tax Receivable Agreement, (ii) certain changes of control in the Company or OppFi occur, (iii) the Company, in certain circumstances, fails to make a payment required to be made pursuant to the Tax Receivable Agreement by the applicable final payment date, which non-payment continues for
30 days following such final payment date, or (iv) the Company materially breaches any of its material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (iii), which breach continues without cure for 30 days following receipt by the Company of written notice thereof and written notice of acceleration is received by the Company thereafter (except that in the case that the Tax Receivable Agreement is rejected in a case commenced under bankruptcy laws, no written notice of acceleration is required), in the case of clauses (iii) and (iv), unless certain liquidity exceptions apply, the Company’s obligations under the Tax Receivable Agreement will accelerate, and the Company will be required to make a lump-sum cash payment
to the Members and/or other applicable parties.
Investor Rights Agreement
At the Closing, the Company, the Sponsor and the other Founder Holders, the Members, and certain other parties entered into the Investor Rights Agreement. Pursuant to the terms of the Investor Rights Agreement, among other things, (i) the Company, the Founder Holders and certain other parties terminated that certain Registration Rights Agreement, dated as of September 29, 2020, entered into by them in connection with FGNA’s initial public offering, (ii) the Members’ Representative will have the right to nominate five directors to the Board, subject to certain independence and holdings requirements, (iii) the Company agreed to provide certain registration rights for the shares of Class A Common Stock held by or issuable to the Members, the Founder Holders and certain other parties, and (iv) a certain Founder Holder and the Members agreed not to transfer, sell, assign, or otherwise dispose of the shares of Class A Common Stock and the OppFi Units held by such Founder Holder or such Members, as applicable, for twenty-four months and nine months, respectively, following the Closing, subject to certain exceptions, including with respect to the Initial Shares.

Amended and Restated Limited Liability Company Agreement of OppFi
Immediately prior to the Closing, the Company, OppFi and the Members entered into the OppFi A&R LLCA, which, among other things, (i) provided for a recapitalization of the ownership structure of OppFi, whereby following the execution of the OppFi A&R LLCA, the ownership structure of OppFi consists solely of the OppFi Units, (ii) designated the Company as the sole manager of OppFi, (iii) provides that beginning on the nine month anniversary of the Closing (unless otherwise waived by the Company, or, with respect to the Initial Shares, following the registration under the Securities Act of such shares), the Members may exercise the Exchange Rights and (iv) otherwise amended and restated the rights and preferences of the OppFi Units, in each case, as more fully described in the OppFi A&R LLCA.
Indemnification Arrangements
We have entered into indemnification agreements with each of our directors and executive officers, which provide for indemnification and advancements of certain expenses and costs if the basis of the indemnitee’s involvement in a matter was by reason of the fact that the indemnitee is or was a director, officer, employee or agent of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity, in each case to the fullest extent permitted by the laws of the State of Delaware. The form of indemnification agreement is included as an exhibit to the registration statement of which this prospectus is a part.
Policies and Procedures for Related Party Transactions
Effective at the Closing, the Board adopted a written related person transaction policy that set forth the policies and procedures for the review and approval or ratification of related person transactions. The Company’s policy requires that a “related person” (as defined in paragraph (a) of Item 404 of
Regulation S-K) must
promptly disclose to the Company’s general counsel any “related person transaction” (defined as any transaction that is reportable by the Company under Item 404(a) of
Regulation S-K in
which the Company is or will be a participant and the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel will promptly communicate such information to the Company’s audit committee or another independent body of our Board. No related person transaction will be entered into without the approval or ratification of our audit committee or another independent body of our Board. It is the Company’s policy that directors interested in a related person transaction will recuse themselves from any such vote. The Company’s policy does not specify the standards to be applied by its audit committee or another independent body of its board of directors in determining whether or not to approve or ratify a related person transaction, although such determinations will be made in accordance with Delaware law.
PRINCIPAL SECURITYHOLDERS
The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of August 2, 2021 by:

•	each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Class A Common Stock;

•	each of our executive officers and directors; and

•	our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined according to the rules and regulations of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security, including options, warrants and exchange rights that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person and the percentage ownership of that person in the table below, all shares subject to options, warrants and exchange rights units held by such person were deemed outstanding if such securities are currently exercisable or exercisable within 60 days of August 2, 2021. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person. The following table also includes Retained OppFi Units (and Earnout Units) that may be exchanged for shares of Class A Common Stock pursuant to the exercise of Exchange Rights, whether or not such Exchange Rights are or may be exercisable within 60 days of August 2, 2021.
The beneficial ownership of Common Stock is based on 13,464,542 shares of Class A Common Stock, 0 shares of Class B Common Stock and 96,500,243 shares of Class V Voting Stock issued and outstanding as of August 2, 2021.
Unless otherwise indicated, the we believe that each person named in the table below has sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name of Beneficial Owners (1)	Number of Shares Beneficially Owned	Percentage of Outstanding Common Stock
Directors and Executive Officers:
Todd Schwartz (2)	96,500,243	87.7%
Theodore Schwartz (3)	33,659,058	30.6%
Jared Kaplan (4)	8,462,035	7.7%
Christina Favilla	—	—
Jocelyn Moore	—	—%
David Vennettilli (5)	195,076	* %
Greg Zeeman	—	—
Neville Crawley	—	—
Shiven Shah (6)	1,775,396	1.6%
Salvador Hazday (7)	1,109,622	1.0%
Christopher McKay (8)	1,963,075	2.0%
Pamela Johnson	—	—
All directors and executive officers as a group (12 individuals)	83,483,712	87.7%
Five Percent Holders:
OppFi Shares, LLC (9)	96,500,243	87.7%
Todd Schwartz Capital Group (2)	33,683,095	30.6%
LTHS Capital Group (3)	33,659,058	30.6%

*	Less than one percent
(1)	Unless otherwise indicated, the business address of each of the individuals and entities is 130 E. Randolph Street, Suite 3400, Chicago, Illinois 60601.

(2)
Represents 96,500,243 shares of Class V Voting Stock held of record by OFS (including 25,500,000 shares of Class V Voting Stock that correspond to an equivalent number of Earnout Units), which has voting power over such shares of Class V Common Stock and which is 100% owned by TGS Revocable Trust, whose sole trustee is Todd Schwartz. The shares of Class V Voting Stock held of record by OFS include (i) 33,683,095 shares of Class V Voting Stock that correspond to an equivalent number of Retained OppFi Units (including 8,856,010 Earnout Units) held indirectly by Todd Schwartz through Todd Schwartz Capital Group LP, of which Todd Schwartz is the general partner, and (ii) 2,636,355 shares of Class V Voting Stock that correspond to an equivalent number of Retained OppFi Units (including 693,155 Earnout Units) held indirectly by Todd Schwartz through MCS 2017 Trust fbo Todd Schwarz, of which Todd Schwartz is the sole trustee and sole beneficiary. Todd Schwartz disclaims beneficial ownership of the Retained OppFi Units held by Todd Schwartz Capital Group LP, except to the extent of his pecuniary interest therein. The business address of Todd Schwartz is c/o TCS Group, LLC, One North Wacker Drive, Suite 3605, Chicago, IL 60606.

(3)
Represents shares of Class V Voting Stock that correspond to an equivalent number of Retained OppFi Units (including 8,849,693 Earnout Units) held indirectly by Theodore Schwartz through LTHS Capital Group LP, of which Theodore Schwartz is the general partner. Theodore Schwartz disclaims beneficial ownership of the Retained OppFi Units held by LTHS Capital Group LP, except to the extent of his pecuniary interest therein. The business address of Theodore Schwartz is c/o TCS Group, LLC, One North Wacker Drive, Suite 3605, Chicago, IL 60606.

(4)
Represents (i) 7,681,733 shares of Class V Voting Stock that correspond to an equivalent number of Retained OppFi Units (including 2,019,694 Earnout Units and 85,977 Retained OppFi Units subject to certain vesting provisions) held indirectly by Jared Kaplan through OppFi Management Holdings, LLC (“OFMH”), which is a member of OppFi and of which Mr. Kaplan is a member, and (ii) 780,302 shares of Class V Voting Stock that correspond to an equivalent number of Retained OppFi Units (including 205,158 Earnout Units) held indirectly by Mr. Kaplan through JSK Management Holdings, LLC, of which Mr. Kaplan is the sole member.

(5)
Represents shares of Class V Voting Stock that correspond to an equivalent number of Retained OppFi Units (including 51,290 Earnout Units) held indirectly by David Vennettilli through DAV 513 Revocable Trust, of which Mr. Vennettilli is the sole trustee and sole beneficiary. The business address of Mr. Vennettilli is c/o TCS Group, LLC, One North Wacker Drive, Suite 3605, Chicago, IL 60606.

(6)
Represents 1,775,396 shares of Class V Voting Stock that correspond to an equivalent number of Retained OppFi Units (including 466,790 Earnout Units) held indirectly by Shiven Shah through OFMH, which is a member of OppFi and of which Mr. Shah is a member.

(7)
Represents 1,109,622 shares of Class V Voting Stock that correspond to an equivalent number of Retained OppFi Units (including 291,744 Earnout Units) held indirectly by Salvador Hazday through OFMH, which is a member of OppFi and of which Mr. Hazday is a member.

(8)
Represents 1,963,075 shares of Class V Voting Stock that correspond to an equivalent number of Retained OppFi Units (including 516,135 Earnout Units and 44,438 Retained OppFi Units subject to certain vesting conditions) held indirectly by Christopher McKay through OFMH, which is a member of OppFi and of which Mr. McKay is a member.

(9)
All shares of Class V Voting Stock are held of record by OFS, which has voting power over such shares of Class V Common Stock and which is 100% owned by TGS Revocable Trust, whose sole trustee is Todd Schwartz.

SELLING SECURITYHOLDERS
This prospectus relates to the possible offer and resale by the Selling Securityholders of (i) up to 104,416,632 shares of Class A Common Stock (including 4,464,425 outstanding shares of Class A Common Stock, 3,451,964 shares of Class A Common Stock that may be issued upon exercise of the Private Placement Warrants and 96,500,243 shares of Class A Common Stock issuable upon exchange of the Retained OppFi Units pursuant to the Exchange Rights (and the surrender and cancellation of a corresponding number of shares of Class V Common Stock)); and (ii) up to 3,451,964 Private Placement Warrants.

The Selling Securityholders may from time to time offer and sell any or all of the shares of Class A Common Stock and Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in the shares of Class A Common Stock or Warrants after the date of this prospectus such that registration rights shall apply to those securities.
The Selling Securityholders acquired the shares of Class A Common Stock and Private Placement Warrants from us in private offerings, each pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering. Pursuant to the Investor Rights Agreement and the Warrant Agreement, we agreed to file a registration statement with the SEC for the purposes of registering for resale certain of the shares of our Class A Common Stock, and the Private Placement Warrants (and shares of Class A Common Stock that may be issued upon exercise of the Private Placement Warrants), issued to the Selling Securityholders, as further detailed in “Certain Relationships with Selling Securityholders” below.
The following table sets forth, based on written representations from the Selling Securityholders, certain information as of August 2, 2021 regarding the beneficial ownership of our Common Stock and Private Placement Warrants by the Selling Securityholders and the shares of Class A Common Stock and Private Placement Warrants being offered by the Selling Securityholders. The applicable percentage ownership of Class A Common Stock is based on approximately 13,464,540 shares of Class A Common Stock and 96,500,243 shares of Class V Voting Stock outstanding as of August 2, 2021. Information with respect to shares of Common Stock and Private Placement Warrants owned beneficially after the offering assumes the sale of all of the shares of Class A Common Stock and Private Placement Warrants offered under this prospectus and no other purchases or sales of our Common Stock or Private Placement Warrants. The Selling Securityholders may offer and sell some, all or none of the shares of Class A Common Stock or Private Placement Warrants, as applicable.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.
Up to 11,887,500 shares of Class A Common Stock issuable upon exercise of the Public Warrants are not included in the table below, unless specifically indicated in the footnotes therein.

					Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Name of Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Shares of Class A Common Stock Offered	Private Placement Warrants Offered	Number	Percent	Number	Percent
FG New America Investors LLC (1)	6,048,750	3,392,500	6,048,750	3,392,500	—	—	—	—
Fordham Financial Management Inc. (2)	17,860	5,973	17,860	5,973	—	—	—	—
Piper Sandler & Co. (3)	89,157	29,719	89,157	29,719	—	—	—	—
Ramnarain Jaigobind (4)	26,400	8,800	8,800	8,800	17,600	*	—	—
Chirag Choudhary (5)	7,924	2,641	2,641	2,641	5,283	*	—	—
Priyanka Mahajan (6)	9,271	3,090	3,090	3,090	6,181	*	—	—
Craig Skop (7)	4,591	1,530	1,530	1,530	3,061	*	—	—
Kevin Mangan (8)	10,431	3,477	3,477	3,477	6,954	*	—	—
Eric Lord (9)	12,036	4,012	4,012	4,012	8,024	*	—	—
Nelson Baquet (10)	89	89	89	89	—	—	—	—
Maria Robles (11)	44	44	44	44	—	—	—	—
Jeffrey Singer (12)	89	89	89	89	—	—	—	—
Larry G Swets Jr. (13)	6,378,750	—	300,000	—	20,000	—	—	—
D. Kyle Cerminara (14)	6,304,642	—	250,000	—	5,892	—	—	—
Joseph Hugh Moglia (15)	6,348,750	—	300,000	—	—	—	—	—
Hassan Baqar (16)	205,500	—	200,000	—	1,000	—	—	—

					Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Name of Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Shares of Class A Common Stock Offered	Private Placement Warrants Offered	Number	Percent	Number	Percent
Nicholas Spencer Rudd (17)	100,000	—	100,000	—	—	—	—	—
Robert Christopher Weeks (18)	100,000	—	100,000	—	—	—	—	—
Atalaya Special Opportunities Fund (Cayman) VII LP (19)	228,800	—	228,800	—	—	—	—	—
Atalaya Special Opportunities Fund VII LP (20)	431,713	—	431,713	—	—	—	—	—
Todd Schwartz Capital Group LP (21)	33,683,095	—	33,683,095	—	—	—	—	—
DAV 513 Revocable Trust (22)	195,076	—	195,076	—	—	—	—	—
JSK Management Holdings, LLC (23)	780,302	—	780,302	—	—	—	—	—
LTHS Capital Group LP (24)	33,659,058	—	33,659,058	—	—	—	—	—
MCS 2017 Trust FBO Tracy Ward (25)	2,636,355	—	2,636,355	—	—	—	—	—
MCS 2017 Trust FBO Todd Schwartz (26)	2,636,355	—	2,636,355	—	—	—	—	—
Ward Capital Group LP (27)	4,659,158	—	4,659,158	—	—	—	—	—
Bruce Hammersly (28)	622,204	—	622,204	—	—	—	—	—

					Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Name of Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Shares of Class A Common Stock Offered	Private Placement Warrants Offered	Number	Percent	Number	Percent
Ray Chay (29)	913,864	—	913,864	—	—	—	—	—
Jessica LaForte (30)	40,186	—	40,186	—	—	—	—	—
Inoh Choe (31)	9,227	—	9,227	—	—	—	—	—
Jeremiah Kaye (32)	7,998	—	7,998	—	—	—	—	—
CJ Newton (33)	41,536	—	41,536	—	—	—	—	—
Jared Kaplan (34)	7,681,733	—	7,681,733	—	—	—	—	—
Chris McKay (35)	1,963,075	—	1,963,075	—	—	—	—	—
John O’Reilly (36)	1,029,768	—	1,029,768	—	—	—	—	—
Carl Busse (37)	184,760	—	184,760	—	—	—	—	—
Matt Gomes (38)	44,294	—	44,294	—	—	—	—	—
Sean David-Bos (39)	44,294	—	44,294	—	—	—	—	—
Dan Altman (40)	44,294	—	44,294	—	—	—	—	—
Braden Davidson (41)	44,294	—	44,294	—	—	—	—	—
Natasha Anand (42)	44,294	—	44,294	—	—	—	—	—
Lane Kareska (43)	44,294	—	44,294	—	—	—	—	—
John McCormack (44)	44,294	—	44,294	—	—	—	—	—
Shiven Shah (45)	1,775,396	—	1,775,396	—	—	—	—	—
Dan Fell (46)	221,470	—	221,470	—	—	—	—	—

					Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Name of Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Shares of Class A Common Stock Offered	Private Placement Warrants Offered	Number	Percent	Number	Percent
Sal Hazday (47)	1,109,622	—	1,109,622	—	—	—	—	—
Andy Pruitt (48)	763,508	—	763,508	—	—	—	—	—
Marv Gurevich (49)	207,678	—	207,678	—	—	—	—	—
Stacee Hasenbalg (50)	192,580	—	192,580	—	—	—	—	—
Karishma Buford (51)	331,940	—	331,940	—	—	—	—	—
Michael Garfinkel (52)	33,445	—	33,445	—	—	—	—	—
Vasili Gerogiannis (53)	167,224	—	167,224	—	—	—	—	—
Eric Hogberg (54)	33,445	—	33,445	—	—	—	—	—
Jeremy Lawler (55)	33,445	—	33,445	—	—	—	—	—
Deenadayalan Narayanaswamy (56)	66,890	—	66,890	—	—	—	—	—
Noelle Osterbur (57)	33,445	—	33,445	—	—	—	—	—
Mark Rogers (58)	33,445	—	33,445	—	—	—	—	—
Jeffrey Russo (59)	33,445	—	33,445	—	—	—	—	—
Andrew Wolford (60)	33,445	—	33,445	—	—	—	—	—
Catie Starr (61)	50,422	—	50,422	—	—	—	—	—
Jason Rosenthal (62)	18,940		18,940	—	—	—	—	—
Michelle Bess (63)	18,951		18,951	—	—	—	—	—

					Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Name of Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Shares of Class A Common Stock Offered	Private Placement Warrants Offered	Number	Percent	Number	Percent
Elizabeth Simer (64)	114,036		114,036	—	—	—	—	—

*	Less than one percent

(1)
Includes (i) 2,656,250 shares of Class A Common Stock, (ii) 2,248,750 Founder Warrants and an equal number of shares of Class A Common Stock underlying such Founder Warrants, (iii) 231,250 Private Placement Unit Warrants and an equal number of shares of Class A Common Stock underlying such Private Placement Unit Warrants and (iv) 912,500 $15 Exercise Price Warrants and an equal number of shares of Class A Common Stock underlying such $15 Exercise Price Warrants.

(2)
Includes 11,887 shares of Class A Common Stock, 5,973 Warrants and an equal number of shares of Class A Common Stock underlying such Warrants registered hereunder, all of which were previously part of Underwriter Units.

(3)
Includes 59,438 shares of Class A Common Stock, 29,719 Warrants and an equal number of shares of Class A Common Stock underlying such Warrants registered hereunder, all of which were previously part of Underwriter Units.

(4)
Includes 17,600 shares of Class A Common Stock not registered hereunder, and 8,800 Warrants and an equal number of shares of Class A Common Stock underlying such Warrants registered hereunder, all of which were previously part of Underwriter Units.

(5)
Includes 5,283 shares of Class A Common Stock not registered hereunder, and 2,641 Warrants and an equal number of shares of Class A Common Stock underlying such Warrants registered hereunder, all of which were previously part of Underwriter Units.

(6)
Includes 6,181 shares of Class A Common Stock not registered hereunder, and 3,090 Warrants and an equal number of shares of Class A Common Stock underlying such Warrants registered hereunder, all of which were previously part of Underwriter Units.

(7)
Includes 3,061 shares of Class A Common Stock not registered hereunder, and 1,530 Warrants and an equal number of shares of Class A Common Stock underlying such Warrants registered hereunder, all of which were previously part of Underwriter Units.

(8)
Includes 6,954 shares of Class A Common Stock not registered hereunder, and 3,477 Warrants and an equal number of shares of Class A Common Stock underlying such Warrants registered hereunder, all of which were previously part of Underwriter Units.

(9)	Includes 4,012 Warrants and an equal number of shares of Class A Common Stock underlying such Warrants registered hereunder, all of which were previously part of Underwriter Units.
(10)	Includes 89 Warrants and an equal number of shares of Class A Common Stock underlying such Warrants registered hereunder, all of which were previously part of Underwriter Units.

(11)	Includes 44 Warrants and an equal number of shares of Class A Common Stock underlying such Warrants registered hereunder, all of which were previously part of Underwriter Units.
(12)	Includes 89 Warrants and 89 shares of Class A Common Stock underlying such Warrants registered hereunder, all of which were previously part of Underwriter Units.
(13)
Includes (i) 300,000 shares of Class A Common Stock registered hereunder that were converted from Founder Shares at the Closing, (ii) 10,000 shares of Class A Common Stock registered hereunder underlying an equal number of Public Warrants, (iii) and 20,000 shares of Class A Common Stock not registered hereunder. Also includes beneficial ownership of (i) 2,656,250 shares of Class A Common Stock held by the Sponsor, (ii) 2,248,750 Founder Warrants and 2,248,750 shares of Class A Common Stock underlying such Founder Warrants held by the Sponsor, (iii) 231,250 Private Placement Unit Warrants and an equal number of shares of Class A Common Stock underlying such Private Placement Unit Warrants and (iv) 912,500 $15 Exercise Price Warrants and 912,500 shares of Class A Common Stock underlying such $15 Exercise Price Warrants held by the Sponsor. Mr. Swets is a manager of the Sponsor and shares voting and investment discretion with respect to the shares of Class A Common Stock held of record by the Sponsor. Mr. Swets disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(14)
Includes (i) 250,000 shares of Class A Common Stock registered hereunder that were converted from Founder Shares at the Closing (ii) and 5,892 shares of Class A Common Stock not registered hereunder. Also includes beneficial ownership of (i) 2,656,250 shares of Class A Common Stock held by the Sponsor, (ii) 2,248,750 Founder Warrants and 2,248,750 shares of Class A Common Stock underlying such Founder Warrants held by the Sponsor, (iii) 231,250 Private Placement Unit Warrants and an equal number of shares of Class A Common Stock underlying such Private Placement Unit Warrants and (iv) 912,500 $15 Exercise Price Warrants and 912,500 shares of Class A Common Stock underlying such $15 Exercise Price Warrants held by the Sponsor. Mr. Cerminara is a manager of the Sponsor and shares voting and investment discretion with respect to the shares of Class A Common Stock held of record by the Sponsor. Mr. Cerminara disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(15)
Includes 300,000 shares of Class A Common Stock registered hereunder that were converted from Founder Shares at the Closing. Also includes beneficial ownership of (i) 2,656,250 shares of Class A Common Stock held by the Sponsor, (ii) 2,248,750 Founder Warrants and 2,248,750 shares of Class A Common Stock underlying such Founder Warrants held by the Sponsor, (iii) 231,250 Private Placement Unit Warrants and an equal number of shares of Class A Common Stock underlying such Private Placement Unit Warrants and (iv) 912,500 $15 Exercise Price Warrants and 912,500 shares of Class A Common Stock underlying such $15 Exercise Price Warrants held by the Sponsor. Mr. Moglia is a manager of the Sponsor and shares voting and investment discretion with respect to the shares of Class A Common Stock held of record by the Sponsor. Mr. Moglia disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(16)
Includes (i) 200,000 shares of Class A Common Stock registered hereunder that were converted from Founder Shares at the Closing, (ii) 1,000 shares of Class A Common Stock registered hereunder underlying an equal number of Public Warrants (iii) and 4,500 shares of Class A Common Stock not registered hereunder.

(17)	Includes 100,000 shares of Class A Common Stock registered hereunder that were converted from Founder Shares at the Closing.
(18)	Includes 100,000 shares of Class A Common Stock registered hereunder that were converted from Founder Shares at the Closing.
(19)
Includes (i) 168,643 shares of Class A Common Stock and (ii) 60,157 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units and the surrender and cancellation of a corresponding number of shares of Class V Voting Stock, all of which shares of Class A Common Stock are registered hereunder. The Earnout Units are subject to certain restrictions and potential forfeiture pending the achievement of certain earnout targets under the Business Combination Agreement.

(20)
Includes (i) 318,207 shares of Class A Common Stock and (ii) 113,506 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units and the surrender and cancellation of a corresponding number of shares of Class V Voting Stock, all of which shares of Class A Common Stock are registered hereunder. The Earnout Units are subject to certain restrictions and potential forfeiture pending the achievement of certain earnout targets under the Business Combination Agreement.

(21)
Todd Schwartz, the Chairman of the Board, is the general partner of Todd Schwartz Capital Group LP and may be deemed to beneficially own the securities held by Todd Schwartz Capital Group LP. Includes (i) 24,827,085 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units pursuant to Todd Schwartz Capital Group LP’s Exchange Rights and (ii) 8,856,010 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Todd Schwartz Capital Group LP’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder. The Earnout Units are subject to certain restrictions and potential forfeiture pending the achievement of certain earnout targets under the Business Combination Agreement. Excludes 96,500,243 shares of Class V Voting Stock held by OFS, which has sole voting power over such shares of Class V Common Stock. OFS is wholly owned by TGS Revocable Trust, whose sole trustee is Mr. Schwartz. By virtue of these relationships, the reporting person may be deemed to have voting power over the shares of Class V Common Stock held by OFS, and Mr. Schwartz disclaims beneficial ownership over the shares of Class V Common Stock held by OFS except to the extent of his pecuniary interest therein.

(22)
David Vennettilli, a director, is the sole trustee and sole beneficiary of DAV 513 Revocable Trust. Includes (i) 143,786 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units pursuant to DAV 513 Revocable Trust’s Exchange Rights and (ii) 51,290 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to DAV 513 Revocable Trust’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder. The Earnout Units are subject to certain restrictions and potential forfeiture pending the achievement of certain earnout targets under the Business Combination Agreement.

(23)
Jared Kaplan, the Chief Executive Officer of the Company and OppFi, is the sole member of JSK Management Holdings, LLC (“JSK LLC”). Includes (i) 575,144 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units pursuant to JSK LLC’s Exchange Rights and (ii) 205,158 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to JSK LLC’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder. The Earnout Units are subject to certain restrictions and potential forfeiture pending the achievement of certain earnout targets under the Business Combination Agreement. Excludes 7,681,733 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH (including 2,019,694 Earnout Units) pursuant to Mr. Kaplan’s Exchange Rights.

(24)
Theodore Schwartz, a director, is the general partner of LTHS Capital Group LP and may be deemed to beneficially own the securities held by LTHS Capital Group LP. Includes (i) 24,809,365 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units pursuant to LTHS Capital Group LP’s Exchange Rights and (ii) 8,849,693 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to LTHS Capital Group LP’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder. The Earnout Units are subject to certain restrictions and potential forfeiture pending the achievement of certain earnout targets under the Business Combination Agreement.

(25)
Tracy Ward is the sole trustee and sole beneficiary of MCS 2017 Trust fbo Tracy Ward (“MCS Ward”). Includes (i) 1,943,200 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units pursuant to MCS Ward’s Exchange Rights and (ii) 693,155 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to MCS Ward’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder. The Earnout Units are subject to certain restrictions and potential forfeiture pending the achievement of certain earnout targets under the Business Combination Agreement.

(26)
Todd Schwartz, the Chairman of the Board, is the sole trustee and sole beneficiary of MCS 2017 Trust fbo Todd Schwartz (“MCS Schwartz”). Includes (i) 1,943,200 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units pursuant to MCS Schwartz’s Exchange Rights and (ii) 693,155 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to MCS Schwartz’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder. The Earnout Units are subject to certain restrictions and potential forfeiture pending the achievement of certain earnout targets under the Business Combination Agreement.

(27)
Tracy Ward is the general partner of Ward Capital Group LP and may be deemed to beneficially own the securities held by Ward Capital Group LP. Includes (i) 3,434,165 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units pursuant to Ward Capital Group LP’s Exchange Rights and (ii) 1,224,993 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Ward Capital Group LP’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder. The Earnout Units are subject to certain restrictions and potential forfeiture pending the achievement of certain earnout targets under the Business Combination Agreement.

(28)
Includes (i) 458,613 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units pursuant to Bruce Hammersley’s Exchange Rights and (ii) 163,591 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Bruce Hammersley’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(29)
Includes (i) 673,589 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units pursuant to Ray Chay’s Exchange Rights and (ii) 240,275 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Ray Chay’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(30)
Includes (i) 29,620 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units pursuant to Jessica LaForte’s Exchange Rights and (ii) 10,566 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Jessica LaForte’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(31)
Includes (i) 6,801 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units pursuant to Inoh Choe’s Exchange Rights and (ii) 2,426 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Inoh Choe’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(32)
Includes (i) 5,895 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units pursuant to Jeremiah Kaye’s Exchange Rights and (ii) 2,103 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Jeremiah Kaye’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(33)
Includes (i) 30,615 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units pursuant to CJ Newton’s Exchange Rights and (ii) 10,921 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to CJ Newton’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(34)
Jared Kaplan is the Chief Executive Officer of the Company and OppFi. Includes (i) 5,662,039 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units (including 85,977 Retained OppFi Units, which vest in equal monthly increments through November 1, 2023, subject to Mr. Kaplan’s continued employment) held by OFMH pursuant to Mr. Kaplan’s Exchange Rights and (ii) 205,158 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. Kaplan’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder. The Earnout Units are subject to certain restrictions and potential forfeiture pending the achievement of certain earnout targets under the Business Combination Agreement. Excludes 780,302 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by JSK (including 205,158 Earnout Units) pursuant to Mr. Kaplan’s Exchange Rights.

(35)
Includes (i) 1,446,940 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units (including 44,437 Retained OppFi Units, which vest in equal monthly increments through January 1, 2024, subject to Chris McKay’s continued employment) held by OFMH pursuant to Mr. McKay’s Exchange Rights and (ii) 516,135 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. McKay’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(36)
Includes (i) 759,019 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units (including 50,361 Retained OppFi Units, which vest in equal monthly increments through May 2, 2024, subject to John O’Reilly’s continued employment) held by OFMH pursuant to Mr. O’Reilly’s Exchange Rights and (ii) 270,749 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. O’Reilly’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(37)
Includes (i) 136,183 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Carl Busse’s Exchange Rights and (ii) 48,577 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. Busse’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(38)
Includes (i) 32,648 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Matt Gomes’ Exchange Rights and (ii) 11,646 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. Gomes’ Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(39)
Includes (i) 32,648 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Sean
David-Bos’
Exchange Rights and (ii) 11,646 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to
Mr. David-Bos’
Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(40)
Includes (i) 32,648 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Dan Altman’s Exchange Rights and (ii) 11,646 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. Altman’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(41)
Includes (i) 32,648 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Braden Davidson’s Exchange Rights and (ii) 11,646 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. Davidson’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(42)
Includes (i) 32,648 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Natasha Anand’s Exchange Rights and (ii) 11,646 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Ms. Anand’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(43)
Includes (i) 32,648 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Lane Kareska’s Exchange Rights and (ii) 11,646 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Lane Kareska’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(44)
Includes (i) 32,648 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to John McCormack’s Exchange Rights and (ii) 11,646 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. McCormack’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(45)
Shiven Shah is the Chief Financial Officer of the Company and OppFi. Includes (i) 1,308,606 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Mr. Kaplan’s Exchange Rights and (ii) 466,790 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. Shah’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder. The Earnout Units are subject to certain restrictions and potential forfeiture pending the achievement of certain earnout targets under the Business Combination Agreement.

(46)
Includes (i) 163,241 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Dan Fell’s Exchange Rights and (ii) 58,229 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. Fell’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(47)
Sal Hazday is the Chief Operating Officer of the Company and OppFi. Includes (i) 817,878 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Mr. Hazday’s Exchange Rights and (ii) 291,744 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. Hazday’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(48)
Includes (i) 562,765 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Andy Pruitt’s Exchange Rights and (ii) 200,743 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. Pruitt’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(49)
Includes (i) 153,075 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Marv Gurevich’s Exchange Rights and (ii) 54,603 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. Gurevich’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(50)
Includes (i) 141,947 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Stacee Hasenbalg’s Exchange Rights and (ii) 50,633 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Ms. Hasenbalg’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(51)
Includes (i) 244,665 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Karishma Buford’s Exchange Rights and (ii) 87,275 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Ms. Buford’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(52)
Includes (i) 24,652 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Michael Garfinkel’s Exchange Rights and (ii) 8,793 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. Garfinkel’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(53)
Includes (i) 123,257 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Vasili Gerogiannis’ Exchange Rights and (ii) 43,967 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. Gerogiannis’ Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(54)
Includes (i) 24,652 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Eric Hogberg’s Exchange Rights and (ii) 8,793 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. Hogberg’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(55)
Includes (i) 24,652 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Jeremy Lawler’s Exchange Rights and (ii) 8,793 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. Lawler’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(56)
Includes (i) 49,303 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Deenadayalan Narayanaswamy’s Exchange Rights and (ii) 17,587 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Deenadayalan Narayanaswamy’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(57)
Includes (i) 24,652 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Noelle Osterbur’s Exchange Rights and (ii) 8,793 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Ms. Osterbur’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(58)
Includes (i) 24,652 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Mark Rogers’ Exchange Rights and (ii) 8,793 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. Rogers’ Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(59)
Includes (i) 24,652 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Jeffrey Russo’s Exchange Rights and (ii) 8,793 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. Russo’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(60)
Includes (i) 24,652 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Andrew Wolford’s Exchange Rights and (ii) 8,793 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. Wolford’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(61)
Includes (i) 37,165 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Catie Starr’s Exchange Rights and (ii) 13,257 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Ms. Starr’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(62)
Includes (i) 13,960 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Jason Rosenthal’s Exchange Rights and (ii) 4,980 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Mr. Rosenthal’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(63)
Includes (i) 13,968 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Michelle Bess’ Exchange Rights and (ii) 4,983 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Ms. Bess’ Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

(64)
Includes (i) 84,054 shares of Class A Common Stock issuable upon the exchange of an equal number of Retained OppFi Units held by OFMH pursuant to Elizabeth Simer’s Exchange Rights and (ii) 29,982 shares of Class A Common Stock issuable upon the exchange of an equal number of Earnout Units held by OFMH issuable upon the surrender and cancellation of a corresponding number of shares of Class V Voting Stock pursuant to Ms. Simer’s Exchange Rights, all of which shares of Class A Common Stock are registered hereunder.

Certain Relationships with Selling Securityholders
Private Placement Units
Simultaneously with the closing of the IPO, pursuant to the Units Purchase Agreement, FGNA completed the private sale of an aggregate of 462,500 Private Placement Units to the Sponsor at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to FGNA of $4,625,000. The Private Placement Units were identical to the units sold in the IPO, except that the Sponsor agreed not to transfer, assign or sell any of the Private Placement Units, (except to certain permitted transferees) until 30 days after the Closing Date. In connection with the Closing, each Private Placement Unit separated into one share of Class A Common Stock and one half of a Private Placement Warrant. In addition, for as long as the Private Placement Warrants previously part of the Private Placement Units are held by the Sponsor or its permitted transferees, they (i) are not be redeemable by us, (ii) may be exercised by the holders on a cashless basis and (iii) will be entitled to registration rights.
Founder Warrants
Simultaneously with the closing of the IPO, pursuant to the Founder Warrants Purchase Agreement, FGNA completed the private sale of an aggregate of 3,848,750 Founder Warrants to the Sponsor at a purchase price of $1.00 per Founder Warrant, generating gross proceeds to FGNA of $3,848,750. The Founder Warrants are identical to the Public Warrants, except that the Founder Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) are not redeemable by us, (ii) may not (including the Class A Common Stock issuable upon exercise of such Founder Warrants), subject to certain limited exceptions, be transferred, assigned or sold by such holders until 30 days after the Closing Date, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights.
$15 Exercise Price Warrants
Also simultaneously with the closing of the IPO, pursuant to the $15 Exercise Price Purchase Agreement, FGNA completed the private sale of an aggregate of 1,512,500 $15 Exercise Price Warrants to the Sponsor at a purchase price of $0.10 per $15 Exercise Price Warrant, generating gross proceeds to FGNA of $151,250. The $15 Exercise Price Warrants are identical to the Public Warrants, except that the $15 Exercise Price Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) are not redeemable by us, (ii) may not (including the Class A Common Stock issuable upon exercise of such $15 Exercise Price Warrants), subject to certain limited exceptions, be transferred, assigned or sold by such holders until 30 days after the Closing Date, (iii) may be exercised by the holders on a cashless basis, (iv) will be entitled to registration rights and (v) will expire at 5:00 p.m. New York City Time ten years after the Closing Date.
Underwriter Units
Simultaneously with the closing of the IPO, pursuant to the Underwriting Agreement, FGNA completed the private placement of an aggregate of 118,875 Underwriter Units to the Underwriters in the IPO. The Underwriter Units were substantially identical to the units sold in the IPO. In connection with the Closing, each Underwriter Unit separated into one share of Class A Common Stock and one half of an Underwriter Warrant, except so long as the Underwriter Warrants are held by the Underwriters or their permitted transferees, they (i) will not be redeemable by us, (ii) may be exercised by the holders on a cashless basis, (iii) will be entitled to registration rights and (iv) for so long as they are held by the Underwriters, will not be exercisable more than five years from the effective date of the registration statement filed in connection with the IPO in accordance with FINRA Rule 5110(f)(2)(G)(i).

Amendment to the Sponsor Letter
In connection with the execution of the Business Combination Agreement, certain officers and directors of FGNA (including the Founder Holders), the Sponsor, FGNA, OppFi and the Members’ Representative entered into the Amended Sponsor Letter, pursuant to which, among other things, the Founder Holders agreed to waive any and all anti-dilution rights described in FGNA’s charter or otherwise with respect to the shares of Class A Common Stock (that formerly constituted shares of Class B Common Stock held by the Founder Holders) held by the Founder Holders that would have been implicated by the Business Combination such that the conversion of Class B Common Stock occurred on a one-for-one basis
(and as more fully described in the Amended Sponsor Letter).
Waiver Letter
On July 15, 2021, the Company, OppFi, OFS and the Members’ Representative signed the Waiver Letter, pursuant to which, among other things, OppFi agreed to waive the condition to Closing set forth in Section 8.1(c)(iii) of the Business Combination Agreement, which required there to be no less than $200,000,000 of Available Closing Cash (as defined in the Business Combination Agreement) at Closing, but only to the extent that Available Closing Cash was not less than $83,000,000, and to revise the form of the Investor Rights Agreement to permit the additional equity in the Company and OppFi issued in lieu of cash as a result of the foregoing waiver to be excluded from the lock-up
provisions of the Investor Rights Agreement (in each case as more fully described in the Waiver Letter).
Sponsor Forfeiture Agreement
In connection with the signing of the Waiver Letter, on July 15, 2021, the Sponsor entered into the Sponsor Forfeiture Agreement with FGNA and OppFi, pursuant to which the Sponsor agreed to forfeit: (i) 2,500,000 shares of Class B Common Stock, (ii) 1,600,000 Founder Warrants and (iii) 600,000 $15.00 Exercise Price Warrants, held by it, immediately prior to and contingent upon the Closing.
Investor Rights Agreement
At the Closing, the Company, the Sponsor and the other Founder Holders, the Members, and certain other parties entered into the Investor Rights Agreement. Pursuant to the terms of the Investor Rights Agreement, among other things, (i) the Company, the Founder Holders and certain other parties terminated that certain Registration Rights Agreement, dated as of September 29, 2020, entered into by them in connection with FGNA’s initial public offering, (ii) the Members’ Representative will have the right to nominate five directors to the Board, subject to certain independence and holdings requirements, (iii) the Company agreed to provide certain registration rights for the shares of Class A Common Stock held by or issuable to the Members, the Founder Holders and certain other parties, and (iv) a certain Founder Holder and the Members agreed not to transfer, sell, assign, or otherwise dispose of the shares of Class A Common Stock and the OppFi Units held by such Founder Holder or such Members, as applicable, for twenty-four months and nine months, respectively, following the Closing, subject to certain exceptions, including with respect to shares of Class A Common Stock issuable upon the exchange of the Initial Shares.
Amended and Restated Limited Liability Company Agreement of OppFi
Immediately prior to the Closing, the Company, OppFi and the Members entered into the OppFi A&R LLCA, which, among other things, (i) provided for a recapitalization of the ownership structure of OppFi, whereby following the execution of the OppFi A&R LLCA, the ownership structure of OppFi consists solely of the OppFi Units, (ii) designated the Company as the sole manager of OppFi, (iii) provides that beginning on the nine month anniversary of the Closing (unless otherwise waived by the Company, or, with respect to the Initial Shares, following the registration under the Securities Act of such shares), the Members may exercise the Exchange Rights, and (iv) otherwise amended and restated the rights and preferences of the OppFi Units, in each case, as more fully described in the OppFi A&R LLCA.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete description of all of the rights and preferences of such securities. Because it is only a summary, it does not contain all of the information that may be important to you, and is qualified by reference to our Charter, the Amended and Restated Bylaws, the Investor Rights Agreement and the Warrant Agreement, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Charter, the Amended and Restated Bylaws, the Investor Rights Agreement and the Warrant Agreement in their entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
On the Closing Date, FGNA’s amended and restated certificate of incorporation, dated July 16, 2020, was replaced by the Charter, which authorized the issuance of 501,000,000 shares, consisting of 500,000,000 shares of Common Stock, including (i) 379,000,000 shares of Class A Common Stock, (ii) 6,000,000 shares of Class B Common Stock, and (iii) 115,000,000 shares of Class V Voting Stock, and 1,000,000 shares of preferred stock. The outstanding shares of our Common Stock are, and the shares of Common Stock issuable upon exercise of the Warrants or pursuant to the Exchange Rights will be, duly authorized, validly issued, fully paid and non-assessable.
At the Closing, (i) OppFi transferred to the Company 12,977,690 OppFi Units, which was equal to the number of shares of A Common Stock, issued and outstanding as of immediately prior to the Closing (after giving effect to redemptions by FGNA’s public stockholders prior to the Closing and the conversion the Class B Common Stock), (ii) FGNA contributed the Cash Consideration to OppFi in accordance with the Business Combination Agreement, which was distributed to the Members, and (iii) FGNA issued 96,987,093 shares of Class V Voting Stock, which number of shares of Class V Voting Stock was equal to the number of Retained OppFi Units, and which shares of Class V Voting Stock were distributed to OFS, resulting in the combined company being organized in an “Up-C” structure,
in which substantially all of the assets of the combined company are held by OppFi and its subsidiaries, and the Company’s only assets will be its equity interests in OppFi. Included in the 96,987,093 shares of Class V Voting Stock, are 25,500,000 shares of Class V Voting Stock that correspond to the 25,500,000 Earnout Units held by the Members and an equal number of shares of Class V Voting Stock, are subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement.
Beginning on the nine month anniversary of the Closing, unless earlier waived by the Company in its capacity as the sole manager of OppFi, each Retained OppFi Unit held by the Members may be exchanged, upon the exercise of the Members Exchange Rights, for either one share of Class A Common Stock or, at the election of the Company in its capacity as the sole manager of OppFi, the cash equivalent of the market value of one share of Class A Common Stock, pursuant to the terms and conditions of the OppFi A&R LLCA, in each case as more fully described in the Investor Rights Agreement; provided that, such lock-up
applicable to Earnout Units shall not end prior to the date that such Earnout Units are earned in accordance with the Business Combination Agreement. For each Retained OppFi Unit so exchanged, one share of the Class V Voting Stock will be canceled by the Company.
Common Stock
Our Common Stock consists of shares of Class A Common Stock, Class B Common Stock and Class V Voting Stock.

Voting Power
Except as described below or otherwise required by law or the Charter (including any preferred stock designation), the holders of Common Stock exclusively possess all voting power with respect to the Company. Except as described below or otherwise required by law or the Charter (including any preferred stock designation), the holders of shares of Common Stock shall be entitled to one vote per share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Subject to the terms of the Investor Rights Agreement, and except as described below or otherwise required by law or the Charter (including any preferred stock designation), at any annual or special meeting of the stockholders of the Company, holders of the Class A Common Stock, holders of the Class B Common Stock and holders of the Class V Voting Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or the Charter (including any preferred stock designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to the Charter (including any amendment to any preferred stock designation) that relates solely to the terms of one or more outstanding series of preferred stock or other series of Common Stock if the holders of such affected series of preferred stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any preferred stock designation) or the DGCL.
Additionally, pursuant to the Charter: (i) special meetings of stockholders of the Company may be called (A) by the Chairman of the Board, (B) by the Chief Executive Officer of the Company, (C) by the Board pursuant to a resolution adopted by a majority of the Board and (D) at any time when the SCG Holders beneficially own, in the aggregate, 35% or more of the voting power of the capital stock of the Company entitled to vote generally in the election of directors, by a representative of the SCG Holders; (ii) at any time when the SCG Holders beneficially own, in the aggregate, less than 35% of the voting power of the capital stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by written consent of the Company’s stockholders, provided, however, that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of preferred stock; (iii) at any time when the SCG Holders beneficially own, in the aggregate, 35% or more of the voting power of the stock of the Company entitled to vote generally in the election of directors, any newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled by (A) the affirmative vote or written consent of the holders of at least a majority in voting power of all then outstanding shares of Common Stock, voting together as a single class, (B) the affirmative vote or written consent of a majority of the remaining directors then in office, even if less than a quorum or (C) a sole remaining director, and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal, provided, however, that at any time when the SCG Holders beneficially own, in the aggregate, less than 35% of the voting power of the stock of the Company entitled to vote generally in the election of directors, any such newly created directorships and vacancies shall be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders); and (iv) at any time when the SCG Holders beneficially own, in the aggregate, 35% or more of the voting power of the Company entitled to vote generally in the election of directors, any or all of the directors may be removed from office at any time, either with or without cause and only by the affirmative vote or written consent of the holders of at least a majority in voting power of all then outstanding shares of Common Stock, voting together as a single class, provided, however, that at any time when the SCG Holders beneficially own, in the aggregate, less than 35% of the voting power of the stock of the Company entitled to vote generally in the election of directors, any such director or all such directors may be removed at any time but only for cause and only by the affirmative vote or written consent of the holders of at least a majority in voting power of all then outstanding shares of Common Stock, voting together as a single class.

Class B Common Stock
All shares of Class B Common Stock converted into shares of Class A Common Stock one a one-for-one basis
in connection with the Closing, and following the Closing, 6,000,000 shares of Class B Common Stock remained authorized with no shares of Class B Common Stock outstanding.
Dividends
Our “Economic Common Stock” means Class A Common Stock together with Class B Common Stock. Subject to applicable law, the rights, if any, of the holders of any outstanding series of preferred stock and the provisions of the Charter, holders of shares of Economic Common Stock will be entitled to receive dividends and other distributions (payable in cash, property or capital stock of the Company), when, as and if declared thereon by our Board from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions. Dividends or distributions of cash, property or shares of capital stock of the Company may not be declared or paid on the Class V Voting Stock. Further, our ability to declare dividends is currently limited by restrictive covenants in connection with various credit facilities.
Liquidation, Dissolution and Winding Up
Subject to applicable law, the rights, if any, of the holders of any outstanding series of preferred stock and the provisions of the Charter, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of
the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of Economic Common Stock shall be entitled to receive all the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Economic Common Stock held by them. The holders of shares of Class V Voting Stock will not be entitled to receive, with respect of such shares, any assets of the Company in excess of the par value thereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
Preemptive or Other Rights
Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock following the Closing.
Election of Directors
Our Board is divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to the first annual meeting of stockholders of the Company post-Business Combination) generally serving a term. Class I directors will serve until the next annual meeting of stockholders following the Closing, Class II directors will serve until the second annual meeting of stockholders following the Closing and Class III directors will serve until the third annual meeting of stockholders following the Closing. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors, subject to the Investor Rights Agreement, as described below.
The Company has entered into the Investor Rights Agreement, pursuant to which the SCG Holders’ Representative has have the right to nominate five directors to the Board, two of which qualify as NYSE Independent, and who shall initially be Theodore Schwartz, Todd Schwartz, David Vennettilli, Christina Favilla and Jocelyn Moore. The Investor Rights Agreement also provides that remainder of the directors shall be Jared Kaplan, the Company’s Chief Executive Officer, and one additional director who qualifies as NYSE Independent chosen by the Nominating and Corporate Governance Committee of the Board, who shall initially be Greg Zeeman.
At each annual meeting of its stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:

•	the Class I directors, whose terms will expire in 2022, are Christina Favilla, Jocelyn Moore and Theodore Schwartz;

•	the Class II directors, whose terms will expire in 2023, are Jared Kaplan and Greg Zeeman; and

•	the Class III directors, whose terms will expire in 2024, are David Vennettilli and Todd Schwartz.
The Investor Rights Agreement also provides that at each meeting at which directors are to be elected, the Company shall take such necessary action to include in the slate of nominees recommended by the Board for election as directors that will result in, if such directors are elected, (i) five directors chosen by the SCG Holders’ Representative as long as the SCG Holders have at least of 50% of the voting power entitled to vote in the election of directors, (ii) four directors chosen by the SCG Holders’ Representative as long as the SCG Holders have at least of 40% of the voting power entitled to vote in the election of directors, (iii) three directors chosen by the SCG Holders’ Representative as long as the SCG Holders have at least of 30% of the voting power entitled to vote in the election of directors, (iv) three directors chosen by the SCG Holders’ Representative as long as the SCG Holders have at least of 30% of the voting power entitled to vote in the election of directors, (v) two directors chosen by the SCG Holders’ Representative as long as the SCG Holders have at least of 20% of the voting power entitled to vote in the election of directors and (vi) one director chosen by the SCG Holders’ Representative as long as the SCG Holders have at least of 5% of the voting power entitled to vote in the election of directors. For so long as the Company is a “controlled company” under the rules of the NYSE, the SCG Holders’ Representative will have the right to nominate a majority of each committee of the Board, and if the Company ceases to be a “controlled company” to nominate members of each committee proportional to the share of directors nominated by the SCG Holders.
Preferred Stock
The Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
Public Stockholders’ Warrants
Each whole Public Warrant entitles the registered holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO and 30 days after the completion of the Closing, provided in each case that we have an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, the holder of a Public Warrant may exercise its Public Warrants only for a whole number of shares of Class A Common Stock. This means only a whole Warrant may be exercised at a given time by the holder thereof. No fractional Public Warrants were issued upon separation of FGNA’s units issued in the IPO, and only whole Public Warrants trade. Accordingly, unless a holder purchased at least two units, such holder will not be able to receive or trade a whole Public Warrant. The Public Warrants will expire five years after the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable, and we will not be obligated to issue shares of Class A Common Stock upon exercise of a Public Warrant, unless Class A Common Stock issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant. In the event that a registration statement is not effective for the exercised Public Warrants, the purchaser of a unit containing such Public Warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.
If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants is not effective by the sixtieth (60th) business day after the closing of the Business Combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the Public Warrants become exercisable, we may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Public Warrant holder; and

•
if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day
period ending three business days before we send the notice of redemption to the Public Warrant holders.

If and when the Public Warrants become redeemable by us for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (as defined in the next sentence) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants after our initial business combination.
Private Placement Warrants
Each whole Private Placement Warrant entitles the registered holder thereof to purchase one share of Class A Common Stock at a price of either $11.50 per share (or $15.00 per share in the case of the $15 Exercise Price Warrants), subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO and 30 days after the completion of the Closing. The Private Placement Warrants are comprised of the Private Placement Unit Warrants, the Founder Warrants, the Underwriter Warrants and the $15 Exercise Price Warrants, in each case as further described below.
Private Placement Unit Warrants/ Founder Warrants
The Private Placement Unit Warrants and the Founder Warrants (collectively, the “Sponsor Warrants”), including the Class A Common Stock issuable upon exercise of the Sponsor Warrants, are not transferable, assignable or salable by the Sponsor until 30 days after the Closing (except, among other limited exceptions, to the Company’s (or FGNA’s) officers and directors and other persons or entities affiliated with the Sponsor and other permitted transferees) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor or its permitted transferees have the option to exercise the Sponsor Warrants on a cashless basis as further described below. Except as described in this section, the Sponsor Warrants have terms and provisions that are identical to those of the Public Warrants. If the Sponsor Warrants are held by holders other than the Sponsor or its permitted transferees, the Sponsor Warrants will be redeemable by us for cash and exercisable by the holders on the same basis as the Public Warrants.
Underwriter Warrants
The Underwriter Warrants, including the Class A Common Stock issuable upon exercise of the Underwriter Warrants, are not transferable, assignable or salable by the Sponsor until 30 days after the Closing (except, among other limited exceptions, to other persons or entities affiliated with the Underwriters and other permitted transferees), and they (i) will not be redeemable by us and (ii) will not be exercisable more than five years from the effectiveness of the IPO registration statement in accordance with FINRA Rule 5110(f)(2)(G)(i), in each case so long as they are held by the Underwriters or their permitted transferees. The Underwriters or their permitted transferees have the option to exercise the Underwriter Warrants on a cashless basis as further described below. Except as described in this section, the Underwriter Warrants have terms and provisions that are identical to those of the Public Warrants. If the Underwriter Warrants are held by holders other than the Underwriters or their permitted transferees, the Underwriter Warrants will be redeemable by us for cash and exercisable by the holders on the same basis as the Public Warrants.

$15 Exercise Price Warrants
The $15 Exercise Price Warrants, including the Class A Common Stock issuable upon exercise of the $15 Exercise Price Warrants, are not transferable, assignable or salable by the Sponsor until 30 days after the Closing (except, among other limited exceptions, to the Company’s (or FGNA’s) officers and directors and other persons or entities affiliated with the Sponsor and other permitted transferees) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor or its permitted transferees have the option to exercise the $15 Exercise Price Warrants on a cashless basis as further described below. The $15 Exercise Price Warrants will no longer be exercisable and will expire at 5:00 p.m. New York City Time ten years after the Closing Date. Except as described in this section, the $15 Exercise Price Warrants have terms and provisions that are identical to those of the Public Warrants. If the $15 Exercise Price Warrants are held by holders other than the Sponsor or its permitted transferees, the $15 Exercise Price Warrants will be redeemable by us for cash and exercisable by the holders on the same basis as the Public Warrants.
Cashless exercise
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Private Placement Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Private Placement Warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock (defined below) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of Private Placement Warrants exercise is sent to the Warrant Agent. The reason that we have agreed that these Warrants will be exercisable on a cashless basis so long as they are held by Sponsor, the Company’s (or FGNA’s) officers and directors, the Underwriters or any of their permitted transferees is because it was not known at the time of issuance of the Warrants whether such holders would be affiliated with us following a business combination, whereby their ability to sell our securities in the open market would have been significantly limited.
Additional Terms Applicable to All Warrants
Under the Warrant Agreement, we have agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A Common Stock issuable upon exercise of the Warrants and for the registration of the Private Placement Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement.
A holder of a Warrant (including Public Warrants and Private Placement Warrants) may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of
shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or
similar event, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such Class A Common Stock (or other securities into which the Warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.
If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.
Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market,
or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants in order to determine and realize the option value component of the Warrant. This formula is to compensate the Warrant holder for the loss of the option value portion of the Warrant due to the requirement that the Warrant holder exercise the Warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Warrants have been issued in registered form under the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part and contains a complete description of the terms and conditions applicable to the warrants. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public Warrants, and, solely with respect to any amendment to the terms of the private placement Warrants, a majority of the then outstanding private placement Warrants.
The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the Warrant holder.
Dividends
We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at that time. Our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, our ability to declare dividends is currently limited by restrictive covenants in connection with various credit facilities.
Transfer Agent and Warrant Agent
The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company, who is also and Warrant Agent for our Warrants. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and Warrant Agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and Charter and Amended and Restated Bylaws
Business Combinations with Interested Stockholders
The Charter opts out of Section 203 of the General Corporation Law of the State of Delaware, which prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with certain “interested stockholders” and their affiliates. In lieu of Section 203, the Charter provides that the Company shall not engage in any business combination (as such term is defined in the Charter), at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (which, as defined in the Charter, shall not include SCG or any of its affiliates, or any person that acquires (other than in a registered public offering) directly from SCG or any of its successors, any “group”, or any member of any such group, of which such persons are a member of under Rule 13d-5 of the
Exchange Act beneficial ownership of fifteen percent (15%) or more of the then outstanding voting stock of the Company) for a period of three years following the time that such stockholder became an interested stockholder, unless: (i) prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; or (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (A) persons who are directors and also officers of the Company and (B) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; (iii) at or subsequent to such time, the applicable business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Company that is not owned by the interested stockholder; or (iv) the stockholder became an interested stockholder inadvertently and (A) as soon as practicable divested itself of ownership of sufficient shares so that the stockholder ceased to be an interested stockholder and (B) was not, at any time within the three-year period immediately prior to a business combination between the Company and such stockholder, an interested stockholder but for the inadvertent acquisition of ownership, which provision of the Charter may only be amended by the affirmative vote of at least 66 2/3% of all then outstanding shares of the Common Stock of the Company.
Authorized but Unissued Shares
Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Forum Selection Clause
The Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring any: (i) derivative action or proceeding brought on behalf of the Company; (ii) action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees or our stockholders; (iii) action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the General Corporate Law of the State of Delaware or the Charter or Amended and Restated Bylaws; or (iv) action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine, and if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following the determination), (B) that is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction.
Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.
This forum selection clause may also discourage claims or limit stockholders’ ability to submit claims in a judicial forum that they find favorable and may result in additional costs for a stockholder seeking to bring a claim. While we believe the risk of a court declining to enforce this forum selection clause is low, if a court were to determine the forum selection clause to be inapplicable or unenforceable in an action, we may incur additional costs in conjunction with our efforts to resolve the dispute in an alternative jurisdiction, which could have a negative impact on our results of operations and financial condition.
Notwithstanding the foregoing, the forum selection clause will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Amended and Restated Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to
Rule 14a-8
of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted securities would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted securities for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares or other units of the class of securities then outstanding; or

•	the average weekly reported trading volume of the class of securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form
8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
Following the Closing, the Company ceased to be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of our securities.
Investor Rights Agreement
At the Closing, the Company, the Sponsor and the other Founder Holders, the Members, and certain other parties entered into the Investor Rights Agreement. Pursuant to the terms of the Investor Rights Agreement, among other things, (i) the Company, the Founder Holders and certain other parties terminated that certain Registration Rights Agreement, dated as of September 29, 2020, entered into by them in connection with FGNA’s initial public offering, (ii) the Members’ Representative will have the right to nominate five directors to the Board, subject to certain independence and holdings requirements (see “Common Stock – Election if Directors” above), (iii) the Company agreed to provide certain registration rights for the shares of Class A Common Stock held by or issuable to the Members, the Founder Holders and certain other parties, and (iv) a certain Founder Holder and the Members agreed not to transfer, sell, assign, or otherwise dispose of the shares of Class A Common Stock and the OppFi Units held by such Founder Holder or such Members, as applicable, for twenty-four months and nine months, respectively, following the Closing, subject to certain exceptions, including with respect to shares of Class A Common Stock issuable upon the exchange of the Initial Shares.
Limitation of Liability and Indemnification
See the section entitled “
Management – Limitation on Liability and Indemnification Matters
” for a discussion of certain matters related to the limitation of liability and indemnification of our directors and officers.
Listing of Securities
Our Class A Common Stock and Public Warrants are listed on the NYSE under the symbols “OPFI” and “OPFI WS,” respectively.
PLAN OF DISTRIBUTION
We are registering the offering of up to 15,339,464 shares of our Class A Common Stock issuable upon the exercise of the Public Warrants and Private Placement Warrants. We are also registering the resale of securities by the Selling Securityholders or their permitted transferees from time to time. The securities we are registering for resale will permit the Selling Securityholders to conduct public secondary trading of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the securities offered by this prospectus. We will receive up to an aggregate of approximately $179.6 million from the exercise of the Warrants assuming the exercise in full of all of the Warrants for cash. The aggregate proceeds to the Selling Securityholders from the sale of the securities covered by this prospectus will be the purchase price of the securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the securities covered by this prospectus.
The Selling Securityholders may offer and sell, from time to time, their respective shares of Class A Common Stock and Private Placement Warrants covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter
market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NYSE;

•
through trading plans entered into by a Selling Securityholder pursuant to
Rule 10b5-1
under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of the Selling Securityholders;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or agents;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions; and

•	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.
In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Securityholders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.
A holder of Public Warrants or Private Placement Warrants may exercise its Public Warrants or Private Placement Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, the certificate evidencing such Public Warrants or Private Placement Warrants, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of such Public Warrants or Private Placement Warrants, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

We have agreed to indemnify the Selling Securityholders party to the Investor Rights Agreement against certain civil liabilities, including certain liabilities under the Securities Act or any other similar federal and state securities laws, relating to the registration of the shares of Class A Common Stock or Private Placement Warrants offered by them pursuant to this prospectus, and such Selling Securityholders will be entitled to contribution from us with respect to those liabilities. Each Selling Securityholder party to the Investor Rights Agreement has agreed to indemnify us against certain liabilities in connection with information furnished to us by each such Selling Securityholder, including liabilities under the Securities Act, and we will be entitled to contribution from such Selling Securityholders with respect to those liabilities. In addition, we or the Selling Securityholders party to the Investor Rights Agreement may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to those liabilities. For additional information regarding the Investor Rights Agreement, see the section entitled “
Certain Relationships with Selling Securityholders – Investor Rights Agreement
.”
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Common Stock and Warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, dealers or traders in securities, tax-exempt organizations
(including private foundations), taxpayers that have
elected mark-to-market accounting,
S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, U.S. Holders (as defined below) that will hold Class A Common Stock or Warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, expatriates or former long-term residents of the United States, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax
considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Code, and that acquire our Class A Common Stock and Warrants for cash pursuant to this prospectus. No ruling from the IRS has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.
For purposes of this summary, a “U.S. Holder” is a beneficial holder of our securities who or that, for U.S. federal income tax purposes is:

•	an individual who is a U.S. citizen or resident of the United States, as determined for U.S. federal income tax purposes;

•
a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Department of Treasury regulations (the “Treasury Regulations”) to be treated as a United States person for U.S. federal income tax purposes.

A “non-U.S.
Holder” is a beneficial holder of our securities who or that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL
AND NON-U.S. INCOME,
ESTATE AND OTHER TAX CONSIDERATIONS.
U.S. Federal Income Tax Considerations For U.S. Holders
Taxation of Distributions
If we pay distributions or make constructive distributions (other than certain distributions of our capital stock or rights to acquire our capital stock) to U.S. Holders of shares of our Class A Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described under “
U.S.
Federal Income Tax Considerations For U.S. Holders

—

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition
of
Class
 A Common Stock
” below.
Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate
U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate
U.S. holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock
A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Class A Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Common Stock will generally equal the U.S. Holder’s acquisition cost for such Class A Common Stock (or, in the case of Class A Common Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Class A Common Stock, as discussed below), less any prior distributions treated as a return of capital. If a U.S. Holder receives Class A Common Stock in a taxable exchange for property other than cash, the U.S. Holder’s acquisition cost generally will be the fair market value of the Class A Common Stock received in the exchange. The deductibility of capital losses is subject to limitations. Long-term capital gains recognized by non-corporate
U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Class A Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant
Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our Class A Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Class A Common Stock received upon exercise of the warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.
The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the Class A Common Stock received generally should equal the holder’s adjusted tax basis in the Warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. If, instead, the cashless exercise were treated as a recapitalization, the holding period of the Class A Common Stock generally would include the holding period of the Warrant.
It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a portion of the Warrants being exercised having a value equal to the exercise price of such Warrants in satisfaction of such exercise price. Although not free from doubt, such U.S. Holder generally should recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered to satisfy the exercise price and the U.S. Holder’s adjusted tax basis in such Warrants. In this case, a U.S. Holder’s initial tax basis in the Class A Common Stock received would equal the sum of the exercise price and the U.S. holder’s adjusted tax basis in the Warrants exercised. It is unclear whether a U.S. Holder’s holding period for the Class A Common Stock would commence on the date of exercise of the warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. Due to the uncertainty and absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A Common Stock received, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise of a Warrant.
Sale, Exchange, Redemption or Expiration of a Warrant
Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Class A Common Stock), or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “
U.S.
Federal Income Tax Considerations For U.S. Holders

—

Possible Constructive Distributions
”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. The deductibility of capital losses is subject to certain limitations. A redemption of Warrants for Class A Common Stock described in this prospectus under “
Description of Securities—Warrants—Public Warrants
” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for shares of our Class A Common Stock. Your aggregate initial tax basis in the shares of Class A Common Stock received in the redemption should equal your aggregate adjusted tax basis in your Warrants redeemed and your holding period for the shares of Class A Common Stock received in redemption of your Warrants should include your holding period for your surrendered Warrants.

Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus entitled “
Description of Securities—Warrants—Public Warrants
.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A Common Stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “
U.S.
Federal Income Tax Considerations For U.S. Holders
—
Taxation
of
Distributions
” in the same manner as if such U.S. Holder received a cash distribution from us on Class A Common Stock equal to the fair market value of such increased interest.
Information Reporting and Backup Withholding
In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of shares of Class A Common Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding (currently at 24%) may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.
U.S. Federal Income Tax Considerations For
Non-U.S. Holders
Taxation of Distributions
In general, any distributions (including constructive distributions) we make to a non-U.S. Holder
of our Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S.
Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S.
Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS
Form W-8BEN or W-8BEN-E,
as applicable). In the case of any constructive dividend (as described below under “
U.S. Federal Income Tax Considerations For
Non-U.S.
Holders—Possible Constructive Distributions
”), it is possible that this tax would be withheld from any amount owed to a non-U.S.
Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero)
the non-U.S. Holder’s
adjusted tax basis in its shares of our Class A Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s
adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described under “
U.S. Federal Income Tax Considerations For
Non-U.S.
 Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition
of
Class
 A Common Stock and Warrants
” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “
U.S. Federal Income Tax Considerations For
Non-U.S.
 Ho
lders—Ga
in o
n Sale, Exchange or Other Taxable Disposit
ion
of
Class
 A Common Stock and Warrants
” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to
a non-U.S.
Holder that are effectively connected with
such non-U.S.
Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder)
will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS
Form W-8ECI). Instead,
such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Exercise of a Warrant
The U.S. federal income tax treatment of
a non-U.S.
Holder’s exercise of a Warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “
U.S.
Federal Income Tax Considerations For U.S. Holders
—Exercise
of
a Warrant
” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S.
Holder would be the same as those described below in “
U.S. Federal Income Tax Considerations For
Non-U.S.
Holders—Gain on Sale
,
Exchange
or
Other Taxable Disposition
of
Class
 A Common Stock and Warrants
.”
Redemption of Warrants for Class A Common Stock
A redemption of Warrants for Class A Common Stock described in this prospectus under “
Description of Securities—Warrants—Public Warrants
” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for our Class A Common Stock. Your aggregate initial tax basis in the shares of Class A Common Stock received in the redemption should equal your aggregate adjusted tax basis in your Warrants redeemed and your holding period for the shares of Class A Common Stock received in redemption of your Warrants should include your holding period for your surrendered Warrants.
Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants
A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Common Stock or Warrants or an expiration or redemption of our warrants, unless:

•
the gain is effectively connected with the conduct of a trade or business by the non-U.S.
Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder
held our Class A Common Stock or Warrants and, in the case where shares of our Class A Common Stock are regularly traded on an established securities market, the non-U.S.
Holder has owned, directly or constructively, more than 5% of our Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S.
holder’s holding period for the shares of our Class A Common Stock. There can be no assurance that our Class A Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder
were a U.S. resident for U.S. federal income tax purposes. Any gain described in the first bullet point above of a non-U.S.
Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable income tax treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to
a non-U.S. Holder
and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Class A Common Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “
Description of Securities—Warrants—Public Warrants
.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder
of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A Common Stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “
U.S. Federal Income Tax Considerations For
Non-U.S.
Holders—Taxation
of
Distributions
” under that section in the same manner as if
such non-U.S. Holder
received a cash distribution from us on Class A Common Stock equal to the fair market value of such increased interest.
Foreign Account Tax Compliance Act
Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding tax at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities
that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial
non-U.S. entity
that does not qualify under certain exceptions will generally be subject to withholding tax at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of Class A Common Stock and Warrants. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder
will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by DLA Piper LLP (US). Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.
EXPERTS
The consolidated balance sheets of Opportunity Financial, LLC and Subsidiaries as of December 31, 2020 and 2019, the related consolidated statements of operations, members’ equity, and cash flows for each of the three years in the period ended December 31, 2020 and the related notes to the consolidated financial statements appearing in this prospectus have been audited by RSM US LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The balance sheet of FG New America Acquisition Corp. as of December 31, 2020 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from June 24, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by Plante & Moran, PLLC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form
S-1,
including exhibits, under the Securities Act of 1933, as amended, with respect to the Class A Common Stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.
We also maintain an Internet website at www.oppfi.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form
10-K;
our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form
10-Q;
our Current Reports on Form
8-K;
Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION
OPPORTUNITY FINANCIAL, LLC

FG NEW AMERICA ACQUISITION CORP.

Report of Independent Registered Public Accounting Firm
To the Board of Managers
Opportunity Financial, LLC and Subsidiaries
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Opportunity Financial, LLC and Subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations, members’ equity, and cash flows for each of the three years in the period ended December 31, 2020, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Other Matter
On February 9, 2021, the Company entered into a definitive business combination agreement with FG New America Acquisition Corp., a special purpose acquisition corporation, that would result in the Company becoming a public reporting entity.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ RSM US LLP
We have served as the Company’s auditor since 2014.
Raleigh, North Carolina
February 27, 2021, except as to segment reporting discussion in Note 1, addition of Note 14 and amendment to Note 15, which are as of July 26, 2021

Opportunity Financial, LLC and Subsidiaries
Consolidated Balance Sheets
December 31, 2020 and 2019

	2020	2019
Assets
Cash and cash equivalents, including amounts held by variable interest entities of $126,968 and $882,801 as of December 31, 2020 and 2019, respectively	$25,600,864	$16,788,608
Restricted cash, including amounts held by variable interest entities of $12,349,760 and $11,888,361 as of December 31, 2020 and 2019, respectively	20,056,052	19,190,095

Total cash, cash equivalents, and restricted cash	45,656,916	35,978,703
Finance receivables, net, including amounts held by variable interest entities of $148,472,521 and $207,727,693 as of December 31, 2020 and 2019, respectively	222,242,729	237,014,217
Debt issuance costs, net, including amounts held by variable interest entities of $2,576,327 and $1,971,500 as of December 31, 2020 and 2019, respectively	2,597,582	1,987,188
Property, equipment and software, net	10,558,429	6,570,361
Other assets, including amounts held by variable interest entities of $26,109 and $9,558 as of December 31, 2020 and 2019, respectively	4,787,156	5,078,090

Total assets	$285,842,812	$286,628,559

Liabilities and Members’ Equity
Liabilities:
Accounts payable, including amounts held by variable interest entities of $48,902 and $10,499 as of December 31, 2020 and 2019, respectively	$1,379,985	$4,750,363
Accrued expenses, including amounts held by variable interest entities of $1,647,387 and $2,576,546 as of December 31, 2020 and 2019, respectively	22,785,128	15,557,270
Reserve for repurchase liability	4,240,408	4,977,603
Secured borrowing payable held by variable interest entity	16,024,578	17,407,874
Senior debt, net, including amounts held by variable interest entities of $112,076,000 and $183,033,000 as of December 31, 2020 and 2019, respectively	131,726,397	202,487,914
Subordinated debt—related party	4,000,000	4,000,000
Other debt	6,354,000	—

Total liabilities	186,510,496	249,181,024

Commitments and contingencies (Note 11)
Members’ equity:
Preferred units—no par value, as of December 31, 2020 and 2019, 41,102,500 units authorized, issued and outstanding	6,659,814	6,659,814
Additional paid in capital	352,380	208,132
Accumulated earnings	92,320,122	30,579,589

Total members’ equity	99,332,316	37,447,535

Total liabilities and members’ equity	$285,842,812	$286,628,559

See notes to consolidated financial statements.

Opportunity Financial, LLC and Subsidiaries
Consolidated Statements of Operations
Years Ended December 31, 2020, 2019 and 2018

	2020	2019	2018
Revenue:
Interest and loan related income, net	$290,224,878	$228,198,129	$113,400,046
Other income	789,124	924,057	849,233

	291,014,002	229,122,186	114,249,279
Less:
Provision for credit losses on finance receivables	81,619,163	99,389,395	47,386,408
Provision for repurchase liability	9,167,690	14,864,492	11,030,284

Total provision	90,786,853	114,253,887	58,416,692

Net revenue	200,227,149	114,868,299	55,832,587
Expenses:
Salaries and employee benefits	44,195,527	23,679,971	13,568,122
Interest expense and amortized debt issuance costs	20,666,947	21,875,764	10,336,612
Interest expense - related party	561,538	560,000	2,144,470
Direct marketing costs	18,642,842	11,344,611	7,098,408
Technology costs	7,622,512	4,578,709	2,758,735
Depreciation and amortization	6,732,343	4,280,637	2,420,996
Professional fees	6,569,432	2,862,575	1,306,312
Payment processing fees	4,123,294	2,674,001	1,119,996
Occupancy	3,090,573	2,139,540	1,419,182
Management fees - related party	700,000	—	—
General, administrative and other	9,806,026	7,877,011	3,926,886

Total expenses	122,711,034	81,872,819	46,099,719

Net income	$77,516,115	$32,995,480	$9,732,868

		2020			2019			2018
	Preferred Unit		Profit Unit Interest	Preferred Unit		Profit Unit Interest	Preferred Unit		Profit Unit Interest
Unit d ata :
Earnings per unit:
Basic	$1.55		$1.25	$0.71		$0.40	$0.22		$0.07
Diluted	$1.54		$1.25	$0.71		$0.40	$0.22		$0.07
Weighted average units outstanding:
Basic	41,102,500		11,022,251	41,102,500		9,724,149	41,102,500		9,139,424
Diluted	41,316,959		11,022,251	41,102,500		9,724,149	41,102,500		9,139,424
See notes to consolidated financial statements.

F-
4

Opportunity Financial, LLC and Subsidiaries
Consolidated Statements of Members’ Equity
Years Ended December 31, 2020, 2019 and 2018

	Preferred Units		Additional Paid	Accumulated	Total Members’
	Units	Amount	in Capital	(Deficit) Earnings	Equity
Balance, December 31, 2017	41,102,500	$6,659,814	$71,774	$(316,784)	$6,414,804
Profit interest compensation	—	—	69,648	—	69,648
Member distributions	—	—	—	(2,346,646)	(2,346,646)
Net income	—	—	—	9,732,868	9,732,868

Balance, December 31, 2018	41,102,500	6,659,814	141,422	7,069,438	13,870,674
Profit interest compensation	—	—	66,710	—	66,710
Member distributions	—	—	—	(9,485,329)	(9,485,329)
Net income	—	—	—	32,995,480	32,995,480

Balance, December 31, 2019	41,102,500	6,659,814	208,132	30,579,589	37,447,535
Profit interest compensation	—	—	144,248	—	144,248
Member distributions	—	—	—	(15,775,582)	(15,775,582)
Net income	—	—	—	77,516,115	77,516,115

Balance, December 31, 2020	41,102,500	$6,659,814	$352,380	$92,320,122	$99,332,316

See notes to consolidated financial statements.

F-
5

Opportunity Financial, LLC and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended December 31, 2020, 2019 and 2018

	2020	2019	2018
Cash flows from operating activities:
Net income	$77,516,115	$32,995,480	$9,732,868
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses on finance receivables	81,619,163	99,389,395	47,386,408
Provision for repurchase liability	9,167,690	14,864,492	11,030,284
Depreciation and amortization	6,732,343	4,280,637	2,420,996
Debt issuance cost amortization	1,944,669	1,785,242	504,092
Profit interest compensation	144,248	66,710	69,648
Changes in assets and liabilities:
Unamortized loan origination costs	4,947,533	(8,273,323)	(6,455,595)
Accrued interest and fees receivable	5,891,684	(5,057,161)	(4,114,173)
Other assets	290,934	(1,808,631)	(1,184,526)
Accounts payable	(3,370,378)	1,143,810	326,692
Accrued expenses	7,227,858	9,532,485	3,317,814

Net cash provided by operating activities	192,111,859	148,919,136	63,034,508

Cash flows from investing activities:
Net finance receivables originated	(77,686,892)	(192,638,164)	(110,646,636)
Net repurchases from third-party lender	(9,904,885)	(14,870,142)	(8,864,200)
Purchases of equipment and capitalized technology	(10,720,411)	(6,641,665)	(4,103,535)

Net cash used in investing activities	(98,312,188)	(214,149,971)	(123,614,371)

Cash flows from financing activities:
Member distributions	(15,775,582)	(9,485,329)	(2,346,646)
Net (payments) advances in secured borrowing payable	(1,383,296)	8,328,076	6,421,295
Net (payments) advances in senior debt	(70,943,848)	81,478,620	65,137,597
Proceeds from other debt	6,354,000	—	—
Payment for debt issuance costs	(2,372,732)	(2,310,969)	(2,234,919)
Proceeds from senior debt term loan	—	—	15,000,000
Net payments in subordinated debt— related party	—	—	(9,150,000)

Net cash (used in) provided by financing activities	(84,121,458)	78,010,398	72,827,327

Net increase in cash, cash equivalents and restricted cash	9,678,213	12,779,563	12,247,464
Cash, cash equivalents and restricted cash
Beginning	35,978,703	23,199,140	10,951,676

Ending	$45,656,916	$35,978,703	$23,199,140

Supplemental disclosure of cash flow information:
Interest paid on borrowed funds	$19,973,444	$19,687,302	$11,523,649
See notes to consolidated financial statements.

F-
6

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies
Nature of operations:
The accompanying consolidated financial statements include the accounts of Opportunity Financial, LLC and its wholly owned subsidiaries: Opportunity Funding SPE I, LLC, Opportunity Funding SPE II, LLC, Opportunity Funding SPE III, LLC, Opportunity Funding SPE IV, LLC, Opportunity Funding SPE V, LLC, Opportunity Funding SPE VI, LLC, and OppWin, LLC (collectively, the Company).
Opportunity Financial, LLC, a Delaware Limited Liability Company, is an online nonprime consumer finance company that is headquartered in Chicago, Illinois. The Company also does business as OppLoans. The Company originates and services unsecured installment finance receivables and lines of credit directly to consumers and is licensed to operate within 39 states. The Company’s revenue is derived primarily from consumer lending operations.
In 2019, the Company ceased the origination of unsecured lines of credit. As of December 31, 2020, the Company did not have any outstanding finance receivables relating to lines of credit.
In 2015, the Company entered into a credit agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE I, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE I, LLC used the proceeds from the credit facility to acquire receivables from Opportunity Financial, LLC for which the lender received first priority lien on all of the entity’s assets. Opportunity Financial, LLC continued to service the assets in accordance with the terms of the agreement but was required to maintain a backup servicing agreement. This transaction was accounted for as senior debt in which this bankruptcy protected entity holds all assets collateralizing the debt. On August 24, 2018, the credit agreement was terminated and all debt related to this facility was paid in full.
In 2017, the Company entered into a preferred return agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE II, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE II, LLC acquires receivables from Opportunity Financial, LLC and OppWin LLC, and the third party receives a future preferred economic interest in these assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is being accounted for as a secured borrowing payable and the entity holds all assets on its balance sheet, which collateralize the debt.
In 2018, the Company entered into a credit agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE III, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE III, LLC uses the proceeds from the credit facility to acquire receivables from Opportunity Financial, LLC and OppWin, LLC, which the lender receives first priority lien on all of the entity’s assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is accounted for as senior debt in which this bankruptcy protected entity holds all assets on its balance sheet, which collateralize the debt.
In 2019, the Company entered into a credit agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE IV, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE IV, LLC uses the proceeds from the credit facility to acquire receivables from Opportunity Financial, LLC and OppWin,

F-
7

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

LLC, which the lender receives first priority lien on all of the entity’s assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is accounted for as senior debt in which this bankruptcy protected entity holds all assets on its balance sheet, which collateralize the debt. Opportunity Financial, LLC provides an unsecured financial guaranty in connection with this credit agreement.
In 2019, the Company entered into a credit agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE V, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE V, LLC uses the proceeds from the credit facility to acquire receivables from Opportunity Financial, LLC and OppWin, LLC, which the lender receives first priority lien on all of the entity’s assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is accounted for as senior debt in which this bankruptcy protected entity holds all assets on its balance sheet, which collateralize the debt.
In 2019, the Company entered into a credit agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE VI, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE VI, LLC uses the proceeds from the credit facility to acquire receivables from Opportunity Financial, LLC and OppWin, LLC, which the lender receives first priority lien on all of the entity’s assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is accounted for as senior debt in which this bankruptcy protected entity holds all assets on its balance sheet, which collateralize the debt.
The Company has entered int
o
 bank partnership arrangements with certain Utah-chartered banks (the Banks) insured by the FDIC. Under the terms and conditions of the agreement, the Banks originate finance receivables based on criteria provided by the Company. After an initial holding period, the Company has committed to acquire the participation rights to the finance receivables originated by the Banks. To facilitate these relationships, the Company formed OppWin, LLC, a Delaware Limited Liability Company and a wholly-owned subsidiary of Opportunity Financial, LLC. OppWin, LLC acquires the participation rights in the economic interest in the finance receivables originated by the Banks. Subsequently, OppWin, LLC sells these rights to Opportunity Funding SPE II, LLC, Opportunity Funding SPE III, LLC, Opportunity Funding SPE IV, LLC, Opportunity Funding SPE V, LLC and Opportunity Funding SPE VI, LLC, which in turn, pledge the participation rights to their respective lenders. The Company accounts for the participation rights as a finance receivable. As part of these bank partnership arrangements, the Banks have the ability to retain a percentage of the finance receivables they have originated. The Company’s economic interest and acquired participation rights are reduced by the percentage retained by the Banks.
Principles of consolidation:
The consolidated financial statements include the accounts of the above named entities. Opportunity Funding SPE I, LLC, Opportunity Funding SPE II, LLC, Opportunity Funding SPE III, LLC, Opportunity Funding SPE IV, LLC, Opportunity Funding SPE V, LLC, and Opportunity Funding SPE VI, LLC are special purpose entities holding finance receivables secured by lenders under a credit or preferred return agreement.

F-
8

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

Opportunity Financial, LLC has identified Opportunity Funding SPE I, LLC, Opportunity Funding SPE II, LLC, Opportunity Funding SPE III, LLC, Opportunity Funding SPE IV, LLC, Opportunity Funding SPE V, LLC, and Opportunity Funding SPE VI, LLC as variable interest entities (VIEs). Opportunity Financial, LLC is the sole equity member of these entities and directs the activities of the VIEs that most significantly impact economic performance. Additionally, the Company ha
s
 the obligation to absorb losses of the VIEs that could potentially be significant. As the primary beneficiary of the VIEs, the Company ha
s
 consolidated the financial statements of the VIEs. All significant intercompany transactions and balances have been eliminated in consolidation.
Segments:
Segments are defined as components of an enterprise for which discrete financial information is available and evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s Chief Executive Officer and the Company’s Chief Financial Officer are collectively considered to be the CODM. The CODM reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance. The Company’s operations constitute a single reportable segment.
Significant accounting policies are as follows:
Reclassification:
Certain amounts in the consolidated financial statements for the years ended December 31, 2019 and 2018 have been reclassified to conform to the presentation as of and for the year ended December 31, 2020, and these changes in classification had no effect on previously reported net income or members’ equity.
Use of estimates:
The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and operations and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.
The judgements, assumptions, and estimates used by management are based on historical experience, management’s experience and qualitative factors. The areas subject to significant estimation techniques are the determination of the adequacy of the allowance for credit losses on finance receivables and the adequacy of the reserve for repurchase liability. For the aforementioned estimates, it is reasonably possible the recorded amounts or related disclosures could significantly change in the near future as new information is available.
Income recognition:
The Company recognizes finance charges on installment contracts and lines of credit based on the interest method. Under this method, interest is earned over the lives of the finance receivables to produce constant rates of interest (yields). Fees for returned checks, and wire transfers approximate the cost of services provided and are recognized as incurred, assuming collectability is reasonably assured.
The Company discontinues and reverses the accrual of interest income on installment contracts at the earlier of 60 days past due based on a recency basis or 90 days past due based on a contractual basis. The accrual of income is not resumed until the account is current on a recency or contractual basis, at which time management considers collectability to be probable.
Cash and cash equivalents:
The Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. All cash accounts are held in financially insured institutions, which may at times exceed federally insured limits. The Company has not experienced losses in such accounts. Management believes the Company’s exposure to credit risk is minimal for these accounts.
Restricted cash:
Restricted cash consists of the following: (1) cash required to be held on reserve by the Company’s vendors for purposes of loan processing or funding; (2) cash required to be held for the Company’s guaranty on finance receivables under the terms of the Credit Access Business and Credit Service Organization programs (collectively, CSO program); (3) cash required to be held in blocked accounts held by the VIEs; and (4) cash required to be held on deposit in connection with the Company’s Bank Partnership Arrangement. All

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

cash accounts are held in financially insured institutions, which may at times exceed federally insured limits. The Company has not experienced losses in such accounts. Management believes the Company’s exposure to credit risk is minimal for these accounts.
CSO arrangements:
In Texas, the Company arranges for consumers to obtain finance receivable products from an independent third-party lender as part of the CSO program. The Company had also previously arranged for consumers to obtain finance receivable products from an independent third-party lender in Ohio as part of the CSO program. For the consumer finance receivable products originated by the third-party lender under the CSO program, the lender is responsible for providing the criteria by which the consumer’s application is underwritten and, if approved, determining the amount of the finance receivable. When a consumer executes an agreement with the Company under the CSO program, the Company agrees, for a fee payable to the Company by the consumer, to provide certain services to the consumer, one of which is to guarantee the consumer’s obligation to repay the finance receivable obtained by the consumer from the third-party lender if the consumer fails to do so.
On April 23, 2019, the Company discontinued the CSO program in Ohio and no new finance receivables were originated through this program after that date. As of December 31, 2020, there were no finance receivables remaining under the CSO program in Ohio.
The guarantee represents an obligation to purchase specific finance receivables that are delinquent, secured by a collateral account established in favor of the respective lenders.
As of December 31, 2020 and 2019, the outstanding balance of off-balance
sheet active finance receivables which were guaranteed by the Company were $19,722,017 and $24,163,164, respectively. As of December 31, 2020 and 2019, the Company recorded a reserve for repurchase liabilities of $4,240,408 and $4,977,603, respectively, which represents the liability for estimated losses on finance receivables guaranteed. The Company uses a similar methodology for determining the reserve for repurchase liabilities as it does for calculating the allowance for credit losses on finance receivables.
Under the terms of the CSO program, the Company is required to maintain a restricted cash balance equal to the guaranty, which is determined and settled on a weekly basis. On a daily basis, a receivable and/or payable is recorded to recognize the outstanding settlement balance. As of December 31, 2020 and 2019, the restricted cash balance held in a federally insured bank account related to the CSO program was $3,069,342 and $3,625,318, respectively. As of December 31, 2020 and 2019, there was a payable balance of $783,594 and $90,865, respectively, related to settlement which was included in accrued expenses on the consolidated balance sheets.
Participation rights purchase obligation
: As part of the bank partnership arrangements, the Company is committed to acquiring the participation rights in the economic interest of these finance receivables originated by the Bank after the initial hold period. The issuing Bank earns interest during the initial hold period it owns the economic interest in the finance receivables. The Company provides certain servicing services for these receivables in its capacity of sub-servicer
pursuant to the terms of the servicing agreement between the Bank and the Company. The Company is committed to purchasing participation rights in the economic interest of outstanding finance receivables, net of bank partnership retention, plus accrued interest. For the years ended December 31, 2020 and 2019, finance receivables originated through the bank partnership arrangements totaled 62% and 49%, respectively. As of December 31, 2020 and 2019, finance receivables outstanding for purchase were $3,306,686 and $6,038,903, respectively.

F-
10

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

Finance receivables:
Finance
 receivables, which management has t
h
e intent and ability to hold for the foreseeable future or until maturity or payoff, are reported based on outstanding unpaid principal balance net of accrued interest and fees, unamortized loan origination and the allowance for credit losses
.
Loan origination costs:
Direct costs incurred for the origination of finance receivables are deferred and amortized over the average life of the customer using the straight-line method. Direct costs incurred for the origination of finance receivables include underwriting fees, employee salaries and benefits directly related to the origination of the loan and program fees. Loan origination costs also include direct costs incurred for directly acquiring a customer; these costs are deferred and amortized over the average life of the customer using the straight-line method.
Allowance for credit losses on finance receivables:
The Company uses a static pool methodology for determining the adequacy of the allowance for credit losses on finance receivables. A provision for credit losses on finance receivables is recorded when the allowance for credit losses is determined to be insufficient to absorb estimated losses. Such provisions are charged to income in amounts sufficient to maintain the allowance for losses on finance receivables at an adequate level. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing finance receivables based on an evaluation of the collectability of the finance receivables and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the finance receivable portfolio, overall portfolio quality and current economic conditions that may affect the borrower’s ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in any of the factors.
The Company’s
charge-off
policy is based on a review of delinquent finance receivables on a loan by loan basis. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when the Company receives notification of a customer bankruptcy, or is otherwise deemed uncollectible.
The allowance consists of quantitative and qualitative factors. The quantitative factors are based on historical charge-off
experience. The qualitative factors are determined based on management’s assessment of internal and/or external influences on credit quality that are not fully reflected in the historical losses.
Finance receivables are considered small balance homogeneous receivables and are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual small balance homogeneous receivables for impairment disclosures, unless such receivables are the subject of a restructuring agreement.
Delinquency:
The Company determines the past due status on a recency basis, which is defined as the last time a qualifying payment is made on an account. Finance receivables are considered delinquent at 30 days or more past due. Prior to May 2020, a qualifying payment was considered to be 50% of the scheduled payment. In May 2020, the policy was changed to consider 90% of the scheduled payment as a qualifying payment.
Troubled debt restructurings:
As the terms of the receivables are typically not renegotiated and settlement offers are not typically made until after a receivable stops accruing interest income (up to 60 days delinquent), the only receivables considered to be impaired, or troubled debt restructurings, are: 1) those receivables where a settlement offer is made after receivables cease accruing interest, which may result in a modification of contractual terms, 2) the Company has received notification that a borrower is working with a third party to settle debt on his/her behalf and 3) customers who have entered into the Company’s short-term or long-term hardship

F-
11

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

programs. As of December 31, 2020 and 2019, management determined the balance of troubled debt restructuring receivables to be immaterial to the consolidated financial statements as a whole. As such, substantially all disclosures relating to impaired finance receivables, and troubled debt restructuring, have been omitted from these consolidated financial statements.
Property and equipment:
Furniture, equipment, and leasehold improvements are stated at cost. Provisions for depreciation and amortization of furniture, equipment, and leasehold improvements are computed under both straight-line and accelerated methods for financial reporting and income tax purposes, based on the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the useful life of the assets or the term of the lease.
Capitalized technology:
Software development costs related to internal use software are incurred in three stages of development: the preliminary project stage, the application development stage, and the post-implementation stage. Costs incurred during the preliminary project and post-implementation stages are expensed as incurred. Costs incurred during the application development stage that meet the criteria for capitalization are capitalized and amortized, when the software is ready for its intended use, using the straight-line basis, over the estimated useful life of the software. As of December 31, 2020 and 2019, the Company capitalized $9,036,906 and $5,524,025, respectively, of software costs associated with application development. For the years ended December 31, 2020, 2019, and 2018, amortization expense totaled $5,979,084, $3,807,696, and $2,142,786, respectively, which is included in depreciation and amortization on the consolidated statements of operations.
Debt issuance costs:
Debt issuance costs are capitalized and amortized based on the contractual terms of the related debt agreements using the interest method for fixed-term debt and the straight-line metho
d
 for all other debt.
Transfer and servicing of financial assets:
After a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. The transfers of assets for debt purposes have been accounted for as secured and senior borrowings and the related assets and borrowings are retained on the consolidated balance sheets and no gain or loss has been recognized in the consolidated statements of operations.
Income taxes:
The Company is a Limited Liability Corporation taxed as a partnership.
Based on terms of the Company’s Operating Agreement, the Company shall terminate upon the first to occur of the following: (a) The consent of the board of managers; (b) the sale or other disposition of all or substantially all of the assets of the Company; or (c) decree of judicial dissolution pursuant to the Act. Additionally, the death, incompetence, bankruptcy, insolvency or dissolution of a member shall not terminate the Company.
Profits and losses of the Company are allocated to preferred unit holders in proportion to their respective percentage interests. If cash flow is available for distribution or payment, the Manager may, but shall be under no obligation to, utilize such available cash flow, as follows: (1) as a distribution to the preferred unit holders, in proportion to and to the extent of each unit holder’s unreturned capital contributions and (2) remaining proceeds shall be distributed to holders holding participating profit unit interest, in proportion to their respective participating percentage interests.
The taxable income or loss of the Company is included in the income tax returns of the members; accordingly, no provision for income tax expense or benefit is reflected in the accompanying consolidated financial statements.

F-
12

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

However, the Company is subject to certain business taxes in some states, which are included in expenses. The Company also recognizes interest and penalties on income taxes as a component of expenses. The Company’s tax returns and the amount of allocable profits or losses are subject to examination by federal and state taxing authorities. The tax liability of the members could be modified if such an examination results in changes to the Company’s profits or losses.
As long as the Company’s partnership income tax election remains in effect, the Company may, from time-to-time,
pay distributions to its members in amounts sufficient to enable the members to pay taxes due on their share of the Company’s items of income, deduction, losses and credits which has been allocated to them for reporting on their individual income tax returns.
The Company accounts for uncertainty in income taxes which arises based on determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. The Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not
that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses de-recognition,
classification, interest and penalties on income taxes, and accounting in interim periods. The Company did not have any significant uncertain tax positions as of December 31, 2020 and 2019.
The Company is no longer subject to U.S. federal or state and local income tax examinations by tax authorities for years before 2017.
Government regulation:
The Company is subject to complex regulation, supervision and licensing under various federal, state, local statutes, ordinances, regulations, rules and guidance. The Company must comply with federal laws as well as regulations adopted to implement those laws.
In July 2010, the U.S. Congress passed the Dodd-Frank Act, and Title X of the Dodd-Frank Act created the CFPB, which regulates U.S. consumer financial products and services, including consumer loans offered by the Company. The CFPB has regulatory, supervisory and enforcement powers over providers of consumer financial products and services, including explicit supervisory authority to examine and require registration of such providers.
Fair value disclosure
: The Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 established a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable inputs. Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability.
ASC 820 provides a framework for measuring fair value under generally accepted accounting principles. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various methods including market, income and cost approaches. Based on these approaches, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and or the risks inherent in the inputs to the valuation technique. These inputs can be readily

F-
13

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

observable, market corroborated, or generally unobservable inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the nature of the inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:
Level 1
- Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Level 1 also includes U.S. Treasury and federal agency securities and federal agency mortgage-backed securities, which are traded by dealers or brokers in active markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.
Level 2
- Valuations for assets and liabilities traded in less-active dealer or broker markets. Valuations are obtained from third-party pricing services for identical or similar assets or liabilities.
Level 3
- Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.
Accounting pronouncements issued and adopted:
In August 2018, the FASB issued ASU
2018-13,
Fair Value Measurement (Topic 820):
Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement
. The amendments modify the disclosure requirements in Topic 820 to add disclosures regarding changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements and the narrative description of measurement uncertainty. Certain disclosure requirements in Topic 820 are also removed or modified. The amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Certain of the amendments are to be applied prospectively while others are to be applied retrospectively. Early adoption is permitted. The Company adopted ASU
2018-13
effective January 1, 2020. The adoption of ASU
2018-13
did not have a material impact on the Company’s consolidated financial statements.
Accounting pronouncements issued and not yet adopted:
In February 2016, the FASB issued ASU
2016-02,
Leases (Topic 842),
which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use
asset and a lease liability for all leases with a term greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing

F-
14

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. In November 2019, the FASB issued ASU
2019-10,
which defers the effective date of ASU
2016-02
one year, making it effective for annual reporting periods beginning after December 15, 2020, with early adoption permitted. In June 2020, the FASB issued ASU
2020-05,
which defers the effective date of ASU
2019-10
one year, making it effective for annual reporting periods beginning after December 15, 2021, with early adoption permitted. The Company is currently evaluating the impact on the Company’s consolidated financial statements.
In June 2016, the FASB issued ASU
2016-13,
Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
, which creates a new credit impairment standard for financial assets measured at amortized cost and available-for-sale
debt securities. The ASU requires financial assets measured at amortized cost (including loans, trade receivables and held-to-maturity
debt securities) to be presented at the net amount expected to be collected, through an allowance for credit losses that are expected to occur over the remaining life of the asset, rather than incurred losses. The ASU requires that credit losses on available-for-sale
debt securities be presented as an allowance rather than a direct write-down. The measurement of credit losses for newly recognized financial assets (other than certain purchased assets) and subsequent changes in the allowance for credit losses are recorded in the statement of income as the amounts expected to be collected change. In November 2019, the FASB issued ASU
2019-10,
which defers the effective date of ASU
2016-13
one year, making it effective for annual reporting periods beginning after December 15, 2022, with early adoption permitted. The Company early adopted ASU
2016-13
effective January 1, 2021 and subsequently elected the fair value option on its finance receivables. The Company expects the adoption of ASU
2016-13
to have a material effect on the Company’s consolidated financial statements.
In August 2018, the FASB issued ASU
No. 2018-15,
Intangibles—Goodwill and
Other—Internal-Use
Software (Subtopic
350-40):
Customers Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract
, which broadens the scope of existing guidance applicable to internal-use
software development costs. The update requires costs to be capitalized or expensed based on the nature of the costs and the project stage in which they are incurred subject to amortization and impairment guidance consistent with existing internal-use
software development cost guidance. The guidance is effective for annual reporting periods beginning after December 31, 2020, with early adoption permitted. The Company is currently evaluating the impact on the Company’s consolidated financial statements.

In March 2020, the FASB issued ASU
2020-04,
Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting
. The purpose of ASU
2020-04
is to provide optional guidance for a period of time related to accounting for reference rate reform on financial reporting. It is intended to reduce the potential burden of reviewing contract modifications related to discontinued rates. The amendments and expedients in this update are effective as of March 12, 2020 through December 31, 2022 and may be elected by topic. The Company is currently evaluating the impact on the Company’s consolidated financial statements.

F-
15

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 2. Finance Receivables, Credit Quality Information and Allowance for Credit Losses
Finance receivables consisted of the following at December 31:

	2020	2019
Finance receivables	$255,943,182	$257,990,258
Accrued interest and fees	7,910,095	13,801,779
Unamortized loan origination costs	13,420,547	18,368,080
Allowance for credit losses	(55,031,095)	(53,145,900)

Finance receivables, net	$222,242,729	$237,014,217

Changes in the allowance for credit losses on finance receivables were as follows for the years ended December 31:

	2020	2019	2018
Beginning balance	$53,145,900	$27,116,838	$10,597,922
Provision for credit losses on finance receivables	81,619,163	99,389,395	47,386,408
Finance receivables charged off	(90,173,497)	(78,882,560)	(32,922,512)
Recoveries of charge offs	10,439,529	5,522,227	2,055,020

Ending balance	$55,031,095	$53,145,900	$27,116,838

Allowance for credit losses on finance receivables as a percentage of finance receivables	21.5%	20.6%	19.6%

Changes in the reserve for repurchase liability for third-party lender losses were as follows for the years ended December 31:

	2020	2019	2018
Beginning balance	$4,977,603	$4,983,253	$2,817,169
Provision for repurchase liabilities	9,167,690	14,864,492	11,030,284
Finance receivables charged off	(10,755,262)	(15,581,005)	(8,982,763)
Recoveries of charge offs	850,377	710,863	118,563

Ending balance	$4,240,408	$4,977,603	$4,983,253

The following is an assessment of the credit quality of finance receivables and presents the recency delinquency of the finance receivable portfolio for the years ended December 31:

	2020		2019
Current	$240,622,536	94.0%	$236,368,649	91.6%
Delinquency
30 to 59 days	7,760,946	3.0%	9,798,206	3.8%
60 to 89 days	7,559,700	3.0%	11,823,403	4.6%

Total delinquency	15,320,646	6.0%	21,621,609	8.4%

Finance receivables	$255,943,182	100.0%	$257,990,258	100.0%

F-
16

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 2. Finance Receivables, Credit Quality Information and Allowance for Credit Losses (Continued)

The following is an assessment of the credit quality of finance receivables and presents the contractual delinquency of the finance receivable portfolio for the years ended December 31:

	2020		2019
Current	$220,438,346	86.1%	$217,241,832	84.2%
Delinquency
30 to 59 days	12,574,461	4.9%	15,739,823	6.1%
60 to 89 days	9,851,665	3.9%	15,641,858	6.1%
90+ days	13,078,710	5.1%	9,366,745	3.6%

Total delinquency	35,504,836	13.9%	40,748,426	15.8%

Finance receivables	$255,943,182	100.0%	$257,990,258	100.0%
In accordance with the Company’s income recognition policy, finance receivables in non-accrual status as of December 31, 2020 and 2019 were $19,277,057 and $11,823,403, respectively. There were no finance receivables guaranteed by the Company under the CSO program which were greater than 90 days past due at December 31, 2020 and 2019, which had not already been repurchased by the Company and included in the totals above.
Note 3. Property, Equipment and Software, Net
Property, equipment and software at December 31 consisted of the following:

	2020	2019
Capitalized technology	$20,908,050	$11,871,144
Furniture, fixtures and equipment	3,227,827	1,981,598
Software	—	17,722
Leasehold improvements	862,114	394,518
Construction in progress	—	30,321

Total property, equipment and software	24,997,991	14,295,303
Less accumulated depreciation and amortization	(14,439,562)	(7,724,942)

Property, equipment and software, net	$10,558,429	$6,570,361

Depreciation and amortization expense for the years ended December 31, 2020, 2019, and 2018 was $6,732,343, $4,280,637, and $2,420,996, respectively.

F-
17

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 4. Borrowings
The following is a summary of the Company’s borrowings as of December 31:

Purpose	Borrower	Borrowing Capacity	2020	2019	Interest Rate as of December 31, 2020	Maturity Date
Secured borrowing	Opportunity Funding SPE II, LLC	$85,183,818	$16,024,578	$17,407,874	15.00%	October 2021

Senior debt
Revolving line of credit	Opportunity Financial, LLC	$10,000,000	$5,000,000	$5,000,000	LIBOR plus 2.50%	February 2022
Revolving line of credit	Opportunity Funding SPE III, LLC	175,000,000	59,200,000	101,667,000	LIBOR plus 6.00%	January 2024
Revolving line of credit	Opportunity Funding SPE V, LLC	75,000,000	24,222,000	42,261,000	LIBOR plus 7.25%	April 2023
Revolving line of credit	Opportunity Funding SPE VI, LLC	50,000,000	16,148,000	28,175,000	LIBOR plus 7.25%	April 2023
Revolving line of credit	Opportunity Funding SPE IV, LLC	25,000,000	12,506,000	10,930,000	LIBOR plus 4.25%	September 2021

Total revolving lines of credit		335,000,000	117,076,000	188,033,000

Term loan, net	Opportunity Financial, LLC	50,000,000	14,650,397	14,454,914	LIBOR plus 14.00%	November 2023

Total senior debt		$385,000,000	$131,726,397	$202,487,914

Subordinated debt - related party	Opportunity Financial, LLC	$4,000,000	$4,000,000	$4,000,000	14.00%	December 2023
Other debt	Opportunity Financial, LLC	$6,354,000	$6,354,000	$—	1.00%	April 2022

F-
18

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 4. Borrowings (Continued)

Secured borrowing payable:
During 2017, Opportunity Funding SPE II, LLC entered into a preferred return agreement. Per the terms of the agreement, the finance receivables are grouped into quarterly pools. Collections are distributed on a pro rata basis after the payout of expenses to back-up
servicer, servicer and other relevant parties. This agreement is secured by the assets of Opportunity Funding SPE II, LLC. The receivables are transferred to Opportunity Funding SPE II, LLC and OppWin LLC by Opportunity Financial, LLC, which has provided representations and warranties in connection with such sale. The agreement is subject to various financial covenants.
During 2018, the SPE II, LLC preferred return agreement was amended. Opportunity Funding SPE II, LLC sells a 97.5 percent interest of certain unsecured finance receivables to the unrelated third party. Per the revised agreement, the unrelated third party earns a preferred return of 15 percent and a performance fee after the preferred return has been satisfied. The initial agreement expired August 1, 2018, and was then extended for one year. The agreement provides for two consecutive options to renew the purchase period for eighteen months. The unrelated third party exercised the first option, which provides a $65,000,000 purchase commitment by the unrelated third party, of which $32,368,546 of finance receivables have been purchased with an active secured borrowing balance of $17,407,874 as of December 31, 2019. After satisfaction of the purchase commitment, the agreement provides for a third option for an additional $100,000,000 purchase commitment.
In May 2020, the SPE II, LLC preferred return agreement was amended. The unrelated third party exercised the option, which provides an additional $100,000,000 purchase commitment, resulting in a total $165,000,000 purchase commitment by the unrelated third party, of which $79,816,182 of finance receivables have been purchased with an active secured borrowing balance of $16,024,578 as of December 31, 2020.
For the years ending December 31, 2020, 2019, and 2018, interest expense related to this facility totaled $2,308,695, $1,733,609, and $518,050, respectively. Additionally, the Company has capitalized $168,212 in debt issuance costs in connection with this transaction, of which $50,436, $50,436, and $29,374 was expensed in 2020, 2019, and 2018, respectively, which is included in the consolidated statements of operations. As of December 31, 2020 and 2019, the remaining balance of debt issuance costs associated with this facility was $29,421 and $79,856, respectively.
Senior debt:
On August 13, 2018, the Company entered into a corporate credit agreement with a maximum available amount of $10,000,000. Interest is payable monthly. The facility is secured by the Company’s assets and certain brokerage assets made available by the Schwartz Capital Group (SCG), a related party. The agreement is subject to various financial covenants. On August 6, 2020, the corporate credit agreement was amended, and the maturity date was extended to February 2022. For the years ended December 31, 2020, 2019, and 2018, interest expense paid related to the revolving credit agreement totaled $162,780, $271,630, and $94,795, respectively. Additionally, the Company has capitalized $294,369 in debt issuance costs in connection with this transaction, of which $23,560, $188,054, and $61,500 was expensed in 2020, 2019, and 2018, respectively. As of December 31, 2020 and 2019, the remaining balance of unamortized debt issuance costs associated with the facility was $21,254 and $15,689, respectively.
During 2015, Opportunity Funding SPE I LLC entered into a line of credit agreement that provided maximum borrowings of $25,000,000. On August 24, 2018, the borrowings under this line of credit agreement were paid in full with the proceeds from the line of credit agreement obtained by Opportunity Funding SPE III, LLC. As of December 31, 2018, the Company had no amounts outstanding. For the year ended December 31, 2018, interest expense related to this line of credit agreement totaled $4,340,907. Additionally, the Company capitalized $1,024,153 in debt issuance costs of which $114,846 was expensed in 2018.

F-
19

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 4. Borrowings (Continued)

On January 23, 2018, Opportunity Funding SPE III, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $75,000,000. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE III, LLC. Opportunity Financial, LLC provides certain representations and warranties. The line of credit agreement is subject to a borrowing base threshold and various financial covenants, including maintaining a minimum tangible net worth and maximum senior debt to equity.
On August 24, 2018, the revolving line of credit agreement was amended to increase the aggregate commitment to $125,000,000. Simultaneous with this amendment, Opportunity Financial SPE III, LLC purchased the receivables previously owned by Opportunity Funding SPE I, LLC.
On January 31, 2020, the revolving line of credit agreement was amended to increase the aggregate commitment to $175,000,000. The amendment also changes the interest rate to one-month
LIBOR plus 6 percent with a 2 percent LIBOR floor. The agreement matures in January 2024.
For the years ended December 31, 2020, 2019, and 2018, interest expense related to the line of credit agreement totaled $7,416,681, $11,685,345, and $4,509,291, respectively. Additionally, the Company has capitalized $2,081,174 in debt issuance costs in connection with this transaction, of which $739,119, $863,723, and $263,772 was expensed in 2020, 2019, and 2018, respectively. As of December 31, 2020 and 2019, the remaining balance of unamortized debt issuance costs associated with the facility was $1,453,031 and $113,475, respectively.
In April 2019, Opportunity Funding SPE V, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $75,000,000. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE V, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments.
For the years ended December 31, 2020 and 2019, interest expense related to this facility totaled $3,402,639 and $2,137,851, respectively. Additionally, the Company has capitalized $1,148,794 in debt issuance costs in connection with this transaction of which $387,689 and $222,807 was expensed in 2020 and 2019, respectively, which is included in the consolidated statements of operations. As of December 31, 2020 and 2019, the remaining balance of debt issuance costs associated with this facility was $538,299 and $808,945, respectively.
In April 2019, Opportunity Funding SPE VI, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $50,000,000. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE VI, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments.
For the years ended December 31, 2020 and 2019, interest expense related to this facility totaled $2,282,983 and $1,435,133, respectively. Additionally, the Company has capitalized $918,129 in debt issuance costs in

F-
20

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 4. Borrowings (Continued)

connection with this transaction of which $308,840 and $184,699 was expensed in 2020 and 2019, respectively, which is included in the consolidated statements of operations. As of December 31, 2020 and 2019, the remaining balance of debt issuance costs associated with this facility was $424,590 and $678,153, respectively.
In August 2019, Opportunity Funding SPE IV, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $25,000,000. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE IV, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt, as well as an unsecured guaranty. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments.
For the years ended December 31, 2020 and 2019, interest expense related to this facility totaled $512,875 and $238,246, respectively. Additionally, the Company has capitalized $398,971 in debt issuance costs in connection with this transaction of which $199,840 and $64,563 was expensed in 2020 and 2019, respectively, which is included in the consolidated statements of operations. As of December 31, 2020 and 2019, the remaining balance of debt issuance costs associated with this facility was $130,987 and $291,070, respectively.
In November 2018, Opportunity Financial, LLC entered into a $25,000,000 senior secured multi-draw term loan agreement, which is secured by a senior secured claim on Opportunity Financial, LLC’s assets and a second lien interest in the receivables owned by Opportunity Funding SPE III, LLC, Opportunity Funding SPE V, LLC, and Opportunity Funding SPE VI, LLC. Interest is payable monthly. The loan agreement is subject to various financial covenants. Per the terms of the loan agreement, Opportunity Financial, LLC has issued warrants to the lender. In April 2020, the Company exercised an option to increase the facility commitment amount to $50,000,000. As of December 31, 2020 and 2019, the outstanding balance of $15,000,000 is net of unamortized discount of $18,632 and $31,783, respectively, and unamortized debt issuance costs of $330,972 and $513,303, respectively.
For the years ended December 31, 2020, 2019, and 2018, interest expense related to the loan agreement totaled $2,635,625, $2,588,708 and $369,477, respectively. Additionally, the Company has capitalized $811,717 in debt issuance costs in connection with this transaction, of which $235,185, $210,960, and $34,600 was expensed in 2020, 2019, and 2018, respectively, which is included in the consolidated statements of operations.
Subordinated debt—related party:
The Company has an unsecured line of credit agreement with SCG, a related party, with a maximum available amount of $4,000,000. Interest due on this facility is paid quarterly, and the outstanding balance is due at maturity.
On September 30, 2016, the Company established an additional revolving line of credit with SCG. The maximum credit available to the Company was $10,650,000. Borrowed amounts bear interest at the rate of 16 percent, which is paid monthly in arrears on the 15 th
day of each calendar month based upon the outstanding principal balance of the loans. The revolving line of credit was extinguished and paid in full in November 2018.
For the years ended December 31, 2020, 2019, and 2018, interest expense paid to the related party associated with these debt agreements was $561,538, $560,000, and $2,144,470, respectively. Subordinated debt is subject to the same debt covenants as senior debt facilities.

F-
21

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 4. Borrowings (Continued)

Other debt:
On April 13, 2020, the Company obtained an unsecured loan in the amount of $6,354,000 from a bank in connection with the U.S. Small Business Administration’s (SBA) Paycheck Protection Program (the PPP Loan). Pursuant to the Paycheck Protection Program, all or a portion of the PPP Loan may be forgiven if the Company uses the proceeds of the PPP Loan for its payroll costs and other expenses in accordance with the requirements of the Paycheck Protection Program. The Company used the proceeds of the PPP Loan for payroll costs and other covered expenses and sought full forgiveness of the PPP Loan, but there can be no assurance that the Company will obtain any forgiveness of the PPP Loan.
If the PPP Loan is not fully forgiven, the Company will remain liable for the full and punctual payment of the outstanding principal balance plus accrued and unpaid interest. The Company submitted the forgiveness application on November 14, 2020. The SBA has not completed its review of the Company’s eligibility for forgiveness. If the SBA determines that the loan is not fully forgiven, the first payment would be due no earlier than 30 days after the date a decision is reached on the loan forgiveness.
As of December 31, 2020, required payments for all borrowings, excluding secured borrowing and revolving lines of credit, for each of the next five years are as follows:

Year Ending December 31,	Amount

2021	$4,398,923
2022	1,955,077
2023	19,000,000
2024	—
2025	—

Total	$25,354,000

Note 5. Warrants
In November 2018, in conjunction with the Company entering into a senior secured multi-draw term loan, Opportunity Finance, LLC issued warrant units to the lender. At close, warrant units equal to 1.0 percent of the total outstanding fully diluted units of equity (preferred units plus class A units) of Opportunity Financial, LLC were issued. Under the terms of the loan agreement, borrowings are subject to additional warrants equal to 0.5 percent of the total outstanding fully diluted units of equity as additional debt is drawn on the facility up to $10,000,000. The Company uses an unrelated third party to estimate the fair value of the warrant units issued.
The fair value of the warrant units was estimated using an option pricing model that used the following assumptions:

	2020	2019
Expected term	3 years	3 years
Volatility	52.0%	60.0%
Discount for lack of marketability	45.0%	45.0%
Risk free rate	0.2%	1.6%

F-
22

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 5. Warrants (Continued)

The total proceeds were allocated on a
relative
fair value basis to the two instruments issued in conjunction and the amount allocated to the warrant units also represented a discount to the debt which is being amortized into interest expense over the term of the agreement. As of December 31, 2020 and 2019, the fair value of the warrant unit liability was $1,309,335 and $112,521, respectively, and is included in accrued expenses in the consolidated balance sheets.
Note 6. Members’ Equity
The Company has two
classes
of partnership interests, preferred unit and profit unit interest.
Preferred Unit:
Preferred units holders have 100% of the voting rights of the Company and receive distributions, up to unit holders’ cumulative contribution, prior to profit unit interest members. In addition, preferred unit holders have preemptive rights regarding issuance of any securities and the ability to call special meetings. Each Preferred Member shall have the right to vote on matters on which Members may vote with each Preferred Share having one vote. The CEO Manager shall have one vote for each matter voted upon by the Board of Managers and each Founding Manager shall have the greater of: (i) two votes for each matter voted upon by the Board of Managers; and (ii) a number of votes which when added to the number of votes of each of the other Founding Managers results in the Founding Managers having a majority of the votes of the Board of Managers.
Profit Unit Interest:
The Operating Agreement was amended in December 2015 to create Class A units to facilitate in the issuance of profit unit interest or Participating Class A Units. Profit unit interest holders have no right to vote or otherwise participate in any discussions of the interest holders, or any right to receive information concerning the Company. The holders of the profit unit interest shall not participate in distribution of income or gain of the Company until the preferred unit holders have received cumulative non-tax
distributions equal to capital contributions. The Company has not made non-tax
distributions to date. As of December 31, 2020, there have been 12,202,135 units authorized and granted for profit unit interest. The units vest partially on time thresholds over a four-year period based on the vesting schedule and other contractual terms presented in each participant’s agreement; and partially upon performance thresholds including a sale of the Company or based on Company distributions to shareholders.
As of December 31, 2020 and 2019, the contractually vested units outstanding was 7,463,802 and 6,331,971, respectively.
In accordance with authoritative guidance for equity-based compensation, the Company determines expense based on the measurement date fair value. The Company uses the Black-Scholes option-pricing model to determine the fair value of the profit unit interest. Compensation cost is recognized ratably over the contractually stated vesting period.
Total compensation expense for the years ended December 31, 2020, 2019, and 2018 was $144,248, $66,710, and $69,648, respectively, which accounted for all vested units based on the following assumptions:

	2020	2019	2018
Expected term	3 years	3 years	3 years
Volatility	68.0%	60.0%	71.0%
Discount for lack of marketability	45.0%	45.0%	45.0%
Risk free rate	0.2%	1.6%	3.5%

F-
23

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 6. Members’ Equity (Continued)

The following table summarizes data concerning the profit unit interest:

		Avg Fair Value
	Units	at Grant Date
Outstanding at December 31, 2017	8,970,889	$0.04
Granted	377,400	$0.17
Forfeited	(68,528)	$0.06

Outstanding at December 31, 2018	9,279,761	$0.04

Granted	619,597	$0.22
Forfeited	(100,640)	$0.17

Outstanding at December 31, 2019	9,798,718	$0.05

Granted	2,413,833	$0.17
Forfeited	(10,416)	$0.03

Outstanding at December 31, 2020	12,202,135	$0.08

The following table provides information pertaining to
non-vested
units:

		Avg Fair Value
	Units	at Grant Date
Non-vested units at December 31, 2017	5,966,252	$0.05
Granted	377,400	$0.17
Vested	(1,745,834)	$0.04
Forfeited	(68,528)	$0.06

Non-vested units at December 31, 2018	4,529,290	$0.06

Granted	619,597	$0.22
Vested	(1,581,500)	$0.04
Forfeited	(100,640)	$0.17

Non-vested units at December 31, 2019	3,466,747	$0.10

Granted	2,413,833	$0.17
Vested	(1,131,831)	$0.13
Forfeited	(10,416)	$0.03

Non-vested units at December 31, 2020	4,738,333	$0.12

As of December 31, 2020 and 2019, unrecognized compensation expense was $385,780 and $163,351, respectively.

F-
24

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 7. Interest and Loan Related Income, Net
The following table summarizes interest and loan related income, net for the years ended December 31:

	2020	2019	2018
Interest and loan related income, gross	$322,165,330	$267,166,333	$133,399,192
Amortization of loan origination costs	(31,940,452)	(38,968,204)	(19,999,146)

Interest and loan related income, net	$290,224,878	$228,198,129	$113,400,046

Note 8. Interest Expense and Amortized Debt Issuance Costs
The following table summarizes interest expense and amortized debt issuance costs for the years ended December 31:

	2020	2019	2018
Interest expense	$18,722,278	$20,090,522	$9,832,520
Amortized debt issuance costs	1,944,669	1,785,242	504,092

Interest expense and amortized debt issuance costs	$20,666,947	$21,875,764	$10,336,612

Note 9. Variable Interest Entities
The following table summarizes the carrying amounts of the variable interest entities’ assets and liabilities included in Opportunity Financial, LLC’s consolidated balance sheets, prior to intercompany eliminations, as of December 31:

	2020	2019
Assets:
Cash and cash equivalents	$126,968	$882,801
Restricted cash	12,349,760	11,888,361
Finance receivables, net	148,472,521	207,727,693
Debt issuance costs, net	2,576,327	1,971,500
Other assets	26,109	9,558
Liabilities:
Accounts payable	$48,902	$10,499
Accrued expenses	1,647,387	2,576,546
Secured borrowing payable	16,024,578	17,407,874
Senior debt	112,076,000	183,033,000
Note 10. Fair Value Measurements
Fair value on a nonrecurring basis
: The Company has no assets or liabilities measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances.

F-
25

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 10. Fair Value Measurements (Continued)

Fair value measurement on a recurring basis
: The Company has warrant units that are measured at fair market value on a recurring basis.
The following table presents the warrant units liability carried on the consolidated balance sheets by level within the fair value hierarchy (as described above) as of December 31, 2020 and 2019, for which recurring change in fair value has been recorded for the years ended December 31, 2020, 2019, and 2018.

	Warrant units asset (liability)
	Level 1	Level 2	Level 3	Total
December 31, 2020	$—	$—	$(1,309,335)	$(1,309,335)
December 31, 2019	—	—	(112,521)	(112,521)
The estimated fair value of the warrant units is calculated using an option pricing model. The resulting fair value measurement is categorized as a Level 3 measurement. For the years ended December 31, 2020 and 2019, warrant expense was $1,196,814 and $66,490, respectively. For the year ended December 31, 2018, there was no warrant expense as the estimated fair value of the warrant units as of the issuance date approximated the estimated fair value as of December 31, 2018.
Financial instruments disclosed but not carried at fair value:
The Company has financial assets and liabilities that are no
t
 carried at fair value.
The following tables present the carrying value and estimated fair values of financial assets and liabilities disclosed but not carried at fair value and the level within the fair value hierarchy as of December 31, 2020 and 2019:

	December 31, 2020	Fair Value Measurements
		Level 1	Level 2	Level 3
Assets :
Cash and cash equivalents	$25,600,864	$25,600,864	$—	$—
Restricted cash	20,056,052	20,056,052	—	—
Finance receivables, net	222,242,729	—	—	287,437,109
Liabilities :
Reserve for repurchase liability	4,240,408	—	—	4,240,408
Secured borrowing payable held by variable interest entity	16,024,578	—	—	16,024,578
Senior debt, net	131,726,397	—	—	131,726,397
Subordinated debt - related party	4,000,000	—	—	4,000,000
Other debt	6,354,000	—	—	6,354,000

F-
26

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 10. Fair Value Measurements (Continued)

	December 31, 2019	Fair Value Measurements
		Level 1	Level 2	Level 3
Assets :
Cash and cash equivalents	$16,788,608	$16,788,608	$—	$—
Restricted cash	19,190,095	19,190,095	—	—
Finance receivables, net	237,014,217	—	—	309,765,399
Liabilities :
Reserve for repurchase liability	4,977,603	—	—	4,977,603
Secured borrowing payable held by variable interest entity	17,407,874	—	—	17,407,874
Senior debt, net	202,487,914	—	—	202,487,914
Subordinated debt - related party	4,000,000	—	—	4,000,000
Note 11. Commitments, Contingencies and Related Party Transactions
Commitment:
The Company leases its office facilities under a
non-cancelable
operating lease agreement with an unrelated party. On November 26, 2019, the Company amended the lease agreement to rent additional office space. The amendment reduced the required deposit of a letter of credit from $1,500,000 to $1,000,000, which would be paid to the lessor in the event of default. As of December 31, 2020 and 2019, there were no outstanding balances on the letter of credit. The amendment also extended the expiration date to September 2030.
Rent expense for the years ended December 31, 2020, 2019, and 2018 was $3,065,756, $2,107,189, and $1,378,282, respectively, and is included in occupancy expense in the consolidated statements of operations.
Future minimum lease payments are as follows:

Year Ending
December 31,	Amount
2021	$1,876,795
2022	2,271,268
2023	2,339,406
2024	2,409,749
2025	2,482,297
Thereafter	12,839,732

Total	$24,219,247

Legal contingencies:
Due to the nature of its business activities, the Company is subject to extensive regulations and threatened legal action which arises in the normal course of business.
The Company has received inquiries from certain agencies and states on its lending compliance, the validity of the bank partnership model, and its ability to facilitate the servicing of bank originated loans. Management is confident that its lending practices and the bank partnership structure, in addition to the Company’s technologies, services, and overall relationship with its bank partners, complies with state and federal laws. However, the inquiries are still in process and the outcome is unknown at this time.

F-
27

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 11. Commitments, Contingencies and Related Party Transactions (Continued)

In the opinion of management, after considering the advice of its legal counsel, there is no pending or threatened legal action of any material consequence as of December 31, 2020 and 2019 and that any reasonably possible losses in addition to amounts accrued are not material to the financial statements.
Related party transactions:
In August 2020, the Company entered into a Management Fee Agreement (the Agreement) with SCG. Per the Agreement, SCG provides board and advisory services. For the year ended December 31, 2020, management fees totaled $700,000.
Note 12. Concentration of Credit Risk
As of December 31, 2020, the Company’s portfolio of finance receivables is concentrated to consumers living primarily in Florida and Illinois, which make up approximately 14 percent and 13 percent, respectively, of the gross receivable portfolio. There were no other states that make up more than 10 percent or more of the Company’s portfolio of finance receivables. As of December 31, 2019, the Company’s portfolio of finance receivables is concentrated to consumers living primarily in Illinois and Florida, which make up approximately 16 percent and 14 percent, respectively, of the gross receivable portfolio. Furthermore, such consumers’ ability to honor their installment contracts may be affected by economic conditions in these areas. The Company is also exposed to a concentration of credit risk inherent in providing alternate financing programs to borrowers who cannot obtain traditional bank financing.
Note 13. Retirement Plan
The Company sponsors a 401(k) retirement plan (the Plan) for its employees. Full time employees (except non-resident
aliens) who are age 21 and older are eligible to participate in the Plan. The Plan participants may elect to contribute a portion of their eligible compensation to the Plan. The Company has elected a matching contribution up to 4% on eligible employee compensation and the Company’s contribution to the Plan for the years ended December 31, 2020, 2019, and 2018 totaled $1,106,867, $625,187, and $340,481, respectively, which is included in salaries and employee benefits in the consolidated statements of operations.
Note 14. Earnings Per Unit
The Company computes earnings per unit (EPU) of preferred unit and profit unit interest using the two-class method required for participating securities. Refer to Note 6, Members’ Equity, for discussion of the Company’s classes of partnership interests. Refer to the accompanying pro forma financial statements for discussion regarding anticipated impact of the business combination on EPU.
The following tables set forth the computation of the Company’s basic and diluted earnings per unit for the years ended December 31, 2020, 2019, and 2018:

	2020			201 9			2018
	Preferred Unit	Profit Unit Interest	Preferred Unit		Profit Unit Interest	Preferred Unit		Profit Unit Interest
Numerator :
Net income available to unit holders	$63,767,868	$13,748,247	$29,074,287		$3,921,193	$9,054,770		$678,098

Denominator:
Weighted average units outstanding - basic	41,102,500	11,022,251	41,102,500		9,724,149	41,102,500		9,139,424
Diluted common unit equivalents	214,459	—	—		—	—		—
Weighted average units outstanding - diluted	41,316,959	11,022,251	41,102,500		9,724,149	41,102,500		9,139,424

Basic earnings per unit	$1.55	$1.25	$0.71		$0.40	$0.22		$0.07
Diluted earnings per unit	$1.54	$1.25	$0.71		$0.40	$0.22		$0.07
A
s
 of

December 31, 2020, 2019, and 2018, there were warrants representing 297,000 units, 511,459 units, and 511,459 units, respectively, that were anti-dilutive. For the year ended December 31, 2020, there were 214,459 dilutive common unit equivalents. For the years ended December 31, 2019 and 2018, there were no dilutive common unit equivalents.
Note 15. Subsequent Events
The Company has evaluated the impact of events that have occurred through the date these financial statements were issued and identified the following events that required disclosure.
COVID-19:
In March 2020, the World Health Organization declared the outbreak of the novel strain of coronavirus
(COVID-19)
as a pandemic. As a result, mandates from federal, state and local authorities have resulted in an overall decline in economic activity. The Company’s profitability was not adversely impacted by the pandemic and has not experienced employee layoffs due to the pandemic.
Business Combination:
On February 9, 2021, the Company entered into a definitive business combination agreement with FG New America Acquisition Corp., a special purpose acquisition corporation, that would result in the Company becoming a public company. The business combination was closed on July 20, 2021.

F-
28

Opportunity Financial, LLC and Subsidiaries
Consolidated Balance Sheets
(in thousands, except unit data)

	(Unaudited) June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents, including amounts held by variable interest entities of $127 as of December 31, 2020	$55,253	$25,601
Restricted cash, including amounts held by variable interest entities of $54,627 and $12,350 as of June 30, 2021 and December 31, 2020, respectively	65,526	20,056

Total cash, cash equivalents, and restricted cash	120,779	45,657

Finance receivables at fair value, including amounts held by variable interest entities of $253,164 as of June 30, 2021	296,381	—
Finance receivables at amortized cost, net, including amounts held by variable interest entities of $148,473 as of December 31, 2020	132	222,243
Debt issuance costs, net, including amounts held by variable interest entities of $1,786 and $2,576 as of June 30, 2021 and December 31, 2020, respectively	1,786	2,598
Property, equipment and software, net	12,558	10,558
Other assets, including amounts held by variable interest entities of $18 and $26 as of June 30, 2021 and December 31, 2020, respectively	5,599	4,787

Total assets	$437,235	$285,843

Liabilities and Members’ Equity

Liabilities:
Accounts payable, including amounts held by variable interest entities of $7 and $49 as of June 30, 2021 and December 31, 2020, respectively	$627	$1,380
Accrued expenses, including amounts held by variable interest entities of $1,581 and $1,647 as of June 30, 2021 and December 31, 2020, respectively	28,622	22,785
Reserve for repurchase liability	—	4,241
Secured borrowing payable held by variable interest entity	17,649	16,025
Senior debt, net, including amounts held by variable interest entities of $158,300 and $112,076 as of June 30, 2021 and December 31, 2020, respectively	206,644	131,726
Subordinated debt - related party	—	4,000
Other debt	6,354	6,354

Total liabilities	259,896	186,511

Commitments and contingencies (Note 11)

Members’ equity:
Preferred units - no par value, 41,102,500 units authorized, issued, and outstanding as of June 30, 2021 and December 31, 2020	6,660	6,660
Additional paid in capital	581	352
Retained earnings	170,098	92,320

Total members’ equity	177,339	99,332

Total liabilities and members’ equity	$437,235	$285,843

See notes to unaudited consolidated financial statements.

F-
29

Opportunity Financial, LLC and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands, except unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Interest and loan related income, net	$78,030	$61,165	$162,133	$135,694
Other income	346	116	500	240

	78,376	61,281	162,633	135,934

Provision for credit losses on finance receivables	(31)	(11,168)	(38)	(39,833)
Provision for repurchase liability	—	(1,707)	—	(5,042)
Change in fair value of finance receivables	(11,306)	—	(33,695)	—

Net revenue	67,039	48,406	128,900	91,059
Expenses:
Salaries and employee benefits	14,694	8,762	28,966	17,014
Direct marketing costs	11,439	804	18,922	3,276
Interest expense and amortized debt issuance costs	6,385	5,242	10,856	11,649
Interest expense - related party	—	139	137	279
Professional fees	3,674	1,094	5,880	2,104
Depreciation and amortization	2,413	1,579	4,577	2,976
Technology costs	2,422	1,811	4,569	3,692
Payment processing fees	1,684	798	3,312	1,746
Occupancy	879	708	1,759	1,421
Management fees - related party	175	—	350	—
General, administrative and other	5,287	2,350	7,201	4,886

Total expenses	49,052	23,287	86,529	49,043

Net income	$17,987	$25,119	$42,371	$42,016

	Three Months Ended June 30,
		2021			20 20
	Preferred Unit		Profit Unit Interest	Preferred Unit		Profit Unit Interest
Unit data:
Earnings per unit:
Basic	$0.34		$0.34	$0.49		$0.49
Diluted	$0.34		$0.34	$0.49		$0.49
Weighted average units outstanding:
Basic	41,102,500		12,147,335	41,102,500		10,159,227
Diluted	41,331,004		12,147,335	41,102,500		10,159,227

	Six Months Ended June 30,
	2021		2020
	Preferred Unit	Profit Unit Interest	Preferred Unit	Profit Unit Interest
Earnings per unit:
Basic	$0.86	$0.56	$0.88	$0.58
Diluted	$0.86	$0.56	$0.88	$0.58
Weighted average units outstanding:
Basic	41,102,500	12,170,168	41,102,500	9,974,632
Diluted	41,331,004	12,170,168	41,102,500	9,974,632
See notes to unaudited consolidated financial statements.

F-
30

Opportunity Financial, LLC and Subsidiaries
Consolidated Statements of Members’ Equity (Unaudited)
(in thousands, except unit data)

	Preferred Units		Additional Paid	Retained	Total Members’
	Units	Amount	in Capital	Earnings	Equity
Balance, March 31, 2021	41,102,500	$6,660	$401	$187,054	$194,115
Current period effects of adopting fair value option	—	—	—	(1,817)	(1,817)
Profit interest compensation	—	—	180	—	180
Member distributions	—	—	—	(33,126)	(33,126)
Net income	—	—	—	17,987	17,987

Balance, June 30, 2021	41,102,500	$6,660	$581	$170,098	$177,339

Balance, March 31, 2020	41,102,500	$6,660	$208	$46,713	$53,581
Member distributions	—	—	—	(55)	(55)
Net income	—	—	—	25,119	25,119

Balance, June 30, 2020	41,102,500	$6,660	$208	$71,777	$78,645

Balance, December 31, 2020	41,102,500	$6,660	$352	$92,320	$99,332
Effects of adopting fair value option	—	—	—	69,435	69,435
Profit interest compensation	—	—	229	—	229
Member distributions	—	—	—	(34,028)	(34,028)
Net income	—	—	—	42,371	42,371

Balance, June 30, 2021	41,102,500	$6,660	$581	$170,098	$177,339

Balance, December 31, 2019	41,102,500	$6,660	$208	$30,579	$37,447
Member distributions	—	—	—	(818)	(818)
Net income	—	—	—	42,016	42,016

Balance, June 30, 2020	41,102,500	$6,660	$208	$71,777	$78,645

See notes to unaudited consolidated financial statements.

F-
31

Opportunity Financial, LLC and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$42,371	$42,016
Adjustments to reconcile net income to net cash provided by operating activities:
Change in fair value of finance receivables	33,695	—
Provision for credit losses on finance receivables	38	39,833
Provision for repurchase liability	—	5,042
Depreciation and amortization	4,577	2,976
Debt issuance cost amortization	1,163	977
Profit interest compensation	229	—
Loss on disposition of equipment	4	—
Changes in assets and liabilities:
Unamortized loan origination costs	—	6,909
Accrued interest and fees receivable	(1,512)	3,606
Other assets	(812)	(314)
Accounts payable	(753)	(1,861)
Accrued expenses	5,837	(267)

Net cash provided by operating activities	84,837	98,917

Cash flows from investing activities:
Finance receivables originated and acquired	(427,412)	(353,196)
Finance receivables repayments and recoveries	386,115	358,085
Net repurchases from third-party lender	—	(6,839)
Purchases of equipment and capitalized technology	(6,581)	(5,678)

Net cash used in investing activities	(47,878)	(7,628)

Cash flows from financing activities:
Member distributions	(34,028)	(818)
Net advances (payments) of secured borrowing payable	1,624	(4,852)
Net advances (payments) in senior debt	76,228	(41,470)
Payment of subordinated debt - related party	(4,000)	—
Proceeds from other debt	—	6,354
Payment for debt issuance costs	(1,661)	(2,174)

Net cash provided by (used in) financing activities	38,163	(42,960)

Net increase in cash, cash equivalents and restricted cash	75,122	48,329

Cash, cash equivalents and restricted cash
Beginning	45,657	35,979

Ending	$120,779	$84,308

Supplemental disclosure of cash flow information:
Interest paid on borrowed funds	$10,002	$11,043

Non-cash change from adopting fair value option on finance receivables	$69,435	$—
See notes to unaudited consolidated financial statements.

F-
32

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 1.    Nature of Operations and Significant Accounting Policies
Nature of operations:
The accompanying consolidated financial statements include the accounts of Opportunity Financial, LLC and its wholly owned subsidiaries: Opportunity Funding SPE II, LLC, Opportunity Funding SPE III, LLC, Opportunity Funding SPE IV, LLC, Opportunity Funding SPE V, LLC, Opportunity Funding SPE VI, LLC, and OppWin, LLC (collectively, the Company).
Opportunity Financial, LLC, a Delaware Limited Liability Company, is an online nonprime consumer finance company that is headquartered in Chicago, Illinois. The Company also does business as OppLoans. The Company primarily services and facilitates unsecured installment finance receivables and lines of credit directly to consumers and is licensed to operate within 40 states. In November 2020, the Company launched a salary-linked product (SalaryTap). The Company’s revenue is derived primarily from facilitation of consumer loans.
In 2019, the Company ceased the origination of unsecured lines of credit. As of June 30, 2021, the Company did not have any outstanding finance receivables relating to lines of credit.
In 2017, the Company entered into a preferred return agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE II, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE II, LLC acquires receivables from Opportunity Financial, LLC and OppWin LLC, and the third party receives a future preferred economic interest in these assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is being accounted for as a secured borrowing payable and the entity holds all assets on its balance sheet, which collateralize the debt.
In 2018, the Company entered into a credit agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE III, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE III, LLC uses the proceeds from the credit facility to acquire receivables from Opportunity Financial, LLC and OppWin, LLC, which the lender receives first priority lien on all of the entity’s assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is accounted for as senior debt in which this bankruptcy protected entity holds all assets on its balance sheet, which collateralize the debt.
In 2019, the Company entered into a credit agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE IV, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE IV, LLC uses the proceeds from the credit facility to acquire receivables from Opportunity Financial, LLC and OppWin, LLC, which the lender receives first priority lien on all of the entity’s assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is accounted for as senior debt in which this bankruptcy protected entity holds all assets on its balance sheet, which collateralize the debt. Opportunity Financial, LLC provides an unsecured financial guaranty in connection with this credit agreement.
In 2019, the Company entered into a credit agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE V, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE V, LLC uses the proceeds from the credit facility to acquire receivables from Opportunity Financial, LLC and OppWin, LLC, which the lender receives first priority lien on all of the entity’s assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is accounted for as senior debt in which this bankruptcy protected entity holds all assets on its balance sheet, which collateralize the debt.

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 1.    Nature of Operations and Significant Accounting Policies (Continued)

In 2019, the Company entered into a credit agreement with an unrelated third party which required the Company to create a bankruptcy protected entity named Opportunity Funding SPE VI, LLC, a Delaware Limited Liability Company and a wholly owned subsidiary. Under the terms of the agreement, Opportunity Funding SPE VI, LLC uses the proceeds from the credit facility to acquire receivables from Opportunity Financial, LLC and OppWin, LLC, which the lender receives first priority lien on all of the entity’s assets. Opportunity Financial, LLC continues to service the assets in accordance with the terms of the agreement but is required to maintain a backup servicing agreement. This transaction is accounted for as senior debt in which this bankruptcy protected entity holds all assets on its balance sheet, which collateralize the debt.
The Company has entered into bank partnership arrangements with certain Utah-chartered banks (the Banks) insured by the FDIC. Under the terms and conditions of the agreement, the Banks originate finance receivables based on criteria provided by the Company. After an initial holding period, the Company has committed to acquire the participation rights to the finance receivables originated by the Banks. To facilitate these relationships, the Company formed OppWin, LLC, a Delaware Limited Liability Company and a wholly-owned subsidiary of Opportunity Financial, LLC. OppWin, LLC acquires the participation rights in the economic interest in the finance receivables originated by the Banks. Subsequently, OppWin, LLC sells these rights to Opportunity Funding SPE II, LLC, Opportunity Funding SPE III, LLC, Opportunity Funding SPE IV, LLC, Opportunity Funding SPE V, LLC and Opportunity Funding SPE VI, LLC, which in turn, pledge the participation rights to their respective lenders. The Company accounts for the participation rights as a finance receivable. As part of these bank partnership arrangements, the Banks have the ability to retain a percentage of the finance receivables they have originated. The Company’s economic interest and acquired participation rights are reduced by the percentage retained by the Banks.
Basis of Presentation:
The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the US (GAAP) for interim financial information. The accompanying consolidated balance sheet as of December 31, 2020 is derived from the Company’s annual audited financial statements. In the opinion of the Company’s management, the unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the results and financial position for the periods presented. The results for the interim periods are not necessarily indicative of the results that may be expected for the full year or any other interim period.
The consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes for the year ended December 31, 2020. The Company believes that the disclosures are adequate to make the information presented not misleading.
Principles of consolidation:
The consolidated financial statements include the accounts of the above named entities. Opportunity Funding SPE II, LLC, Opportunity Funding SPE III, LLC, Opportunity Funding SPE IV, LLC, Opportunity Funding SPE V, LLC, and Opportunity Funding SPE VI, LLC are special purpose entities holding finance receivables secured by lenders under a credit or preferred return agreement.
Opportunity Financial, LLC has identified Opportunity Funding SPE II, LLC, Opportunity Funding SPE III, LLC, Opportunity Funding SPE IV, LLC, Opportunity Funding SPE V, LLC, and Opportunity Funding SPE VI, LLC as variable interest entities (VIEs). Opportunity Financial, LLC is the sole equity member of these entities and directs the activities of the VIEs that most significantly impact economic performance. Additionally, the Company has the obligation to absorb losses of the VIEs that could potentially be significant. As the primary beneficiary of the VIEs, the Company has consolidated the financial statements of the VIEs. All significant intercompany transactions and balances have been eliminated in consolidation.

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 1.    Nature of Operations and Significant Accounting Policies (Continued)

Segments:
Segments are defined as components of an enterprise for which discrete financial information is available and evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s Chief Executive Officer and the Company’s Chief Financial Officer are collectively considered to be the CODM. The CODM reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance. The Company’s operations constitute a single reportable segment.
Significant accounting policies are as follows:
Use of estimates:
The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions, including those impacted by
COVID-19,
that affect the reported amounts of assets, liabilities and operations and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.
The judgements, assumptions, and estimates used by management are based on historical experience, management’s experience and qualitative factors. The areas subject to significant estimation techniques are the determination of fair value of installment finance receivables, the adequacy of the allowance for credit losses on finance receivables, and the adequacy of the reserve for repurchase liability. For the aforementioned estimates, it is reasonably possible the recorded amounts or related disclosures could significantly change in the near future as new information is available.
Income recognition:
The Company recognizes finance charges on installment contracts and lines of credit based on the interest method. Under this method, interest is earned over the lives of the finance receivables to produce constant rates of interest (yields). Fees for returned payments approximate the cost of services provided and are recognized as incurred, assuming collectability is reasonably assured.
The Company discontinues and reverses the accrual of interest income on installment contracts at the earlier of 60 days past due based on a recency basis or 90 days past due based on a contractual basis. The accrual of income is not resumed until the account is current on a recency or contractual basis, at which time management considers collectability to be probable.
Cash and cash equivalents: The Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. All cash accounts are held in financially insured institutions, which may at times exceed federally insured limits. The Company has not experienced losses in such accounts. Management believes
the Company’s exposure to credit risk is minimal for these accounts.
Restricted cash:
Restricted cash consists of the following: (1) cash required to be held on reserve by the Company’s vendors for purposes of loan processing or funding; (2) cash required to be held for the Company’s guaranty on finance receivables under the terms of the Credit Access Business and Credit Service Organization programs (collectively, CSO program); (3) cash required to be held in blocked accounts held by the VIEs; and (4) cash required to be held on deposit in connection with the Company’s Bank Partnership Arrangement. All cash accounts are held in financially insured institutions, which may at times exceed federally insured limits. The Company has not experienced losses in such accounts. Management believes the Company’s exposure to credit risk is minimal for these accounts.

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 1.    Nature of Operations and Significant Accounting Policies (Continued)

CSO arrangements:
In Texas,
 the Company arranges for consumers to obtain finance receivable products from an independent third-party lender as part of the CSO program. The Company had also previously arranged for consumers to obtain finance receivable products from an independent third-party lender in Ohio as part of the CSO program. For the consumer finance receivable products originated by the third-party lender under the CSO program, the lender is responsible for providing the criteria by which the consumer’s application is underwritten and, if approved, determining the amount of the finance receivable. When a consumer executes an agreement with the Company under the CSO program, the Company agrees, for a fee payable to the Company by the consumer, to provide certain services to the consumer, one of which is to guarantee the consumer’s obligation to repay the finance receivable obtained by the consumer from the third-party lender if the consumer fails to d
o
 so.
On April 23, 2019, the Company discontinued the CSO program in Ohio and no new finance receivables were originated through this program after that date. As of June 30, 2021, there were no finance receivables remaining under the CSO program in Ohio.
On March 19, 2021, the Company discontinued the CSO program in Texas. As of June 30, 2021, finance receivables remaining under the CSO program in Texas totaled $319 thousand.
The guarantee represents an obligation to purchase specific finance receivables that are delinquent, secured by a collateral account established in favor of the respective lenders.
As of June 30, 2021 and December 31, 2020, the unpaid principal balance of off-balance
sheet active finance receivables which were guaranteed by the Company was $319 thousand and $19,722 thousand, respectively. Upon the election of the fair value option for installment loan finance receivables on January 1, 2021, the Company released the reserve for repurchase liabilities as the income rights and related losses were included in the valuation of finance receivables at fair value, which was included in the fair value adjustment to retained earnings. As of December 31, 2020, the Company recorded a reserve for repurchase liabilities of $4,241 thousand, which represents the liability for estimated losses on finance receivables guaranteed. The Company used a similar methodology for determining the reserve for repurchase liabilities as it does for calculating the allowance for credit losses on finance receivables.
Under the terms of the CSO program, the Company is required to maintain a restricted cash balance equal to the guaranty, which is determined and settled on a weekly basis. On a daily basis, a receivable and/or payable is recorded to recognize the outstanding settlement balance. As of June 30, 2021 and December 31, 2020, the restricted cash balance held in a federally insured bank account related to the CSO program was $63 thousand and $3,069 thousand, respectively. As of June 30, 2021 and December 31, 2020, there was a payable balance of $104 thousand and $784 thousand, respectively, related to settlement which was included in accrued expenses on the consolidated balance sheets.
Participation rights purchase obligation:
As par
t
 of the bank partnership arrangements, the Company is committed to acquiring the participation rights in the economic interest of these finance receivables originated by the Bank after the initial hold period. The issuing Bank earns interest during the initial hold period it owns the economic interest in the finance receivables. The Company provides certain services for these receivables in its capacity of sub-servicer pursuant to the terms of the servicing agreement between the Bank and the Company. The Company is committed to purchasing participation rights in the economic interest of outstanding finance receivables, net of bank partnership retention, plus accrued interest. For the six months ended June 30, 2021 and 2020, finance receivables originated through the bank partnership arrangements totaled
 84% and 60%, respectively. As of June 30, 2021 and December 31, 2020, the unpaid principal balance of finance receivables outstanding for purchase was $10,000 thousand and $3,307 thousand, respectively.

F-
36

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 1.    Nature of Operations and Significant

Accounting Policies (Continued)

Finance receivables:
Prior to January 1, 2021, finance receivables, which management has the intent and ability to hold for the foreseeable future or until maturity or payoff, are reported based on outstanding unpaid principal balance net of accrued interest and fees, unamortized loan origination costs and the allowance for credit losses.
On January 1, 2021, the Company elected the fair value option on its installment finance receivables. Accordingly, the related finance receivables are carried at fair value in the consolidated balance sheets and the changes in fair value are included in the consolidated statements of operations. To derive the fair value, the Company generally utilizes discounted cash flow analyses that factor in estimated losses and prepayments over the estimated duration of the underlying assets. Loss and prepayment assumptions are determined using historical loss data and include appropriate consideration of recent trends and anticipated future performance. Future cash flows are discounted using a rate of return that the Company believes a market participant would require. Accrued interest and fees are included in “Finance receivables” in the consolidated balance sheets. Interest income is included in “Interest and loan related income, net” in the consolidated statements of operations.
The Company did not elect the fair value option on its SalaryTap finance receivables as this product launched in November 2020 and inputs for fair value are not yet determined. Accordingly, the related finance receivables are carried at amortized cost, net of allowance for credit losses.
Loan origination costs:
Direct costs incurred for the origination of finance receivables are deferred and amortized over the average life of the customer using the straight-line method. Prior to the election of the fair value option of its installment loans, direct costs incurred for the origination of these finance receivables include underwriting fees, employee salaries and benefits directly related to the origination of the loan and program fees. Loan origination costs also include direct costs incurred for directly acquiring a customer; these costs are deferred and amortized over the average life of the customer using the straight-line method. With the election of the fair value option, loan origination costs related to the origination of installment finance receivables are expensed when incurred.
Allowance for credit losses on finance receivables:
Prior to January 1, 2021, the Company used a static pool methodology for determining the adequacy of the allowance for credit losses on all finance receivables. Subsequent to January 1, 2021, the Company obtained and will continue to leverage competitive data for determining the adequacy of the allowance for credit losses on its SalaryTap finance receivables for estimated losses until sufficient Company performance data exists. A provision for credit losses on finance receivables is recorded when the allowance for credit losses is determined to be insufficient to absorb estimated losses. Such provisions are charged to income in amounts sufficient to maintain the allowance for losses on finance receivables at an adequate level. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing finance receivables based on an evaluation of the collectability of the finance receivables and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the finance receivable portfolio, overall portfolio quality and current economic conditions that may affect the borrower’s ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in any of the factors.
The Company’s
charge-off
policy is based on a review of delinquent finance receivables on a loan by loan basis. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when the Company receives notification of a customer bankruptcy, or is otherwise deemed uncollectible.
The allowance consists of quantitative and qualitative factors. The quantitative factors are based on historical charge-off
experience. The qualitative factors are determined based on management’s assessment of internal and/or external influences on credit quality that are not fully reflected in the historical losses.
Finance receivables are considered small balance homogeneous receivables and are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual small balance homogeneous receivables for impairment disclosures, unless such receivables are the subject of a restructuring agreement.

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37

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 1.    Nature of Operations and Significant Accounting Policies (Continued)

Delinquency:
The Company
 determines the past due status on a recency basis, which is defined as the last time a qualifying payment is made on an account. Finance receivables are considered delinquent at
30
days or more past due. Prior to May
2020
, a qualifying payment was considered to be
50
% of the scheduled payment. In May
2020
, the policy was changed to consider
90
% of the scheduled payment as a qualifying
payment.
Troubled debt restructurings:
As the terms of the receivables are typically not renegotiated and settlement offers are not typically made until after a receivable stops accruing interest income (up to 60 days delinquent), the only receivables considered to be impaired, or troubled debt restructurings, are: 1) those receivables where a settlement offer is made after receivables cease accruing interest, which may result in a modification of contractual terms, 2) the Company has received notification that a borrower is working with a third party to settle debt on his/her behalf and 3) customers who have entered into the Company’s short-term or long-term hardship programs. As of June 30, 2021 and December 31, 2020, management determined the balance of troubled debt restructuring receivables to be immaterial to the consolidated financial statements as a whole. As such, substantially all disclosures relating to impaired finance receivables, and troubled debt restructuring, have been omitted from these consolidated financial statements.
Property and equipment:
Furniture, equipment, and leasehold improvements are stated at cost. Provisions for depreciation and amortization of furniture, equipment, and leasehold improvements are computed under both straight-line and accelerated methods for financial reporting and income tax purposes, based on the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the useful life of the assets or the term of the lease.
Capitalized technology:
Software development costs related to internal use software are incurred in three stages of development: the preliminary project stage, the application development stage, and the post-implementation stage. Costs incurred during the preliminary project and post-implementation stages are expensed as incurred. Costs incurred during the application development stage that meet the criteria for capitalization are capitalized and amortized, when the software is ready for its intended use, using the straight-line basis, over the estimated useful life of the software. The Company capitalized software costs associated with application development totaling $3,337 thousand and $2,278 for the three months ended June 30, 2021 and 2020, respectively, and $6,073 thousand and $4,124 thousand for the six months ended June 30, 2021 and June 30, 2020, respectively. Amortization expense, which is included in depreciation and amortization on the consolidated statements of operations, totaled $2,178 thousand and $1,407 thousand for the three months ended June 30, 2021 and 2020, respectively, and $4,120 thousand and $2,650 thousand for the six months ended June 30, 2021 and 2020, respectively.
Debt issuance costs:
Debt issuance costs are capitalized and amortized based on the contractual terms of the related debt agreements using the interest method for fixed-term debt and the straight-line method for all other debt.
Transfer and servicing of financial assets:
After a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. The transfers of assets for debt purposes have been accounted for as secured and senior borrowings and the related assets and borrowings are retained on the consolidated balance sheets and no gain or loss has been recognized in the consolidated statements of operations.
Income taxes:
The Company is a Limited Liability Corporation taxed as a partnership.
Based on terms of the Company’s Operating Agreement, the Company shall terminate upon the first to occur of the following: (a) The consent of the board of managers; (b) the sale or other disposition of all or substantially all of the assets of the Company; or (c) decree of judicial dissolution pursuant to the Act. Additionally, the death, incompetence, bankruptcy, insolvency or dissolution of a member shall not terminate the Company.

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38

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 1.    Nature of Operations and Significant Accounting Policies (Continued)

Profits and losses of the Company are allocated to preferred unit holders in proportion to their respective percentage interests. If cash flow is available for distribution or payment, the Manager may, but shall be under no obligation to, utilize such available cash flow, as follows: (1) as a distribution to the preferred unit holders, in proportion to and to the extent of each unit holder’s unreturned capital contributions and (2) remaining proceeds shall be distributed to holders holding participating profit unit interest, in proportion to their respective participating percentage interests.
The taxable income or loss of the Company is included in the income tax returns of the members; accordingly, no provision for income tax expense or benefit is reflected in the accompanying consolidated financial statements. However, the Company is subject to certain business taxes in some states, which are included in expenses. The Company also recognizes interest and penalties on income taxes as a component of expenses. The Company’s tax returns and the amount of allocable profits or losses are subject to examination by federal and state taxing authorities. The tax liability of the members could be modified if such an examination results in changes to the Company’s profits or losses.
As long as the Company’s partnership income tax election remains in effect, the Company may, from time-to-time,
pay distributions to its members in amounts sufficient to enable the members to pay taxes due on their share of the Company’s items of income, deduction, losses and credits which has been allocated to them for reporting on their individual income tax returns.
The Company accounts for uncertainty in income taxes which arises based on determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. The Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not
that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses de-recognition,
classification, interest and penalties on income taxes, and accounting in interim periods. The Company did not have any significant uncertain tax positions as of June 30, 2021 and December 31, 2020.
The Company is no longer subject to U.S. federal or state and local income tax examinations by tax authorities for years before 2017.
Government regulation:
The Company is subject to complex regulation, supervision and licensing under various federal, state, local statutes, ordinances, regulations, rules and guidance. The Company must comply with federal laws as well as regulations adopted to implement those laws.
In July 2010, the U.S. Congress passed the Dodd-Frank Act, and Title X of the Dodd-Frank Act created the Consumer Financial Protection Bureau (CFPB), which regulates U.S. consumer financial products and services, including consumer loans offered by the Company. The CFPB has regulatory, supervisory and enforcement powers over providers of consumer financial products and services, including explicit supervisory authority to examine and require registration of such providers.
Fair value disclosure
: The Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 established a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable inputs. Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability.

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 1.    Nature of Operations and Significant Accounting Policies (Continued)

ASC 820 provides a framework for measuring fair value under generally accepted accounting principles. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various methods including market, income and cost approaches. Based on these approaches, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the nature of the inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:
Level 1
- Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.
Level 2
- Valuations for assets and liabilities traded in less-active dealer or broker markets. Valuations are obtained from third-party pricing services for identical or similar assets or liabilities.
Level 3
- Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.
Accounting pronouncements issued and adopted:
In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
2016-13,
Measurement of Credit Losses on Financial Instruments
(“ASU 2016-13”). The amendments in ASU 2016-13 replace the incurred loss impairment methodology in current GAAP with a methodology that reflects lifetime expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. In April 2019 and November 2019, the FASB issued ASU
2019-04,
Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments
, and ASU
2019-04,
Codification Improvements to Topic 326, Financial Instruments—Credit Losses
, respectively, which provide subsequent amendments to the initial guidance in ASU 2016-13. In May 2019, the FASB issued ASU
2019-05,
Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief
, which provides entities that have certain instruments within the scope of ASC
326-20,
Financial Instruments—Credit Losses—Measured at Amortized Cost
, with an option to irrevocably elect the fair value option in ASC
825-10,
Financial Instruments
—Overall, applied on an
instrument-by-instrument
basis for eligible instruments, upon adoption of ASU
2016-13.
The Company adopted ASU
2016-13
under the modified-retrospective method effective January 1, 2021 and elected the fair value option to account for installment finance receivables. The Company believes that the fair value option better reflects the value of its portfolio and its future economic performance as well as more closely aligns with the Company’s marginal decision-making processes that rely on risk based pricing and discounted cash flow methodologies. In accordance with the transition guidance, the Company (i) released the allowance for estimated losses on finance receivables at that date; (ii) released the unamortized net deferred origination costs at that date; (iii) released the reserve for repurchase liability on third-party lender losses; and (iv) measured the finance receivables at fair value. As a result of the adoption of this ASU, the Company’s finance receivables are carried at fair value with changes in fair value recognized directly in earnings and origination fees and costs are no longer eligible for deferral.

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 1.    Nature of Operations and Significant Accounting Policies (Continued)

The following table summarizes the impact of adoption on the consolidated balanc
e
 sheet as of January 1, 2021, as adjusted (in thousands):

Fair value adjustment to finance receivables	$23,584
Allowance for credit losses	55,031
Unamortized loan origination costs	(13,421)
Reserve for repurchase liability	4,241

Increase in retained earnings	$69,435

During the quarter ended June 30, 2021, the Company identified that upon adopting the fair value option of its installment finance receivables, the initial adjustment on January 1, 2021 was overstated by $1,817 thousand. This amount represents the estimated premium on the Company’s off-balance sheet finance receivables, which was adjusted in the current quarter ended June 30, 2021.
In August 2018, the FASB issued ASU
No. 2018-15,
Intangibles—Goodwill and
Other—Internal-Use
Software (Subtopic
350-40):
Customers Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract
, which broadens the scope of existing guidance applicable to internal-use
software development costs. The update requires costs to be capitalized or expensed based on the nature of the costs and the project stage in which they are incurred subject to amortization and impairment guidance consistent with existing internal-use
software development cost guidance. The guidance is effective for annual reporting periods beginning after December 31, 2020, with early adoption permitted. The adoption of ASU
2018-15
did not have a material impact on the Company’s consolidated financial statements.
Accounting pronouncements issued and not yet adopted:
In February 2016, the FASB issued ASU
2016-02,
Leases (Topic 842),
which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use
asset and a lease liability for all leases with a term greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. In November 2019, the FASB issued ASU
2019-10,
which defers the effective date of ASU
2016-02
one year, making it effective for annual reporting periods beginning after December 15, 2020, with early adoption permitted. In June 2020, the FASB issued ASU
2020-05,
which defers the effective date of ASU
2019-10
one year, making it effective for annual reporting periods beginning after December 15, 2021, with early adoption permitted. The Company is currently evaluating the impact on the Company’s consolidated financial statements.
In March 2020, the FASB issued ASU
2020-04,
Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting
. The purpose of ASU
2020-04
is to provide optional guidance for a period of time related to accounting for reference rate reform on financial reporting. It is intended to reduce the potential burden of reviewing contract modifications related to discontinued rates. The amendments and expedients in this update are effective as of March 12, 2020 through December 31, 2022 and may be elected by topic. The Company is currently evaluating the impact on the Company’s consolidated financial statements.

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41

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 2.    Finance Receivables
Finance Receivables at Fair Value:
The components of installment finance receivables at fair value as of June 30, 2021 were as follows (in thousands):

June 30, 2021
Unpaid principal balance of finance receivables - accrual	$244,305
Unpaid principal balance of finance receivables - non-accrual	15,611

Unpaid principal balance of finance receivables	259,916

Finance receivables at fair value - accrual	286,190
Finance receivables at fair value - non-accrual	770

Finance receivables at fair value	286,960
Accrued interest and fees receivable	9,421

Finance receivables at fair value	296,381

Difference between unpaid principal balance and fair value	$27,044

The Company’s policy is to discontinue and reverse the accrual of interest income on installment finances receivables at the earlier of 60 days past due on a recency basis or 90 days past due on a contractual basis. As of June 30, 2021, the aggregate unpaid principal balance and fair value of installment finance receivables 90 days or more past due was $10,048 thousand and $495 thousand, respectively.
Changes in the fair value of installment finance receivables at fair value during the three months ended June 30, 2021 were as follows (in thousands):

Balance at the beginning of the period	$269,782
Originations of principal	231,475
Repayments of principal	(191,899)
Accrued interest and fees receivable	146
Charge-offs, net (1)	(17,322)
Adjustment to fair value	(1,817)
Net change in fair value (1)	6,016

Balance at the end of the period	$296,381

(1)	Included in “Change in fair value of finance receivables” in the Consolidated Statements of Operations.

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42

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 2.    Finance Receivables (Continued)

Changes in the fair value of installment finance receivables at fair value during the six months ended June 30, 2021 were as follows (in thousands):

Balance at the beginning of the period	$289,166
Originations of principal	427,317
Repayments of principal	(386,102)
Accrued interest and fees receivable	1,512
Charge-offs, net (1)	(37,155)
Adjustment to fair value	(1,817)
Net change in fair value (1)	3,460

Balance at the end of the period	$296,381

(1)	Included in “Change in fair value of finance receivables” in the Consolidated Statements of Operations.
Finance Receivables at Amortized Cost, net:
Prior to January 1, 2021, the Company carried all finance receivables at amortized cost, including accrued interest and fees, unamortized loan origination costs, and allowance for credit losses. On January 1, 2021, the Company elected the fair value option for its installment finance receivables. The Company did not elect the fair value option for its SalaryTap finance receivables, which are carried at amortized cost. The components of finance receivables carried at amortized cost as of June 30, 2021 and December 31, 2020 were as follows (in thousands):

	June 30, 2021	December 31, 2020
Finance receivables	$142	$255,943
Accrued interest and fees	1	7,910
Unamortized loan origination costs	—	13,421
Allowance for credit losses	(11)	(55,031)

Finance receivables at amortized cost, net	$132	$222,243

Changes in the allowance for credit losses on finance receivables during the three and six months ended June 30, 2021 were as follows (in thousands):

	For the Three Months Ended
	June 30, 2021	June 30, 2020
Beginning balance	$7	$53,497
Provisions for credit losses on finance receivables	31	11,168
Finance receivables charged off	(27)	(23,826)
Recoveries of charge offs	—	3,019

Ending balance	$11	$43,858

	For the Six Months Ended
	June 30, 2021	June 30, 2020
Beginning balance	$55,031	$53,146
Effects of adopting fair value option	(55,031)	—
Provisions for credit losses on finance receivables	38	39,833
Finance receivables charged off	(27)	(54,796)
Recoveries of charge offs	—	5,675

Ending balance	$11	$43,858

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43

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 2.    Finance Receivables (Continued)

Changes in the reserve for repurchase liability for third-party lender losses were as follows for the three months ended June 30, 2020 (in thousands):

Beginning balance, March 31, 2020	$4,446
Provision for repurchase liabilities	1,707
Finance receivables charged off	(3,214)
Recoveries of charge offs	241
Ending balance, June 30, 2020	$3,180

Changes in the reserve for repurchase liability for third-party lender losses were as follows for the six months ended June 30, 2020 (in thousands):

Beginning balance, December 31, 2019	$4,978
Provision for repurchase liabilities	5,042
Finance receivables charged off	(7,345)
Recoveries of charge offs	505

Ending balance, June 30, 2020	$3,180

The Company released the reserve for repurchase liability for third-party lender losses on January 1, 2021 upon election of the fair value option for its installment finance receivables. As such, there was no reserve for repurchase liability for third-party losses as of January 1, 2021 and thereafter.
The following is an assessment of the credit quality of finance receivables at amortized cost and presents the recency delinquency and contractual delinquency of the finance receivabl
e
 portfolio as of June 30, 2021 and December 31, 2020 (in thousands):

	June 30, 2021		December 31, 2020
	Recency delinquency	Contractual delinquency	Recency delinquency	Contractual delinquency
Current	$142	$142	$240,623	$220,438
Delinquency
30-59 days	—	—	7,760	12,574
60-89 days	—	—	7,560	9,852
90+ days	—	—	—	13,079

Total delinquency	—	—	15,320	35,505

Finance receivables	$142	$142	$255,943	$255,943

In accordance with the Company’s income recognition policy, finance receivables in non-accrual
status as of December 31, 2020 was $19,277 thousand. There were no finance receivables guaranteed by the Company under the CSO program which were greater than 90 days past due as of June 30, 2021 and December 31, 2020, which had not already been repurchased by the Company and included in the totals above.

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44

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 3.    Property, Equipment and Software, Net
Property, equipment and software consisted of the following (in thousands):

	June 30, 2021	December 31, 2020
Capitalized technology	$26,981	$20,908
Furniture, fixtures and equipment	3,613	3,228
Leasehold improvements	979	862

Total property, equipment and software	31,573	24,998
Less accumulated depreciation and amortization	(19,015)	(14,440)

Property, equipment and software, net	$12,558	$10,558

Depreciation and amortization expense for the three months ended June 30, 2021 and 2020 was $ 2,413 thousand and $1,579 thousand, respectively, and for the six months ended June 30, 2021 and 2020 was $4,577 thousand and $2,976 thousand, respectively.
Note 4.    Borrowings
The following is a summary of the Company’s borrowings (in thousands):

Purpose	Borrower	Borrowing Capacity	June, 30, 2021	December 31, 2020	Interest Rate as of June 30, 2021	Maturity Date
Secured borrowing payable	Opportunity Funding SPE II, LLC	$56,460	$17,649	$16,025	15.00%	October 2021

Senior debt
Revolving line of credit	Opportunity Financial, LLC	$—	$—	$5,000	LIBOR plus 2.50%	February 2022
Revolving line of credit	Opportunity Funding SPE III, LLC	175,000	87,500	59,200	LIBOR plus 6.00%	January 2024
Revolving line of credit	Opportunity Funding SPE V, LLC	75,000	37,500	24,222	LIBOR plus 7.25%	April 2023
Revolving line of credit	Opportunity Funding SPE VI, LLC	50,000	25,000	16,148	LIBOR plus 7.25%	April 2023
Revolving line of credit	Opportunity Funding SPE IV, LLC	25,000	8,300	12,506	LIBOR plus 4.25%	September 2021

Total revolving lines of credit		325,000	158,300	117,076

Term loan, net	Opportunity Financial, LLC	50,000	48,344	14,650	LIBOR plus 10.00%	March 2025

Total senior debt		$375,000	$206,644	$131,726

Subordinated debt - related party	Opportunity Financial, LLC	$—	$—	$4,000	14.00%	December 2023

Other debt	Opportunity Financial, LLC	$6,354	$6,354	$6,354	1.00%	April 2022

Secured borrowing payable:
During 2017, Opportunity Funding SPE II, LLC entered into a preferred return agreement. Per the terms of the agreement, the finance receivables are grouped into quarterly pools. Collections are distributed on a pro rata basis after the payout of expenses to back-up
servicer, servicer and other relevant parties. This agreement is secured by the assets of Opportunity Funding SPE II, LLC. The receivables are transferred to Opportunity Funding SPE II, LLC and OppWin LLC by Opportunity Financial, LLC, which has provided representations and warranties in connection with such sale. The agreement is subject to various financial covenants.

F-
45

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 4.     Borrowings (Continued)

During 2018, the SPE II, LLC preferred return agreement was amended. Opportunity Funding SPE II, LLC sells a 97.5 percent interest of certain unsecured finance receivables to the unrelated third party. Per the revised agreement, the unrelated third party earns a preferred return of 15 percent and a performance fee after the preferred return has been satisfied. The initial agreement expired August 1, 2018 and was then extended for one year. The agreement provides for two consecutive options to renew the purchase period for eighteen months. The unrelated third party exercised the first option, which provides a $65,000 thousand purchase commitment by the unrelated third party. After satisfaction of the purchase commitment, the agreement provides for a third option for an additional $100,000 thousand purchase commitment.
In May 2020, the SPE II, LLC preferred return agreement was amended. The unrelated third party exercised the option, which provides an additional $100,000 thousand purchase commitment, resulting in a total $165,000 thousand purchase commitment by the unrelated third party, of which $108,540 thousand and $79,816 thousand of finance receivables have been purchased with an active secured borrowing balance of $17,649 thousand and $16,025 thousand as of June 30, 2021 and December 31, 2020, respectively.
Interest expense related to this facility was $547 thousand and $372 thousand for the three months ended June 30, 2021 and 2020, respectively, and $1,372 thousand and $1,110 thousand for the six months ended June 30, 2021 and 2020, respectively. Additionally, the Company has capitalized $168 thousand in debt issuance costs in connection with this transaction . Amortized debt issuance costs was $12 thousand and $12 thousand for the three months ended June 30, 2021 and 2020, respectively, and $25 thousand and $25 thousand for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of unamortized debt issuance costs associated with this facility was $ 4 thousand and $30 thousand, respectively.
Senior debt:
On August 13, 2018, the Company entered into a corporate credit agreement with a maximum available amount of $10,000 thousand. Interest is payable monthly. The facility is secured by the Company’s assets and certain brokerage assets made available by the Schwartz Capital Group (SCG), a related party. The agreement is subject to various financial covenants. On August 6, 2020, the corporate credit agreement was amended, and the maturity date was extended to February 2022.
On March 23, 2021, the borrowings under this revolving credit agreement were paid in full. Subsequent to repayment, the Company terminated the revolving credit agreement. Interest expense paid related to the revolving credit agreement totaled $31 thousand for the three months ended June 30, 2020. Interest expense paid related to the revolving credit agreement totaled $35 thousand and $84 thousand for the six months ended June 30, 2021 and 2020, respectively. Additionally, the Company has capitalized $294 thousand in debt issuance costs in connection with this transaction. For the three months ended June 30, 2021 and 2020, there were no amortized debt issuance costs. For the six months ended June 30, 2021 and 2020, amortized debt issuance costs were $21 thousand and $16 thousand, respectively. As of December 31, 2020, the remaining balance of unamortized debt issuance costs associated with the facility was $21 thousand.
On January 23, 2018, Opportunity Funding SPE III, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $75,000 thousand. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE III, LLC. Opportunity Financial, LLC provides certain representations and warranties. The line of credit agreement is subject to a borrowing base threshold and various financial covenants, including maintaining a minimum tangible net worth and maximum senior debt to equity.
On January 31, 2020, the revolving line of credit agreement was amended to increase the aggregate commitment to $175,000 thousand. The amendment also changes the interest rate to one-month
LIBOR plus 6 percent with a 2 percent LIBOR floor. The agreement matures in January 2024.

F-
46

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 4.    Borrowings (Continued)

Interest expense related to this facility was $1,887 thousand and $2,017 thousand for the three months ended June 30, 2021 and 2020, respectively, and $3,186 thousand and $4,537 thousand for the six months ended June 30, 2021 and 2020, respectively. Additionally, the Company has capitalized $2,098 thousand in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $176 thousand and $169 thousand for the three months ended June 30, 2021 and 2020, respectively, and $352 thousand and $394 thousand for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of unamortized debt issuance costs associated with the facility was $1,118 and $1,453, respectively.
In April 2019, Opportunity Funding SPE V, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $75,000 thousand. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE V, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments.
Interest expense related to this facility was $955 thousand and $943 thousand for the three months ended June 30, 2021 and 2020, respectively, and $1,565 thousand and $2,000 thousand for the six months ended June 30, 2021 and 2020, respectively. Additionally, the Company has capitalized $1,158 thousand in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $107 thousand and $95 thousand for the three months ended June 30, 2021 and 2020, respectively, and $212 thousand and $183 thousand for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of unamortized debt issuance costs associated with this facility was $336 thousand and $538 thousand, respectively.
In April 2019, Opportunity Funding SPE VI, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $50,000 thousand. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE VI, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments.
Interest expense related to this facility was $637 thousand and $641 thousand for the three months ended June 30, 2021 and 2020, respectively, and $1,044 thousand and $1,348 thousand for the six months ended June 30, 2021 and 2020, respectively. Additionally, the Company has capitalized $918 thousand in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $82 thousand and $75 thousand for the three months ended June 30, 2021 and 2020, respectively, and $164 thousand and $151 thousand for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of unamortized debt issuance costs associated with this facility was $260 thousand and $425 thousand, respectively.
In August 2019, Opportunity Funding SPE IV, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $25,000 thousand. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE IV, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt, as well as an unsecured guaranty. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments.
Interest expense related to this facility was $111 thousand and $117 thousand for the three months ended June 30, 2021 and 2020, respectively, and $222 thousand and $297 thousand for the six months ended June 30, 2021 and 2020, respectively. Additionally, the Company has capitalized $550 thousand in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $155 thousand and $50 thousand for the three months ended June 30, 2021 and 2020, respectively, and $215 thousand and $96 thousand for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of unamortized debt issuance costs associated with this facility was $67 thousand and $131 thousand, respectively.

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47

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 4.    Borrowings (Continued)

In November 2018, Opportunity Financial, LLC entered into a $25,000 thousand senior secured multi-draw term loan agreement, which is secured by a senior secured claim on Opportunity Financial, LLC’s assets and a second lien interest in the receivables owned by Opportunity Funding SPE III, LLC, Opportunity Funding SPE V, LLC, and Opportunity Funding SPE VI, LLC. Interest is payable monthly. The loan agreement is subject to various financial covenants. Per the terms of the loan agreement, Opportunity Financial, LLC has issued warrants to the lender. In April 2020, the Company exercised an option to increase the facility commitment amount to $50,000 thousand.
On March 23, 2021, the senior secured multi-draw term loan agreement was amended to decrease the interest rate from LIBOR plus 14% to LIBOR plus 10% and extend the maturity date to March 23, 2025. On March 30, 2021, the Company drew the remaining $35,000 thousand available commitment. As of June 30, 2021 and December 31, 2020, the outstanding balances of $50,000 thousand and $15,000 thousand are net of unamortized discount of $14 thousand and $19 thousand, respectively, and unamortized debt issuance costs of $1,641 thousand and $331 thousand, respectively.
Interest expense related to this facility was $1,528 thousand and $663 thousand for the three months ended June 30, 2021 and 2020, respectively, and $2,192 thousand and $
1, 295
 thousand for the six months ended June 30, 2021 and 2020, respectively. Additionally, the Company has capitalized $2,295 thousand in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $110 thousand and $57 thousand for the three months ended June 30, 2021 and 2020, respectively, and $173 thousand and $113 thousand for the six months ended June 30, 2021 and 2020, respectively.
Subordinated debt - related party:
The Company has an unsecured line of credit agreement with SCG, a related party, with a maximum available amount of $4,000 thousand. Interest due on this facility is paid quarterly, and the outstanding balance is due at maturity. Subordinated debt is subject to the same debt covenants as senior debt facilities. On March 30, 2021, the borrowings under this unsecured line of credit agreement were paid in full.
Interest expense related to this related party transaction was $139 thousand for the three months ended June 30, 2020. Interest expense was $137 thousand and $279 thousand for the six months ended June 30, 2021 and 2020, respectively.
Other debt:
On April 13, 2020, the Company obtained an unsecured loan in the amount of $6,354 thousand from a bank in connection with the U.S. Small Business Administration’s (SBA) Paycheck Protection Program (the PPP Loan). Pursuant to the Paycheck Protection Program, all or a portion of the PPP Loan may be forgiven if the Company uses the proceeds of the PPP Loan for its payroll costs and other expenses in accordance with the requirements of the Paycheck Protection Program. The Company used the proceeds of the PPP Loan for payroll costs and other covered expenses and sought full forgiveness of the PPP Loan, but there can be no assurance that the Company will obtain any forgiveness of the PPP Loan.
If the PPP Loan is not fully forgiven, the Company will remain liable for the full and punctual payment of the outstanding principal balance plus accrued and unpaid interest. The Company submitted the forgiveness application on November 14, 2020. The SBA has not completed its review of the Company’s eligibility for forgiveness. If the SBA determines that the loan is not fully forgiven, the first payment would be due no earlier than 30 days after the date a decision is reached on the loan forgiveness.
Interest accrued and expensed related to this unsecured loan was $77 thousand for the three months ended June 30, 2021 and $77 thousand for the six months ended June 30, 2021
.

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48

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 4.    Borrowings (Continued)

As of June 30, 2021, required payments for all borrowings, excluding secured borrowing and revolving lines of credit, for each
of the next five years are as follows (in thousands):

Year	Amount
Remainder of 2021	$3,177
2022	3,177
2023	—
2024	—
2025	50,000

Total	$56,354

Note 5.    Warrants
In November 2018, in conjunction with the Company entering into a senior secured multi-draw term loan, Opportunity Finance, LLC issued warrant units to the lender. At close, warrant units equal to 1.0 percent of the total outstanding fully diluted units of equity (preferred units plus class A units) of Opportunity Financial, LLC were issued. Under the terms of the loan agreement, borrowings are subject to additional warrants equal to 0.5 percent of the total outstanding fully diluted units of equity as additional debt is drawn on the facility up to $10,000 thousand. The Company uses an unrelated third party to estimate the fair value of the warrant units issued
.
The fair value of the warrant units was estimated using an option pricing model that used the following assumptions:

	June 30, 2021	December 31, 2020
Expected term	3 years	3 years
Volatility	49.0%	52.0%
Discount for lack of marketability	35.0%	45.0%
Risk free rate	0.3%	0.2%
The total proceeds were allocated on a relative fair value basis to the two instruments issued in conjunction and the amount allocated to the warrant units also represented a discount to the debt which is being amortized into interest expense over the term of the agreement. As of June 30, 2021 and December 31, 2020, the fair value of the warrant unit liability was $4,629 thousand and $1,309 thousand, respectively, and is included in accrued expenses in the consolidated balance sheets.
Note 6.    Members’ Equity
The Company has two classes of partnership interests, preferred unit and profit unit interest.

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49

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 6.    Members’ Equity (Continued)

Preferred Unit:
Preferred units holders have 100% of the voting rights of the Company and receive distributions, up to unit holders’ cumulative contribution, prior to profit unit interest members. In addition, preferred unit holders have preemptive rights regarding issuance of any securities and the ability to call special meetings. Each Preferred Member shall have the right to vote on matters on which Members may vote with each Preferred Share having one vote. The CEO Manager shall have one vote for each matter voted upon by the Board of Managers and each Founding Manager shall have the greater of: (i) two votes for each matter voted upon by the Board of Managers; and (ii) a number of votes which when added to the number of votes of each of the other Founding Managers results in the Founding Managers having a majority of the votes of the Board of Managers.
Profit Unit Interest:
The Operating Agreement was amended in December 2015 to create Class A units to facilitate in the issuance of profit unit interest or Participating Class A Units. Profit unit interest holders have no right to vote or otherwise participate in any discussions of the interest holders, or any right to receive information concerning the Company. The holders of the profit unit interest shall not participate in distribution of income or gain of the Company until the preferred unit holders have received cumulative non-tax
distributions equal to capital contributions. The Company has not made non-tax
distributions to date. As of June 30, 2021, there have been 12,147,335 units authorized and granted for profit unit interest. The units vest partially on time thresholds over a four-year period based on the vesting schedule and other contractual terms presented in each participant’s agreement; and partially upon performance thresholds including a sale of the Company or based on Company distributions to shareholders.
As of June 30, 2021 and December 31, 2020, the contractually vested units outstanding w ere
 10,312,113 and 7,463,802, respectively.
In accordance with authoritative guidance for equity-based compensation, the Company determines expense based on the measurement date fair value. The Company uses the Black-Scholes option-pricing model to determine the fair value of the profit unit interest. Compensation cost is recognized ratably over the contractually stated vesting period.
Total compensation expense for the three and six months ended June 30, 2021 was $180 thousand and $229 thousand, respectively. There was no compensation expense for the three and six months ended June 30, 2020. The compensation expense accounted for all vested units based on the following assumptions:

June 30, 2021
Expected term	3 years
Volatility	68.0%
Discount for lack of marketability	45.0%
Risk free rate	0.2%

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50

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 6.    Members’ Equity (Continued)

The following table summarizes data concerning the profit unit interest (units in thousands):

	Units	Avg Fair Value at Grant Date
Outstanding at December 31, 2019	9,799	$0.05
Granted	2,414	$0.17
Forfeited	(11)	$0.03

Outstanding at December 31, 2020	12,202	$0.08

Granted	—	—
Forfeited	(55)	$0.08

Outstanding at March 31, 2021	12,147	$0.08

Granted	—	—
Forfeited	—	—

Outstanding at June 30, 2021	12,147	$0.08

The following table provides information pertaining to
non-vested
units (units in thousands):

	Units	Avg Fair Value at Grant Date
Non-vested units at December 31, 2019	3,467	$0.10
Granted	2,414	$0.17
Vested	(1,132)	$0.13
Forfeited	(11)	$0.03

Non-vested units at December 31, 2020	4,738	$0.12

Granted	—	—
Vested	(326)	$0.15
Forfeited	(55)	$0.08

Non-vested units at March 31, 2021	4,357	$0.12

Granted	—	—
Vested	(2,522)	$0.07
Forfeited	—	—

Non-vested units at June 30, 2021	1,835	$0.20

As of June 30, 2021 and December 31, 2020, unrecognized compensation expense was $324 thousand and $386 thousand, respectively.

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51

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 7.    Interest and Loan Related Income, Net
The following tables summarize interest and loan related income, net, for the three and six months ended June 30 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30, 2021
	2021	2020	2021	2020
Interest and loan related income, gross	$78,030	$73,495	$162,133	$162,340
Amortization of loan origination costs	—	(12,330)	—	(26,646)

Interest and loan related income, net	$78,030	$61,165	$162,133	$135,694

Note 8.    Interest Expense and Amortized Debt Issuance Costs
The following tables summarize interest expense and amortized debt issuance costs for the three and six months ended June 30 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Interest expense	$5,743	$4,785	$9,693	$10,672
Amortized debt issuance costs	642	457	1,163	977

Interest expense and amortized debt issuance costs	$6,385	$5,242	$10,856	$11,649

Note 9.    Variable Interest Entities
The following table summarizes the carrying amounts of the variable interest entities’ assets and liabilities included in Opportunity Financial, LLC’s consolidated balance sheets, prior to intercompany eliminations, as of June 30, 2021 and December 31, 2020 (in thousands):

	June 30, 2021	December 31, 2020
Assets:
Cash and cash equivalents	$—	$127
Restricted cash	54,627	12,350
Finance receivables at fair value	253,164	—
Finance receivables at amortized cost, net	—	148,473
Debt issuance costs, net	1,786	2,576
Other assets	18	26

Liabilities:
Accounts payable	$7	$49
Accrued expenses	1,581	1,647
Secured borrowing payable	17,649	16,025
Senior debt	158,300	112,076

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52

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 10.    Fair Value Measurements
Fair value on a nonrecurring basis
: The Company has no assets or liabilities measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances.
Fair value measurement on a recurring basis
: Effective January 1, 2021, the Company elected the fair value option to account for its installment finance receivables. Prior to that, the Company only had warrant units that were measured at fair market value on a recurring basis.
The Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2021 and December 31, 2020 are as follows (in thousands):

	Carrying Value	Fair Value Measurements
	June 30, 2021	Level 1	Level 2	Level 3
Financial assets
Finance receivables at fair value (1)	$296,381	—	—	$296,381

Financial liabilities
Warrant units (2)	(4,629)	—	—	(4,629)

	Carrying Value	Fair Value Measurements
	December 31, 2020	Level 1	Level 2	Level 3
Financial liabilities
Warrant units (2)	$(1,309)	—	—	$(1,309)

(1)
The Company primarily estimates the fair value of its installment finance receivables portfolio using discounted cash flow models that have been internally developed. The models use inputs that are unobservable but reflect the Company’s best estimates of the assumptions a market participant would use to calculate fair value. The following table presents quantitative information about the significant unobservable inputs used for the Company’s installment finance receivables fair value measurements as of June 30, 2021:

June 30, 2021
Interest rate on finance receivables	149.00%
Discount rate	21.60%
Servicing fee*	-5.03%
Remaining life	0.578 years
Default rate*	19.60%
Accrued interest*	3.60%
Prepayment rate*	21.80%

*	Stated as a percentage of finance receivables
(2)
The estimated fair value of the warrant units is calculated using an option pricing model. The resulting fair value measurement is categorized as a Level 3 measurement. For the three and six months ended June 30, 2021, warrant expense was $3,320 thousand. For the three and six months ended June 30, 2020, there was no warrant expense. Warrant expense is included in general, administrative, and other in the consolidated statements of operations.

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53

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 10.    Fair Value Measurements (Continued)

Financial assets and liabilities not measured at fair value:
The following table presents the carrying value and estimated fair values of financial assets and liabilities disclosed but not carried at fair value and the level within the fair value hierarchy as of June 30, 2021 (in thousands):

	Carrying Value	Fair Value Measurements
	June 30, 2021	Level 1	Level 2	Level 3
Assets
Cash and cash equivalents	$55,253	$55,253	$—	$—
Restricted cash	65,526	65,526	—	—
Finance receivables at amortized cost, net	132	—	—	132

Liabilities:
Secured borrowing payable	17,649	—	—	17,649
Senior debt, net	206,644	—	—	206,644
Other debt	6,354	—	—	6,354
The following table presents the carrying value and estimated fair values of financial assets and liabilities disclosed but not carried at fair value and the level within the fair value hierarchy as of December 31, 2020 (in thousands):

	Carrying Value	Fair Value Measurements
	December 31, 2020	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$25,601	$25,601	$—	$—
Restricted cash	20,056	20,056	—	—
Finance receivables at amortized cost, net	222,243	—	—	287,437

Liabilities:
Reserve for repurchase liability	4,241	—	—	4,241
Secured borrowing payable	16,025	—	—	16,025
Senior debt, net	131,726	—	—	131,726
Subordinated debt - related party	4,000	—	—	4,000
Other debt	6,354	—	—	6,354
Note 11.    Commitments, Contingencies and Related Party Transactions
Commitment:
The Company leases its office facilities under a
non-cancelable
operating lease agreement with an unrelated party. On November 26, 2019, the Company amended the lease agreement to rent additional office space. The amendment reduced the required deposit of a letter of credit from $1,500 thousand to $1,000 thousand, which would be paid to the lessor in the event of default. On June 29, 2021, the required deposit of a letter of credit associated with the agreement was increased to $1,750 thousand. As of June 30, 2021 and December 31, 2020, there were no outstanding balances on the letter of credit. The amendment also extended the expiration date to September 2030.
Rent expense, which is included in occupancy expense in the consolidated statements of operations, totaled $875 thousand and $701 thousand for the three months ended June 30, 2021 and 2020, respectively, and $1,750 thousand and $1,404 thousand for the six months ended June 30, 2021 and 2020, respectively.

F-
5
4

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 11.    Commitments, Contingencies and Related Party Transactions (Continued)

Future minimum lease payments as of June 30, 2021 are as follows (in thousands):

Year	Amount
Remainder of 2021	$1,095
2022	2,271
2023	2,339
2024	2,410
2025	2,482
Thereafter	12,840

Total	$23,437

Legal

contingencies:
Due to the nature of its business activities, the Company is subject to extensive regulations and threatened legal action which arises in the normal course of business.
The Company has received inquiries from certain agencies and states on its lending compliance, the validity of the bank partnership model, and its ability to facilitate the servicing of bank originated loans. Management is confident that its lending practices and the bank partnership structure, in addition to the Company’s technologies, services, and overall relationship with its bank partners, complies with state and federal laws. However, the inquiries are still in process and the outcome is unknown at this time.
In the opinion of management, after considering the advice of its legal counsel, there is no pending or threatened legal action of any material consequence as of June 30, 2021 and December 31, 2020 and that any reasonably possible losses in addition to amounts accrued are not material to the financial statements.
Related party transactions:
In August 2020, the Company entered into a Management Fee Agreement (the Agreement) with SCG. Per the Agreement, SCG provides board and advisory services. For the three and six months ended June 30, 2021, management fees totaled $175 thousand and $350 thousand, respectively.
Note 12.    Concentration of Credit Risk
As of June 30, 2021, the Company’s portfolio of finance receivables is concentrated to consumers living primarily in Florida and Texas, which make up approximately 13 percent and 11 percent, respectively, of the gross receivable portfolio. There were no other states that make up more than 10 percent or more of the Company’s portfolio of finance receivables. As of December 31, 2020, the Company’s portfolio of finance receivables is concentrated to consumers living primarily in Florida and Illinois, which make up approximately 14 percent and 13 percent, respectively, of the gross receivable portfolio. Furthermore, such consumers’ ability to honor their installment contracts may be affected by economic conditions in these areas. The Company is also exposed to a concentration of credit risk inherent in providing alternate financing programs to borrowers who cannot obtain traditional bank financing.

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55

Opportunity Financial, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited, dollars in thousands)

Note 13.    Retirement Plan
The Company sponsors a 401(k) retirement plan (the Plan) for its employees. Full time employees (except non-resident
aliens) who are age 21 and older are eligible to participate in the Plan. The Plan participants may elect to contribute a portion of their eligible compensation to the Plan. The Company has elected a matching contribution up to 4% on eligible employee compensation. The Company’s contribution, which is included in salaries and employee benefits in the consolidated statements of operations, totaled $383 thousand and $275 thousand for the three months ended June 30, 2021 and 2020, respectively, and $726 thousand and $538 thousand for the six months ended June 30, 2021 and 2020, respectively.
Note 14.    Earnings Per Unit
The Company computes earnings per unit (EPU) of preferred unit and profit unit interest using the two-class method required for participating securities. Refer to Note 6, Members’ Equity, for discussion of the Company’s classes of partnership interests. Refer to the accompanying pro forma financial statements for discussion regarding anticipated impact of the business combination on EPU. The following tables set forth the computation of the Company’s basic and diluted earnings per unit for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,
	2021		2020
(in thousands except per unit and per unit data)	Preferred Unit	Profit Unit Interest	Preferred Unit	Profit Unit Interest
Numerator:
Net income available to unit holders	$13,884	$4,103	$20,141	$4,978

Denominator:
Weighted average units outstanding - basic	41,102,500	12,147,335	41,102,500	10,159,227
Diluted common unit equivalents	228,504	—	—	—

Weighted average units outstanding - diluted	41,331,004	12,147,335	41,102,500	10,159,227

Basic earnings per unit	$0.34	$0.34	$0.49	$0.49
Diluted earnings per unit	$0.34	$0.34	$0.49	$0.49

	Six Months Ended June 30,
	2021		2020
(in thousands except per unit and per unit data)	Preferred Unit	Profit Unit Interest	Preferred Unit	Profit Unit Interest
Numerator:
Net income available to unit holders	$35,547	$6,824	$36,252	$5,764

Denominator:
Weighted average units outstanding - basic	41,102,500	12,170,168	41,102,500	9,974,632
Diluted common unit equivalents	228,504	—	—	—

Weighted average units outstanding - diluted	41,331,004	12,170,168	41,102,500	9,974,632

Basic earnings per unit	$0.86	$0.56	$0.88	$0.58
Diluted earnings per unit	$0.86	$0.56	$0.88	$0.58

As of June 30, 2021 and 2020, there were warrants representing 282,955 units and 511,459 units, respectively, that were anti-dilutive. For the three and six months ended June 30, 2021, there were 228,504 dilutive common unit equivalents. For the three and six months ended June 30, 2020, there were no dilutive common unit equivalents.
Note 15.    Subsequent Events
The Company has evaluated the impact of events that have occurred through the date these financial statements were issued and identified the following events that required disclosure.
Business Combination:
On February 9, 2021, the Company entered into a definitive business combination agreement with FG New America Acquisition Corp., a special purpose acquisition corporation, that would result in the Company becoming a public company. The business combination was closed on July 20, 2021.
Senior Debt:
On August 6, 2021, the Company entered into an amendment to the credit agreement with an unrelated third party for Opportunity Funding SPE IV, LLC which, among other things, extends the scheduled termination date of the credit agreement from August 19, 2021 to September 30, 2021 and amends certain of the financial covenants in the credit agreement.

F-
56

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors of FG New America Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of FG New America Acquisition Corp. (the “Company”) as of December 31, 2020, the related statements of income, stockholders’ equity, and cash flows for the period from June 24, 2020 (inception) to December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from June 24, 2020 (inception) to December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of Financial Statements
As discussed in Note 1, the accompanying financial statements have been restated to correct a misstatement.
Basis for Opinion
The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Plante & Moran, PLLC
We have served as the Company’s auditor since 2020.
Chicago, IL
April 26, 2021

FG New America Acquisition Corp.
Balance Sheet
December 31, 2020
(As Restated)

ASSETS
Current assets
Cash	$1,137,685
Prepaid expenses	228,465

Total current assets	$1,366,150

Marketable securities held in trust account	243,380,833

TOTAL ASSETS	$244,746,983

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$135,648

Total current liabilities	135,648
Warrant liabilities	22,436,103

TOTAL LIABILITIES	$22,571,751

COMMITMENTS AND CONTINGENCIES
Class A common stock, $0.0001 par value, subject to possible redemption, 21,215,577 shares at redemption value	$217,175,222

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	$—
Class A common stock, $0.0001 par value; 380,000,000 shares authorized; 3,140,798 shares issued and outstanding (excluding 21,215,577 shares subject to possible redemption)	314
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,943,750 shares issued and outstanding	594
Additional paid-in capital	13,037,552
Accumulated deficit	(8,038,450)

Total Stockholders’ Equity	$5,000,010

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$244,746,983

The accompanying notes are an integral part of the financial statements.

FG New America Acquisition Corp.
Statement of Operations
For the period from June 24, 2020 ( inception) to December 31, 2020
(As Restated)

Operating expenses:
Formation costs	$1,000
General and administrative expenses	190,470

Loss from operations	$(191,470)

Other income (expense):
Change in fair value of warrant liabilities	$(7,852,813)
Investment income on trust account	5,833

Total other income (expense)	$(7,846,980)

Net Loss	$(8,038,450)
Weighted average common shares outstanding
Basic and diluted(1)	7,016,091

Basic and diluted net loss per share	$(1.15)

(1)	Excludes an aggregate of up to 21,215,577 shares subject to possible redemption at December 31, 2020.
The accompanying notes are an integral part of the financial statements.

FG New America Acquisition Corp.
Statement of Changes in Stockholders’ Equity
For the period from June 24, 2020 (inception) to December 31, 2020
(As Restated)

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital
Balance at June 24, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Class B common shares issued to initial shareholder (1)	—	—	5,943,750	594	29,406	—	30,000
Sale of 23,775,000 units at $10 per unit in IPO, including over-allotment, net of underwriters’ discount and offering expenses	23,775,000	2,378	—	—	236,139,594	—	236,141,972
Sale of 462,500 units at $10 per unit in private placement	462,500	46	—	—	4,624,954	—	4,625,000
Sale of 3,848,750 $11.50 exercise price warrants at $1.00 per warrant in private placement	—	—	—	—	3,848,750	—	3,848,750
Sale of 1,512,500 $15.00 exercise price warrants at $0.10 per warrant in private placement	—	—	—	—	151,250	—	151,250
Issuance of underwritter units, including over-allotment	118,875	11	—	—	(11)	—	—
Common shares subject to possible redemption	(21,215,577)	(2,121)	—	—	(217,173,101)	—	(217,175,222)
Classification of warrants as liabilities at issuance	—	—	—	—	(14,583,290)	—	(14,583,290)
Net loss	—	—	—	—	—	(8,038,450)	(8,038,450)

Balance at December 31, 2020	3,140,798	$314	5,943,750	$594	$13,037,552	$(8,038,450)	$5,000,010

(1)	Includes the effect of forfeiture of 525,000 shares of Class B common stock upon partial exercise of over-allotment option by the underwriters on October 14, 2020.
The accompanying notes are an integral part of the financial statements.

Statement of Cash Flows
For the period from June 24, 2020 (inception) to December 31, 2020
(As Restated)

Cash flows from operating activities
Net loss	$(8,038,450)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in fair value of warrant liabilities	7,852,812
Changes in operating assets and liabilities:
Prepaid expense	(228,465)
Accounts payable	135,648

Net cash used in operating activities	$(278,454)

Cash flow from investing activities
Investment in marketable securities	(243,380,833)

Net cash used in investing activities	(243,380,833)

Cash flows from financing activities
Proceeds from promissory note	100,000
Repayment of promissory note	(100,000)
Proceeds from sale of shares of common stock to initial stockholder	30,000
Proceeds from sale of units in IPO, including over-allotment, net of offering costs	$236,141,972
Proceeds from sale of private units in private placement	$4,625,000
Proceeds from sale of $11.50 exercise warrants in private placement	3,848,750
Proceeds from sale of $15 exercise warrants in private placement	151,250

Net Cash provided by financing activities	$244,796,972

Net increase in cash	$1,137,685
Cash at beginning of period	—

Cash at end of period	$1,137,685

The accompanying notes are an integral part of the financial statements.

FG NEW AMERICA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
FG New America Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on June 24, 2020. The Company was formed for the purpose of merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (“Business Combination”).
Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses in the financial technology industry. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2020, the Company had not yet commenced any operations. All activity through December 31, 2020 relates to the Company’s formation and the initial public offering (“IPO”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate nonoperating income in the form of interest income from the proceeds derived from the IPO and recognizes changes in the fair value of the warrant liabilities as other income (expense). The Company has selected December 31 as its fiscal year end.
The registration statement for the Company’s IPO was declared effective September 29, 2020. On October 2, 2020, the Company consummated the IPO of 22,500,000 units at $10.00 per unit, (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”) generating gross proceeds of $225,000,000, which is discussed in Note 3. In connection with the IPO, the underwriters were granted an option to purchase up to an additional 3,375,000 Units to cover over-allotments, if any. On October 14, 2020, the underwriters partially exercised the over-allotment option and purchased an additional 1,275,000 Units, generating gross proceeds of $12,750,000. In connection with the partial exercise of the over-allotment option by the underwriters, the Company’s sponsor, FG New America Investors LLC (the “Sponsor”), forfeited 525,000 shares of Class B common stock on October 14, 2020.
Simultaneously with the closing of the IPO, the Company consummated the sale of i) 3,848,750 $11.50 exercise price warrants (the “$11.50 Exercise Price Warrants”) at a price of $1.00 per $11.50 Private Warrant, ii) the sale of 1,512,500 $15.00 exercise price warrants (the “$15 Exercise Price Warrants”, and together with $11.50 Exercise Price Warrants the “Private Placement Warrants”) at a price of $0.10 per $15 Exercise Price Warrant, and iii) the sale of 462,500 units at $10.00 per unit (the “Private Placement Units”) in a private placement to the Sponsor. Each Private Placement Unit consists of one share of Class A common stock and one-half
of one
non-redeemable
warrant (“Private Unit Warrant”). Each whole Private Unit Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share.
IPO costs amounted to $1,608,028 consisting of $1,000,000 of underwriting fees, and $608,028 of other offering costs. In addition, underwriters also received an aggregate of 118,875 units (the “Underwriter Units”), with such Units restricted from sale until the closing of the Business Combination and with no redemption rights from the Trust Account (as defined below). Each Underwriter Unit consists of one share of Class A common stock (“Underwriter Shares”) and one-half of one warrant (“Underwriter Warrant”), with each whole Underwriter Warrant entitling the holder thereof to purchase one share of Class A common stock for $11.50 per share. In addition to the offering costs, after the closing of the IPO on Oct 2, 2020 the Company also paid $300,037 for directors and officers insurance coverage.

FG NEW AMERICA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

Following the closing of the IPO and the private placements of Private Placement Warrants and Private Placement Units on October 2, 2020, as well as the closing of the over-allotment option on October 14, 2020, an amount of $243,375,000 from the net proceeds of the sale of Units in the IPO (including proceeds from the partial exercise of the over-allotment option) and the sale of Private Placement Warrants and Private Placement Units was placed in a trust account (“Trust Account”) that will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of
Rule 2a-7 of
the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.
The Units are listed on the New York Stock Exchange (“NYSE”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and sale of the Private Placement Warrants and Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NYSE rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed Business Combination.
The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon or immediately prior to such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.
If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s amended and restated certificate of incorporation (the “Charter”) provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.
The holders of Public Shares are entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. Following the consummation of the IPO on Oct 2, 2020, a portion of the Public Shares are recorded at redemption value and classified as temporary equity, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” in order for the Company to maintain net tangible assets of at least $5,000,001.

FG NEW AMERICA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Charter, offer such redemption pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.
The Sponsor, officers, directors and advisors (the “Initial Stockholders”) have agreed (a) to vote their Founder Shares (as defined in Note 5) as well as any shares of Class A common stock underlying the Private Placement Units, and any Public Shares purchased during or after the IPO in favor of a Business Combination, (b) not to propose an amendment to the Charter with respect to the Company’s pre-Business Combination
activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares as well as any shares of Class A common stock underlying the Private Placement Units) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the Charter relating to stockholders’ rights of pre-Business Combination
activity and (d) that the Founder Shares, the Private Placement Units and Private Placement Warrants (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Initial Stockholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the IPO if the Company fails to complete its Business Combination.
The Company has until 24 months from the closing of the IPO to consummate a Business Combination (as such period may be extended pursuant to the Charter, the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price,
payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete its initial Business Combination within the Combination Period.

FG NEW AMERICA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.25 per share (but only $10.00 per share for the Units sold pursuant to the underwriters’ over-allotment option), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Restatement of previously issued financial statements
On April 12, 2021, the Staff at the U.S. Securities and Exchange Commission (the “SEC”) issued a statement (the “Statement”) discussing the accounting implications of certain terms that are common in warrants issued by special purpose acquisition companies (“SPACs”). In light of the Statement and guidance in Accounting Standards Codification (“ASC”) 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, in particular as applicable to certain tender or exchange offer provisions of Company’s warrants, the Company’s management evaluated the terms of the Warrant Agreement entered into in connection with the Company’s initial public offering and concluded that the Company’s Public Warrants, Private Placement Warrants, Private Unit Warrants and Underwriter Warrants (together, the “Warrants”) include provisions that, based on the Statement, preclude the Warrants from being classified as components of equity. As a result, the Company is required to classify the Warrants as liabilities, which were incorrectly classified as equity in the original Annual Report filed on Form 10-K on March 3, 2021 (“Original 10-K”). Under this accounting treatment, the Company is required to measure the fair value of the Warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.
The Company’s management and the audit committee of the Company’s Board of Directors concluded that it is appropriate to restate the Company’s previously issued audited financial statements as of December 31, 2020 and for the period ended December 31, 2020, as previously reported in its Original 10-K. The restated classification and reported values of the Warrants as accounted for under ASC 815-40 are included in the financial statements herein.

FG NEW AMERICA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

As a result of the factors described above, the Company has restated items as previously reported, to restate the following non-cash items;

	As Previously Reported	Adjustments	As Restated
Balance Sheet as of October 2, 2020, as adjusted for exercise of over-allotment (filed on October 20, 2020)
Warrant liabilities	$—	$14,583,290	$14,583,290
Class A common stock subject to possible redemption	$238,374,990	$(14,583,290)	$223,791,700
Class A common stock	$107	$143	$250
Additional paid-in capital	$6,421,281	$(143)	$6,421,138
Accumulated deficit	$(1,000)	$—	$(1,000)
Total stockholders’ equity	$6,420,982	$—	$6,420,982
Balance Sheet as of December 31, 2020
Warrant liabilities	$—	$22,436,103	$22,436,103
Class A common stock subject to possible redemption	$238,374,990	$(21,199,768)	$217,175,222
Class A common stock	$107	$207	$314
Additional paid-in capital	$6,421,281	$6,616,271	$13,037,552
Accumulated deficit	$(185,637)	$(7,852,813)	$(8,038,450)
Total stockholders’ equity	$6,236,345	$(1,236,335)	$5,000,010
Statement of Operations for the Period from June 24, 2020 (inception) to December 31, 2020
Change in fair value of warrant liabilities	$—	$(7,852,813)	$(7,852,813)
Net loss	$(185,637)	$(7,852,813)	$(8,038,450)
Basic and diluted net loss per share, excluding Class A common shares subject to possible redemption	$(0.03)	$(1.12)	$(1.15)
Statement of Cash Flows for the Period from June 24, 2020 (inception) to December 31, 2020
Cash flows from operating activities:
Net loss	$(185,637)	$(7,852,813)	$(8,038,450)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liabilities	$—	$7,852,813	$7,852,813
The restatement of the financial statements had no impact on the Company’s liquidity or cash position.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company

FG NEW AMERICA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.
Marketable Securities Held in Trust Account
At December 31, 2020, substantially all of the assets held in the Trust Account were held in a money market fund that invests exclusively in short term U.S. Treasury obligations. During the year ended December 31, 2020, the Company did not withdraw any interest income from the Trust Account to pay for its franchise and income taxes.
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

FG NEW AMERICA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Warrant Liabilities
The Company accounts for the 11,887,500 Public Warrants, 3,848,750 $11.50 Exercise Price Warrants, 1,512,500 $15 Exercise Price Warrants, 231,250 Private Unit Warrants and 59,437 Underwriter Warrants in accordance with the guidance contained in ASC 815-40 “Derivatives and Hedging - Contracts in Entity’s Own Equity”. Such guidance provides that because the Warrants do not meet the criteria for equity treatment thereunder, due to a provision in the Warrant Agreement related to certain tender or exchange offer provisions, each warrant must be recorded as a liability. Accordingly, the Company classifies each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company utilizes a Monte Carlo simulation model to value the warrants at each reporting period. As such, the Company recorded $22,436,103 of warrant liabilities as of December 31, 2020.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Loss Per Share
Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture by the Initial Stockholders. As of December 31, 2020, weighted average shares were reduced for the effect of an aggregate of 525,000 shares that were forfeited by Initial Stockholders due to the partial exercise of the over-allotment option by the underwriters (see Note 5). In the periods when net losses are incurred, no impact of dilutive securities is included in the calculation of diluted weighted average number of common shares outstanding.

FG NEW AMERICA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reconciliation of Net Loss per Common Share
The Company’s net income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:

Period Ended December 31, 2020
Net loss	$(8,038,450)
Weighted average shares outstanding, basic and diluted	7,016,091

Basic and diluted net loss per common share	$(1.15)

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, other than the warrant liabilities described above, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature. As of December 31, 2020, the Company reported Warrants issued at the consummation of its IPO as financial instruments recorded as liabilities at their respective fair values.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
The registration statement for the Company’s IPO was declared effective on September 29, 2020. On October 2, 2020, the Company consummated the IPO of 22,500,000 Units at a purchase price of $10.00 per Unit generating gross proceeds of $225,000,000 from the sale of the Units. Each Unit consists of one share of Class A common stock and one-half
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share (see Note 7). On October 14, 2020, the underwriters partially exercised the over-allotment option and purchased an additional 1,275,000 Units, generating additional gross proceeds of $12,750,000.

FG NEW AMERICA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 4. PRIVATE PLACEMENT
On October 2, 2020 simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 3,848,750 $11.50 Exercise Price Warrants at a price of $1.00 per $11.50 Exercise Price Warrant, 1,512,500 $15 Exercise Price Warrants at a price of $0.10 per $15 Exercise Price Warrant, and 462,500 Private Placement Units at a price of $10.00 per Private Placement Unit, in each case, from the Company in a private placement. The aggregate gross proceeds from the sale of Private Placement Warrants and Private Placement Units were $8,625,000, part of which was placed in the Trust Account along with the IPO gross proceeds. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants and the Private Unit Warrants will expire worthless. The Private Placement Warrants and the Private Unit Warrants
are non-redeemable for cash
and exercisable on a cashless basis so long as they are held by the Initial Stockholders or the permitted transferees. Each Private Placement Warrant and Private Unit Warrant will entitle the holder to purchase one share of common stock at its respective exercise price.
Also, simultaneously with the closing of the IPO on October 2, 2020, the Company completed the private placement of an aggregate of 112,500 Units to the underwriters. In connection with the exercise of underwriters’ over-allotment option on October 14, 2020, the Company also issued an additional 6,375 Units to the underwriters for an aggregate of 118,875 Units.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On July 13, 2020, the Company issued an aggregate of 6,468,750 shares of Class B common stock (the “Founder Shares”) to the Initial Stockholders for an aggregate purchase price of $30,000 in cash. On August 7, 2020, the Sponsor transferred an aggregate of 1,250,000 Founder Shares to members of the Company’s management and board of directors, resulting in the Sponsor holding 5,218,750 Founder Shares. In connection with the partial exercise of the over-allotment option by the underwriters on October 14, 2020, the Sponsor forfeited 525,000 Founder Shares on October 14, 2020. As of December 31, 2020, the Sponsor held 4,693,750 Founder Shares.
The Initial Stockholders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of (i) twelve months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any
30-trading day
period commencing after a Business Combination, with respect to the remaining 50% of the Founder Shares, 12 months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Public Shares for cash, securities or other property.
Promissory Note
On July 13, 2020, the Company issued a
non-interest
bearing unsecured Promissory Note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 from time to time. The Promissory Note was fully paid off at the completion of the IPO on October 2, 2020.

FG NEW AMERICA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 5. RELATED PARTY TRANSACTION (Continued)

Administrative Services Agreement
The Company entered into an administrative services agreement (the “Administrative Services Agreement”) with the Sponsor on September 29, 2020 whereby the Sponsor provides certain services for the Company for a monthly fee of $10,000.
NOTE 6. COMMITMENTS AND CONTINGENCIES
Registration Rights
Pursuant to a registration rights agreement entered into on September 29, 2020, the holders of the Founder Shares, the Private Placement Units and Private Placement Warrants (and their underlying securities) are entitled to registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements pursuant to such registration rights.
Underwriting Agreement
The Company granted the underwriters a
45-day option
to purchase up to 3,375,000 additional Units to cover over-allotments at the IPO price. On October 14, 2020, the underwriters partially exercised the over-allotment option and purchased an additional 1,275,000 Units.
Subject to certain conditions, on September 29, 2020 the Company granted underwriters for a period beginning on the closing of the IPO and ending on the later of 24 months after the closing of the IPO and 12 months after the consummation of our Business Combination, a right of first refusal to act as (i) exclusive financial advisor in connection with all of the Company’s proposed business combinations for a fee of up to 3.5% of the proceeds of the IPO (subject to the Company’s right to allocate up to 50% of such fee to another financial institution or extinguish such amount in Company’s sole discretion), and (ii) sole investment banker, sole book-runner and/or sole placement agent, at underwriters’ sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such period for the Company or any successor to it or any of its subsidiaries, on terms agreed to by both the Company and underwriters in good faith.
NOTE 7. STOCKHOLDERS’ EQUITY
Preferred Stock —
The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no shares of preferred stock issued or outstanding.
Class
 A Common Stock
 — The Company is authorized to issue 380,000,000 shares of Class A common stock, par value $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. As of December 31, 2020, there were 3,140,798 shares of Class A common stock issued and outstanding, excluding 23,287,194 shares subject to possible redemption.
Class
 B Common Stock
 — The Company is authorized to issue 20,000,000 shares of Class B common stock, par value $0.0001 per share. On July 13, 2020, the Company issued an aggregate of 6,468,750 shares of Class B common stock as Founder Shares to the Initial Stockholders for an aggregate purchase price of $30,000 in cash. On August 7, 2020, the Sponsor transferred an aggregate of 1,250,000 Founder Shares to members of the Company’s management and board of directors, resulting in the Sponsor holding 5,218,750 Founder Shares. In connection with the partial exercise of the over-allotment option by the underwriters on October 14, 2020, the Sponsor forfeited 525,000 Founder Shares on October 14, 2020. As of December 31, 2020, Sponsor held 4,693,750 Founder Shares.

FG NEW AMERICA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 7. STOCKHOLDERS’ EQUITY (Continued)

Holders of the Company’s Class B common stock are entitled to one vote for each share. With respect to any matter submitted to a vote of the Company’s stockholders, including any vote in connection with the Business Combination, holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Business Combination, or earlier at the option of the holders, on a one-for-one basis, subject
to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as described herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the IPO and related to the closing of the Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the then-outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) such that: i) the numerator shall be equal to the sum of (A) 25% of all shares of Class A common stock issued or issuable (upon the conversion or exercise of any equity-linked securities or otherwise) by the Company, related to or in connection with the consummation of the Business Combination (excluding any securities issued or issuable to any seller in the Business Combination) plus (B) the number of shares of Class B common stock issued and outstanding prior to the closing of the Business Combination; and ii) the denominator shall be the number of shares of Class B common stock issued and outstanding prior to the closing of the Business Combination.
Warrants —
 Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, and will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the IPO. The Public Warrants will expire on the fifth anniversary of the completion of the Business Combination, or earlier upon redemption or liquidation. The Company may redeem the Public Warrants i) at a redemption price of $0.01 per warrant, ii) at any time after the Public Warrants become exercisable, iii) upon a minimum of 30 days’ prior written notice of redemption, iv) if, and only if, the last sales price of Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period commencing after the date the Public Warrants become exercisable and ending three business days before Company sends the notice of redemption, and v) if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such Public Warrants at the time of redemption and for the entire
30-day
trading period referred to above and continuing each day thereafter until the date of redemption.
The $11.50 Exercise Price Warrants have terms similar to the Public Warrants underlying the Units sold in the IPO, except that the $11.50 Exercise Price Warrants are issued as a whole warrant having one common stock underlying each $11.50 Exercise Price Warrant (as compared to one-half
of one Public Warrant included in each Unit sold in the IPO), will be non-redeemable
and may be exercised on a cashless basis so long as they continue to be held by the Initial Stockholders or their permitted transferees. Additionally, $11.50 Exercise Price Warrants and the shares issuable upon the exercise of the $11.50 Exercise Price Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.

FG NEW AMERICA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 7. STOCKHOLDERS’ EQUITY (Continued)

The $15 Exercise Price Warrants entitle the holder to purchase one share of Class A common stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable,
and may be exercised on a cashless basis so long as they continue to be held by the Initial Stockholders or their permitted transferees. Additionally, $15 Exercise Price Warrants and the shares issuable upon the exercise of the $15 Exercise Price Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.
The Private Unit Warrants have terms similar to the Public Warrants underlying the Units sold in the IPO, except that the Private Unit Warrants are non-redeemable
and may be exercised on a cashless basis so long as they continue to be held by the Initial Stockholders or their permitted transferees. Additionally, Private Unit Warrants and the shares issuable upon the exercise of the Private Unit Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.
The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described above, the warrants will not be adjusted for issuances of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.
NOTE 8. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured
and reported at fair value at each reporting period, and
non-financial
assets and liabilities that are
re-measured
and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

FG NEW AMERICA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 8. FAIR VALUE MEASUREMENTS (Continued)

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2020
Assets:
Marketable securities held in Trust Account	Level 1	$243,380,833
Liabilities:
Public Warrants	Level 1	$17,235,686
Private Unit Warrants	Level 3	209,629
$11.50 Exercise Price Warrants	Level 3	3,488,911
$15 Exercise Price Warrants	Level 3	1,447,997
Underwriter Warrants	Level 3	53,880
Total warrant liabilities		$22,436,103
The fair value of the marketable securities held in the Trust Account approximates the carrying amount primarily due to their short-term nature.
The estimated fair value of Private Unit Warrants, $11.50 Exercise Price Warrants, $15 Exercise Price Warrants and Underwriter Warrants is determined using Level 3 inputs in a Monte-Carlo simulation model. Inherent in a Monte-Carlo simulation model are assumptions related to expected stock-price volatility
(pre-merger
and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its common stock based on factors including but not limited to the historical performance of the Nasdaq Financial Technology Index (KFTX) and managements understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.
Following are the significant inputs in the valuation model for the fair value of warrant liabilities as of December 31, 2020:

Inputs	Private Unit Warrant	$11.50 Exercise Price Warrant	$15.00 Exercise Price Warrant	Underwriter Warrant
Exercise price	$11.50	$11.50	$15.00	$11.50
Unit price	$10.00	$10.00	$10.00	$10.00
Volatility	5% pre-merger / 20% post-merger	5% pre-merger / 20% post-merger	5% pre-merger / 20% post-merger	5% pre-merger / 20% post-merger
Probability of completing a Business Combination	60%	60%	60%	60%
Expected term of the warrants	6.75	6.75	11.75	6.75
Risk-free rate	0.12% pre-merger / 0.36% post-merger	0.12% pre-merger / 0.36% post-merger	0.12% pre-merger / 0.93% post-merger	0.12% pre-merger / 0.36% post-merger
Dividend yield	0	0	0	0
Discount for lack of marketability	15%	15%	15%	15%

FG NEW AMERICA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 8. FAIR VALUE MEASUREMENTS (Continued)

The change in fair value of the warrant liabilities is summarized as follows:

Warrant liabilities as of June 24, 2020 (inception)	$—
Warrant liability recorded at issuance of warrants at close of IPO and private placement as of October 2, 2020, as adjusted for the issuance of warrants pursuant to the Underwriters’ over-allotment option	14,583,290
Total warrant liabilities as of October 2, 2020, including for warrants issued in over-allotment	$14,583,290
Change in fair value of warrant liabilities	7,852,813
Total warrant liabilities as of December 31, 2020 (1)	$22,436,103

(1)
Due to the use of quoted prices in an active market for Public Warrants as of December 31, 2020, the Company had transfers out of Level 3 to Level 1 amounting to $17,235,686 as of December 31, 2020. The Company deems the transfer between levels to have occurred at the end of the period.

NOTE 9. SUBSEQUENT EVENTS
On February 9, 2021, the Company entered into a business combination agreement (the “Business Combination Agreement”) with the Opportunity Financial, LLC, a Delaware limited liability company (“OppFi”), OppFi Shares, LLC, a Delaware limited liability company (“OFS”) which will hold seller retained interests in OppFi, and Todd Schwartz, in his capacity as the Members’ Representative (in such capacity, the “Members’ Representative”). Upon consummation of the transactions contemplated by the Business Combination Agreement, the Company will change its name to “OppFi Inc.”
Pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the closing of the business combination (the “Closing”), (x) in exchange for common units of OppFi (the “OppFi Units”), the Company will contribute to OppFi cash (the “Cash Consideration”) and the number of shares of newly issued Class V common stock, par value $0.0001 per share, of the Company (the “Class V Voting Stock”) equal to the number of Retained OppFi Units (as defined below), which will entitle its holder to one vote per share but no right to dividends or distributions and (y) immediately thereafter, OppFi will distribute to OFS the shares of Class V Voting Stock received by OppFi.
At the Closing, OppFi will transfer to the Company a number of OppFi Units equal to the number of shares of Class A common stock, par value $0.0001 per share, of the Company issued and outstanding as of immediately prior to the Closing (after giving effect to any Company stockholder redemptions and the Class B Common Stock Conversion (as defined below)). The members of OppFi (“Members”) will, immediately following the Closing, retain an aggregate number of OppFi Units (such OppFi Units retained by the Members, the “Retained OppFi Units”) equal to (i) (A) OppFi’s equity value of $743,000,000 (as defined in the Business Combination Agreement), plus (B) the Company Cash Amount (as defined in the Business Combination Agreement), plus (C) the amount by which the Working Capital (as defined in the Business Combination Agreement) is greater than the Target Working Capital Amount (as defined in the Business Combination Agreement), if any, minus (D) the amount by which the Working Capital is less than the Target Working Capital Amount, minus (E) the Cash Consideration, divided by (ii) $10.

FG NEW AMERICA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 9. SUBSEQUENT EVENTS (Continued)

In connection with the Closing, on the date of the Closing (the “Closing Date”), 25,500,000 Retained OppFi Units (the “Earnout Units”) held by the Members and an equal number of shares of Class V Voting Stock issued to one of the Members by the Company in connection with the business combination and held by OFS, will be subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement.
Following the Closing, the combined Company will be organized in an
“Up-C”
structure in which substantially all of the assets and the business of the combined Company will be held by OppFi and its subsidiaries, and the Company’s only direct assets will consist of OppFi Units. Assuming that none of the Company’s current stockholders exercise their right to redeem their Class A Common Stock, and subject to adjustment for cash on hand and working capital, as of immediately following the Closing and without giving effect to the Earnout Units or outstanding warrants to purchase Class A Common Stock, the Company is expected to own, directly or indirectly, approximately 38% of the OppFi Units and will control OppFi as the sole manager of OppFi in accordance with the terms of the OppFi Amended and Restated Limited Liability Company Agreement and all remaining OppFi Units will be owned by the Members.
In connection with the Closing, pursuant to the terms and conditions of the amended and restated certificate of incorporation of Company, dated as of September 29, 2020 (the “Current Certificate of Incorporation”), and the Amended Sponsor Letter (as defined below), all then-outstanding shares of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock”) will be converted into shares of Class A Common Stock (after giving effect to the Amended Sponsor Letter (as defined below)) on a one-for-one
basis and into an aggregate number of 5,943,750 shares of Class A Common Stock (the “Class B Common Stock Conversion”).
Pursuant to the Business Combination Agreement, the “Cash Consideration” will be equal to (i) the cash remaining in the Company’s trust account as of immediately prior to the Closing following any redemptions of Class A Common Stock by the Company’s current stockholders, less (ii) the amount by which (a) the aggregate amount of transaction expenses incurred by the parties to the Business Combination Agreement as of the Closing and $15,000,000, exceed (b) the amount of all cash, cash equivalents, deposits and marketable securities held by OppFi on the Closing Date (such amount, as adjusted, the “Available Closing Date Cash”).
Beginning on the nine month anniversary of the Closing, each Retained OppFi Unit held by the Members may be exchanged, subject to certain conditions, for either one share of Class A Common Stock or, at the election of the Company in its capacity as the sole manager of OppFi, the cash equivalent of the market value of one share of Class A Common Stock, pursuant to the terms and conditions of the OppFi A&R LLCA (such exchange rights, as further described in the OppFi Amended and Restated Limited Liability Company Agreement, the “Exchange Rights”). For each Retained OppFi Unit so exchanged, one share of the Class V Voting Stock will be canceled by the Company.

OppFi Inc.
(formerly known as FG New America Acquisition Corp.)
Balance Sheet

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets
Cash	$311,216	$1,137,685
Prepaid expenses	116,734	228,465

Total current assets	$427,950	$1,366,150

Marketable securities held in trust account	243,381,069	243,380,833

TOTAL ASSETS	$243,809,019	$244,746,983

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,540,245	$135,648

Total current liabilities	1,540,245	135,648

Warrant liabilities	39,441,286	22,436,103

TOTAL LIABILITIES	40,981,531	22,571,751
COMMITMENTS AND CONTINGENCIES
Class A common stock, $0.0001 par value, subject to possible redemption, 19,325,575 and 21,215,577 shares at redemption value, respectively	$197,827,478	$217,175,222

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	$—	$—
Class A common stock, $0.0001 par value; 380,000,000 shares authorized; 5,030,800 and 3,140,798 shares issued and outstanding, respectively (excluding 19,325,575 and 21,215,577 shares subject to possible redemption, respectively)	503	314
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,943,750 shares issued and outstanding	594	594
Additional paid-in capital	32,385,107	13,037,552
Accumulated deficit	(27,386,194)	(8,038,450)

Total Stockholders’ Equity	$5,000,010	$5,000,010

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$243,809,019	$244,746,983

The accompanying notes are an integral part of these financial statements.

OppFi Inc.
(formerly known as FG New America Acquisition Corp.)
Statement of Operations
(Unaudited)

	Three Months Ended June 30, 2021	For The Period From June 24, 2020 (Inception) To June 30, 2020	Six Months Ended June 30, 2021
Operating expenses:
General and administrative expenses	$543,637	$—	$2,354,632

Loss from operations	$(543,637)	$—	$(2,354,632)
Other income (expenses):
Change in fair value of warrant liabilities	(15,724,159)	—	(17,005,183)
Investment income on trust account	$6,069	$—	$12,071

Total other income (expense)	$(15,718,090)	$—	$(16,993,112)

Net Loss	$(16,261,727)	$—	$(19,347,744)

Weighted average common shares outstanding
Basic and diluted (1)	10,974,550	—	10,974,550

Basic and diluted net loss per share	$(1.48)	$—	$(1.76)

(1)	Excludes an aggregate of up to 19,325,575 shares subject to possible redemption at June 30, 2021.
The accompanying notes are an integral part of these financial statements.

OppFi Inc.
(formerly known as FG New America Acquisition Corp.)
Statement of Changes in Stockholders’ Equity
For the Six Months Ended June 30, 2021
and the period from June 24, 2020 (inception) through June 30, 2020
(Unaudited)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance at December 31, 2020	3,140,798	$314	5,943,750	$594	$13,037,552	$(8,038,450)	$5,000,010
Net Loss	—	—	—	—	—	(3,086,017)	(3,086,017)
Change in common shares subject to possible redemption	301,454	31	—	—	3,085,986	—	3,086,017

Balance at March 31, 2021	3,442,252	$345	5,943,750	$594	$16,123,538	$(11,124,467)	$5,000,010
Net Loss	—	—	—	—	—	(16,261,727)	(16,261,727)
Change in common shares subject to possible redemption	1,588,548	158	—	—	16,261,569	—	16,261,727

Balance at June 30, 2021	5,030,800	$503	5,943,750	$594	$32,385,107	$(27,386,194)	$5,000,010

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
June 24, 2020 (inception) (1)	—	$—	—	$—	$—	$—	$—

(1)	Same balances as of June 30, 2020.
The accompanying notes are an integral part of these financial statements.

OppFi Inc.
(formerly known as FG New America Acquisition Corp.)
Statement of Cash Flows
(Unaudited)

	Six Months Ended June 30, 2021	For The Period From June 24, 2020 (Inception) To June 30, 2020
Cash flows from operating activities
Net loss	$(19,347,744)	—
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liabilities	17,005,183	—
Changes in operating assets and liabilities:
Prepaid expense	111,731	—
Accounts payable	1,404,597	—

Net cash used in operating activities	$(826,233)	$—
Cash flow from investing activities
Investment in marketable securities	(236)	—

Net cash used in investing activities	$(236)	$—

Cash flows from financing activities	$—	$—

Net increase in cash	$(826,469)	$—
Cash at beginning of period	1,137,685	—

Cash at end of period	$311,216	$—

The accompanying notes are an integral part of these financial statements.

OppFi Inc.
(formerly known as FG New America Acquisition Corp.)
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2021 (UNAUDITED)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
OppFi Inc. (formerly FG New America Acquisition Corp.) (the “Company”), which was incorporated in the State of Delaware on June 24, 2020, was a blank check company as of June 30, 2021. The Company was formed for the purpose of merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.
As of June 30, 2021, the Company had not yet completed the Business Combination (as defined below). All activity for the six months ended June 30, 2021 relates to the Company’s formation, its initial public offering (“IPO”), , the Company’s identification of the target company for the Business Combination and the transactions contemplated by the Business Combination Agreement (as defined below). The Company did not generate any operating revenues prior to the completion of the Business Combination. The Company generated nonoperating income in the form of interest income from the proceeds derived from the IPO and recognized changes in the fair value of the warrant liabilities as other income (expense). The Company has selected December 31 as its fiscal year end.
The Business Combination
On July 20, 2021 (the “Closing Date”), the Company completed the transactions contemplated by that certain Business Combination Agreement, dated as of February 9, 2021 (the “Business Combination Agreement”), by and among the Company, Opportunity Financial, LLC, a Delaware limited liability company (“OppFi”), OppFi Shares, LLC, a Delaware limited liability company (“OFS”), and Todd Schwartz, in his capacity as the representative (the “Members’ Representative”) of the members of OppFi (the “Members”) immediately prior to the closing (the “Closing”) of the transactions contemplated by the Business Combination Agreement (“Business Combination”). At the Closing, (i) OppFi transferred to the Company 12,977,690 Class A common units of OppFi (“OppFi Units”), which was equal to the number of shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), issued and outstanding as of immediately prior to the Closing (after giving effect to redemptions by the Company’s public stockholders prior to the Closing and the conversion of the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”)), (ii) the Company contributed the Cash Consideration (as defined below) to OppFi in accordance with the Business Combination Agreement, which was distributed to the Members, and (iii) the Company issued 96,987,093 shares of newly authorized Class V common stock, par value $0.0001 per share (“Class V Voting Stock”), which number of shares of Class V Voting Stock was equal to the number of OppFi Units retained by the Members immediately following the Closing (the “Retained OppFi Units”), and which shares of Class V Voting Stock were distributed to OFS, resulting in the combined company being organized in an
“Up-C”
structure. The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.”
Upon the Closing, the Company as the registrant changed its name to “OppFi Inc.”
The aggregate value of the consideration paid to the Members in the Business Combination was approximately $806,517,000, after giving effect to the estimated purchase price adjustments as set forth in the Business Combination Agreement, consisting of: (i) cash consideration in the amount of $91,646,050 (the “Cash Consideration”), equal to the cash remaining in the trust account into which the net proceeds of the IPO were placed (the “Trust Account”) as of immediately prior to the Closing (following the redemption of 14,822,435 shares of Class A Common Stock by the Company’s public stockholders (the “Redemption Shares”)), and (ii) 96,987,093 shares of Class V Voting Stock.
Immediately after giving effect to the Business Combination, there were 12,977,690 issued and outstanding shares of Class A Common Stock (giving effect to the Redemption Shares and 3,443,750 shares of Class A Common Stock issued upon the conversion of the Company’s Class B Common Stock). On the business day following the Closing, the Company’s public units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from The New York Stock Exchange.

Investor Rights Agreement
At the Closing, (i) the Company, (ii) FG New America Investors LLC, a Delaware limited liability company (the “Sponsor”), (iii) D. Kyle Cerminara, Larry G. Swets, Jr., Joseph Moglia, Nicholas Rudd, Hassan Baqar and Robert Weeks (together with the Sponsor, the “Founder Holders”), (iv) the Members, and (v) certain other parties entered into an Investor Rights Agreement (the “Investor Rights Agreement”). Pursuant to the terms of the Investor Rights Agreement, among other things, (i) the Company, the Founder Holders and certain other parties terminated that certain Registration Rights Agreement, dated as of September 29, 2020, entered into by them in connection with the Company’s initial public offering, (ii) the Members’ Representative will have the right to nominate five directors to the Company’s board of directors, subject to certain independence and holdings requirements, (iii) the Company agreed to provide certain registration rights for the shares of Class A Common Stock held by or issuable to the Members, the Founder Holders and certain other parties, and (iv) a certain Founder Holder and the Members agreed not to transfer, sell, assign, or otherwise dispose of the shares of Class A Common Stock and the OppFi Units held by such Founder Holder or such Members, as applicable, for twenty-four months and nine months, respectively, following the Closing, subject to certain exceptions, including with respect to shares of Class A Common Stock issuable upon the exchange of 11,600,000 OppFi Units held by the Members (the “Initial Shares”).
Amended and Restated Limited Liability Company Agreement of OppFi
Immediately prior to the Closing, the Company, OppFi and the Members entered into the Third Amended and Restated Limited Liability Company Agreement of OppFi (the “OppFi A&R LLCA”), which, among other things, (i) provided for a recapitalization of the ownership structure of OppFi, whereby following the execution of the OppFi A&R LLCA, the ownership structure of OppFi consists solely of the OppFi Units, (ii) designated the Company as the sole manager of OppFi, (iii) provides that beginning on the nine month anniversary of the Closing (unless otherwise waived by the Company, or, with respect to the Initial Shares, following the registration under the Securities Act of 1933, as amended (the “Securities Act”), of such shares), each Retained OppFi Unit held by the Members may be exchanged, subject to certain conditions, for either one share of Class A Common Stock or, at the election of the Company in its capacity as the sole manager of OppFi, the cash equivalent of the market value of one share of Class A Common Stock, and (iv) otherwise amended and restated the rights and preferences of the OppFi Units, in each case, as more fully described in the OppFi A&R LLCA.
Tax Receivable Agreement
Simultaneously with the Closing, the Company, OppFi, the Members and the Members’ Representative entered into a tax receivable agreement (the “Tax Receivable Agreement”), which provides which provides for, among other things, payment by the Company to the Members of 90% of the U.S. federal, state and local income tax savings realized by the Company as a result of the increases in tax basis and certain other tax benefits related to the transactions contemplated under the Business Combination Agreement and the exchange of Retained OppFi Units for Class A Common Stock or cash.
The Tax Receivable Agreement may be terminated if (i) the Company exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of the agreed payments remaining to be made under the Tax Receivable Agreement, discounted at the Early Termination Rate (as defined therein), (ii) there is a change of control, or (iii) the Company materially breaches any of the material obligations of the Tax Receivable Agreement. Upon early termination by change of control or material breach, all obligations will generally be accelerated and due as if the Company had delivered an early termination notice on the date of such change of control or material breach.
The Tax Receivable Agreement provides that in the event of a change of control, the TRA Party Representative (as defined therein) will have the option to accelerate the unpaid obligations of the Company as calculated in accordance with certain valuation assumptions, including that the Company will have taxable income sufficient to fully utilize the tax items, including deductions, arising from certain basis adjustments and any deduction attributable to any payment made under the Tax Receivable Agreement.
In the event that (i) the Company exercises its early termination rights under the Tax Receivable Agreement, (ii) certain changes of control in the Company or OppFi occur, (iii) the Company, in certain circumstances, fails to make a payment required to be made pursuant to the Tax Receivable Agreement by the applicable final payment date, which non-payment
continues for 30 days following such final payment date, or (iv) the Company materially breaches any of its material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (iii), which breach continues without cure for 30 days following receipt by the Company of written notice thereof and written notice of acceleration is received by the Company thereafter (except that in the case that the Tax Receivable Agreement is rejected in a case commenced under bankruptcy laws, no written notice of acceleration is required), in the case of clauses (iii) and (iv), unless certain liquidity exceptions apply, the Company’s obligations under the Tax Receivable Agreement will accelerate, and the Company will be required to make a lump-sum
cash payment to the Members and/or other applicable parties.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation
The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging growth company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth
companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Marketable Securities Held in Trust Account
At June 30, 2021 and December 31, 2020, substantially all of the assets held in the Trust Account were held in a money market fund that invests exclusively in short term U.S. Treasury obligations. During the three months ended June 30, 2021, the Company withdrew $11,835 interest income from the Trust Account to pay for its franchise taxes. On the Closing Date, the Company withdrew the balance of the Trust Account to pay the Cash Consideration (see Note 1 – The Business Combination).
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Warrant Liabilities
The Company accounted for the 11,887,500 Public Warrants (as defined below in Note 3) outstanding at June 30, 2021 (see Note 3), and the 3,848,750 $11.50 Exercise Price Warrants (as defined below in Note 4), 1,512,500 $15 Exercise Price Warrants (as defined below in Note 4), 231,250 Private Unit Warrants (as defined below in Note 4) and 59,437 Underwriter Warrants (as defined below in Note 4) outstanding at June 30, 2021 (see Note 4) in accordance with the guidance contained in ASC
815-40
“Derivatives and Hedging - Contracts in Entity’s Own Equity”. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, due to a provision in the warrant agreement related to certain tender or exchange offer provisions, each warrant must be recorded as a liability. Accordingly, the Company classifies each warrant as a liability at its fair value. This liability is subject to re-measurement
at each balance sheet date. With each such
re-measurement,
the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Public Warrants are valued at market price based on a quoted price in an active market. The Company utilizes a Monte Carlo simulation model to value the Private Placement Warrants, Private Units Warrants and Underwriter Warrants at each reporting period.
Income taxes
The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of June 30, 2021, any deferred tax assets are fully reserved against due to losses.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to
be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of June 30, 2021 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net loss per share
Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. In the periods when net losses are incurred, no impact of dilutive securities is included in the calculation of diluted weighted average number of common shares outstanding.
Reconciliation of Net Loss per Common Share
The weighted average shares outstanding are adjusted for the common shares subject to possible redemption. Basic and diluted loss per common share is calculated as follows:

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Net loss	$(16,261,727)	$(19,347,744)
Weighted average shares outstanding, basic and diluted	10,974,550	10,974,550

Basic and diluted net loss per common share	$(1.48)	$(1.76)

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments
The fair value of the Company’s assets and liabilities, other than the warrant liabilities described above, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature. The Company reported warrants issued at the consummation of its IPO as financial instruments recorded as liabilities at their respective fair values.
Recently issued accounting standards
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
The registration statement for the Company’s IPO was declared effective on September 29, 2020. On October 2, 2020, the Company consummated the IPO of 22,500,000 units (the “Units”) at a purchase price of $10.00 per Unit generating gross proceeds of $225,000,000 from the sale of the Units. Each Unit consists of one share of Class A common stock and one-half
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share (see Note 7). On October 14, 2020, the underwriters partially exercised the over-allotment option and purchased an additional 1,275,000 Units, generating additional gross proceeds of $12,750,000.
NOTE 4. PRIVATE PLACEMENT
On October 2, 2020 simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 3,848,750 $11.50 exercise price warrants (the “$11.50 Exercise Price Warrants”) at a price of $1.00 per $11.50 Exercise Price Warrant, 1,512,500 $15.00 exercise price warrants (the “$15 Exercise Price Warrants”, and together with $11.50 Exercise Price Warrants the “Private Placement Warrants”) at a price of $0.10 per $15 Exercise Price Warrant, and 462,500 units at $10.00 per unit (the “Private Placement Units”), in each case, from the Company in a private placement. The aggregate gross proceeds from the sale of Private Placement Warrants and Private Placement Units were $8,625,000, part of which was placed in the Trust Account along with the IPO gross proceeds. The Private Placement Warrants and the Private Unit Warrants
are non-redeemable for cash
and exercisable on a cashless basis so long as they are held by the Sponsor, and our former directors officers and advisors (the “Initial Stockholders”) or the permitted transferees. Each Private Placement Warrant and Private Unit Warrant will entitle the holder to purchase one share of common stock at its respective exercise price.
Also, simultaneously with the closing of the IPO on October 2, 2020, the Company completed the private placement of an aggregate of 112,500 units (“the Underwriter Units”) to the underwriters. In connection with the exercise of underwriters’ over-allotment option on October 14, 2020, the Company also issued an additional 6,375 Underwriter Units to the underwriters for an aggregate of 118,875 Underwriter Units.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On July 13, 2020, the Company issued an aggregate of 6,468,750 shares of Class B common stock (the “Founder Shares”) to the Initial Stockholders for an aggregate purchase price of $30,000 in cash. On August 7, 2020, the Sponsor transferred an aggregate of 1,250,000 Founder Shares to members of the Company’s management and board of directors, resulting in the Sponsor holding 5,218,750 Founder Shares. In connection with the partial exercise of the over-allotment option by the underwriters on October 14, 2020, the Sponsor forfeited 525,000 Founder Shares on October 14, 2020. As of June 30, 2021 and December 31, 2020, the Sponsor held 4,693,750 Founder Shares.
The Initial Stockholders agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of (i) twelve months after the date of the consummation of the Business Combination, or (ii) the date on which the closing price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any
30-trading day
period commencing after the Business Combination, with respect to the remaining 50% of the Founder Shares, 12 months after the date of the consummation of the Business Combination, or earlier, in each case, if, subsequent to the Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property.

Administrative Services Agreement
The Company entered into an administrative services agreement (the “Administrative Services Agreement”) with the Sponsor on September 29, 2020 whereby the Sponsor provides certain services for the Company for a monthly fee of $10,000.
NOTE 6. COMMITMENTS AND CONTINGENCIES
Registration Rights
Pursuant to a registration rights agreement entered into on September 29, 2020 (the “Registration Rights Agreement”), the holders of the Founder Shares, the Private Units and Private Warrants (and their underlying securities) were entitled to registration rights.
At the Closing, the Company entered into the Investor Rights Agreement (see Note 1 - Investor Rights Agreement) pursuant to which, among other things the Company, the Initial Stockholders and certain other parties terminated Registration Rights Agreement and the Company agreed to provide certain registration rights for the shares of Class A Common Stock held by or issuable to the Members, the Initial Stockholders and certain other parties.
NOTE 7. STOCKHOLDERS’ EQUITY
Preferred Stock
 —
As of June 30, 2021, the Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2021, there were no shares of preferred stock issued or outstanding.
Class
 A common stock
 — As of June 30, 2021, the Company was authorized to issue 380,000,000 shares of Class A Common Stock. Holders of the Class A Common Stock are entitled to one vote for each share. As of June 30, 2021, there were 5,030,800 shares of Class A Common Stock issued and outstanding, excluding 19,325,575 shares subject to possible redemption.
Class
 B common stock
 — As of June 30, 2021, the Company was authorized to issue 20,000,000 shares of Class B common stock, par value $0.0001 per share. On July 13, 2020, the Company issued an aggregate of 6,468,750 shares of Class B common stock as Founder Shares to the Initial Stockholders for an aggregate purchase price of $30,000 in cash. On August 7, 2020, the Sponsor transferred an aggregate of 1,250,000 Founder Shares to members of the Company’s management and board of directors, resulting in the Sponsor holding 5,218,750 Founder Shares. In connection with the partial exercise of the over-allotment option by the underwriters on October 14, 2020, the Sponsor forfeited 525,000 Founder Shares on October 14, 2020. As of June 30, 2021, Sponsor held 4,693,750 Founder Shares.
Holders of the Company’s Class B common stock were entitled to one vote for each share. With respect to any matter submitted to a vote of the Company’s stockholders, including the vote in connection with the Business Combination, holders of the Class A common stock and holders of the Class B common stock voted together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law. The Class B common stock automatically converted into Class A Common Stock on a one-for-one
basis in connection with the Closing.
Warrants
 —
 Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. Each whole Public Warrant will entitle the holder to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, and will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the IPO. The Public Warrants will expire on the fifth anniversary of the completion of the Business Combination, or earlier upon redemption or liquidation. The Company may redeem the Public Warrants (i) at a redemption price of $0.01 per warrant, (ii) at any time after the Public Warrants become exercisable, (iii) upon a minimum of 30 days’ prior written notice of redemption, (iv) if, and only if, the last sales price of Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period commencing after the date the Public Warrants become exercisable and ending three business days before Company sends the notice of redemption, and v) if, and only if, there is a current registration statement in effect with respect to the shares of Class A Common Stock underlying such Public Warrants at the time of redemption and for the entire
30-day
trading period referred to above and continuing each day thereafter until the date of redemption.
The $11.50 Exercise Price Warrants have terms similar to the Public Warrants underlying the Units sold in the IPO, except that the $11.50 Exercise Price Warrants are issued as a whole warrant having one common stock underlying each $11.50 Exercise Price Warrant (as compared to one-half
of one Public Warrant included in each Unit sold in the IPO), will be non-redeemable
and may be exercised on a cashless basis so long as they continue to be held by the Initial Stockholders or their permitted transferees. Additionally, $11.50 Exercise Price Warrants and the shares issuable upon the exercise of the $11.50 Exercise Price Warrants were not transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.

The $15 Exercise Price Warrants entitle the holder to purchase one share of Class A Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable,
and may be exercised on a cashless basis so long as they continue to be held by the Initial Stockholders or their permitted transferees. Additionally, $15 Exercise Price Warrants and the shares issuable upon the exercise of the $15 Exercise Price Warrants were not transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.
The Private Unit Warrants have terms similar to the Public Warrants underlying the Units sold in the IPO, except that the Private Unit Warrants are non-redeemable
and may be exercised on a cashless basis so long as they continue to be held by the Initial Stockholders or their permitted transferees. Additionally, Private Unit Warrants and the shares issuable upon the exercise of the Private Unit Warrants were not transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.
The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described above, the warrants will not be adjusted for issuances of Class A Common Stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants.
NOTE 8. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured
and reported at fair value at each reporting period, and
non-financial
assets and liabilities that are
re-measured
and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2021 and December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2021	December 31, 2020
Assets:
Marketable securities held in Trust Account	Level 1	$243,381,069	$243,380,833
Liabilities:
Public Warrants	Level 1	$26,152,500	$17,235,686
Private Unit Warrants	Level 3	507,353	209,629
$11.50 Exercise Price Warrants	Level 3	8,443,994	3,488,911
$15 Exercise Price Warrants	Level 3	4,207,037	1,447,997
Underwriter Warrants	Level 3	130,402	53,880
Total warrant liabilities		$39,441,286	$22,436,103
The fair value of the marketable securities held in the Trust Account approximates the carrying amount primarily due to their short-term nature.

The estimated fair value of Private Unit Warrants, $11.50 Exercise Price Warrants, $15 Exercise Price Warrants and Underwriter Warrants is determined using Level 3 inputs in a Monte Carlo simulation model. Inherent in a Monte Carlo simulation model are assumptions related to expected stock-price volatility
(pre-merger
and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its common stock based on factors including but not limited to the historical performance of the Nasdaq Financial Technology Index (KFTX) and managements understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.
Following are the significant inputs in the valuation model for the fair value of warrant liabilities as of June 30, 2021:

Inputs	Private Unit Warrant	$11.50 Exercise Price Warrant	$15.00 Exercise Price Warrant	Underwriter Warrant
Exercise price	$11.50	$ 11.50	$ 15.00	$11.50
Unit price	$10.00	$ 10.00	$ 10.00	$10.00
Volatility	5% pre- merger / 34% post-merger	5% pre- merger / 34% post-merger	5% pre- merger / 34% post-merger	5% pre- merger / 34% post-merger
Probability of completing a Business Combination	95%	95%	95%	95%
Expected term of the warrants	5.05	5.05	10.05	5.05
Risk-free rate	0.05% pre- merger / 0.87% post-merger	0.05% pre- merger / 0.87% post-merger	0.05% pre- merger / 1.45% post-merger	0.05% pre- merger / 0.87% post-merger
Dividend yield	0	0	0	0
Discount for lack of marketability	15%	15%	15%	15%
Following are the significant inputs in the valuation model for the fair value of warrant liabilities as of December 31, 2020:

Inputs	Private Unit Warrant	$11.50 Exercise Price Warrant	$15.00 Exercise Price Warrant	Underwriter Warrant
Exercise price	$ 11.50	$ 11.50	$ 15.00	$ 11.50
Unit price	$ 10.00	$ 10.00	$ 10.00	$ 10.00
Volatility	5% pre- merger / 20% post-merger	5% pre- merger / 20% post-merger	5% pre- merger / 20% post-merger	5% pre- merger / 20% post-merger
Probability of completing a Business Combination	60%	60%	60%	60%
Expected term of the warrants	6.75	6.75	11.75	6.75
Risk-free rate	0.12% pre- merger / 0.36% post-merger	0.12% pre- merger / 0.36% post-merger	0.12% pre- merger / 0.93% post-merger	0.12% pre- merger / 0.36% post-merger
Dividend yield	0	0	0	0
Discount for lack of marketability	15%	15%	15%	15%
The change in fair value of the warrant liabilities is summarized as follows:

Total warrant liabilities as of December 31, 2020	$22,436,103
Change in fair value of warrant liabilities	1,281,024
Total warrant liabilities as of March 31, 2021	$23,717,127
Change in fair value of warrant liabilities	15,724,159
Total warrant liabilities as of June 30, 2021	$39,441,286

There were no transfers between the level of fair value hierarchy during the six months ended June 30, 2021.
NOTE 9. SUBSEQUENT EVENTS
On July 15, 2021, the Company, OppFi, OFS and the Members’ Representative signed a letter agreement (the “Waiver Letter”), pursuant to which, among other things, OppFi agreed to waive the condition to Closing set forth in Section 8.1(c)(iii) of the Business Combination Agreement, which required there to be no less than $200,000,000 of Available Closing Cash (as defined in the Business Combination Agreement) at Closing, but only to the extent that Available Closing Date Cash was not less than $83,000,000, and to revise the Investor Rights Agreement (as defined in the Business Combination Agreement) to permit the additional equity in the Company and OppFi that will be issued in lieu of cash as a result of the foregoing waiver to be excluded from the lock-up
provisions of the Investor Rights Agreement.
In connection with the signing of the Waiver Letter, on July 15, 2021, the Sponsor entered into a sponsor forfeiture agreement (the “Sponsor Forfeiture Agreement”) with the Company and OppFi, pursuant to which the Sponsor agreed to forfeit: (i) 2,500,000 shares of the Company’s Class B common stock, (ii) 1,600,000 warrants to purchase shares of Class A Common Stock at an exercise price of $11.50 and (iii) 600,000 warrants to purchase shares of Class A Common Stock at an exercise price of $15.00, held by it, immediately prior to and contingent upon the Closing.
On July 16, 2021, the Company held a special meetings of its stockholders, whereby, amongst other matters, the stockholders approved the Business Combination with OppFi.
On the Closing Date, the Company completed the Business Combination (see Note
1-
The Business Combination).

PART II
INFORMATION NOT REQUIRED IN
PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC registration fee	$118,386.33
Accounting fees and expenses	*
Legal fees and expenses	*
Printing and engraving expenses	*
Miscellaneous	*

Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14.	Indemnification of Directors and Officers.
Our Charter and the Amended and Restated Bylaws provide that the officers and directors of the Company will be indemnified by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware, as it now exists or may in the future be amended, for any threatened, pending or completed action, suit or proceeding relating to any such officer’s or director’s service to the Company. Our Charter and the Amended and Restated Bylaws also require the Company to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under General Corporation Law of the State of Delaware. In addition, our Charter provides that directors will not be personally liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duty as directors, unless such directors violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
Additionally, pursuant to the Business Combination Agreement, the Company is required to maintain all such indemnification provisions in the Charter and the Amended and Restated Bylaws until at least the sixth anniversary of the Closing Date, including in the event of any change in control of the Company.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities.
Founder Shares/Sponsor
On July 13, 2020, the Sponsor paid $30,000 to cover certain of FGNA’s offering costs in exchange for 6,468,750 Founder Shares, or approximately $0.005 per share. On August 7, 2020, the Sponsor transferred an aggregate of 1,250,000 Founder Shares to members of FGNA’s management and board of directors, resulting in the Sponsor holding 5,218,750 Founder Shares. The Founder Shares included an aggregate of up to 843,750 shares subject to forfeiture by the sponsor to the extent the Underwriters’ over-allotment was not exercised in full or in part. In connection with the partial exercise of the over-allotment option by the Underwriters, the Sponsor forfeited 525,000 Founder Shares on October 14, 2020, resulting in an aggregate of 5,943,750 Founder Shares outstanding.
The Sponsor also purchased an aggregate of 5,361,250 warrants, consisting of (i) 3,848,750 Founder Warrants and (ii) 1,512,500 $15 Exercise Price Warrants, exercisable for one share of Class A Common Stock at $11.50 per share and $15.00 per share, respectively, for an aggregate purchase price of $3,848,750, or $1.00 per Founder Warrant, and $151,250, or $0.10 per $15 Exercise Price Warrant, in private placements that occurred simultaneously with the closing of the IPO. In addition, the Sponsor purchased an aggregate of 462,500 Private Placement Units at $10.00 per unit for an aggregate purchase price of $4,625,000.
Underwriter Units
Simultaneously with the closing of the IPO, pursuant to the Underwriting Agreement, FGNA issued an aggregate of 118,875 Underwriter Units to the Underwriters as additional consideration to the Underwriters’ for services pursuant to that certain Underwriting Agreement, dated September 29, 2020, by and among FGNA and the Underwriters.
Transaction Consideration
At the Closing, as consideration for the Business Combination in accordance with the Business Combination Agreement (i) OppFi transferred to the Company 12,977,690 OppFi Units, which was equal to the number of shares of FGNA’s Class A Common Stock issued and outstanding as of immediately prior to the Closing (after giving effect to redemptions by FGNA’s public stockholders prior to the Closing and the conversion of FGNA’s Class B Common Stock), (ii) FGNA contributed the Cash Consideration to OppFi in accordance with the Business Combination Agreement, which was distributed to the Members, and (iii) FGNA issued 96,987,093 shares of Class V Voting Stock to OppFi, which number of shares of Class V Voting Stock was equal to the number of Retained OppFi Units, which shares of Class V Voting Stock were distributed to OFS.
Each of the foregoing issuances were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 16.	Exhibits and Financial Statement Schedules.
(a) Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description

2.1	Business Combination Agreement, dated as of February 9, 2021, by and among the Company, Opportunity Financial, LLC and Todd Schwartz, in his capacity as the Members’ Representative (incorporated by reference to Exhibit 2.1 of FG New America Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on February 11, 2021).

3.1	Second Amended and Restated Certificate of Incorporation of OppFi Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39550) filed by the Company with the SEC on July 21, 2021).

Exhibit Number	Description

3.2	Amended and Restated Bylaws of OppFi Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39550) filed by the Company with the SEC on July 21, 2021).

4.1	Form of Warrant Certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39550) filed by the Company with the SEC on July 21, 2021).

4.2	Warrant Agreement, dated as of September 29, 2020, by and between FG New America Acquisition Corp. and Continental Stock Transfer & Trust Company (Incorporated by reference to Exhibit 4.1 to FG New America Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39550) filed by the Company with the SEC on October 2, 2020).

5.1*	Opinion of DLA Piper LLP (US).

10.1	Tax Receivable Agreement, dated as of July 20, 2021, by and among the Company, Opportunity Financial, LLC, the Members and the Members’ Representative (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.2	Investor Rights Agreement, dated as of July 20, 2021, by and among the Company, the Founder Holders, the Members, the Members’ Representative and certain other parties thereto (Incorporated by reference to Exhibit 10.1 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39550) filed by the Company with the SEC on July, 2021).

10.3+	Third Amended and Restated Limited Liability Company Agreement of Opportunity Financial, LLC (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.4	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.5+	Executive Employment Agreement, dated September 16, 2015, by and between Opportunity Financial, LLC and Jared Kaplan (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.6+	Executive Employment Agreement, dated July 8, 2021, by and between Opportunity Financial, LLC and Neville Crawley (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.7	Offer Letter from Opportunity Financial, LLC, dba OppLoans, to Shiven Shah, dated December 12, 2016 (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.8	Offer Letter from Opportunity Financial, LLC, dba OppLoans, to Salvador Hazday, dated May 30, 2017 (incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.9†+	Amended and Restated Revolving Credit Agreement, dated January, 31, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE III, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.10†	Amendment No. 1 to Amended and Restated Revolving Credit Agreement, dated June 5, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE III, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.10 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.11†	Amendment No. 2 to Amended and Restated Revolving Credit Agreement, dated June 26, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE III, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.11 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

Exhibit Number	Description

10.12†	Amendment No. 3 to Amended and Restated Revolving Credit Agreement, dated November 13, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE III, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.12 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.13†	Amendment No. 4 to Amended and Restated Revolving Credit Agreement and Amendment No. 2 to Fee Letter, dated December 16, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE III, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.13 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.14†+	Revolving Credit Agreement, dated April 15, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.14 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.15†	Amendment No. 1 to Revolving Credit Agreement, dated July 18, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.15 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021)

10.16†	Amendment No. 2 to Revolving Credit Agreement, dated December 20, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.16 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.17†	Amendment No. 3 to Revolving Credit Agreement, dated January 31, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.17 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.18†	Amendment No. 4 to Revolving Credit Agreement, dated February 14, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.18 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.19†	Amendment No. 5 to Revolving Credit Agreement, dated June 5, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.19 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.20†	Amendment No. 6 to Revolving Credit Agreement, dated June 26, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.20 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.21†	Amendment No. 7 to Revolving Credit Agreement, dated November 13, 2020 by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.21 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.22†	Amendment No. 8 to Revolving Credit Agreement and Amendment No. 2 to Fee Letter, dated December 16, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.22 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.23†+	Senior Secured Multi-Draw Term Loan Facility, dated November 9, 2018, as amended, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.23 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

Exhibit Number	Description

10.24	First Amendment to Senior Secured Multi-Draw Term Loan Facility, dated April 15, 2019, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.24 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.25†	Second Amendment to Senior Secured Multi-Draw Term Loan Facility, dated May 31, 2019, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.25 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.26	Third Amendment to Senior Secured Multi-Draw Term Loan Facility, dated February 14, 2020, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.26 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.27†	Fourth Amendment to Senior Secured Multi-Draw Term Loan Facility, dated August 13, 2020, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.27 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.28†	Omnibus Amendment to Loan Agreement and Other Basic Documents, dated March 23, 2021, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.28 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.29†	Sixth Amendment to Senior Secured Multi-Draw Term Loan Facility, dated July 19, 2021, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.29 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.30†+	Amended and Restated Program Agreement, dated November 9, 2018, by and among Opportunity Financial, LLC, Opportunity Funding SPE II, LLC and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.30 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.31†	First Amendment to the Program Agreement, dated May 13, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE II, LLC and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.31 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.32	Second Amendment to the Program Agreement, dated July 19, 2021, by and among Opportunity Financial, LLC, Opportunity Funding SPE II, LLC and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.32 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.33†+	Revolving Credit Agreement, dated April 15, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE V LLC, OppWin, LLC, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.33 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.34†	First Amendment to Revolving Credit Agreement, dated June 20, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE V LLC, OppWin, LLC, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.34 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.35†	Amendment No. 2 to Revolving Credit Agreement, dated December 26, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE V LLC, OppWin, LLC, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.35 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.36†	Amendment No. 3 to Revolving Credit Agreement, dated February 14, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE V LLC, OppWin, LLC, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.36 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

Exhibit Number	Description

10.37†	Amendment No. 4 to Revolving Credit Agreement, dated May 11, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE V LLC, OppWin, LLC, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.37 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.38†+	Revolving Credit Agreement, dated August 19, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV LLC, OppWin, LLC, the Lenders party thereto, and BMO Harris Bank N.A. (incorporated by reference to Exhibit 10.38 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.39†	Amendment No. 1 to Revolving Credit Agreement, dated December 20, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV LLC, OppWin, LLC, the Lenders party thereto, and BMO Harris Bank N.A. (incorporated by reference to Exhibit 10.39 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.40†	Amendment No. 2 to Revolving Credit Agreement, dated February 13, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV LLC, OppWin, LLC, the Lenders party thereto, and BMO Harris Bank N.A. (incorporated by reference to Exhibit 10.40 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.41†	Amendment No. 3 to Revolving Credit Agreement, dated May 5, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV LLC, OppWin, LLC, the Lenders party thereto, and BMO Harris Bank N.A. (incorporated by reference to Exhibit 10.41 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.42†	Amendment No. 4 to Revolving Credit Agreement, dated March 31, 2021, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV LLC, OppWin, LLC, the Lenders party thereto, and BMO Harris Bank N.A. (incorporated by reference to Exhibit 10.42 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.43†	Note, dated April 13, 2021, made by Opportunity Financial, LLC in favor of BMO Harris Bank N.A. (incorporated by reference to Exhibit 10.43 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.44†+	Marketing and Program Management Agreement, dated as of April 17, 2020, by and between Capital Community Bank and Opportunity Financial, LLC (incorporated by reference to Exhibit 10.44 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.45	First Amendment to Marketing and Program Management Agreement, dated as of August 10, 2020, by and between Capital Community Bank and Opportunity Financial, LLC (incorporated by reference to Exhibit 10.45 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.46†+	Loan Program Agreement, dated as of October 31, 2017, by and between FinWise Bank and Opportunity Financial, LLC (incorporated by reference to Exhibit 10.46 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.47†	First Amendment to the Loan Program Agreement, dated as of January 18, 2018, by and between FinWise Bank and Opportunity Financial, LLC (incorporated by reference to Exhibit 10.47 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.48	OppFi Inc. 2021 Equity Incentive Plan (incorporated by reference to Annex E of FG New America Acquisition Corp.’s Definitive Proxy Statement (File No. 001-39550) filed with the SEC on June 22, 2021).

10.49	Form of OppFi Inc. Stock Option Agreement (incorporated by reference to Exhibit 10.49 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

Exhibit Number	Description

10.50	OppFi Management Holdings, LLC Profits Interest Plan (incorporated by reference to Exhibit 10.50 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.51	Form of OppFi Management Holdings, LLC Profits Interest Plan Management Profits Interest Agreement (incorporated by reference to Exhibit 10.51 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.52+	Program Marketing and Servicing Agreement, dated November 1, 2019, by and between First Electronic Bank and Opportunity Financial, LLC (incorporated by reference to Exhibit 10.52 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.53	OppFi Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex F of FG New America Acquisition Corp.’s Definitive Proxy Statement (File No. 001-39550) filed with the SEC on June 22, 2021).

10.54†+	Amendment No. 5 to Revolving Credit Agreement, dated August 6, 2021, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV LLC, OppWin, LLC, the Lenders party thereto, and BMO Harris Bank N.A. (incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q (File No. 001-39550) filed with the SEC on August 10, 2021).

10.55	Underwriting Agreement, dated September 29, 2020, by and among the Company and the underwriters named on Schedule A thereto (incorporated by reference to Exhibit 1.1 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on October 2, 2020).

10.56	Founder Warrants Purchase Agreement, dated September 29, 2020, by and among the Company and FG New America Investors LLC (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on October 2, 2020).

10.57	$15 Exercise Price Warrants Purchase Agreement, dated September 29, 2020, by and among the Company and FG New America Investors LLC (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on October 2, 2020).

10.58	Private Placement Units Purchase Agreement, dated September 29, 2020, by and among the Company and FG New America Investors LLC (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on October 2, 2020).

21.1*	List of Subsidiaries (incorporated by reference to Exhibit 10.53 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

23.1*	Consent of RSM US LLP.

23.2*	Consent of Plante & Moran, PLLC.

23.3*	Consent of DLA Piper LLP (US) (Included on Exhibit 5.1).

24	Power of Attorney (included on signature page to this Registration Statement).

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL)

†	Certain portions of this exhibit have been omitted pursuant to Regulation S-K Item (601)(b)(10).
+
Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation
S-K
Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*	Filed herewith.

Item 17.	Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on the 11th day of August, 2021.

OppFi Inc.

By: /s/ Jared Kaplan
Name:	Jared Kaplan
Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jared Kaplan and Shiven Shah as his or her true and lawful attorney-in-fact,
with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective
amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact
or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jared Kaplan	Chief Executive Officer (Principal Executive Officer) and Director	August 11, 2021
Jared Kaplan

/s/ Shiven Shah	Chief Financial Officer (Principal Financial Officer)	August 11, 2021
Shiven Shah

/s/ Pamela Johnson	Chief Accounting Officer (Principal Accounting Officer)	August 11, 2021
Pamela Johnson

/s/ Todd Schwartz	Executive Chairman of the Board	August 11, 2021
Todd Schwartz

/s/ Christina Favilla	Director	August 11, 2021
Christina Favilla

Name	Position	Date

/s/ Jocelyn Moore	Director	August 11, 2021
Jocelyn Moore

/s/ Theodore Schwartz	Director	August 11, 2021
Theodore Schwartz

/s/ David Vennettilli	Director	August 11, 2021
David Vennettilli

/s/ Greg Zeeman	Director	August 11, 2021
Greg Zeeman